As filed with the Securities and Exchange Commission on December 5, 2012
Registration Number 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________________________________________
GENESIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________

Delaware	7389	65-0908171
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
____________________________________________________
2500 N. Military Trail, Suite 275
Boca Raton, FL 33431
(561) 988-1988
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Mark Munro
Chief Executive Officer
Genesis Group Holdings, Inc.
2500 N. Military Trail, Suite 275
Boca Raton, FL 33431
(561) 988-1988
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________________________________________________

With copies to:

Warren B. Lazarow, Esq.
Eric Sibbitt, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
Telephone:  (650) 473-2600
Fax:  (650) 473-2601

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐                                                                                                Accelerated filer ☐
Non-accelerated filer   ☐  (Do not check if a smaller reporting company)             Smaller reporting company ☒
____________________________________________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	$40,000,000.00	$5,456.00

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act or 1933.
(2)	Includes any additional shares of common stock which may be purchased by the underwriters, if any.
____________________________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Explanatory Note Regarding Name Change: Genesis Group Holdings, Inc., the registrant whose name appears on the cover of this registration statement, is a Delaware corporation. Before the completion of the offering of the shares of common stock subject to this registration statement, Genesis Group Holdings, Inc. will be renamed InterCloud Systems, Inc.  Shares of the common stock of InterCloud Systems, Inc. are being offered by this prospectus.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where any such offer or sale is not permitted.

SUBJECT TO COMPLETION,
Preliminary Prospectus dated December 5, 2012

Shares

InterCloud Systems, Inc.
Common Stock
____________________________

This is InterCloud Systems, Inc.’s initial public offering. We are selling shares of our common stock.

Our common stock is currently traded over-the-counter on the OTC Bulletin Board under the symbol “GGHO”.  On November 26, 2012, the last reported sale price of our common stock was $0.026 per share.  We intend to apply to list our common stock on the NYSE MKT LLC (NYSE MKT) or the NASDAQ Capital Market (NASDAQ) under the symbol “ICLD”.

The underwriter may also exercise its option to purchase up to an additional shares of our common stock from us at the initial public offering price less the underwriting discount.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.  Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.  Investing in our common stock involves risks.   See “Risk Factors” beginning on page 13 of this prospectus.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to Us
Per Share	$	$	$
Total	$	$	$

____________
(1) See “Underwriting”.

The shares will be ready for delivery on or about           , 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

____________________________

The date of this prospectus is            , 2013.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared.  We do not, and the underwriters do not, take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date.

For investors outside the United States:  Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States.  You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

Dealer Prospectus Delivery Obligations

Until                  , 2013 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

STATISTICAL DATA AND MARKET INFORMATION

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data.  This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.  We have not independently verified the accuracy or completeness of the data contained in these industry publications and other reports.  The industry in which we operate is subject to risks and uncertainty due to a variety of factors, including those described in the “Risk Factors” section of this prospectus.  These and other factors could cause results to differ materially from those expressed in these publications and reports.

While we are not aware of any misstatements regarding any industry data presented herein, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” and our historical and pro forma consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

Unless otherwise noted, “we,” “us,” “our,” and the “Company” refer to InterCloud Systems, Inc. and its predecessors and consolidated subsidiaries, including Rives-Monteiro Leasing, LLC, ADEX Corporation, T N S, Inc. and Tropical Communications, Inc. Unless otherwise indicated, the information in this prospectus assumes or reflects that (i) the underwriter’s option to purchase up to additional shares will not be exercised, (ii) a 125 -for-1 reverse stock split has occurred and (iii) the number of our authorized shares of capital stock has been increased to shares of common stock and shares of preferred stock.

Our Company

Overview

We are a leading end-to-end solution provider of cloud and managed service based platforms, professional services, applications and infrastructure to both the telecommunications industry and corporate enterprises.  Our cloud-based and managed services, and engineering, design, construction, project staffing, installation, maintenance and project staffing services support the build-out, maintenance, upgrade and operation of some of the most advanced fiber optic, Ethernet, copper, wireless and satellite networks.

We provide the following categories of offerings to our customers:

●
Cloud and Managed Services.  Our cloud and managed services, which include both hardware solutions and professional services, enable corporate enterprises to integrate their applications and migrate various services into a web-hosted environment, as well as extend the ability of telecommunications and broadband service providers to provide cloud-based services.

●
Applications and Infrastructure.  We provide an array of applications and services including unified communications, interactive voice response (IVR), call centers, as well as structured cabling and other field installations throughout North America and internationally.  We design, engineer, install and maintain various types of WiFi and wide-area networks, distributed antenna systems (DAS), and small cell distribution networks for incumbent local exchange carriers (ILECs), telecommunications original equipment manufacturers (OEMs), cable broadband multiple system operators (MSOs) and large end-users. Our services and applications support the deployment of new networks and technologies, as well as expand and maintain existing networks.  We also sell hardware for the leading OEMs that support voice, data and optical networks.

●
Professional Services.  We provide staffing solutions to the service provider and enterprise market in support of all facets of the business including project management, implementation installation, network upgrades, rebuilds, maintenance and consulting services.  We leverage our industry-leading and proprietary international recruiting database, which includes more than 70,000 telecom professionals for the rapid deployment of our professional services.  On a weekly basis, we deploy hundreds of telecommunications professionals in support of network infrastructure deployments worldwide.  Our skilled recruiters assist telecommunications companies, cable broadband MSOs and enterprise clients throughout the project lifecycle of a network deployment.

Our Industry

Global internet traffic is expected to continue to grow rapidly, driven by factors such as the proliferation of mobile telecommunications devices and the increased adoption of cloud-based services.  Corporate enterprises are increasingly adopting cloud-based services, which enable enterprises and other end users to store, access and manage data remotely and to take advantage of shared services.  To remain competitive and meet the rapidly growing demand for state-of-the-art mobile data services, telecommunications and cable companies rely on outsourcing to provide a wide range of network and infrastructure services and project staffing services as they build out and maintain their networks.  In building out and managing telecommunications networks, service providers and enterprise customers face many challenges, including difficulty locating, recruiting, hiring and retaining skilled labor, significant capital investment requirements and competitive pressures on operating margins.  As a result, telecommunications providers and enterprise customers continue to seek and outsource solutions in order to reduce their investment in capital equipment, provide flexibility in workforce sizing and expand product offerings without large increases in incremental hiring.

Competitive Strengths

Single-Source Provider of End-to-End Network Infrastructure, Cloud and Managed Services and Project Staffing Needs, Applications and Infrastructure to Enterprise and Service Providers.  We believe that our ability to address a wide range of end-to-end network solutions, infrastructure and project staffing needs for our clients is a key competitive advantage.  Our ability to offer diverse technical capabilities (including design, engineering, construction, deployment, installation and integration services) allows customers to turn to a single source for these specific specialty services as well as to entrust us with the execution of entire turn-key solutions.

Established Customer Relationships With Leading Infrastructure Providers.  We have established relationships with many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and others.  We have over 30 master service agreements with service providers and OEMs.  Our current customers include Ericsson Inc., Verizon Communications Inc., Alcatel-Lucent USA Inc., Century Link, Inc., AT&T Inc. and Hotwire Communications.  These relationships position us to take advantage of United States and international market opportunities.  We believe the barriers are extremely high for new entrants to obtain master service agreements with service providers and OEMs unless there are established relationships and a proven ability to execute.

Proven Ability to Recruit, Manage and Retain High Quality Telecommunications Personnel.  Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry where a shortage of skilled labor is often a key limitation for our customers and competitors alike.  We own and operate a proprietary, actively maintained database of more than 70,000 telecom personnel.  We also employ highly skilled recruiters and utilize an electronic hiring process that we believe expedites deployment of personnel and reduces costs.  Our staffing capabilities allow us to efficiently locate and engage skilled personnel for projects, helping ensure that we do not miss out on opportunities due to a lack of skilled labor.  We believe that this access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.

Strong Senior Management Team with Proven Ability to Execute.  Our highly experienced management team has deep industry knowledge and a strong track record of successful execution in major corporations as well as startup ventures.  Our senior management team brings an average of over 25 years of individual experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Scalable and Capital Efficient Business Model.  We typically hire workers to staff projects on a project-by-project basis and we believe this business model enables us to staff our business efficiently to meet changes in demand.  Our operating expenses other than staffing are primarily fixed; we are generally able to deploy personnel to infrastructure projects in the United States and beyond with incremental increases in operating costs.

Our Growth Strategy

We are pursuing several strategies, including:

Grow Revenues and Market Share through Selective Acquisitions.  We plan to continue to acquire private companies that enhance our earnings and offer complementary services or expand our geographic reach.  We believe this will help enable us to accelerate growth in revenues, leverage our existing strengths, capture and retain more work in-house as a prime contractor for our clients, thereby contributing to our profitability.  We believe that there are many potential acquisition candidates and that our increased scale will also enable us to bid and take on larger contracts.  We believe there are many potential acquisition candidates in the highly fragmented specialty services and staffing markets, and that through selectively acquiring and integrating appropriate companies, we can continue to grow our revenues and expand our service offering reach.

Deepen Our Relationships With Our Existing Customer Base.  Our customers include many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and enterprise customers.  As we have expanded the breadth of our service offerings through both organic growth and selective acquisitions, we believe we have opportunities to expand revenues with our existing clients by marketing additional service offerings to them as well as by extending services to existing customers in new geographies.

Expand Our Relationships with New Service Providers. We plan to expand new relationships with smaller  cable broadband providers, competitive local exchange carriers (CLECs), integrated communication providers (IC’s), competitive access providers (CAPs), network access point providers (NAPs) and integrated communications providers (ICPs).  We believe that the business model for the expansion of these relationships, leveraging our core strength and array of service solutions, will support our business model for organic growth.

Increase Operating Margins by Leveraging Operating Efficiencies.  We believe that by centralizing administrative functions, consolidating insurance coverages and eliminating redundancies across our newly acquired businesses, we will be positioned to offer more integrated end-to-end solutions and improve operating margins.

Summary Risk Factors

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus.  You should carefully consider these risks before making an investment.  Some of these risks include:

●
We derive a significant portion of our revenue from master service agreements, which may be cancelled by customers on short notice, or which we may be unable to renew on favorable terms or at all.  Amounts included in our backlog may not result in actual revenue or translate into profits.

●
Our business is labor-intensive and if we are unable to attract and retain key personnel and skilled labor, or if we encounter labor difficulties, our ability to bid for and successfully complete contracts may be negatively impacted.

●
Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

●	We have a history of losses and may continue to incur losses in the future, raising substantial doubts about our ability to continue as a going concern.

●
We have identified material weaknesses in our internal control over financial reporting, and we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future.  If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

●	Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

If any of the foregoing risks or the risks described under the heading “Risk Factors” were to occur, you may lose part or all of your investment.  You should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors” on page 14 of this prospectus before making an investment decision.

We have a history of losses and we expect to continue to incur operating losses in future periods.  These losses may increase and we may never achieve profitability again for a variety of reasons, including increased competition, decreased growth in the telecommunications industry and other factors described in the “Risk Factors” section.  These factors raise substantial doubt that we will be able to continue operations as a going concern, and our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses.

 Our Corporate Information

We were incorporated under the name i-realtyauction.com, Inc. in the State of Delaware on November 22, 1999 as a subsidiary of i-Incubator.com, Inc. (OTCBB:INQU).  On August 16, 2001, we changed our name to Genesis Realty Group, Inc. and began to focus our attention on the acquisition, development and management of real property.  In August 2008 we changed our name to Genesis Group Holdings, Inc.  Prior to the effectiveness of the registration statement of which this prospectus is a part, we will change our name to InterCloud Systems, Inc.  Our principal executive offices are located at 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431.  The telephone number of our principal executive offices is (561) 988-1988, and our main corporate website is www.intercloudsys.com.  The information on, or accessible from, our website is not part of this prospectus.

 Recent Developments

We have grown significantly and expanded our service offerings and geographic reach through a series of strategic acquisitions.

Since January 1, 2011, we have completed the following acquisitions:

●
ADEX Corporation.  In September 2012, we acquired ADEX Corporation, an Atlanta-based provider of staffing solutions and other services to the telecommunications industry.  ADEX’s project staffing solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

●
T N S, Inc.  In September 2012, we also acquired T N S, Inc., a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  T N S extends our geographic reach to the Midwest area and our client reach to end-users such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

●
Tropical Communications, Inc.  In August 2011, we acquired Tropical Communications, Inc., a Miami-based provider of services to construct, install, optimize and maintain structured cabling for commercial and governmental entities in the Southeast.

●
Rives-Monteiro Engineering LLC and Rives-Monteiro Leasing, LLC.  In December 2011, we acquired a 49% stake in Rives-Monteiro Engineering LLC, a certified Women Business Enterprise (WBE) cable firm based in Tuscaloosa, Alabama that performs engineering services in the Southeastern United States and internationally, and 100% of Rives-Monteiro Leasing, LLC, an equipment provider for cable-engineering services firms.  We have an option to purchase the remaining 51% of Rives-Monteiro Engineering for a nominal sum at any time.

We have also entered into definitive agreements for the following acquisitions:

●
Telco Professional Services Division.  In November 2012, we executed a definitive agreement to acquire the Telco Professional Services and Handset Testing business division (Telco) of Tekmark Global Solutions, LLC, a New Jersey limited liability company.  We plan to integrate this professional service and telecommunications staffing business with our ADEX subsidiary, in order to expand our project staffing business and our access to skilled labor.  We intend to use a portion of the proceeds from this offering to consummate this acquisition.

●
Integration Partners-NY Corporation.  In November 2012, we executed a definitive agreement to acquire Integration Partners-NY Corporation (IPC), a full-service voice and data network engineering firm based in New York.  IPC serves both corporate enterprises and telecommunications service providers.  We believe that the acquisition of IPC will support our cloud and managed services aspect of our business as well as improve our systems integration and applications capabilities.  We intend to use a portion of the proceeds from this offering to consummate this acquisition.

The Offering

Issuer	InterCloud Systems, Inc.

Shares of common stock offered by us	shares.

Shares of common stock to be outstanding immediately after this offering	shares.

Underwriter’s option to purchase additional shares of common stock in this offering
We have granted the underwriter a 30-day option to purchase up to additional shares at the public offering price less underwriting discounts and commissions. The underwriter does not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares offered by it.

Dividend policy
We currently intend to retain future earnings, if any, for use in the operation of our business and to fund the development and growth of our business. We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $          million (approximately $          million if the underwriter exercises its option to purchase additional shares of common stock in full) after deducting the underwriting discounts and commissions and our estimated offering expenses. We expect to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds.”

Proposed NYSE MKT or NASDAQ symbol	“ICLD”

Risk Factors
You should carefully read and consider the information set forth under “Risk Factors” and all other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in shares of our common stock.

Except as otherwise indicated, the number of shares of common stock to be outstanding after this offering used in this prospectus is based on 11,104,565 shares outstanding as of November 1, 2012, after giving effect to the conversion of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock and after giving effect to a 125-to-1 reverse stock split, and such shares outstanding number excludes:

●	4,150 shares of our Series F Preferred Stock, of which we expect to redeem approximately shares prior to the consummation of this offering for approximately $ ;

●
1,500 shares of our Series G Preferred Stock currently being held in escrow by us as collateral for our obligations under the ADEX Stock Purchase Agreement and which will be automatically cancelled if we perform our obligations under that agreement;

●	1,475 shares of our Series H Preferred Stock, which we expect to redeem after the consummation of this offering for approximately $ ;

●	shares of common stock subject to options outstanding;

●
shares of common stock issuable pursuant to outstanding warrants to purchase 11.5% of our fully diluted shares of common stock as of the date the registration statement on Form S-1 including this prospectus is initially filed.

●	shares of common stock available for issuance pursuant to our 2012 Performance Incentive Plan; and

●	shares of common stock issuable upon the exercise of the underwriter’s option to purchase additional shares of common stock.

Unless otherwise expressly stated or the context otherwise requires, all information contained in this prospectus assumes the amendments to our charter documents and bylaws, which are expected to occur prior to the closing of this offering, have occurred.

Summary Consolidated Financial and Other Data

The following table sets forth summary consolidated financial data for us for the periods ended December 31, 2010 and 2011, and for the nine months ended September 30, 2011 and 2012.  The summary consolidated financial statements of operations data for the fiscal years ended December 31, 2010 and 2011 and the summary consolidated balance sheet data as of December 31, 2010 and 2011 are derived from our audited consolidated financial statements included elsewhere in this prospectus.  The summary consolidated financial statements of operations data for the nine months ended September 30, 2011 and 2012 and the summary consolidated balance sheet data as of the nine months ended September 30, 2011 and 2012 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus.  Our unaudited consolidated financial statements are prepared on the same basis as our audited consolidated financial statements.  We have included, in our opinion, all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of our results to be expected for any future period, and the results for the nine months ended September 30, 2012 are not necessarily indicative of results to be expected for the full year ending December 31, 2012.

The following summary consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Selected Consolidated Financial and Other Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical and pro forma consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Year ended December 31,		Nine months ended September 30,
	2010	2011	2011	2012
Consolidated Statements of Operations:
Revenues	$952,839	$2,812,210	$2,703,830	$5,874,314
OPERATING EXPENSES
Cost of revenues earned	1,002,781	1,851,018	1,513,058	3,582,824
Depreciation and amortization	26,191	39,229	28,066	80,644
Salaries and wages (including stock compensation of $5,001,000 and $872,000)	1,574,374	5,853,600	1,018,074	2,099,351
General and administrative	600,509	1,251,102	1,081,273	1,473,192

TOTAL OPERATING EXPENSES	3,203,855	8,994,949	3,057,413	3,653,187

LOSS FROM OPERATIONS	(2,251,016)	(6,182,739)	(1,866,640)	(1,361,697)

OTHER (INCOME) EXPENSES

Unrealized loss (gain) on fair value of derivative	(376,788)	(458,754)	494,557	360,738

Interest Expense	267,368	1,240,457	1,097,762	1,370,738

Loss from disposal of subsidiary	—	—	—	880,393
Gain from disposal of capital equipment	—	—	—	(21,981)
Goodwill impairment	—	437,000	—	—

TOTAL OTHER (INCOME) EXPENSE	(109,420)	1,218,703	1,592,319	2,589,888

Loss before gain in non-controlling interest	(2,141,596)	(7,401,442)	(3,458,961)	(3,951,585)

Gain from non-controlling interest	—	—	—	33,111

NET LOSS	$(2,141,596)	$(7,401,442)	$(3,458,961)	$3,918,414

LOSS PER COMMON SHARE
Basic and fully diluted	$(0.02)	$(0.06)	$(0.03)	$(0.02)

Weighted average number of common shares outstanding-basic and diluted	136,148,976	125,408,014	118,663,137	180,312,957

	December 31,	December 31,	September 30,
	2010	2011	2012
Consolidated Balance Sheet Data:
Current Assets
Cash and cash equivalents	$22,476	$89,285	$247,880
Accounts receivable	148,811	347,607	7,451,678
Inventory	13,235	10,992	58,796
Deferred loan costs	—	53,848	1,823,465
Other current assets	—	8,701	197,734

Total Current Assets	184,522	510,433	9,779,553

Property & equipment, net	237,935	338,759	173,657

Goodwill and other intangible assets	—	636,736	15,731,611

Note receivable from related party	—	—	125,000

Investment in Digital Comm	—	—	83,333

Deposits	7,926	304,084	284,522

Total Assets	$430,383	$1,790,012	$26,177,676

Liabilities and Stockholders’ Deficiency

Current liabilities
Accounts payable	$294,689	$563,449	$1,250,170
Bank debt, current portion	64,105	114,358	347,045
Accrued expenses	151,497	227,854	1,157,876
Notes payable, related parties	348,471	5,364	3,728
Notes payable, other, current portion	509,268	876,522	1,464,500

Total Current Liabilities	1,368,030	1,787,547	6,322,473

Other liabilities:
Bank debt, net of current portion	229,542	698,289	144,749
Notes payable, related parties, net of current		110,293	105,694
Notes payable, other, net of current	—	825,761	12,350,000
Derivative Liability	459,897	1,143	361,881

Total Other Liabilities	689,439	1,635,486	12,962,324

Common stock with $.10 put option, 0,0 and 5,000,000 shares issues and outstanding			500,000
Redeemable Series A, convertible preferred stock, $0.0001 par value, 20,000,000 authorized, 0,20,000 and 2,000,000 issued and outstanding	—	200,000	200,000
Redeemable Series B, convertible preferred stock, $0.0001 par value, authorized 60,000 shares, 0,15 and 365 shares issued and outstanding	—	15,000	384,063
Redeemable Series C, convertible preferred stock, 10% cumulative, annual dividend $1,000 stated value, 1,500 authorized, and 0,0 and 1,500 shares issued and outstanding	—	—	1,500,000
Redeemable Series F, convertible preferred stock, $0.0001 par value, authorized 60,000 shares, 0,0 and 4,150 issued and outstanding	—	—	4,150,000
Redeemable Series G, convertible preferred stock, $0.0001 par value, 3,500 shares outstanding, none issued	—	—	—

Total Stockholders' Deficiency	—	215,000	6,734,063

Series D, convertible preferred stock, 10% cumulative, annual dividend $1,000 stated value, authorized 1,000 shares, 0, 366 and 566 shares issued and outstanding	—	366	566
Series E, convertible preferred stock, $0.0001 par value, 10% cumulative, annual dividend $1,000 stated value, authorized 50,000 shares, 0,0 and 3,781 shares issued and outstanding	—	—	4

Common stock, $.0001 par value, 500,000,000 shares authorized; 105,973,976, 158,737,602 and 217,836,627 shares issued and outstanding	10,597	15,873	21,783
Additional paid-in-capital	581,800	7,850,944	13,664,000
Accumulated deficit	(2,219,483)	(9,620,926)	(13,599,948)
Total Genesis Holdings, Inc. stockholders' equity (deficiency)	(1,627,086)	(7,753,543)	86,405
Non-controlling interest	—	105,522	72,411

Total Stockholders’ Equity (deficiency)	(1,627,086)	(1,648,012)	158,816

Total Liabilities and Stockholders' deficiency	$430,383	$1,790,012	$26,177,676

_________________

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed EBITDA, which is a non-GAAP financial measure, in this prospectus. We define EBITDA as net earnings plus the provision for income taxes (or net loss less the benefit from income taxes), plus interest expense, plus depreciation and amortization expense.

We have also disclosed adjusted EBITDA, which is a non-GAAP financial measure, in this prospectus. We define adjusted EBITDA as net earnings plus the provision for income taxes (or net loss less the benefit from income taxes), plus interest expense, plus depreciation and amortization expense, plus stock compensation, along with adjustments for payroll and other costs that are non-recurring.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net earnings (as determined in accordance with generally accepted accounting principles, or GAAP) as measures of our operating performance or to net cash provided by operating, investing or financing activities (as determined in accordance with GAAP) or as measures of our ability to meet cash needs.

We have provided a reconciliation below of EBITDA to net income (loss), the most directly comparable GAAP financial measure.  We have also provided below a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

We have included EBITDA and adjusted EBITDA in this prospectus because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business.

Accordingly, we believe that EBITDA and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We believe that it is useful to exclude stock compensation, along with adjustments for payroll and other costs that are non-recurring, along with goodwill impairment and unrealized gains or losses from the fair value of derivative instruments from net income (loss) because (i) the amount of such expenses in any specific period may not directly correlate to the underlying operational performance of our business, and (ii) such expenses were incurred by our acquired companies prior to our acquisition of each of them and are not expected to recur in the future.

Our use of EBITDA and adjusted EBITDA has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations include the following:

●	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

●	EBITDA and adjusted EBITDA do not consider the potentially dilutive impact of share-based compensation; and

●	other companies, including companies in our industry, may calculate EBITDA and adjusted EBITDA or similarly titled measures differently, limiting their usefulness as a comparative measure.

Reconciliation of Income (Loss) to EBITDA and Adjusted EBITDA

	Year ended December 31,		Nine months ended September 30,
	2010	2011	2011	2012
Net loss	$(2,141,596)	$(7,401,443)	$(3,458,961)	$(3,918,474)
Depreciation and amortization	26,191	39,229	28,066	80,644
Interest (expense), net	267,368	1,240,457	1,097,762	1,370,738
EBITDA	(1,848,037)	(6,121,757)	(2,333,133)	(2,467,092)
Salaries and Wages (stock based compensation)	872,000	5,853,600	930,000	603,998
Goodwill impairment	—	437,000	—	—
Loss from disposal of subsidiary	—	—	—	880,393
Gain from non-controlling interest	—	—	—	(33,111)
Gain from disposal of capital equipment	—	—	—	(21,981)
Unrealized (gain) loss on fair value of derivative	(376,788)	(458,754)	494,557	360,738
Adjusted EBITDA	$(1,352,825)	$(289,911)	$(908,576)	$(677,055)

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock.  If any of the following risks, as well as other risks and uncertainties occur, our business, financial condition, results of operations and prospects could be materially and adversely affected.  In that case, the market price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to Our Business

A failure to successfully execute our strategy of acquiring other businesses to grow our company could adversely affect our business, financial condition, results of operations and prospects.

We intend to continue pursuing growth through the acquisition of companies or assets to seek to expand our project skill-sets and capabilities, enlarge our geographic markets, add experienced management and increase critical mass to enable us to bid on larger contracts.  However, we may be unable to find suitable acquisition candidates or to complete acquisitions on favorable terms, if at all.  Moreover, any completed acquisition may not result in the intended benefits and involves a number of risks, including:

●	We may have difficulty integrating the acquired companies;

●	Our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	We may not realize the anticipated cost savings or other financial benefits we anticipated;

●	We may have difficulty applying our expertise in one market to another market;

●	We may have difficulty retaining or hiring key personnel, customers and suppliers to maintain expanded operations;

●	Our internal resources may not be adequate to support our operations as we expand, particularly if we are awarded a significant number of contracts in a short time period;

●	We may have difficulty retaining and obtaining required regulatory approvals, licenses and permits;

●
We may not be able to obtain additional equity or debt financing on terms acceptable to us or at all, and any such financing could result in dilution to our stockholders, impact our ability to service our debt within the scheduled repayment terms and include covenants or other restrictions that would impede our ability to manage our operations;

●	We may have failed to, or were unable to, discover liabilities of the acquired companies during the course of performing our due diligence; and

●	We may be required to record additional goodwill as a result of an acquisition, which will reduce our tangible net worth.

Any of these risks could prevent us from executing our acquisition growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

We may be unable to successfully integrate our recent and future acquisitions, which could adversely affect our business, financial condition, results of operations and prospects.

We recently acquired a number of companies, including ADEX Corporation and T N S, Inc. in September 2012.  The operation and management of recent acquisitions, or any of our future acquisitions, may adversely affect our existing income and operations or we may not be able to effectively manage any growth resulting from these transactions.  Before we acquired them, these companies operated independently of one another.  Until we establish centralized financial, management information and other administrative systems, we will rely on the separate systems of these companies, including their financial reporting systems.

Our success will depend, in part, on the extent to which we are able to merge these functions, eliminate the unnecessary duplication of other functions and otherwise integrate these companies (and any additional businesses we may combine with in the future) into a cohesive, efficient enterprise.  This integration process  may entail significant costs and delays could occur.  Our failure to integrate the operations of these companies successfully could adversely affect our business, financial condition, results of operations and prospects.  To the extent that any acquisition results in additional goodwill, it will reduce our tangible net worth, which might adversely affect our business, financial condition, results of operations and prospects, as well as our credit and bonding capacity.

We derive a significant portion of our revenue from master service agreements that may be cancelled by customers on short notice, or which we may be unable to renew on favorable terms or at all.

During the year ended December 31, 2011, we derived approximately 59% of our revenues from master service agreements and long-term contracts, none of which require our customers to purchase a minimum amount of services.  The majority of these contracts may be cancelled by our customers upon minimum notice (typically 60 days), regardless of whether or not we are in default.  In addition, many of these contracts permit cancellation of particular purchase orders or statements of work without any notice.

These agreements typically do not require our customers to assign a specific amount of work to us until a purchase order or statement of work is signed.  Consequently, projected expenditures by customers are not assured until a definitive purchase order or statement of work is placed with us and the work is completed.  Furthermore, our customers generally require competitive bidding of these contracts.  As a result, we could be underbid by our competitors or required to lower the price charged under a contract being rebid.  The loss of work obtained through master service agreements and long-term contracts or the reduced profitability of such work could adversely affect our business or results of operations.  In addition, we may experience variances in the realization of our backlog because of project delays or cancellations resulting from customer cancellations of contracts, as well as weather conditions, or other factors outside of our control.  If our backlog fails to materialize, our business, financial condition, results of operations and prospects would be adversely affected.  Accordingly, our backlog as of any particular date is an uncertain indicator of future earnings.

 If we do not accurately estimate the overall costs when we bid on a contract that is awarded to us, we may achieve a lower than anticipated profit or incur a loss on the contract.

A significant portion of our revenues from our engineering and professional services offerings are derived from fixed unit price contracts which require us to perform the contract for a fixed unit price irrespective of our actual costs.  We bid for these contracts based on our estimates of overall costs, but cost overruns may cause us to incur losses.  The costs incurred and any net profit realized on such contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

●	onsite conditions that differ from those assumed in the original bid;

●	delays in project starts, or completion, including as a result of weather conditions;

●	fluctuations in the cost of materials to perform under a contract;

●	contract modifications creating unanticipated costs not covered by change orders;

●	changes in availability, proximity and costs of construction materials, as well as fuel and lubricants for our equipment;

●	availability and skill level of workers in the geographic location of a project;

●	our suppliers’ or subcontractors’ failure to perform due to various reasons, including bankruptcy;

●	fraud or theft committed by our employees;

●	mechanical problems with our machinery or equipment;

●	citations or fines issued by any governmental authority;

●	difficulties in obtaining required governmental permits or approvals or performance bonds;

●	changes in applicable laws and regulations; and

●	claims or demands from third parties alleging damages arising from our work or from the project of which our work is a part.

These factors may cause actual reduced profitability or losses on projects, which could adversely affect our business, financial condition, results of operations and prospects.

Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our business, financial condition, results of operations and prospects.

Our contracts generally require us to perform extra or change order work as directed by the customer, even if the customer has not agreed in advance on the scope or price of the extra work to be performed.  This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work.  Even when the customer agrees to pay for the extra work, we may be required to fund the cost of such work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

We generally recognize revenues when services are invoiced.  To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could adversely affect our reported working capital and results of operations.  In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestone dates.

A significant portion of our business depends on our ability to provide surety bonds, and we may be unable to compete for or work on certain projects if we are not able to obtain the necessary surety bonds.

We are required to provide surety bonds to secure our performance under certain contracts, as is customary in our business.  Our ability to obtain surety bonds primarily depends upon our capitalization, working capital, past performance, management expertise and reputation and certain external factors, including the overall capacity of the surety market.  Surety companies consider such factors in relationship to the amount of our backlog and their underwriting standards, which may change from time to time.  Events that affect the insurance and bonding markets generally may result in bonding becoming more difficult to obtain in the future, or being available only at a significantly greater cost.  Our inability to obtain adequate bonding, and, as a result, to bid on new contracts, could adversely affect our future business, financial condition, results of operations and prospects.

We derive a significant portion of our revenue from a few customers and the loss of one of these customers, or a reduction in their demand for our services, could adversely affect our business, financial condition, results of operations and prospects.

Our customer base is highly concentrated.  Due to the size and nature of our construction contracts, one or a few customers have represented a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years.  Verizon accounted for approximately 59% of our total revenue in the year ended December 31, 2011 and 14% of our total revenue in the nine months ended September 30, 2012.  Our top five customers, Southern Technology Solutions, Inc., Danella Construction, Infrasource Inc., and AT&T, accounted for approximately 98% of our total revenue in the year ended December 31, 2010. Our top two customers, Verizon and Danella Construction, accounted for approximately 77% of our total revenues in the year ended December 31, 2011. Our top four customers, ABSS, Danella Construction, Verizon Communications, and Ericsson, accounted for approximately 71% of our revenues for the nine months ended September 30, 2012. Revenues under our contracts with significant customers may continue to vary from period-to-period depending on the timing or volume of work which those customers order or perform with their in-house service organizations.  A limited number of customers may continue to comprise a substantial portion of our revenue for the foreseeable future.  Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could adversely affect our business, financial condition, results of operations and prospects.  We could lose business from a significant customer for a variety of reasons, including:

●	the consolidation, merger or acquisition of an existing customer, resulting in a change in procurement strategies employed by the surviving entity which could reduce the amount of work we receive;

●
our performance on individual contracts or relationships with one or more significant customers are impaired due to another reason, which may cause us to lose future business with such customers, and as a result, our ability to generate income would be adversely impacted;

●	the strength of our professional reputation; and

●
key customers could slow or stop spending on initiatives related to projects we are performing for them, due to increased difficulty in the credit markets as a result of the recent economic crisis or other reasons.

Since many of our customer contracts allow our customers to terminate the contract without cause, our customers may terminate their contracts with us at will, which could impair our business, financial condition, results of operations and prospects.

Our business is labor-intensive and if we are unable to attract and retain key personnel and skilled labor, or if we encounter labor difficulties, our ability to bid for and successfully complete contracts may be negatively impacted.

Our ability to attract and retain reliable, qualified personnel is a significant factor that enables us to successfully bid for and profitably complete our work.  Our future success depends on our ability to attract, hire and retain project managers, estimators, supervisors, foremen, equipment operators, engineers, linemen, laborers and other highly skilled personnel.  Our ability to do so depends on a number of factors, such as general rates of employment, competitive demands for employees possessing the skills we need and the level of compensation required to hire and retain qualified employees.  We may also spend considerable resources training employees who may then be hired by our competitors, forcing us to spend additional funds to attract personnel to fill those positions.  Competition for employees is intense, and we could experience difficulty hiring and retaining the personnel necessary to support our business.  Our labor expenses may also increase as a result of a shortage in the supply of skilled personnel.  If we do not succeed in retaining our current employees and attracting, developing and retaining new highly-skilled employees, our reputation may be harmed and our future earnings may be negatively impacted.

If we are unable to attract and retain qualified executive officers and managers, we will be unable to operate efficiently, which could adversely affect our business, financial condition, results of operations and prospects.

We depend on the continued efforts and abilities of our executive officers, as well as the senior management of our subsidiaries to establish and maintain our customer relationships and identify strategic opportunities.  The loss of any one of them could negatively affect our ability to execute our business strategy and adversely affect our business, financial condition, results of operations and prospects.  Competition for managerial talent with significant industry experience is high and we may lose access to executive officers for a variety of reasons, including more attractive compensation packages offered by our competitors.  Although we have entered into employment agreements with certain of our executive officers and certain other key employees, we cannot guarantee that any of them or other key management personnel will remain employed by us for any length of time.

Because we maintain a workforce based upon current and anticipated workloads, we may incur significant costs in adjusting our workforce demands, including addressing understaffing of contracts, if we do not receive future contract awards or if these awards are delayed.

Our estimates of future performance depend, in part, upon whether and when we will receive certain new contract awards.  Our estimates may be unreliable and can change from time to time.  In the case of larger projects, where timing is often uncertain, it is particularly difficult to project whether and when we will receive a contract award.  The uncertainty of contract award timing can present difficulties in matching workforce size with contractual needs.  If an expected contract award is delayed or not received, we could incur significant costs resulting from retaining more staff than is necessary.  Similarly, if we underestimate the workforce necessary for a contract, we may not perform at the level expected by the customer and harm our reputation with the customer.  For example, the recent effects of Hurricane Sandy have increased the demand for our workforce to assist our customers with repairs and support of damaged infrastructure.  Each of these may negatively impact our business, financial condition, results of operations and prospects.

Timing of the award and performance of new contracts could adversely affect our business, financial condition, results of operations and prospects.

It is generally very difficult to predict whether and when new contracts will be offered for tender because these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, financing arrangements and governmental approvals.  Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.  Such delays, if they occur, could adversely affect our operating results for current and future periods until the affected contracts are completed.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance.  Our operating results have fluctuated significantly in the past, and could fluctuate in the future.  Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;

●	our ability to effectively manage our working capital;

●	our ability to satisfy consumer demands in a timely and cost-effective manner;

●	pricing and availability of labor and materials;

●	our inability to adjust certain fixed costs and expenses for changes in demand;

●	shifts in geographic concentration of customers, supplies and labor pools; and

●	seasonal fluctuations in demand and our revenue.

Unanticipated delays due to adverse weather conditions, global climate change and difficult work sites and environments may slow completion of our contracts, impair our customer relationships and adversely affect our business, financial condition, results of operations and prospects.

Because some of our work is performed outdoors, our business is impacted by extended periods of inclement weather and subject to unpredictable weather conditions, which could become more frequent or severe if general climatic changes occur.  Generally, inclement weather is more likely to occur during the winter season, which falls during our second and third fiscal quarters.  Additionally, adverse weather conditions can result in project delays or cancellations, potentially causing us to incur additional unanticipated costs, reductions in revenues or the payment of liquidated damages.  In addition, some of our contracts require that we assume the risk that actual site conditions vary from those expected.  Significant periods of bad weather typically reduce profitability of affected contracts both in the current period and during the future life of affected contracts, which can negatively affect our results of operations in current and future periods until the affected contracts are completed.

Some of our projects involve challenging engineering, procurement and construction phases that may occur over extended time periods, sometimes over several years.  We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, schedule changes, delays from customer failure to timely obtain rights-of-way, weather-related delays, delays by subcontractors in completing their portion of the project and other factors, some of which are beyond our control, but which may impact our ability to complete a project within the original delivery schedule.  In some cases, delays and additional costs may be substantial, and we may be required to cancel a project and/or compensate the customer for the delay.  We may not be able to recover any of these costs.  Any such delays, cancellations, defects, errors or other failures to meet customer expectations could result in damage claims substantially in excess of revenue associated with a project.  These factors could also negatively impact our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts.

Environmental and other regulatory matters could adversely affect our ability to conduct our business and could require expenditures that could adversely affect our business, financial condition, results of operations and prospects.

Our operations are subject to laws and regulations relating to workplace safety and worker health, which, among other things, regulate employee exposure to hazardous substances.  Immigration laws require us to take certain steps intended to confirm the legal status of our immigrant labor force, but we may nonetheless unknowingly employ illegal immigrants.

Violations of laws and regulations could subject us to substantial fines and penalties, cleanup costs, third-party property damage or personal injury claims.  In addition, these laws and regulations have become, and enforcement practices and compliance standards are becoming, increasingly stringent.  Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied.  Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, pollution control systems and other equipment that we do not currently possess, or the acquisition or modification of permits applicable to our activities.

If we fail to maintain qualifications required by certain governmental entities, we could be prohibited from bidding on certain governmental contracts.

If we do not maintain qualifications required by certain governmental entities, such as low voltage electrical licenses, those entities could prohibit us from bidding on certain governmental contracts.  A cancellation of an unfinished contract or our exclusion from the bidding process could cause our equipment and work crews to be idled for a significant period of time until other comparable work became available, which could adversely affect our business and results of operations.  The cancellation of significant contracts or our disqualification from bidding for new contracts could reduce our revenues and profits and adversely affect our business, financial condition, results of operations and prospects.

Fines, judgments and other consequences resulting from our failure to comply with regulations or adverse outcomes in litigation proceedings could adversely affect our business, financial condition, results of operations and prospects.

From time to time, we may be involved in lawsuits and regulatory actions, including class action lawsuits, that are brought or threatened against us in the ordinary course of business.  These actions may seek, among other things, compensation for alleged personal injury, workers’ compensation, violations of the Fair Labor Standards Act and state wage and hour laws, employment discrimination, breach of contract, property damage, punitive damages, civil penalties, consequential damages or other losses, or injunctive or declaratory relief.  Any defects or errors, or failures to meet our customers’ expectations could result in large damage claims against us.  Claimants may seek large damage awards and, due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings.  Any failure to properly estimate or manage cost, or delay in the completion of projects, could subject us to penalties.

The ultimate resolution of these matters through settlement, mediation or court judgment could have a material impact on our financial condition, results of operations, and cash flows.  Regardless of the outcome of any litigation, these proceedings could result in substantial cost and may require us to devote substantial resources to defend ourselves.  When appropriate, we establish reserves for litigation and claims that we believe to be adequate in light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to developments.  If reserves are inadequate, insurance coverage proves to be inadequate or unavailable, our business, financial condition, results of operations and prospects may suffer.

We employ and assign personnel in the workplaces of other businesses, which subjects us to a variety of possible claims that could adversely affect our business, financial condition, results of operations and prospects.

We employ and assign personnel in the workplaces of other businesses.  The risks of these activities include possible claims relating to:

●	discrimination and harassment;

●	wrongful termination or denial of employment;

●	violations of employment rights related to employment screening or privacy issues;

●	classification of employees, including independent contractors;

●	employment of illegal aliens;

●	violations of wage and hour requirements;

●	retroactive entitlement to employee benefits; and

●	errors and omissions by our temporary employees.

Claims relating to any of the above could subject us to monetary fines or reputational damage, which could adversely affect our business, financial condition, results of operations and prospects.

If we are required to reclassify independent contractors as employees, we may incur additional costs and taxes which could adversely affect our business, financial condition, results of operations and prospects.

We use a significant number of independent contractors in our operations for whom we do not pay or withhold any federal, state or provincial employment tax.  There are a number of different tests used in determining whether an individual is an employee or an independent contractor and such tests generally take into account multiple factors.  There can be no assurance that legislative, judicial, or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors.  Although we believe we have properly classified our independent contractors, the U.S. Internal Revenue Service or other U.S. federal or state authorities or similar authorities of a foreign government may determine that we have misclassified our independent contractors for employment tax or other purposes and, as a result, seek additional taxes from us or attempt to impose fines and penalties.  If we are required to pay employer taxes or pay backup withholding with respect to prior periods with respect to or on behalf of our independent contractors, our operating costs will increase, which could adversely impact our business, financial condition, results of operations and prospects.

Increases in the cost of fuel could adversely affect our business, financial condition, results of operations and prospects.

The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns.  Most of our contracts do not allow us to adjust our pricing.  Accordingly, any increase in fuel costs could adversely affect our business, financial condition, results of operations and prospects.

We may incur higher costs to lease, acquire and maintain equipment necessary for our operations, and the market value of our owned equipment may decline.

We own a portion of the construction equipment used on our projects.  However, to the extent that we are unable to buy construction equipment necessary for our needs, either due to a lack of available funding or equipment shortages in the marketplace, we may be forced to rent equipment on a short-term basis, which could increase the costs of performing our contracts.  The equipment that we own or lease requires continuous maintenance, for which we maintain our own repair facilities.  If we are unable to continue to maintain the equipment in our fleet, we may be forced to obtain third-party repair services, which could increase our costs.  In addition, the market value of our equipment may unexpectedly decline at a faster rate than anticipated.  Accordingly, the costs associated with our equipment could adversely affect our business, financial condition, results of operations and prospects.

Our dependence on subcontractors and suppliers could increase our costs and impair our ability to complete contracts on a timely basis or at all.

We rely on third-party subcontractors to perform some of the work on many of our contracts.  We also rely on third-party suppliers to provide most of the materials needed to perform our obligations under those contracts.  We generally do not bid on contracts unless we have the necessary subcontractors and suppliers committed for the anticipated scope of the contract and at prices that we have included in our bid.  Therefore, to the extent that we cannot engage subcontractors or suppliers, our ability to bid for contracts may be impaired.  In addition, if a subcontractor or third-party supplier is unable to deliver its goods or services according to the negotiated terms for any reason, we may suffer delays and be required to purchase the services from another source at a higher price.  We sometimes pay our subcontractors and suppliers before our customers pay us for the related services.  If customers fail to pay us and we choose, or are required, to pay our subcontractors for work performed or pay our suppliers for goods received, we could suffer an adverse effect on our business, financial condition, results of operations and prospects.

Our insurance coverage may be inadequate to cover all significant risk exposures.

 We will be exposed to liabilities that are unique to the services we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our operations are subject to hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance.

Our workers are subject to hazards associated with providing construction and related services on construction sites.  For example, some of the work we perform is underground.  If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants which could result in a rupture and discharge of pollutants.  In such a case, we may be liable for fines and damages.  These operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage.  Even though we believe that the insurance coverage we maintain is in amounts and against the risks that we believe are consistent with industry practice, this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations.  To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our business, financial condition, results of operations and prospects could be adversely affected.

The Occupational Safety and Health Act of 1970, as amended (OSHA), establishes certain employer responsibilities, including the maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Health and Safety and Health Administration and various recordkeeping, disclosure and procedural requirements.  While we have invested, and will continue to invest, substantial resources in occupational health and safety programs, serious accidents or violations of OSHA rules may subject us to substantial penalties, civil litigation or criminal prosecution, which could adversely affect our business, financial condition, results of operations and prospects.

Defects in our specialty contracting services may give rise to claims against us, increase our expenses, or harm our reputation.

Our specialty contracting services are complex and our final work product may contain defects.  We have not historically accrued reserves for potential claims as they have been immaterial.  The costs associated with such claims, including any legal proceedings, could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Industry

Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

The contracts on which we bid are generally awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes based on other factors, such as shorter contract schedules or prior experience with the customer.  Within our markets, we compete with many national, regional, local and international service providers including Dycom Industries, Inc., MasTec, Inc, Unisys Corporation and Goodman Networks, Inc.  Price is often the principal factor in determining which service provider is selected by our customers, especially on smaller, less complex projects.  As a result, any organization with adequate financial resources and access to technical expertise may become a competitor.  Smaller competitors are sometimes able to win bids for these projects based on price alone because of their lower costs and financial return requirements.  Additionally, our competitors may develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to our services, and we may not be able to maintain or enhance our competitive position.  We also face competition from the in-house service organizations of our customers whose personnel perform some of the services that we provide.

Some of our competitors have already achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do.  A number of national companies in our industry are larger than we are and, if they so desire, could establish a presence in our markets and compete with us for contracts.  As a result of this competition, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer.  If we are unable to compete successfully in our markets, our business, financial condition, results of operations and prospects could be adversely affected.

Many of the industries we serve are subject to consolidation and rapid technological and regulatory change, and our inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the telecommunications and utilities industries.  The telecommunications and utilities industries are subject to rapid changes in technology and governmental regulation.  Changes in technology may reduce the demand for the services we provide.  For example, new or developing technologies could displace the wireline systems used for the transmission of voice, video and data, and improvements in existing technology may allow telecommunications providers to significantly improve their networks without physically upgrading them.  Alternatively, our customers could perform more tasks themselves, which would cause our business to suffer.  Additionally, the telecommunications and utilities industries have been characterized by a high level of consolidation that may result in the loss of one or more of our customers.  Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve or the consolidation of one or more of our significant customers could adversely affect our business, financial condition, results of operations and prospects.

Further, many of our telecommunications customers are regulated by the Federal Communications Commission (FCC), and other international regulators.  The FCC and other regulators may interpret the application of their regulations in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations, either of which could reduce demand for our services and adversely affect our business and results of operations.

Economic downturns could cause capital expenditures in the industries we serve, which may adversely affect our business, financial condition, results of operations and prospects.

The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the United States economy.  The United States economy is still recovering from a recession, and growth in United States economic activity has remained slow.  It is uncertain when these conditions will significantly improve.  The wireless telecommunications industry and the staffing services industry are both particularly cyclical in nature and vulnerable to general downturns in the United States and international economy.  Our customers are affected by economic changes that decrease the need for or the profitability of their services.  This can result in a decrease in the demand for our services and  potentially result in the delay or cancellation of projects by our customers.  Slow-downs in real estate, fluctuations in commodity prices and decreased demand by end-customers for services could affect our customers and their capital expenditure plans.  As a result, some of our customers may opt to defer or cancel pending projects.  A downturn in overall economic conditions also affects the priorities placed on various projects funded by governmental entities and federal, state and local spending levels.

In general, economic uncertainty makes it difficult to estimate our customers’ requirements for our services and adds uncertainty to the determination of our backlog.  Our plan for growth depends on expanding our company both in the United States and internationally.  If economic factors in any of the regions in which we plan to expand are not favorable to the growth and development of the telecommunications industries in those countries, we may not be able to carry out our growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Financial Results and Financing Plans

We have a history of losses and may continue to incur losses in the future, raising substantial doubts about our ability to continue as a going concern.

We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our stock.  We incurred losses from operations of $2.3 million and $6.2 million for the years ended December 31, 2010 and December 31, 2011, respectively, and $1.3 million for the nine months ended September 30, 2012.  We incurred a net loss of $2.1 million and $7.4 million for the years ended December 31, 2010 and 2011, respectively, and a net loss of $3.9 million for the nine months ended September 30, 2012.  As of December 31, 2011, our stockholder's deficiency was $1,648,213. As of September 30, 2012, we had total stockholders’ equity of $158,816, primarily as a result of our acquisition of ADEX.  We expect to continue to incur operating losses in future periods. These losses may increase and we may never achieve profitability again for a variety of reasons, including increased competition, decreased growth in the telecommunications industry and other factors described elsewhere in this “Risk Factors” section.  These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the periods ended December 31, 2011 and December 31, 2010.  Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses.

We may never achieve profitability, and if we do, we may not be able to sustain such profitability.  Further, we may incur significant losses in the future for a number of reasons, due to the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events.  If we cannot continue as a going concern, our stockholders may lose their entire investment.

We have identified material weaknesses in our internal control over financial reporting, and we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future.  If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results or prevent fraud, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We have historically had a small internal accounting and finance staff with limited experience in public reporting.  This lack of adequate accounting resources has resulted in the identification of material weaknesses in our internal controls over financial reporting.  A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.  In connection with the review of our financial statements for the year ended December 31, 2011, and the year ended December 31, 2010, our management team identified material weaknesses relating to (i) our ability to timely file our reports and other information as required by the Securities and Exchange Commission and (ii) our internal control over financial reporting relating to proper record-keeping of invoices for services and posting of equity issuances in accordance with generally accepted accounting principles.  We have taken steps, including the hiring of a Chief Financial Officer, and plan to continue to take additional steps, to seek to remediate these material weaknesses for the year ending December 31, 2012 and to improve our financial reporting systems and implement new policies, procedures and controls.  If we do not successfully remediate the material weaknesses described above, or if other material weaknesses or other deficiencies arise in the future, we may be unable to accurately report our financial results on a timely basis, which could cause our reported financial results to be materially misstated and require restatement and result in the loss of investor confidence or delisting and cause the market price of our common stock to decline.

If our independent registered public accounting firm does not attest to the effectiveness of our internal controls over financial reporting, we cannot timely file our annual reports with the Securities and Exchange Commission, which could result in a loss of investor confidence and a decline in our stock price.

Our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our annual reports filed on Form 10-K.  Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us.  Material weaknesses may be identified during the audit process or at other times.  During the course of the evaluation, documentation, or attestation, we or our independent registered public accounting firm may identify weaknesses and deficiencies that we may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with Section 404.  If our independent registered public accounting firm does not attest to the effectiveness of our internal controls over financial reporting, we would not be permitted to file our annual reports with the Securities and Exchange Commission and that delay could result in a loss of investor confidence and a decline in our stock price.

We have engaged several different independent auditors since 2002, and the inconsistency in auditor review of our financial statements could result in doubt about the accuracy of our historical financial statements and our ability to accurately report financial information in the future.

We engaged several different independent auditors since 2002. Moore & Associates, Chartered audited our financial statements for the years ended December 31, 2008 and 2009, but in October, 2009, we dismissed Moore because the Public Company Accounting Oversight Board, or PCAOB, revoked Moore’s registration, citing violations of the PCAOB’s rules and auditing standards in auditing financial statements, PCAOB rules and quality control standards and Securities Exchange Act of 1934, as amended (Exchange Act) Section 10(b) and Rule 10b-5. On August 25, 2010, we engaged Sherb & Co. LLP (Sherb) as our independent registered public accounting firm and Sherb continues to serve in this capacity.  Sherb noted in its audit report for the year ended December 31, 2011 that we suffered losses from operations that may raise doubt about our ability to continue as a going concern.  In addition, our inconsistency in independent accountant review of our financial statements, combined with the fact that several of our auditors resigned from their respective engagements with us, could result in doubt about the accuracy of our historical financial statements and our ability to accurately report financial information in the future.

Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

As of September 30, 2012, we had total indebtedness of approximately $14.4 million, consisting of $491,796 of bank debt and $13.9 million of notes payable. Our substantial indebtedness could have important consequences to our stockholders.  For example, it could:

●
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes;

●	increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business;

●	place us at a competitive disadvantage compared to our competitors that have less debt;

●	limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments; and

●	make us more vulnerable to a general economic downturn than a company that is less leveraged.

A high level of indebtedness would increase the risk that we may default on our debt obligations.  Our ability to meet our debt obligations and to reduce our level of indebtedness will depend on our future performance.  General economic conditions and financial, business and other factors affect our operations and our future performance.  Many of these factors are beyond our control.  We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt.  Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

 Our term loan impose restrictions on us, which may prevent us from engaging in beneficial transactions.

We have a term loan pursuant to a Loan and Security Agreement, dated as of September 17, 2012, between the Company, Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as agent, as amended by the First Amendment, dated November 13, 2012, which provides for a maximum borrowing of $15.0 million.  At September 30, 2012, $15.0 million was outstanding under the loan agreement.

The terms of our indebtedness contain covenants that restrict our ability to, among other things:

●	make certain payments, including the payment of dividends;

●	redeem or repurchase our capital stock;

●	incur additional indebtedness and issue preferred stock;

●	make investments or create liens;

●	merge or consolidate with another entity;

●	sell certain assets; and

●	enter into transactions with affiliates.

In addition, the loan agreement requires us to comply with a consolidated leverage ratio and a consolidated interest coverage ratio.  These covenants may prevent us from engaging in transactions that benefit us, including responding to changing business and economic conditions and securing additional financing, if needed.  The breach of any of these covenants could result in a default under the notes and loan agreement, in which case, depending on the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed, together with accrued interest, to be due and payable.  If we were unable to repay such borrowings or interest, the lenders could proceed against its collateral.  Further, if the indebtedness under the loan agreement were to be accelerated, our assets may not be sufficient to repay such indebtedness in full.

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements.

To prepare financial statements in conformity with GAAP, management is required to make estimates and assumptions, as of the date of the financial statements, which affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities.  Areas requiring significant estimates by our management include: contract costs and profits and application of percentage-of-completion accounting and revenue recognition of contract change order claims; provisions for uncollectible receivables and customer claims and recoveries of costs from subcontractors, suppliers and others; valuation of assets acquired and liabilities assumed in connection with business combinations; and accruals for estimated liabilities, including litigation and insurance reserves.  At the time the estimates and assumptions are made, we believe that they are fair based on the information available.  However, our actual results could differ from, and could require adjustments to, those estimates.

We recognize revenue and profit on certain of our wireless construction contracts as the work progresses using the percentage-of-completion method of accounting.  Under this method of accounting, contracts in progress are valued at cost plus accrued profits less invoiced revenue and progress payments made on uncompleted projects.  This method relies on estimates of total expected contract revenue and costs.  Contract revenue and total cost estimates are reviewed and revised monthly by management as the work progresses, such that adjustments to profit resulting from revisions are made cumulative to the date of revision.  Adjustments are reflected for the fiscal period affected by such revisions.  If estimates of costs to complete long-term projects indicate a loss, we immediately recognize the full amount of the estimated loss.  Such adjustments and accrued losses may negatively impact our operating results.

Risks Related to Our Operating History and Results of Operations

Our limited operating history as an integrated company, recent acquisitions and the rapidly changing telecommunications market may make it difficult for investors to evaluate our business, financial condition, results of operations and prospects, and also impairs our ability to accurately forecast our future performance.

Although we were incorporated in 1999, we were a development stage company with limited operations until our 2010  merger with Digital Comm.  We experienced rapid and significant expansion in the year ended December 31, 2011 and year ended December 31, 2012 due to a series of strategic acquisitions, and the operating histories of these acquired companies vary.  We acquired ADEX and T N S in September 2012 and we plan to use the proceeds of this offering to complete the acquisitions of Telco and IPC.

As a result of our recent acquisitions, our financial results are heavily influenced by the application of the acquisition method of accounting.  The acquisition method of accounting requires management to make assumptions regarding the assets purchased and liabilities assumed to determine their fair market value.  For example, the unaudited pro forma combined financial information herein covers periods during which these newly acquired businesses were not under common control or management and may not be indicative of what our operating results and financial condition would have been for the periods presented had the acquisitions taken place on the date indicated or indicative of our future financial condition or operating results.  If our assumptions are incorrect, any resulting change or modification to our financial statements could adversely affect our business, financial condition, results of operations and prospects.

Further, our limited operating history as an integrated company, combined with our short history operating staffing and cloud-based services, may not provide an adequate basis for investors to evaluate our business, financial condition, results of operations and prospects, and makes accurate financial forecasting difficult for us.  Because we operate in the rapidly-evolving telecommunications markets and because our business is rapidly evolving due to a series of acquisitions, we may have difficulty in engaging in effective business and financial planning.  It may also be difficult for us to evaluate trends that may affect our business and whether our expansion may be profitable.  Thus, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.

If we are unable to sustain our recent revenue growth rates, we may never achieve or sustain profitability.

We experienced significant growth in recent years, primarily due to our strategic acquisitions.  Our net revenue increased from $952,839 for the year ended December 31, 2010 to $2.8 million for the year ended December 31, 2011.  Our net revenue for the nine months ended September 30, 2012 increased to $5.9 million compared to $2.7 million for the nine months ended September 30, 2011.  In order to become profitable and maintain our profitability, we will, among other things, need to continue to increase our revenues.  We may be unable to sustain our recent revenue growth, particularly if we are unable to develop and market our specialty contracting and telecommunications staffing services, increase our sales to existing customers, develop new customers or, even if our revenues continue to grow, they may not be sufficient to exceed increases in our operating expenses or to enable us to achieve or sustain profitability.

Our inability to obtain additional capital may prevent us from completing our acquisition strategy and successfully operating our business, though additional financings may subject our existing stockholders to substantial dilution.

As of September 30, 2012, we had cash and cash equivalents totaling $247,880.  Net cash in operating activities totaled $1.2 million for the year ended December 31, 2011 and $1,409,064 for the nine months ended September 30, 2012.  We expect our negative cash flows from operations to continue for the foreseeable future.  We expect that our current cash resources, together with the net proceeds from this offering, will be sufficient to fund our operations through approximately March 2013.

Until we can generate a sufficient amount of revenue, if ever, we expect to finance future cash needs, including the cash needed to fund our anticipated strategic acquisitions (including the acquisitions of Telco and IPC) through public or private equity offerings or debt financings.  Additional funds may not be available when we need them on terms that are acceptable to us, or at all.  If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of strategic acquisitions or business plans.  In addition, we could be forced to discontinue product development and reduce or forego attractive business opportunities.  To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional significant dilution, and debt financing, if available, may involve restrictive covenants.  We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.  Our access to the financial markets and the pricing and terms we receive in the financial markets, could be adversely impacted by various factors, including changes in financial markets and interest rates.

Our forecasts regarding our beliefs of the sufficiency of our financial resources to support our current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section.  We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect.  Our future funding requirements will depend on many factors, including, but not limited to the costs and timing of our future acquisitions.

We are an emerging growth company within the meaning of the Jumpstart our Businesses Startups Act of 2012 and, as a result, have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC.

Because we qualify as an emerging growth company, or EGC, under the Jumpstart Our Businesses Startups Act of 2012,  or JOBS Act, we have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC in connection with our initial public offering, and for a period of up to five years following our initial public offering if we remain an EGC.  For example, we have provided only two fiscal years of audited financial information, and have provided scaled-down disclosure on executive compensation, such as not including a “Compensation Discussion and Analysis” in this prospectus, in connection with our initial public offering.  In addition, for as long as we remain an EGC, we are not subject to certain governance requirements such as holding a “say-on-pay” and “say-on-golden-parachute” advisory votes, and we do not need to obtain an annual attestation report on our internal control over financial reporting from a registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act.  We may take advantage of these reporting exemptions until we are no longer an EGC.  We could be an EGC for a period of up to five years after our initial public offering, although we will cease to be an EGC earlier than that if our total annual gross revenues equal or exceed $1 billion in a fiscal year, if we issue more than $1 billion in non-convertible debt over a 3-year period or if we become a “large accelerated filer” under Rule 12b-2 of the Exchange Act.

Accordingly, you are not receiving the same level of disclosure in connection with an investment decision in our initial public offering as you would be afforded in an initial public offering of a non-EGC and, following our initial public offering, our stockholders will not receive the same level of disclosure that is afforded to stockholders of a non-EGC.  It is also possible that investors will find the shares of common stock to be less attractive because we have elected to comply with the reduced disclosure and other reporting requirements available to us as an EGC, which could adversely affect the trading market for the shares of common stock and the prices at which you may be able to sell your shares of common stock.

We exercise judgment in determining our provision for taxes in the United States and internationally that are subject to tax authority audit review that could result in additional tax liability and potential penalties that would negatively affect our net income.

The amounts we record in intercompany transactions for services, licenses, funding, and other items affects our tax liabilities.  Our tax filings are subject to review or audit by the U.S. Internal Revenue Service and state, local, and foreign taxing authorities.  We exercise judgment in determining our worldwide provision for income and other taxes and, in the ordinary course of our business, there may be transactions and calculations where the ultimate tax determination is uncertain.  Examinations of our tax returns could result in significant proposed adjustments and assessment of additional taxes which could adversely affect our tax provision and net income in the period or periods for which that determination is made.

Risks Related to our Common Stock and this Offering

An active trading market for our common stock may not develop and the market price for our common stock may decline below the initial public offering price.

Our common stock has not been listed on any national securities exchange prior to this offering.  Prior to this offering, our common stock was quoted on the OTC Bulletin Board, or OTCBB.  The OTCBB is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many OTC securities that are not listed on a national securities exchange.  Trading volume for our common stock is limited and OTCBB quotations for our common stock price may not represent the true market value of our common stock.  We cannot predict the extent to which investor interest in us will lead to the development of an active public trading market or how liquid that public market may become.  The initial public offering price for our common stock will be determined by negotiation between us and the underwriter based upon several factors, and may not be indicative of prices that will prevail in the open market after this offering.  Consequently, you may be unable to sell your shares of our common stock at prices equal to or greater than the price you paid for them, if at all.

Additionally, because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Exchange Act.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including making an individualized written suitability determination for the purchaser and receiving the purchaser’s written consent prior to the transaction.  Securities and Exchange Commission regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

Our stock price and the stock prices of telecommunications companies have fluctuated widely in recent years, and the trading price of our common stock is likely to continue to be volatile, which could result in substantial losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance.  The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our common stock.  In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility.  Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;

●	the public’s reaction to our press releases, other public announcements, and filings with the Securities and Exchange Commission;

●	market conditions for providers of services to telecommunications, utilities and cloud services customers;

●	lack of securities analyst coverage or speculation in the press or investment community about us or market opportunities in the telecommunications services and staffing industry;

●	changes in government policies in the United States and other foreign countries;

●	changes in earnings estimates or recommendations by securities or research analysts who track our common stock or failure of our actual results of operations to meet those expectations;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	any lawsuit involving us, our services or products;

●	arrival and departure of key personnel;

●	sales of common stock by us, our investors or members of our management team; and

●	changes in general market, economic, and political conditions in the United States and global economies or financial markets, including those resulting from natural or manmade disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance. This may prevent you from being able to sell your shares at or above the price you paid for your shares of our common stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company. Our involvement in any class action suit or other legal proceeding could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

The sale or availability for sale of substantial amounts of our common stock could adversely affect the market price of our common stock.

Sales of substantial amounts of shares of our common stock after the completion of the offering, or the perception that these sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through common stock offerings. Following this offering, our executive officers and directors will beneficially own, collectively,      % of our outstanding common stock, or      % if the underwriter exercises in full its option to purchase additional shares of our common stock. If one or more of them were to sell a substantial portion of the shares they hold, it could cause our stock price to decline.

In addition, as of September 30, 2012, there were outstanding warrants to purchase an aggregate of 48,991,128 shares of our common stock at a weighted-average exercise price of $0.34 per share, of which warrants to purchase 32,682,540 shares at a weighted-average exercise price of $0.01 per share were exercisable as of such date. The exercise of options at prices below the market price of our common stock could adversely affect the price of shares of our common stock. Additional dilution may result from the issuance of shares of our capital stock in connection with acquisitions or in connection with other financing efforts. Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder.

In connection with this offering, we, our directors and officers, and substantially all of our stockholders and holders of options to purchase our stock, have agreed, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of, or enter into, any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock for 180 days after the date of this prospectus without the written consent of the underwriter, subject to potential extension. As of the date of this prospectus, approximately 10,062,682 shares of our common stock will be subject to the contractual lock-up with the underwriter. However, the representative of the underwriters may release these securities from these restrictions at any time without notice. See “Underwriting” and “Shares Eligible For Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

We are controlled by a small group of our existing stockholders, whose interests may differ from other stockholders. Our executive officers and directors will significantly influence our activities, and their interests may differ from your interests as a stockholder.

Following this offering, our executive officers and directors will beneficially own, collectively,      % of our outstanding common stock, or      % if the underwriter exercises in full its option to purchase additional shares of our common stock.

Accordingly, these stockholders have had, and will continue to have, significant influence in determining the outcome of any corporate transaction or any other matter submitted for approval to our stockholders, including mergers, consolidations, and the sale of our assets, director elections, and other significant corporate actions. They will also have significant influence in preventing or causing a change in control of our company. In addition, without the consent of these stockholders, we could be prevented from entering into transactions that could be beneficial to us. The interests of these stockholders may differ from your interests as a stockholder, and they may act in a manner that advances their best interests and not necessarily those of other stockholders.

The initial public offering price for shares of our common stock is substantially higher than the pro forma net tangible book value per share, so purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

If you purchase common stock in this offering, you will pay more for your common stock than the amount paid by existing stockholders for their common stock. As a result, you will experience immediate and substantial dilution of approximately $               per share of common stock, assuming no exercise of outstanding options to acquire common stock, representing the difference between our pro forma net tangible book value per share of common stock of $               , after giving effect to this offering and the assumed initial public offering price per share of common stock of $               (the midpoint of the estimated offering range set forth on the cover page of this prospectus). In addition, you may experience further dilution to the extent that our common stock is issued upon the exercise of stock options. All of the shares of common stock issuable upon the exercise of currently outstanding stock options will be issued at a purchase price that is less than the initial public offering price per share in this offering. See “Dilution” for a more complete description of how the value of your investment in our common stock will be diluted upon the completion of this offering.

Our amended and restated certificate of incorporation and amended and restated bylaws that will be in effect at or upon consummation of this offering, and Delaware corporate law as well as certain of our contracts contain provisions, which could delay or prevent a change in control even if the change in control would be beneficial to our stockholders.

Delaware law, as well as our amended and restated certificate of incorporation and amended and restated bylaws that will be in effect at or upon consummation of this offering, contains anti-takeover provisions that could delay or prevent a change in control of our company, even if the change in control would be beneficial to our stockholders. These provisions could lower the price that future investors might be willing to pay for shares of our common stock. These anti-takeover provisions:

●
authorize our board of directors to create and issue, without stockholder approval, preferred stock that can be issued, increasing the number of outstanding shares and deter or prevent a takeover attempt;

●	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

●	establish a three-tiered classified board of directors requiring that not all members of the board be elected at one time;

●	establish a supermajority requirement to amend the amended and restated bylaws and specified provisions of the amended and restated certificate of incorporation;

●	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

●	establish limitations on the removal of directors;

●	empower the board of directors to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

●	provide that the board of directors is expressly authorized to adopt, amend or repeal our bylaws;

●	provide that our directors will be elected by a plurality of the votes cast in the election of directors;

●	establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings;

●	limit the ability of stockholders to call special meetings of stockholders; and

●
will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action, actions asserting a breach of fiduciary duty and certain other actions against us or any directors or executive officers.

Section 203 of the Delaware General Corporation Law, the terms of our stock incentive plans, the terms of our change in control agreements with our senior executives and other contractual provisions may also discourage, delay or prevent a change in control of our company. Section 203 generally prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years after the date the stockholder became an interested stockholder. Our stock incentive plans include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of changes of control agreements with our senior executives and contractual restrictions with third parties may discourage a change in control of our company. Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of us even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory, and contractual provisions could make the removal of management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our executive officers, key non-executive officer employees, and members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We may use the net proceeds from this offering in ways with which you may not agree.

Our management has considerable discretion in the application of our net proceeds in this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of our net proceeds of this offering. Our net proceeds may be used for corporate purposes that do not improve our profitability or increase our common stock price, or in investments that do not produce income or that lose value. Our failure to apply these funds effectively could adversely affect our business, financial condition, results of operations and prospects.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain any earnings to finance our operations and growth. As a result, any short-term return on your investment will depend on the market price of our common stock, and only appreciation of the price of our common stock, which may never occur, will provide a return to stockholders. The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including, but not limited to, factors such as our financial condition, results of operations, capital requirements, business conditions, and covenants under any applicable contractual arrangements. Investors seeking cash dividends should not invest in our common stock.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our common stock, the market price of our common stock will likely decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business. We may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the market price for our stock could decline. In the event we obtain securities or industry analyst coverage, the market price of our stock could decline if one or more equity analysts downgrade our stock or if those analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve substantial risks and uncertainties. All statements contained in this prospectus other than statements of historical fact, including statements of estimated and projected revenue, margins, costs, expenditures, cash flows, growth rates, financial results and prospects are forward-looking statements. You can generally identify forward-looking statements by terminology such as “may”, “could”, “should”, “expects”, “plans”, “projects”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “pursue”, “target” or “continue”, or the negative of these terms or other similar expressions that concern our strategy, plans or intentions, although not all forward-looking statements contain these words. We have based these forward-looking statements largely on our historical performance, our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that we believe are reasonable, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Such forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

STATISTICAL DATA AND MARKET INFORMATION

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other reports. The industry in which we operate is subject to risks and uncertainty due to a variety of factors, including those described in the “Risk Factors” section of this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the shares of common stock will be approximately $               million, assuming an initial public offering price of $               per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its option to purchase additional shares in full, we estimate that we will receive net proceeds from this offering of approximately $               million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use our net proceeds from this offering for working capital and other general corporate purposes. We intend to use a portion of the net proceeds from this offering to expand our current business through acquisitions of, or investments in, complementary businesses or other assets. We currently expect to use some of the net proceeds from this offering to fund a portion of the purchase price for the pending Telco and/or IPC acquisitions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information. However, we have no commitments to use the proceeds from this offering for any such acquisitions or investments at this time. Our decision as to whether to proceed with these or other acquisitions and investments will depend on a variety of factors, including general economic conditions, the rate of organic growth of our business and the ability to negotiate such acquisitions on terms that are favorable to us.

The amount and timing of these expenditures will vary depending on a number of factors including the competitive landscape, demand for our services, and the rate of growth, if any, of our business.

Our plans for the proceeds of this offering are subject to change due to unforeseen events and opportunities, and the amounts and timing of our actual expenditures depend on several factors, including our expansion plans and the amount of cash generated or used by our operations. Other than as described above, we cannot specify with certainty the particular uses for the net proceeds to be received upon the closing of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds we receive from our public offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

A $1.00 increase (decrease) in the assumed initial public offering price of $               per share would increase (decrease) our net proceeds from this offering by approximately $               million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts, commissions and estimated offering expenses.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, for use in the operation of our business and to fund future growth. We have never declared or paid cash dividends on our common stock and we do not intend to pay any cash dividends on our common stock for the foreseeable future. The terms of the Loan and Security Agreement dated September 17, 2012, between the Company, Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as agent, as amended by the First Amendment, dated November 13, 2012, prohibit us from paying cash dividends except with respect to shares of our common stock. Any future determination related to our dividend policy will be made at the discretion of our board of directors in light of conditions then-existing, including factors such as our results of operations, financial conditions and requirements, business conditions and covenants under any applicable contractual arrangements.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the OTC Bulletin Board (OTCBB) under the symbol “GGHO.” The following table sets forth the high and low closing sales prices of our common stock as quoted by the OTCBB for the periods indicated:

	High	Low
Fiscal Year Ended December 31, 2010
First Quarter	$0.65	$0.24
Second Quarter	$0.31	$0.15
Third Quarter	$0.20	$0.06
Fourth Quarter	$0.22	$0.04
	High	Low
Fiscal Year Ended December 31, 2011
First Quarter	$0.15	$0.07
Second Quarter	$0.25	$0.06
Third Quarter	$0.11	$0.04
Fourth Quarter	$0.07	$0.01
	High	Low
Fiscal Year Ended December 31, 2012
First Quarter	$0.03	$0.01
Second Quarter	$0.01	$0.01
Third Quarter	$0.02	$0.01
Fourth Quarter (through November 29, 2012)	$0.04	$0.02

As of November 29, 2012, the closing sale price of our common stock was $0.02 per share. As of November 12, 2012, there were approximately 187 stockholders of record of our common stock. The information in the above table does not give effect to the contemplated 125-to-1 reverse stock split.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of November 29, 2012:

●	on an actual basis;

●
on a pro forma basis to reflect the conversion of all of our outstanding  Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, which will occur prior to completion of this offering, and the cancellation or redemption of our Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock; and

●
on a pro forma as adjusted basis to reflect the conversion referred to above and the sale of shares of common stock by us in this offering at an assumed initial public offering price of $                   per share (the midpoint of the initial public offering price range indicated on the cover of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and the filing of our amended and restated certificate of incorporation, which will occur immediately prior to the closing of this offering.

Outstanding share information in the following table does not give effect to the contemplated 125-to-1 reverse stock split.  The information below is illustrative only.  Our cash and cash equivalents and capitalization following the closing of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at the pricing of this offering.  You should read this table in conjunction with our consolidated financial statements and related notes and the sections entitled “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Description of Capital Stock” appearing elsewhere in this prospectus.

	As of November 29, 2012
	Actual	Pro forma		Pro forma as adjusted
	(unaudited)
Cash and cash equivalents	$1,062,467	$		$

Long-term debt and capital lease obligations (including current portion)	16,096,216		16,096,216

Stockholders’ deficit:
Series A Preferred Stock, $0.0001 par value; 20,000,000 authorized and 2,000,000 issued and outstanding; no shares issued or outstanding, pro forma and pro forma as adjusted	200,000		0
Series B Preferred Stock, $0.0001 par value; 60,000,000 authorized, 365 issued and outstanding; no shares issued or outstanding, pro forma and pro forma as adjusted	384,063		0
Series C Preferred Stock, $0.0001 par value; 1,500 authorized, 1,500 issued and outstanding; no shares issued or outstanding, pro forma and pro forma as adjusted	1,500,000		0
Series D Preferred Stock, $0.0001 par value; 1,000 authorized, 565.67 issued and outstanding; no shares issued or outstanding, pro forma and pro forma as adjusted	566,000		0
Series E Preferred Stock, $0.0001 par value; 50,000 authorized, 3,100 issued and outstanding; no shares issued or outstanding, pro forma and pro forma as adjusted	3,100,000		0
Series F Preferred Stock, $0.0001 par value; 60,000 authorized, 4,150 issued and outstanding; no shares issued or outstanding, pro forma and pro forma as adjusted (1)	4,150,000
Series G Preferred Stock, $0.0001 par value; 3,000 authorized, 1,500 issued and 0 outstanding; no shares issued or outstanding, pro forma and pro forma as adjusted (2)	0		0
Series H Preferred Stock, $0.0001 par value; 2,000 authorized, 1,475 issued and outstanding; no shares issued or outstanding, pro forma and pro forma as adjusted (3)	1,475		0
Common stock, $.0001 par value; 500,000,000 shares authorized and 217,836,627 shares issued and outstanding, actual; 2,080,159,170 shares authorized and shares issued and outstanding, pro forma; shares authorized and shares issued and outstanding, pro forma as adjusted	21,783		208,016
Additional paid-in capital	14,164,000		16,424,034
Accumulated deficit	(13,599,948)		(13,599,948)
Total stockholders’ equity	158,816		2,605,083

Total capitalization	$(12,916,072)		$(12,916,072)	$

(1) Pro forma and pro forma as adjusted figures exclude 4,150 shares of our Series F Preferred Stock, of which we expect to redeem approximately           shares prior to the consummation of this offering for approximately $          .

(2) Pro forma and pro forma as adjusted figures exclude 1,500 shares of our Series G Preferred Stock currently being held in escrow by us as collateral for our obligations under the ADEX Stock Purchase Agreement and which will be automatically cancelled if we perform our obligations under that agreement.

(3) Pro forma and pro forma as adjusted figures exclude 1,475 shares of our Series H Preferred Stock, which we expect to redeem after the consummation of this offering for approximately $          .

Our capitalization information presented in the foregoing table excludes:

●	shares of common stock subject to options outstanding;

●
shares of common stock issuable pursuant to outstanding warrants to purchase 11.5% of our fully diluted shares of common stock as of the date the registration statement on Form S-1 including this prospectus is initially filed;

●	shares of common stock available for issuance pursuant to our 2012 Performance Incentive Plan; and

●	shares of common stock issuable upon the exercise of the underwriter’s option to purchase additional shares of common stock.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of common stock you pay and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Our pro forma net tangible book value as of September 30, 2012 was $             million, or $             per share of common stock. Our pro forma net tangible book value per share represents total assets reduced by goodwill and other intangible assets and total liabilities, and dividing by the number of shares of common stock outstanding after giving effect to the conversion of all of our outstanding shares of preferred stock into shares of common stock immediately prior to the closing of this offering.

Net tangible book value dilution per share represents the difference between the amount per share paid by new investors who purchase shares from us in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering. As of September 30, 2012, after giving effect to our sale of shares of common stock in this offering at an assumed initial offering price of $             per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses that we must pay, our pro forma as adjusted net tangible book value would have been $             million, or $             per share. This represents an immediate increase in pro forma net tangible book value of $             per share to existing stockholders, and an immediate dilution in pro forma net tangible book value of $             per share to new investors purchasing shares in this offering. The table below illustrates this per share dilution as of September 30, 2012:

Assumed initial public offering price per share	$
Pro forma net tangible book value per share as of September 30, 2012	$
Increase in pro forma net tangible book value per share attributable to new investors	$
Pro forma as adjusted net tangible book value per share after this offering	$
Dilution of pro forma net tangible book value per share to new investors	$

If the underwriter exercises its option to purchase additional shares in full, our pro forma as adjusted net tangible book value will increase to $             per share, representing an increase to existing holders of $             per share, and there will be an immediate dilution of $             per share to new investors.

Each $1.00 increase (decrease) in the assumed public offering price of $             per share would increase (decrease) our pro forma as adjusted net tangible book value per share after this offering by $             , and the dilution to new investors by $             per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we must pay.

The following table sets forth, on a pro forma as adjusted basis as of September 30, 2012, the number of shares of common stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of common stock and by new investors, at an assumed initial public offering price of $             per share, before deducting estimated underwriting discounts and commissions and estimated offering expenses that we must pay.

	Shares Purchased		Total Consideration			Average Price
	Number	Percent	Amount	Percent		Per Share

Existing stockholders		%		$	%	$
New investors
Total		%		$	%	$

The above table excludes shares subject to options outstanding, shares available for issuance pursuant to our 2012 Performance Incentive Plan and shares issuable upon the exercise of the underwriter’s option to purchase additional shares of common stock. To the extent any of the options to purchase shares of common stock are granted or exercised, or the underwriter exercises its option to purchase additional shares, there will be further dilution to new investors.

SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION AND OTHER DATA

The following table sets forth selected consolidated financial data for us for the periods ended December 31, 2010 and December 31, 2011, and the nine months ended September 30, 2011 and 2012.  The selected consolidated financial data for the fiscal years ended December 31, 2010 and 2011 were derived from our audited consolidated financial statements included elsewhere in this prospectus.  Our selected consolidated financial data for the nine months ended September 30, 2011 and 2012 were derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus.  The unaudited financial statements reflect, in the opinion of management, all adjustments necessary for the fair presentation of the financial condition and the results of operations for such periods.  Operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2012.

The financial data set forth below should be read in conjunction with, and are qualified in their entirety by, reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical and pro forma consolidated financial statements and related notes included elsewhere in this prospectus.

	Year ended December 31,		Nine months ended September 30,
	2010	2011	2011	2012
Consolidated Statements of Operations:
Revenues	$952,839	$2,812,210	$2,703,830	$5,874,314
OPERATING EXPENSES
Cost of revenues earned	1,002,781	1,851,018	1,513,058	3,582,824
Depreciation and amortization	26,191	39,229	28,066	80,644
Salaries and wages (including stock compensation of $5,001,000 and $872,000)	1,574,374	5,853,600	1,018,074	2,099,351
General and administrative	600,509	1,251,102	1,081,273	1,473,192
TOTAL OPERATING EXPENSES	3,203,855	8,994,949	3,057,413	3,653,187

LOSS FROM OPERATIONS	(2,251,016)	(6,182,739)	(1,866,640)	(1,361,697)

OTHER (INCOME) EXPENSES
Unrealized (gain) loss on fair value of derivative	(376,788)	(458,754)	494,557	360,738
Loss from disposal of subsidiary	—	—	—	880,393
Gain from disposal of capital equipment	—	—	—	(21,981)
Interest Expense	267,368	1,240,457	1,097,762	1,370,738
Goodwill impairment	—	437,000	—	—
TOTAL OTHER (INCOME) EXPENSE	(109,420)	1,218,703	1,592,319	2,589,888

Loss before gain in non-controlling interest	(2,141,596)	(7,401,442)	(3,458,961)	(3,951,585)

Non-controlling interest	—	—	—	33,111
NET LOSS	$(2,141,596)	$(7,401,442)	$(3,458,961)	$(3,918,474)

LOSS PER COMMON SHARE
Basic and fully diluted	$(0.02)	$(0.06)	$(0.03)	$(0.02)

Weighted average number of common shares outstanding-basic and diluted	136,148,976	125,408,014	118,663,137	180,312,957

	December 31,	December 31,	September 30,
	2010	2011	2012
Consolidated Balance Sheet Data:
Assets
Cash and cash equivalents	$22,476	$89,285	$247,880
Accounts receivable	148,811	347,607	7,451,678
Inventory	13,235	10,992	58,796
Deferred loan costs	—	53,848	1,823,465
Other current assets	—	8,701	197,734

Total Current Assets	184,522	510,433	9,779,553

Property & equipment, net	237,935	338,759	173,657

Note receivable from related party	—	—	125,000

Investment in Digital Comm	—	—	83,333

Intangible assets	—	636,736	15,731,611

Deposits	7,926	304,084	284,522

Total Assets	$430,383	$1,790,012	$26,177,676

Liabilities and Stockholders’ Deficiency

Current liabilities
Accounts payable	$294,689	$563,449	$1,250,170
Bank debt, current portion	64,105	114,358	347,045
Accrued expenses	151,497	227,854	1,157,876
Notes payable, related parties	348,471	5,364	3,728
Notes payable, other, current portion	509,268	876,522	1,464,500

Total Current Liabilities	1,368,030	1,787,574	6,322,473

Other liabilities:
Bank debt, net of current portion	229,542	698,289	144,749
Notes payable, related parties, net of current		110,293	105,694
Notes payable, other, net of current	—	825,761	12,350,000
Derivative Liability	459,897	1,143	361,881

Total Other Liabilities	689,439	1,635,486	12,962,324

Stockholders’ Deficiency:
Common stock with $.10 put option, 0,0 and 5,000,000 shares issues and outstanding	—	—	500,000
Redeemable Series A, convertible preferred stock,$0.0001 par value, 20,000,000 authorized, 0, 20,000 and 2,000,000 issued and outstanding	—	200,000	200,000
Redeemable Series B, convertible preferred stock, $0.0001 par value, authorized 60,000 shares, 0,15 and 365 shares issued and outstanding	—	15,000	384,063
Redeemable Series C, convertible preferred stock, 10% cumulative, annual dividend, $1,000 stated value, 1,500 authorized and 0,0 and 1,500 shares issued and outstanding	—	—	1,500,000
Redeemable Series F, convertible preferred stock, $0.0001 par value, authorized 60,000 shares, 0,0 and 4,150 issued	—	—	4,150,000
Redeemable Series G, convertible preferred stock, $0.0001 par value, 3,500 shares outstanding, none issued	—	—	—
Stockholders’ Equity (Deficiency):

Series D, convertible preferred stock, 10% cumulative, annual dividend $1,000 stated value, authorized 1,000 shares, 0, 366 and 566 shares issued and outstanding	—	366	566
Series E, convertible preferred stock, $0.0001 par value, 10% cumulative, annual dividend $1,000 stated value, authorized 50,000 shares, 0, 0 and 3,781 shares issued and outstanding	—	—	4
Common stock, $.0001 par value, 500,000,000 shares authorized; 105,973,976, 158,737,602 and 217,836,627 shares issued and outstanding	10,597	15,873	21,783
Additional paid-in-capital	581,800	7,850,944	13,664,000
Accumulated deficit	(2,219,483)	(9,620,926)	(13,599,948)
Total Genesis Holdings, Inc. stockholders' deficiency (deficiency)	(1,627,086)	(7,753,543)	86,405
Non-controlling interest	—	105,522	72,411

Total Stockholders' Equity (deficiency)	(1,627,086)	(1,648,012)	158,816

Total Liabilities and Stockholders' deficiency	$430,383	$1,790,012	$26,177,676
_______________

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Since January 1, 2011, we have completed the following acquisitions:

●
ADEX Corporation.  In September 2012, we acquired ADEX Corporation, an Atlanta-based provider of engineering and installation services and staffing solutions and other services to the telecommunications industry.  ADEX’s managed solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

●
T N S, Inc.  In September 2012, we also acquired T N S, Inc., a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  T N S extends our geographic reach to the Midwest area and our client reach to end-users such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

●
Tropical Communications, Inc.  In August 2011, we acquired Tropical Communications, Inc., a Miami-based provider of structured cabling and DAS systems for commercial and governmental entities in the Southeast.

●
Rives-Monteiro Engineering LLC and Rives-Monteiro Leasing, LLC.  In December 2011, we acquired a 49% stake in Rives-Monteiro Engineering LLC, a certified Women Business Enterprise (WBE) cable firm based in Tuscaloosa, Alabama that performs engineering services in the Southeastern United States and internationally, and 100% of Rives-Monteiro Leasing, LLC, an equipment provider for cable-engineering services firms.  We have an option to purchase the remaining 51% of Rives-Monteiro Engineering for a nominal sum at any time.

We have also entered into definitive agreements for the following acquisitions:

●
Telco.  In November 2012, we executed a definitive agreement to acquire the Telco Professional Services and Handset Testing business divisions of Tekmark Global Solutions, LLC, a New Jersey limited liability company.  We plan to integrate this professional services and telecommunications staffing business into our ADEX subsidiary, in order to expand our project staffing business and our access to skilled labor.  We intend to use a portion of the proceeds from this offering to consummate this acquisition.

●
IPC.  In November 2012, we executed a definitive agreement to acquire IPC, a New York based cloud and managed services business, with professional services and applications capabilities.  IPC serves both corporate enterprises and telecommunications service providers.  We believe that the acquisition of IPC will support our cloud and managed services aspect of our business as well as improve our systems integration and applications capabilities.  We intend to use a portion of the proceeds from this offering to consummate that acquisition.

See note 2 to our unaudited pro forma consolidated financial statements for details on the purchase price allocation.

The following unaudited pro forma combined condensed financial information for the year ended December 31, 2011 and the nine months ended September 30, 2012 presents consolidated information as if we had completed each of the above acquisitions on January 1, 2011. The unaudited pro forma balance sheet as of September 30, 2012 is not presented for the four acquisitions completed prior to September 30, 2012 because the balance sheet of those entities, including related acquisition adjustments, is included in our consolidated balance sheet as of such date. The unaudited pro forma combined condensed financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements and related notes of the company and ADEX Corporation, T N S, Inc., Telco Professional Services and Handset Testing Divisions, and Integration Partners - NY Corporation included in this prospectus.

The historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP). The pro forma acquisition adjustments described in the unaudited pro forma combined condensed financial information were based on available information and certain assumptions made by us and may be revised as additional information becomes available as the purchase accounting for the acquisition is finalized. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this Registration Statement on Form S-1. Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

The unaudited pro forma combined condensed financial information included in this prospectus is not intended to represent what our results of operations would have been if the acquisitions had occurred on January 1, 2011 or to project our results of operations for any future period. Since we and each of these entities were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

	Genesis Group	Telco Professional	IPC	Proforma	Proforma
	Holdings, Inc.	Services (1)	Systems, Inc.	Adjustments	Adjustments		Consolidated
				Offering	Acquisitions
Assets
Current assets
Cash	$247,880	$-	$737,325	$35,200,000	$(35,361,734	)(a)	$823,471
Accounts receivable	7,451,678	3,785,467	2,673,063	-	-		13,912,208
Inventory	58,796	-	1,120,178	-	-		1,178,974
Deferred loan costs	1,823,465	-	-	-			1,823,465
Other current assets	197,734	-	-	-	-		197,734
Total current assets	9,779,553	3,785,467	4,532,566	35,200,000	(35,361,734)		20,529,419

Property, plant & equipment, net	173,657	-	37,656	-	-		211,313
Investments	83,333	-			-		83,333
Notes receivable-related party	125,000	-			-		125,000
Goodwill and other intangibles assets, net	15,731,611	-			35,519,216	(c)	51,250,827
Other assets	284,522	-	8,700	-	-		293,222
Total assets	$26,177,676	$3,785,467	$4,578,922	$35,200,000	$157,482		$69,899,547

Liabilities and stockholders deficit
Current liabilities
Accounts payable	$1,250,170	$-	$2,554,726	$-	$-		$3,804,896
Bank debt, current portion	347,045			-	-		347,045
Accrued expenses	1,157,876	567,825	396,531	-	-		2,122,232
Due to related party			1,107,071
Notes payable, related parties, current portion	3,728				-		3,728
Notes payable, acquisition	2,099,154				2,590,592	(d)	4,689,746
Notes payable, other current portion	1,464,500			-	-		1,464,500
Capital lease obligations, current portion				-
Convertible notes payable	-			-	-		-
Total current liabilities	6,322,473	567,825	4,655,007	-	2,590,592		14,135,957

Other liabilities
Bank debt, net of current portion	144,749						144,749
Notes payable, related parties, net of current portion	105,694						105,694
Notes payable, other, net of current portion	12,350,000			-	-		12,350,000
Capital lease obligations, net of current portion				-			-
Derivative liability	361,881						361,881

Total other liabilities	12,962,324	-	-	-	-		12,962,324

Common stock with $0.10 put option, 5,000,000 shares issued and outstanding	500,000						500,000
Redeemable Series A Preferred Stock	200,000						200,000
Redeemable Series B Preferred Stock	384,063	-	-	-	-		384,063
Redeemable Series C Preferred Stock	1,500,000						1,500,000
Redeemable Series F Preferred Stock	4,150,000						4,150,000
Redeemable Series G Preferred Stock	-				-		-
	6,734,063						6,734,063

Stockholders deficit
Series D Preferred Stock	566						566
Series E Preferred Stock	4						4
Common stock	21,783	-	20	800		(e)	22,603
Additional paid in capital	13,664,000	-	-	35,199,200	2,143,894	(f)	51,007,094
Divisional net assets		3,217,642		-	(3,217,642	)(b)	-
Retained earnings	(13,599,948)		(76,165)	-	(1,359,362	)(b)	(15,035,475)

Total stockholders deficit	86,405	3,217,642	(76,145)	35,200,000	(2,433,110)		35,994,792
Non-controlling interest	72,411				-		72,411
Total stockholders deficiency	158,816	3,217,642	(76,145)	35,200,000	(2,433,110)		36,067,203
Total liabilities and stockholders deficit	$26,177,676	$3,785,467	$4,578,922	$35,200,000	$157,482		$69,899,547

(1)	Telco Professional Services, or Telco Professional Services and Handset Testing, is a division of Tekmark

	Telco Professional	IPC
Proforma adjustments acquisitions:	Services (1)	Systems, Inc.	Total
(a) Represents the cash paid at closing of the acquisition net of the cash balances not acquired	$19,957,790	$15,403,944	$35,361,734
(b) Represents elimination of the assets, liabilities, and equity that were not acquired in the transaction	$3,217,642	$1,359,362	$4,577,004
(c) To reflect the estimated fair value of identifiable intangible assets and goodwill acquired in the acquisition	$19,549,141	$15,970,075	$35,519,216
(d) To reflect the issuance of acquisition notes to sellers	$813,214	$1,777,378	$2,590,592
(e) To reflect the stock issued as consideration in the acquisition			-
	$1,995,779	148,115	2,143,894

Proforma adjustments offering:

To reflect the issuance of 8,000,000 shares of common stock generating net proceeds of $35,200,000.

							Telco Professional			Proforma		Proforma
	Genesis	Digital	Tropical	RME	RML	Adex	Services (1)	IPC	TNS	Adjustments		Combined
Revenue	2,812,210	(2,443,441)	785,181	2,565,801	49,986	37,160,836	16,833,939	17,158,112	4,097,049	-		79,019,673

Cost of Revenues	1,851,018	(1,776,685)	398,719	1,516,627	2,400	30,268,026	11,691,936	11,485,896	2,493,261	-		57,931,198

Gross margin	961,192	(666,756)	386,462	1,049,174	47,586	6,892,810	5,142,003	5,672,216	1,603,788	-		21,088,475
								0.67
Operating expenses
Depreciation	39,229	(26,000)	5,624	-	-	-	-	-	-	10,341,594	(g)	10,360,447
Salaries and wages	852,600	(524,531)	336,964	241,156	-	-	1,103,613	3,404,930	1,187,654	(2,523,931	)(k)	4,078,455
Stock compensation	5,001,000	-			-	-	-	-		-		5,001,000
General and administrative	1,251,102	(572,100)	134,647	606,145	27,473	5,339,264	133,474	792,594	135,286	(19,000	)(h)	7,828,885

Total operating expenses	7,143,931	(1,122,631)	477,235	847,301	27,473	5,339,264	1,237,087	4,197,524	1,322,940	7,798,663		27,268,787

Income (loss) from operations	(6,182,739)	455,875	(90,773)	201,873	20,113	1,553,546	3,904,916	1,474,692	280,848	(7,798,663)		(6,180,312)

Other income (expenses)
unrealized gain (loss) on fair value of derivative	458,754				-	-	-	-	-	-		458,754
Interest expense	(1,240,457)	157,383	(21,215)	(91,779)	-	-	-	-	-	(24,058	)(i)	(1,220,126)
Interest income				184		-		-	-			184
Other income (expenses)			707	-	(1,528)	(92,690)		212,412	-			118,901
Goodwill impairment	(437,000)				-	-	-	-	-	-		(437,000)
Gain (loss) from disposal of capital equipment	-	-	-	-	-	-	-	-	-	-		-

Total other income (expense)	(1,218,703)	157,383	(20,508)	(91,595)	(1,528)	(92,690)	-	212,412	-	(24,058)		(1,079,287)

Gain in non-controlling interest	-	-	-	-	-	-	-	-	-	-		-

Net income (loss from conntinuing operations	(7,401,442)	613,258	(111,281)	110,278	18,585	1,460,856	3,904,916	1,687,104	280,848	(7,822,721)		(7,259,599)

Loss from discontinued operations	-	-										-

NET LOSS	(7,401,442)	613,258	(111,281)	110,278	18,585	1,460,856	3,904,916	1,687,104	280,848	(7,822,721)		(7,259,599)

Basic and fully diluted	(5.13)											(3.53)

Weighted average number of common shares (A)	1,442,504		126,420	60,000		-	399,156	29,623	-	-		2,057,703
outstanding-basic and diluted		(i)	(i)	(i)	(i)	(i)	(i)	(i)	(i)	(i)		(i)

EBITDA												9,181,135

Proforma adjustments:		Tropical	RME	RML	ADEX, Corp.	Telco Professional Services (1)	IPC Systems, Inc.	TNS, Inc.	Total

(g)	Represents the amortization expense related to the fair value of identifiable finite-life intangible assets acquired in the transactions, as if they had been completed on January 1, 2011	$-	$127,347	$-	$2,056,829	$3,909,828	$3,301,544	$946,046	10,341,594
(h)	To eliminate transactions expenses	$-	$-	$-	$-	$-	$-	$19,000	19,000
(i)	Represents the interest expenses associated with the acquisition notes payable, as if they had been issued on January 1, 2011	$-	$-	$-	$24,058	$-	$-	$-	24,058
(j)	To reflect the issuance of common stock on the date of the acquisitions	126,420	60,000		-	399,156	29,623	-	615,199
(k)	To reflect lower salaries for former owners	$-	$-	$-	$1,027,763	$-	$450,000	$1,046,168	2,523,931

(A)	Adjusted for the proposed 125-to-1 reverse stock split.

				Telco
				Professional			Proforma		Proforma
	Genesis	Digital	Adex	Services (1)	IPC	TNS	Adjustments		Combined
Revenue	5,874,314	(1,691,956)	22,365,754	13,233,630	17,158,112	1,876,731	-		58,816,585

Cost of Revenues	3,582,824	(1,561,287)	18,321,021	9,637,135	11,485,896	1,108,590	-		42,574,179

Gross margin	2,291,490	(130,669)	4,044,733	3,596,495	5,672,216	768,141	-		16,242,406
					0.67
Operating expenses
Depreciation	80,644	(52,525)	-	-	-	1,327	7,660,685	(g)	7,690,131
Salaries and wages	1,495,353	(226,766)		672,665	1,171,131	312,736	(1,896,354	)(k)	1,528,765
Stock compensation	603,998		-	-	-		-		603,998
General and administrative	1,473,192	(345,922)	4,777,323	88,334	291,156	92,795	(613,090	)(h)	5,763,788

Total operating expenses	3,653,187	(625,213)	4,777,323	760,999	1,462,287	406,858	5,151,241		15,586,682

Income (loss) from operations	(1,361,697)	494,544	(732,590)	2,835,496	4,209,929	361,283	(5,151,241)		655,724

Other income (expenses)
unrealized gain (loss) on fair value of derivative	(360,738)		-	-	-	-	-		(360,738)
Interest expense	(1,370,738)	256,758		-	-	-	24,058	(i)	(1,089,922)
Interest income					-				-
Other income (expenses)			(40,431)		211,732				171,301
Loss from disposal of subsidiary	(880,393)		-	-	-	-	-		(880,393)
Gain (loss) from disposal of capital equipment	21,981	4,204	-	-	-	-	-		26,185

Total other income (expense)	(2,589,888)	260,962	(40,431)	-	211,732	-	24,058		(2,133,567)

Gain in non-controlling interest	33,111	-	-	-	-	-	-		33,111

Net income (loss) from continuing operations	(3,918,474)	755,506	(773,021)	2,835,496	4,421,661	361,283	(5,127,183)		(1,444,732)

Loss from discontinued operations	-	-							-

NET LOSS	$(3,918,474)	$755,506	$(773,021)	$2,835,496	$4,421,661	$361,283	$(5,127,183)		$(1,444,732)

LOSS PER COMMON SHARE

Basic and fully diluted	$(2.72)								$(0.08)

Weighted average number of common shares (A)	1,442,504		-	399,156	29,623				18,889,573
outstanding-basic and diluted		(j)	(j)	(j)	(j)	(j)	(j)

EBITDA									8,949,853

				Telco Professional	IPC
Proforma adjustments:		TNS, Inc.	ADEX, Corp.	Services (1)	Systems, Inc.	Total

(g)	Represents the amortization expense related to the fair value of identifiable
	finite-life intangible assets acquired in the transactions, as if they had been completed	$709,535	$1,542,622	$2,932,371	$2,476,158	7,660,685
	on January 1, 2011
(h)	To eliminate transactions expenses	$39,765	$573,325	$-	$-	613,090
(i)	Represents the interest expenses associated with the acquisition notes payable, as if they had been issued on January 1, 2011	$-	$24,058	$-	$-	24,058
(j)	To reflect the issuance of common stock on the date of the acquisitions	-	-	399,156	29,623	428,779
(k)	To eliminate salaries for former owners and related company	$541,143	$1,017,711	$-	$337,500	1,896,354

(A)	Adjusted for the proposed 125-to-1 reverse stock split.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management’s discussion and analysis of financial condition and results of operations contains certain statements that are forward-looking in nature relating to our business, future events or our future financial performance.  Prospective investors are cautioned that such statements involve risks and uncertainties and that actual events or results may differ materially from the statements made in such forward-looking statements.  In evaluating such statements, prospective investors should specifically consider the various factors identified in this prospectus, including the matters set forth under the caption “Risk Factors,” which could cause actual results to differ from those indicated by such forward-looking statements.

Overview

We were incorporated in 1999, but functioned as a development stage company with limited activities through December 2009.  In January 2010, we acquired Digital Comm, Inc. (Digital Comm), a provider of specialty contracting services primarily in the installation of fiber optic telephone cable.  Until September 2012, substantially all of our revenue came from our specialty contracting services.  In the year ending December 31, 2012, primarily as a result of acquisition of ADEX Corporation (ADEX), we expect that approximately 49% of our revenue will come from specialty contracting services, with the remaining 51% coming from our telecommunications staffing services.

We operate in one reportable segment as a specialty contractor and staffing service, providing engineering, construction, maintenance, and installation services to telecommunications providers, underground facility locating services, as well as related staffing services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.  All of our operating divisions have been aggregated into one reporting segment due to their similar economic characteristics, products, production methods, and distribution methods.

Our revenue increased from $952,839 for the year ending December 31, 2010 to $2.8 million for the year ended December 31, 2011, and increased from $2.7 million for the nine months ended September 30, 2011 to $5.9 million for the nine months ended September 30, 2012.  Our net loss increased from $2.1 million for the year ending December 31, 2010 to $7.4 million for the year ending December 31, 2011.  Our net loss of $3.5 million for the nine months ended September 30, 2011 increased to $3.9 million for the nine months ended September 30, 2012.  As of September 30, 2012, our accumulated deficit was $13.6 million.  A significant portion of our services are performed under master service agreements and other arrangements with customers that extend for periods of one or more years.  We are currently party to numerous master service agreements, generally having multiple agreements with each of our customers.  Master service agreements generally contain customer-specified service requirements, such as discrete pricing for individual tasks.  To the extent that such contracts specify exclusivity, there are often a number of exceptions, including the ability of the customer to issue work orders valued above a specified dollar amount to other service providers, perform work with the customer’s own employees and use other service providers when jointly placing facilities with another utility.  In most cases, a customer may terminate an agreement for convenience with written notice.  The remainder of our services are provided pursuant to contracts for specific projects.  Long-term contracts relate to specific projects with terms in excess of one year from the contract date.  Short-term contracts for specific projects are generally of three to four months in duration.

We recognize revenues under the percentage of completion method of accounting using the cost-to-cost measures.  Revenues from contracts using the cost-to-cost measures of completion are recognized based on the ratio of contract costs incurred to date to total estimated contract costs.  Revenues from services provided under time- and materials-based contracts are recognized as the services are performed.

The following table summarizes our revenues from multi-year master service agreements and other long-term contracts, as a percentage of contract revenues:

	Nine months ended September 30,	Year ended December 31,
	2012	2011	2010
Multi-year master service agreements	60%	59%	0%
Other long-term contracts	0	0	0
Total long-term contracts	60%	59%	0%

The percentage of revenue from long-term contracts varies between periods, depending on the mix of work performed under our contracts.  During the year ended December 31, 2011, a higher percentage of revenue was earned for services performed under short-term contracts than in the year ended December 31, 2010.

A significant portion of our revenue comes from several large customers.  The following table reflects the percentage of total revenue from those customers who contributed at least 10% to our total revenue in the years ended December 31, 2010 and December 31, 2011 and the nine months ended September 30, 2012:

	Nine months ended September 30,	Year ended December 31,
	2012	2011	2010
Verizon Communications	13.7%	59%	0%
Ericsson	10.1%	0%	0%
Southern Technology Solutions	0%	0%	47%
InfraSource	0%	0%	19%
Danella Construction	19%	18%	19%
ABSS	28.8%	0%	0%
AT&T	0%	0%	10%

Telecommunications providers and enterprise customers continue to seek and outsource solutions in order to reduce their investment in capital equipment, provide flexibility in workforce sizing and expand product offerings without large increases in incremental hiring. As a result, we believe there is significant opportunity to expand both our United States and international telecommunications solutions services and staffing services capabilities. As we continue to expand our United States and international presence, we will target those customers going through new network deployments and wireless service upgrades.

We expect to continue to increase our profit margins on our specialty contracting services by leveraging our single-source end-to-end network to efficiently provide a full spectrum of telecommunications contracting and staffing services to our customers. This will alleviate some of the inefficiencies typically present in our industry, which result, in part, from the highly fragmented nature of the telecommunications industry, limited access to skilled labor and the difficulty of managing multiple specialty service providers to address our customers’ needs. As a result, we believe that we can provide superior service to our customers and eliminate certain redundancies and costs for them. We believe that our ability to address a wide range of end-to-end solutions network, infrastructure and project staffing service needs for our telecommunications industry clients is a key competitive advantage. Our ability to offer diverse technical capabilities (including design, engineering, construction, deployment, installation and integration services) allows customers to turn to a single source for these specific specialty services as well as to entrust us with the execution of entire turn-key solutions.

As a result of our recent acquisitions, we have become a multi-faceted company with an international platform. We believe that this platform will allow us to leverage our corporate and other fixed costs and capture gross margin benefits. Our platform is highly scalable. We typically hire workers to staff projects on a project-by-project basis and our other operating expenses are primarily fixed. Accordingly, we are generally able to deploy personnel to infrastructure projects in the United States and beyond with incremental increases in operating costs. We believe this business model enables us to staff our business efficiently to meet changes in demand.

Finally, given the worldwide popularity of telecommunications and wireless products and services, we will selectively pursue international expansion, which we believe represents a compelling opportunity for additional long-term growth. As a result of our acquisitions and current business model, we intend to achieve profitability in the year ending December 31, 2012.

Our planned expansion will place increased demands on our operational, managerial, administrative and other resources. Managing our growth effectively will require us to continue to enhance our operations management system, financial and management controls and information systems and to hire, train and retain skilled telecommunications personnel. The timing and amount of investments in our expansion could affect the comparability of our results of operations in future periods.

Our recent acquisitions and planned acquisitions have been timed with the additions to our management team of skilled professionals with deep industry knowledge and a strong track record of execution. Our senior management team brings an average of over 25 years of individual experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Factors Affecting Our Performance

Changes in Demand for Data Capacity and Reliability.

The telecommunications industry has undergone and continues to undergo significant changes due to advances in technology and increased competition as telephone and cable companies converge, growing consumer demand for enhanced and bundled services and governmental broadband stimulus funding. As a result of these factors, the networks of our customers increasingly face demands for more capacity and greater reliability. Telecommunications providers continue to outsource a significant portion of their engineering, construction and maintenance requirements in order to reduce their investment in capital equipment, provide flexibility in workforce sizing, expand product offerings without large increases in incremental hiring and focus on those competencies they consider core to their business success. These factors drive customer demand for our services.

Telecommunications network operators are increasingly relying on the deployment of fiber optic cable technology deeper into their networks and closer to consumers in order to respond to demands for capacity, reliability and product bundles of voice, video and high speed data services. Fiber deployments have enabled an increasing number of cable companies to offer voice services in addition to their traditional video and data services. These voice services require the installation of customer premise equipment and, at times, the upgrade of in-home wiring. Additionally, fiber deployments are also facilitating the provisioning of video services by local telephone companies in addition to their traditional voice and high speed data services. Several large telephone companies have pursued fiber-to-the-premise and fiber-to-the-node initiatives to compete actively with cable operators. These long-term initiatives and the likelihood that other telephone companies pursue similar strategies present opportunities for us.

Cable companies are continuing to target the provision of data and voice services to residential customers and have expanded their service offerings to business customers. Often times, these services are provided over fiber optic cables using “metro Ethernet” technology. The commercial geographies that cable companies are targeting for network deployments generally require incremental fiber optic cable deployment and, as a result, require the type of engineering and construction services that we provide.

The proliferation of smart phones and other wireless data devices has driven demand for mobile broadband. This demand and other advances in technology have prompted wireless carriers to upgrade their networks. Wireless carriers are actively increasing spending on their networks to respond to the explosion in wireless data traffic, upgrade network technologies to improve performance and efficiency and consolidate disparate technology platforms. These customer initiatives present long-term opportunities for us for the wireless services we provide. Further, the demand for mobile broadband has increased bandwidth requirements on the wired networks of our customers. As the demand for mobile broadband grows, the amount of cellular traffic that must be “backhauled” over customers’ fiber and coaxial networks increases and, as a result, carriers are accelerating the deployment of fiber optic cables to cellular sites. These trends are increasing the demand for the types of services we provide.

Our Ability to Recruit, Manage and Retain High Quality Telecommunications Personnel.

The shortage of skilled labor in the telecommunications industry and difficulty recruiting and retaining skilled personnel can frequently limit the ability of specialty contractors to bid for and complete certain contracts. In September 2012, we acquired ADEX, a telecommunications staffing firm. Through ADEX, we own and manage a proprietary database of more than 70,000 telecom personnel, which we use to locate and deploy skilled workers for projects. We believe that our access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand, however, our ability to continue to take advantage of this labor pool will depend, in part, on our ability to successfully integrate ADEX into our business.

Our Ability to Integrate Our Acquired Businesses and Expand Internationally.

We completed four acquisitions since August 2011 and plan to consummate additional acquisitions in the near term. Our success will depend, in part, on our ability to successfully integrate these businesses into our global telecommunications platform. In addition, we believe international expansion represents a compelling opportunity for additional growth over the long-term because of the worldwide need for telecommunications infrastructure. As of September 30, 2012, our operations outside the United States generated $139,000 in revenue. We plan to expand our global presence either through expanding our current operations or by acquiring subsidiaries with international platforms.

Our Ability to Expand and Diversify Our Customer Base.

Our customers for specialty contracting services consist of leading telephone, wireless, cable television and data companies. Ericsson is our main telecommunications staffing services customer. Historically, our revenue has been significantly concentrated in a small number of customers. Although we still operate at a net loss, our revenue in recent years has increased as we have acquired additional subsidiaries and diversified our customer base and revenue streams. The percentage of our revenue attributable to our top 10 customers, as well as key customers that constitute at least 10% of our revenue in at least one of the periods specified in the following table, were as follows:

Customer:	Year ended December 31,		Nine months ended September 30,
	2010	2011	2012
Top 10 customers, aggregate	100%	97%	79%
Customer:
Verizon Communications, Inc	0%	59%	13.7%
Danella Construction	19%	18%	19%
InfraSource	19%	0%	0%
AT&T	10%	0%	0%
ABSS	0%	0%	28.8%
Ericsson, Inc	0%	—	10.1%
Southern Technology Solutions	47%	0%	0%

Business Unit Transitions.

In the year ended December 31, 2011, 100% of our revenue came from our specialty contracting services. In the year ended December 31, 2012, we expect that approximately 49% of our revenue will come from specialty contracting services, with the remaining 51% coming from our telecommunications staffing services. This change in focus is mainly attributable to our acquisition of ADEX. Due to the shift of our business focus from exclusively providing specialty contracting services to also providing substantial staffing services, we have expanded our customer base.

In addition, we have acquired four other companies since August 2011, and each of these acquisitions has either enhanced certain of our existing business units or allowed us to gain market share in new lines of business. For example, our acquisition of T N S in September 2012 extended the geographic reach of our structured cabling and antenna system services. Our intended acquisition of IPC will allow us to improve our systems integration capabilities. Our proposed acquisition of Telco will further expand our project staffing business and our access to skilled labor.

We expect these acquisitions to facilitate geographic diversification that protects against regional cyclicality. We believe our diverse platform of services, capabilities, customers and geographies will enable us to grow as the market continues to evolve.

The table below summarizes the revenues for each of these product lines for the years ended December 31, 2010 and 2011 and the unaudited nine months ended September 30, 2011 and 2012.

	Year ended December 31,		Nine months ended September 30,
	2010	2011	2011	2012
Revenue from:
Specialty contracting services	$952,839	$2,812,210	$2,703,830	$4,482,892
Telecommunications staffing services	—	—	—	1,391,422
Other	—	—	—	—
As a percentage of total revenue:
Specialty contracting services	100%	0%	100%	76%
Telecommunications staffing services	0%	0%	0%	24%
Other	0%	0%	0%	0%

With the acquisition of ADEX in September 2012, the revenue generated from telecommunications staffing services will continue to increase as a percentage of our overall revenue.

Impact of Pending and Recently Completed Acquisitions

We have grown significantly and expanded our service offerings and geographic reach through a series of strategic acquisitions.

Since January 1, 2011, we have completed the following acquisitions:

●
ADEX Corporation.  In September 2012, we acquired ADEX Corporation, an Atlanta-based provider of staffing solutions and other services to the telecommunications industry.  ADEX’s project staffing solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

●
T N S, Inc.  In September 2012, we also acquired T N S, Inc., a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  T N S extends our geographic reach to the Midwest area and our client reach to end-users such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

●
Tropical Communications, Inc.  In August 2011, we acquired Tropical Communications, Inc., a Miami-based provider of services to construct, install, optimize and maintain structured cabling for commercial and governmental entities in the Southeast.

●
Rives-Monteiro Engineering LLC and Rives-Monteiro Leasing, LLC.  In December 2011, we acquired a 49% stake in Rives-Monteiro Engineering LLC, a certified Women Business Enterprise (WBE) cable firm based in Tuscaloosa, Alabama that performs engineering services in the Southeastern United States and internationally, and 100% of Rives-Monteiro Leasing, LLC (RME), an equipment provider for cable-engineering services firms.  We have an option to purchase the remaining 51% of Rives-Monteiro Engineering for a nominal sum at any time.

We have also entered into definitive agreements for the following acquisitions:

●
Telco.  In November 2012, we executed a definitive agreement to acquire the Telco Professional Services and Handset Testing business division of Tekmark Global Solutions, LLC, a New Jersey limited liability company.  We plan to integrate this professional service and telecommunications staffing business with our ADEX subsidiary in order to expand our project staffing business and our access to skilled labor.  We intend to use a portion of the proceeds from this offering to consummate this acquisition.

●
IPC.  In November 2012, we executed a definitive agreement to acquire IPC, a full-service voice and data network engineering firm based in New York.  IPC serves both corporate enterprises and telecommunications service providers.  We believe that the acquisition of IPC will support our cloud and managed services aspect of our business as well as improve our systems integration and applications capabilities.

We regularly review opportunities and periodically engage in discussions regarding possible acquisitions. Our ability to sustain our growth and maintain our competitive position may be affected by our ability to identify, acquire and successfully integrate companies.

We have entered into definitive agreements to acquire Telco and IPC, which will close concurrently with or prior to the consummation of this offering. We intend to operate all of the acquired companies in a decentralized model in which the management of the companies will remain responsible for daily operations while our senior management will utilize their deep industry expertise and strategic contacts to develop and implement growth strategies and leverage top-line and operating synergies among the companies as well as provide overall general and administrative functions.

In November 2012, we executed definitive agreements to acquire Telco and IPC. After the completion of the Telco and IPC acquisitions and reflecting the consolidation of these entities in our results of operations, we expect our revenues, cost of revenues and operating expenses will increase substantially. Accordingly, our future results of operations may differ significantly from those described in this prospectus. The impact of the pending acquisitions is not reflected in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the impact of completed acquisition is only included from the period commencing on the acquisition date. The unaudited pro forma combined condensed financial information included in this prospectus is not intended to represent what our results of operations would have been if the acquisitions had occurred on January 1, 2011 or to project our results of operations for any future period. Since we and each of these entities were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

General Economic Conditions.

Within the context of a slowly growing economy and the current volatility in the credit and equity markets, we believe the latest trends and developments support our steady industry outlook. We will continue to closely monitor the effects that changes in economic and market conditions may have on our customers and our business and we will continue to manage those areas of the business we can control.

Components of Results of Operations

Revenue.

In the years ended December 31, 2010 and 2011, we derived virtually all of our revenue from our specialty contracting services. In the nine months ended September 30, 2012 we derived approximately 76% of our revenue from our specialty contracting services and approximately 24% of our revenue from our telecommunications staffing and training services.

Cost of Revenues.

Cost of revenues in the year ended December 31, 2011 was 66% of revenues as compared to 105% in the year ended December 31, 2010, primarily due to increased efficiency in the year ended December 31, 2011 and our focus on improving margins. Cost of revenues includes all direct costs of providing services under our contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs. For a majority of the contract services we perform, our customers provide all necessary materials and we provide the personnel, tools and equipment necessary.

We retain the risk of loss, up to certain limits, for claims related to automobile liability, general liability, workers’ compensation, employee group health and location damages. We are sometimes subject to claims for damages resulting from property and other damages arising in connection with our specialty contracting services. A change in claims experience or actuarial assumptions related to these risks could materially affect our results of operations. For a majority of the contract services we perform, our customers provide all required materials while we provide the necessary personnel, tools and equipment. Materials supplied by our customers, for which the customer retains financial and performance risk, are not included in our revenue or costs of sales. We expect cost of revenue to continue to increase if we succeed in continuing to grow our revenue.

General and Administrative Costs.

General and administrative costs include all of our corporate costs, as well as costs of our subsidiaries’ management personnel and administrative overhead. These costs primarily consist of employee compensation and related expenses, including legal, consulting and professional fees, information technology and development costs, provision for or recoveries of bad debt expense and other costs that are not directly related to performance of our services under customer contracts. Our senior management, including the senior managers of our subsidiaries, perform substantially all of our sales and marketing functions as part of their management responsibilities and, accordingly, we have not incurred material sales and marketing expenses. Information technology and development costs included in general and administrative expenses are primarily incurred to support and to enhance our operating efficiency. We expect these expenses to continue to generally increase as we expand our operations, but expect that such expenses as a percentage of revenue will decrease if we succeed in increasing revenue. Between January 1, 2012 and November 16, 2012, we increased our workforce by 346 employees, primarily as a result of the acquisitions of ADEX and T N S, which will increase ongoing headcount related expenses.

Goodwill and Intangible Assets.

We perform our annual impairment review of goodwill and certain intangible assets with indefinite lives during the fourth quarter of each year at the reporting unit level. The assets of each of our acquired businesses and the related goodwill are assigned to the applicable reporting unit at the date of acquisition. We identify our reporting units by assessing whether businesses holding purchased assets, including goodwill, and related assumed liabilities have discrete financial information available. We estimate the fair value of each reporting unit and compare the fair value to its carrying value, including goodwill. If the carrying value exceeds the fair value, the value of the reporting units’ goodwill or other indefinite-lived intangibles may be impaired and written down. Our goodwill resides in multiple reporting units. The profitability of individual reporting units may suffer periodically from downturns in customer demand and other factors resulting from the cyclical nature of our business, the high level of competition existing within our industry, the concentration of our revenues within a limited number of customers and the level of overall economic activity. During times of economic slowdown, our customers may reduce their capital expenditures and defer or cancel pending projects. Individual reporting units may be relatively more impacted by these factors than the company as a whole. As a result, demand for the services of one or more of our reporting units could decline, resulting in an impairment of goodwill or intangible assets.

We review finite-lived intangible assets for impairment whenever an event occurs or circumstances change which indicates that the carrying amount of such assets may not be fully recoverable. Recoverability is determined based on an estimate of undiscounted future cash flows resulting from the use of an asset and its eventual disposition. An impairment loss is measured by comparing the fair value of the asset to its carrying value. If we determine the fair value of an asset is less than the carrying value, an impairment loss is incurred. Impairment losses, if any, are reflected in operating income or loss in the consolidated statements of operations during the period incurred.

In the year ended December 31, 2011 we recognized an impairment for the goodwill of $437,000 from the acquisition of Tropical Communications, Inc. (Tropical). We performed our required annual goodwill impairment test as of December 31, 2011.

Fair Value of Embedded Derivatives.

We analyzed the Note and Purchase Warrant Agreement with MidMarket Capital based on the provisions of Accounting Standard Codification (ASC) 815-15 and determined that the conversion of the loan agreement qualifies it as an embedded derivative. The fair value upon inception of the embedded derivatives are calculated using the Black-Scholes option pricing model and recorded as embedded derivative liabilities. The embedded derivatives are revalued at the end of each reporting period and any resulting gain or loss is recognized as a current period charge to the statement of operations.

We account for the embedded conversion features included in its warrants as derivative liabilities. The aggregate fair value of derivative liabilities as of September 30, 2012 and December 31, 2011, amounted to $361,881 and $1,143 respectively.

Income Taxes.

No provisions for income taxes have been made because we have a current year loss and have sustained cumulative losses since the commencement of operations. As of December 31, 2011 and December 31, 2010, we had net operating loss carryforwards (NOLs) of $2.9 million and $1.2 million, respectively, which will be available to reduce future taxable income and expense through 2030, subject to limitations pursuant to IRC Section 382 in the event of a more than fifty percent change of ownership.

Credit Risk.

We are subject to concentrations of credit risk relating primarily to our cash and equivalents, accounts receivable, other receivables and costs and estimated earnings in excess of billings. Cash and equivalents primarily include balances on deposit in banks. We maintain substantially all of our cash and equivalents at financial institutions we believe to be of high credit quality. To date we have not experienced any loss or lack of access to cash in our operating accounts.

We grant credit under normal payment terms, generally without collateral, to our customers. These customers primarily consist of telephone companies, cable broadband MSOs and electric and gas utilities. With respect to a portion of the services provided to these customers, we have certain statutory lien rights which may, in certain circumstances, enhance our collection efforts. Adverse changes in overall business and economic factors may impact our customers and increase potential credit risks. These risks may be heightened as a result of economic uncertainty and market volatility. In the past, some of our customers have experienced significant financial difficulties and, likewise, some may experience financial difficulties in the future. These difficulties expose us to increased risks related to the collectability of amounts due for services performed. We believe that none of our significant customers were experiencing financial difficulties that would materially impact the collectability of our trade accounts receivable and costs in excess of billings as of September 30, 2012.

Insurance.

As part of our insurance program, we retain the risk of loss, up to certain limits, for claims related to automobile liability, general liability, workers’ compensation, employee group health and location damages, and we have established reserves that we believe to be adequate based on current evaluations and our experience with these types of claims. For these claims, the effect on our financial statements is generally limited to the amount needed to satisfy our insurance deductibles or retentions. From time to time, we and our subsidiaries are parties to various other claims and legal proceedings. It is the opinion of our management, based on information available at this time, that such other pending claims or proceedings will not have a material effect on our financial statements.

Contingent Consideration.

We recognize the acquisition-date fair value of contingent consideration as part of the consideration transferred in exchange for the acquiree or assets of the acquiree in a business combination. The contingent consideration is classified as either a liability or equity in accordance with ASC 480-10 (“Accounting for certain financial instruments with characteristics of both liabilities and equity”). If classified as a liability, the liability is remeasured to fair value at each subsequent reporting date until the contingency is resolved. Increases in fair value are recorded as losses on the statement of operations, while decreases are recorded as gains. If classified as equity, contingent consideration is not remeasured and subsequent settlement is accounted for within equity Litigation and Contingencies.

Litigation and contingencies are reflected in our consolidated financial statements based on management’s assessment of the expected outcome of such litigation or expected resolution of such contingency. An accrual is made when the loss of such contingency is probable and reasonably estimable. If the final outcome of such litigation and contingencies differs significantly from our current expectations, such outcome could result in a charge to earnings.

Results of Operations

The following table shows our results of operations in dollars. The historical results presented below are not necessarily indicative off the results that may be expected for any future period.

	Year ended December 31,		Nine months ended September 30,
	2010	2011	2011	2012
Revenue	$952,839	$2,812,210	$2,703,830	$5,874,314

Cost of revenues earned	1,002,781	1,851,018	1,513,058	3,582,824
Operating expenses
Depreciation and amortization	26,191	39,229	28,066	80,644
Salaries and wages	702,374	852,600	1,018,073	1,495,353
Stock compensation	872,000	5,001,000	930,000	603,998
General and administrative	600,509	1,251,102	1,081,273	1,473,192
Total operating expenses	3,203,855	8,994,949	3,057,413	3,653,187

Loss from operations	(2,251,016)	(6,182,739)	(1,866,640)	(1,361,697)

Total other income (expense)	109,420	(1,218,703)	(1,592,319)	(2,589,888)

Net loss	$(2,141,596)	$(7,401,442)	$(3,458,961)	$(3,918,474)

Nine months ended September 30, 2012, compared to nine months ended September 30, 2011.

Revenue.

	Nine months ended September 30,		Change
	2011	2012	Dollars	Percentage
Specialty contracting	$2,703,830	$4,482,892	$1,779,062	66%
Telecommunication staffing services	—	1,391,422	1,391,422	100%
Total	$2,703,830	$5,874,314	$3,170,484	117%

Total revenue for the nine months ended September 30, 2012 was $5.9 million, which represented an increase of $3.2 million, or 117%, compared to total revenue of $2.7 million for the nine months ended September 30, 2011.  The increase in total revenue during this period was primarily attributed to revenue generated by our acquired companies.  For the nine months ended September 30, 2011, substantially all of our revenue was derived from our specialty contracting services, while for the nine months ended September 30, 2012, 76% of our revenue was derived from our specialty contracting services and 24% of our revenue was derived from our telecommunications staffing services.  This change is primarily a result of our acquisition of ADEX.

Cost of revenue and gross profit.

	Nine months ended September 30,		Change
	2011	2012	Dollars	Percentage
Cost of Revenue	$1,513,058	$3,582,824	$2,069,766	137%
Gross Profit	$1,190,772	$2,291,490	$1,100,718	92%

Our cost of revenue increased $2.1 million from $1.5 million for the nine months ended September 30, 2011 to $3.6 million for the nine months ended September 30, 2012.  This increase was primarily due to the acquisitions completed in the years ended December 31, 2011 and 2012.  For the nine months ending September 30, 2011, all of our operations were in the specialty contracting services division.  For the nine months ended September 30, 2012, we had a revenue mix of 76% specialty contracting services as compared to telecommunications staffing services of 24%, primarily as a result of our acquisition of ADEX.

Gross profit dollars from our specialty contracting services business increased primarily due to increased revenue.  Specialty contracting services accounted for 76% of our revenue in the nine months ended September 30, 2012 over the prior year period.  Specialty contracting services accounted for 100% of our revenue in the nine months ended September 30, 2011 and accounted for 76% of our revenue for the nine months ended September 30, 2012.  The change was a result of the acquisition of ADEX in September 2012.

General and Administrative.

	Nine months ended September 30,		Change
	2011	2012	Dollars	Percentage
General and administrative	$1,081,273	$1,473,192	$391,919	36%
Percentage of revenue	40%	25%

Our general and administrative expenses increased $391,919 from $1.1 million for the nine months ended September 30, 2011 to $1.5 million for the nine months ended September 30, 2012.  The increases were primarily as a result of the acquisitions completed in the years ended December 31, 2011 and 2012.

Changes in Fair Value of Embedded Derivatives.

The conversion option provided in the August 2010 Note and Purchase Warrant Agreement, qualifies as an embedded derivative.  The fair value upon inception of the embedded derivative was determined to be $836,685 and was recorded as an embedded derivative liability.  The embedded derivative is revalued at the end of each reporting period and any resulting gain or loss is recognized as a current period charge to the statement of operations.  Upon issuance, the fair value was calculated using the Black-Scholes option pricing model with the following factors, assumptions and methodologies:

	September 30,
	2012	2011
Fair value of Company’s common stock	$0.0197	$0.072
Volatility (closing prices of 3-4 comparable public companies)	57%	57%
Exercise price	$.01	$.15
Estimated life	5 years	5 years
Risk free interest rate (based on 1-year treasury rate)	1%	15%

We account for the embedded conversion features included in our common stock as well as the related warrants as derivative liabilities.  The aggregate fair value of derivative liabilities as of September 30, 2012 and September 30, 2011 amounted to $361,881 and $954,454, respectively.

Interest Expense and Other Income, Net.

	Nine months ended September 30,		Change
	2011	2012	Dollars	Percentage
Interest expense	$1,097,762	$1,370,738	$272,976	25%
Other loss, net	(494,557)	(1,219,150)	(724,593)	(147%)

Interest expense increased $272,976 from $1.1 million in the nine months ended September 30, 2011 to $1.4 million for the nine months ended September 30, 2012, primarily due to increases in our outstanding debt obligations.  Other loss, net increased $724,593 from $494,557 in the nine months ended September 30, 2011 to $1.2 million for the nine months ended September 30, 2012, primarily due to the loss on disposal of our Digital Comm subsidiary.

Net Loss.

Net loss was $3.9 million for the nine months ended September 30, 2012, as compared to $3.5 million for the nine months ended September 30, 2011.

Year ended December 31, 2011 compared to year ended December 31, 2010

Revenue.

	Year ended December 31,			Change
	2010	% of Revenue	2011	% of Revenue	Dollars	Percentage
Revenue	$952,839	100%	$2,812,210	100%	$1,859,371	195%

Total	$952,839		$2,812,210		$1,859,371	195%

Total revenue for the year ended December 31, 2011 was $2.8 million, which represented an increase of $1.9 million, or 195%, compared to total revenue of $952,839 for the year ended December 31, 2010.  The increase in revenue during this period was primarily attributed to the acquisition of Tropical in August 2011 combined with increases in revenue from Verizon.  Revenue from our specialty contracting services increased $1.9 million from $952,839 in the year ended December 31, 2010 to $2.8 million in the year ended December 31, 2011, primarily driven by the acquisition of Tropical and increased revenue from Verizon.

Cost of Revenue and Gross Profit.

	Year ended December 31,		Change
	2010	2011	Dollars	Percentage
Revenue	$952,839	$2,812,210	$1,859,371	195%
Cost of revenue	$1,002,781	$1,851,018	$848,237	85%
Cost of revenue as a percentage of revenue	105%	66%	—	(39)%
Gross profit	$(49,942)	$961,192	$1,011,134	—

Our cost of revenue increased $848,237 from $1.0 million for the year ended December 31, 2010 to $1.9 million for the year ended December 31, 2011. Cost of revenue, as a percentage of revenue, decreased 39% in the year ended December 31, 2011 from 105% in the year ended December 31, 2010 to 66% in the year ended December 31, 2011. The decrease in cost of revenue primarily related to increased revenue and cost containment. Specialty contracting services accounted for substantially all of our revenue in the year ended December 31, 2011 and the year ending December 31, 2010.

Cost of revenues for the years ended December 31, 2011 and 2010 primarily consisted of direct labor provided by employees, services provided by subcontractors, direct material and other related costs. For a majority of the contract services we perform, our customers provide all necessary materials and we provide the personnel, tools and equipment necessary to perform installation and maintenance services. We also sell equipment to certain customers.

Gross profit dollars from our specialty contracting services business increased primarily due to increased revenue.

General and Administrative.

	Year ended December 31,		Change
	2010	2011	Dollars	Percentage
General and administrative	$600,509	$1,251,102	$650,593	108%
Percentage of Revenue	63%	44%

General and administrative expenses include all of our corporate costs, as well as costs of our subsidiaries management personnel and administrative overhead. These costs consist of office rental, legal, consulting and professional fees, travel costs and other costs that are not directly related to performance of our services under customer contracts.

Our general and administrative expenses increased $650,593 from $600,509 in the year ended December 31, 2010 to $1.3 million in the year ended December 31, 2011. The increase was primarily driven by increased compensation expense. The increase in general and administrative expenses was primarily related to our growth, the need to support a larger customer base and the need to build the necessary infrastructure required of a growing company.

For the year ended December 31, 2011, salaries and wages increased $4.3 million, or 272%, to $5.9 million from $1.6 million in the year ended December 31, 2010. The increase was primarily attributable to an increase in stock compensation expense of $5.0 million from $872,000 in the year ended December 31, 2010. Salaries paid to support the increased revenue accounted for the additional increase. As revenue continues to increase, we expect that salaries and wages will also increase, but at a slower rate than revenue.

Other Expenses.

Interest expense increased by $973,089, or 364%, to $1.2 million for the year ended December 31, 2011, as compared to $267,368 for the year ending December 31, 2010. The increase was primarily a result of the increased borrowings by the Company.

The unrealized gains on the change in fair value of the derivative increased to $458,754 in the year ended December 31, 2011, as compared to $376,788 in the year ended December 31, 2010.

The loss from discontinued operations decreased to $.61 million for the year ended December 31, 2011, as compared to $.77 million in the year ended December 31, 2010.

Changes in Fair Value of Embedded Derivatives.

The conversion option provided in the August 2010 Note and Purchase Warrant Agreement qualifies as an embedded derivative. The fair value upon inception of the embedded derivative was determined to be $836,685 and was recorded as an embedded derivative liability. The embedded derivative is revalued at the end of each reporting period and any resulting gain or loss is recognized as a current period charge to the statement of operations. Upon issuance the fair value was calculated using the Black-Scholes option pricing model with the following factors, assumptions, and methodologies:

	2011	2010
Fair value of Company’s common stock	$0.0055	$0.10
Volatility (closing prices of 3-4 comparable public companies)	56.78%	60.20%
Exercise price	$0.15	$0.15
Estimated life	5 years	5 years
Risk free interest rate (based on 1-year treasury rate)	.15%	.15%

We account for the embedded conversion features included in our common stock as well as the related warrants as derivative liabilities.  The aggregate fair value of derivative liabilities as of December 31, 2011 and 2010 amounted to $1,143 and $459,897, respectively.

Interest Expense and Other Income, Net.

	Year ended December 31,		Change
	2010	2011	Dollars	Percentage
Interest expense	$267,368	$1,240,457	$973,089	364%
Other income, net	$(367,788)	$(21,754)	$(355,034)	(94)%

Interest expense increased $973,089 from $267,368 for the year ended December 31, 2010 to $1.2 million for the year ended December 31, 2011, primarily due to increases in our outstanding debt obligations. Other income, net decreased $346,034 from 376,778 for the year ended December 31, 2010 to $21,754 for the year ended December 31, 2011, primarily due to the write off of the goodwill associated with the Tropical subsidiary.

Provision for Income Taxes.

No provisions for income taxes have been made because we have a current year loss and have sustained cumulative losses since the commencement of operations. As of December 31, 2011 and December 31, 2010, we had NOLs of $2.9 million and $1.2 million, respectively, which will be available to reduce future taxable income and expense through 2030, subject to limitations pursuant to Internal Revenue Code Section 382 in the event of a more than fifty percent change of ownership.

At December 31, 2011 and December 31, 2010, a full valuation allowance has been provided as realization of the deferred tax benefit is not likely. The valuation allowance increased approximately $835,000 in the year ended December 31, 2011 and $433,000 in the year ended December 31, 2010.

Unaudited quarterly results of operations

The following table sets forth our consolidated statement of operations data for each of the seven quarters for the period ended September 30, 2012. This unaudited quarterly information has been prepared on a basis consistent with our audited historical consolidated financial statements included elsewhere in this prospectus and, in the opinion of management, reflects all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the information for the periods presented. You should read the table in conjunction with our historical and pro forma consolidated financial statements and notes thereto included elsewhere in this prospectus. The results of operations for historical periods not necessarily indicative of the results of operations for any future period.

	Three months ended
	Mar 31, 2011	June 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	June 30, 2012	Sep 30, 2012
Total revenue	$368,023	$820,804	$651,299	$972,084	$1,520,035	$1,403,551	$2,950,728
Cost of revenues	355,868	445,789	330,569	718,792	864,680	988,461	1,729,683
Gross profit	12,155	375,015	320,730	253,292	655,355	415,090	1,221,045
Operating expenses
Depreciation and amortization	6,500	6,650	14,916	11,163	14,208	25,002	41,434
Salaries and wages	104,335	276,722	607,591	136,048	423,829	330,652	740,872
Stock compensation	390,000	780,000	—	3,831,000	180,000	200,000	223,998
General and administrative	160,174	149,721	138,431	530,680	454,208	326,808	692,175
Total operating expenses	661,009	1,213,093	760,938	4,508,891	1,072,245	882,462	1,698,479
Other expenses
Unrealized (loss) gain on fair value of derivative	(805,549)	(1,847,145)	2,158,137	953,311	(780)	910	(360,868)
Loss from disposal of subsidiary	-	-	-	-	-	-	(880,393)
Undistributed earnings from non-controlled subsidiary	-	-	-	-	-	-	-
Gain from disposal of capital equipment	-	-	-	-	23,378	(1,397)	-
Goodwill impairment	-	-	-	(437,000)	-	-	-
Interest expense	(196,163)	(566,901)	(320,705)	(156,688)	(306,945)	(287,120)	(776,674)
Total other (income) expense	(1,001,712)	(2,414,046)	1,837,432	359,623	(284,347)	(287,607)	(2,017,935)
Gain in non-controlling interest	-	-	-	-	5,051	11,897	16,163
Net income (loss)	$(1,650,566)	$(3,252,124)	$1,397,224	$(3,895,976)	$(696,186)	$(743,082)	$(2,479,206)

Seasonality and Quarterly Fluctuations.

Our revenues are affected by seasonality as a significant portion of the work we perform is outdoors.  Consequently, our operations are impacted by extended periods of inclement weather.  Generally, inclement weather is more likely to occur during the winter season which falls during our second and third fiscal quarters.  Also, a disproportionate percentage of total paid holidays fall within our second quarter, which decreases the number of available workdays.  Additionally, our customer premise equipment installation activities for cable providers historically decrease around calendar year-end holidays as their customers generally require less activity during this period.  As a result, we may experience reduced revenue in the second or third quarters of our fiscal year.

In addition, we have experienced and expect to continue to experience quarterly variations in revenues and net income as a result of other factors, including:

●	the timing and volume of customers’ construction and maintenance projects, including possible delays as a result of material procurement;

●	seasonal budgetary spending patterns of customers and the timing of their budget approvals;

●	the commencement or termination of master service agreements and other long-term agreements with customers;

●	costs incurred to support growth internally or through acquisitions;

●	fluctuations in results of operations caused by acquisitions;

●	fluctuations in the employer portion of payroll taxes as a result of reaching the limitation on payroll withholdings obligations;

●	changes in mix of customers, contracts and business activities;

●	fluctuations in insurance expense due to changes in claims experience and actuarial assumptions;

●	fluctuations in stock-based compensation expense as a result of performance criteria in performance-based share awards, as well as the timing and vesting period of all stock-based awards;

●	fluctuations in incentive pay as a result of operating results;

●	fluctuations in interest expense due to levels of debt and related borrowing costs;

●	fluctuations in other income as a result of the timing and levels of capital assets sold during the period; and

●
fluctuations in income tax expense due to levels of taxable earnings, the impact of non-deductible items and tax credits and the impact of disqualifying dispositions of incentive stock option expenses.

Accordingly, operating results for any fiscal period are not necessarily indicative of results that may be achieved for any subsequent fiscal period.

Cost of Revenue.

Cost of revenue has generally increased in line with revenue increases or decreases. As a percentage of revenue, it has decreased from 2010 to 2011.

Change in Fair Value of Embedded Derivatives.

Because the change in carrying value of our embedded derivative in the conversion option provided in the August 2010 Note and Purchase Warrant Agreement, along with the conversion option of the September 2012 Warrant Purchase Agreements, are adjusted to fair value at each quarterly reporting date, change in the estimated fair value have fluctuated from quarter to quarter depending on numerous factors.

For additional information on matters that may affect our quarterly results, see “Risk Factors – Risks Related to Our Business”.

Going Concern

We suffered losses from operations that may raise doubt about our ability to continue as a going concern. As of December 31, 2011, we had both negative working capital and continued net losses. We may raise capital through the sale of equity securities, through debt securities, or through borrowings from principals and/or financial institutions. Our management believes that actions presently being taken to obtain additional funding provide the opportunity for us to continue as a going concern, however, there can be no assurance that additional financing which is necessary for us to continue our business will be available to us on acceptable terms, or at all.

Liquidity, Capital Resources and Cash Flows

We have satisfied our capital and liquidity needs primarily through private sales of equity securities and bank borrowings. As of September 30, 2012, we had cash and cash equivalents of $247,880, which were exclusively denominated in U.S. dollars and consisted of bank deposits. As of September 30, 2012, $27,700 of cash was held by foreign subsidiaries. We believe these amounts can be repatriated without significant tax consequences.

We have incurred net losses of $2.1 million and $7.4 million during the years ended December 31, 2010 and 2011, respectively, and net losses of $3.5 million and $3.9 million during the nine months ended September 30, 2011 and September 30, 2012, respectively. Our accumulated deficit as of September 30, 2012 was $(13.6) million, of which $361,881 was attributable to the embedded derivative in our warrants.

As of September 30, 2012, we had total assets of $26.2 million which included cash and cash equivalents of $247,880, which were predominately denominated in U.S. dollars and consisted of bank deposits. As of September 30, 2012, $220,180 of cash was held by our U.S. subsidiaries and $27,700 of cash was held by our non-U.S. subsidiaries.

Indebtedness.

MidMarket Loan. On September 17, 2012, we entered into a Loan and Security Agreement with the lenders referred to therein (Lenders), MidMarket Capital Partners, LLC, as agent for the Lenders (Agent), and certain subsidiaries of Genesis as guarantors (Loan Agreement). Pursuant to the Loan Agreement, the Lenders provided us with senior secured first lien term loans in an aggregate principal amount of $13,000,000 (Closing Date Loans). We used a portion of the proceeds of the Closing Date Loans to finance recent acquisitions, to repay certain outstanding indebtedness and to pay related fees, costs and expenses. We may use the remainder of the proceeds of the Closing Date Loans to finance certain other acquisitions (Potential Acquisitions) and for working capital and long-term financing needs.

On November 13, 2012, we entered into a First Amendment with the Lenders, the Agent and certain subsidiaries of Genesis as guarantors (First Amendment). Pursuant to the First Amendment, the Lenders provided us with additional senior secured first lien term loans in an aggregate principal amount of $2,000,0000 (First Amendment Loans and, together with the Closing Date Loans, the MidMarket Loans) and made certain other amendments to the Loan Agreement (as so amended, the Amended Loan Agreement). We may use the proceeds of the First Amendment Loans to pay the fees and expenses relating to the First Amendment and for working capital and long-term financing needs.

The MidMarket Loans mature September 17, 2017, provided that if we fail to raise at least $30,000,000 in connection with a public offering of voting equity securities of the Company by March 17, 2014, the MidMarket Loans shall mature on accelerated basis and will come due June 17, 2014. We are required to repay up to $750,000 of the MidMarket Loans to the extent not applied to the cash portion of any Potential Acquisition within 90 days of September 17, 2012. Interest on the MidMarket Loans accrues at a rate per annum equal to 12.0%.

Subject to certain exceptions, all our obligations under the MidMarket Loans are unconditionally guaranteed by each of our existing direct and indirect domestic subsidiaries (Guarantors) pursuant to the terms of a Guaranty and Suretyship Agreement, dated as of September 17, 2012, by Rives-Monteiro Leasing, LLC and Tropical Communications, Inc. in favor of the Agent (Guaranty), as supplemented by an Assumption and Joinder Agreement, dated as of September 17, 2012, by and among us, ADEX, T N S and the Agent (Joinder). Pursuant to the terms of the Amended Loan Agreement, the Guaranty (as supplemented by the Joinder), and a Pledge Agreement, dated as of September 17, 2012, by us in favor of the Agent, our obligations and the Guarantors’ obligations in respect of the MidMarket Loans are secured by a first priority security interest in substantially all of our assets and the Guarantors’ assets, subject to certain customary exceptions.

We believe that we are in compliance with all material financial terms of the Amended Loan Agreement. We have not received any notices of default to date, and have been working with and are in frequent communication with the Agent.

The MidMarket Loans are subject to certain representations and warranties, affirmative covenants, negative covenants, financial covenants and conditions. The Amended Loan Agreement also contains events of default including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the MidMarket Loans, the failure to comply with the covenants and agreements specified in the Loan Agreement and other loan documents entered into in connection therewith, the acceleration of certain other indebtedness resulting from the failure to pay principal on such other indebtedness, certain events of insolvency and the occurrence of any event, development or condition which has had or could reasonably be expected to have a material adverse effect. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the MidMarket Loans may become due and payable immediately.

Pursuant to the Loan Agreement, we issued warrants to the Lenders (Warrants). The Warrants were amended in connection with the First Amendment (as so amended, the Amended Warrants). The Amended Warrants entitle the Lenders to purchase a number of shares of common stock equal to 11.5% of the fully diluted shares of our common stock on the date on which the Warrants first become exercisable, which is the earlier of December 16, 2012 and the date we file a registration statement on Form S-1 with respect to our common stock. The Warrants have an exercise price equal to $.01 per share, subject to adjustment as set forth in the Warrants, and will expire on March 16, 2013.

Wellington Promissory Note. On September 17, 2012, we entered into a promissory note with Wellington Shields & Co. LLC (Wellington Note) as evidence of the fees we owed to Wellington for services rendered relating to the Loan Agreement. The Wellington Note is for a term of thirty-five (35) days with interest in arrears from September 17, 2012 at the lowest applicable federal rate of interest. As of November 13, 2012, $265,000 remained outstanding on the note.

Note and Warrant Purchase Agreement with UTA Capital LLC. On August 6, 2010, we secured a working capital loan from UTA Capital LLC, with Digital Comm as the borrower. The loan is evidenced by a Note and Warrant Purchase Agreement between the Company, Digital Comm and UTA Capital, LLC, dated August 6, 2010. Additionally, the Company issued to UTA Capital, LLC warrants initially to purchase 20,952,381 shares of our common stock with an exercise price of $0.15 per share. The warrants were exchanged into common stock on August 29, 2012. On or about February 14, 2011 we entered into a Loan Extension and Modification Agreement with UTA Capital, extending the maturity date to September 30, 2011. We paid down the outstanding amount on the note in September 2012.

Proceeds from Equity Issuances.

We raised $0 and $70,000 for the years ended December 31, 2010 and December 31, 2011, respectively, through private sales of equity securities. We have raised $4,800,000 for the nine months ended September 30, 2012. We seek to raise additional proceeds from equity issuances from this offering.

Working Capital.

At December 31, 2011, we had a working capital deficit of approximately $1.3 million, as compared to a working capital deficit of approximately $1.2 million at December 31, 2010. At September 30, 2012, we had net working capital of approximately $3.5 million, as compared to a working capital deficit of approximately $1.5 million for the nine months ended September 30, 2011. The increase in working capital of $5 million was primarily the result of the acquisitions of ADEX and T N S in September 2012, the disposal of the Digital Comm subsidiary, repayment of debt and the raising of equity. At December 31, 2011, we had accounts receivable of $347,607, as compared to accounts receivable of $148,811 at December 31, 2010. At September 30, 2012, we had accounts receivable of $7.5 million, as compared to accounts receivable of approximately $392,328 at September 30, 2011. The increase in accounts receivable of $7.1 million was primarily the result of the acquisitions of ADEX and T N S in September 2012.

Cash Flows

The following summary of our cash flows for the periods indicated has been derived from our historical consolidated financial statements, which are included elsewhere in this prospectus:

Summary of Cash Flows
	Year ended December 31,		Nine months ended September 30,
	2010	2011	2011	2012
Net cash used in operations	$(1,142,543)	$(1,172,416)	$(897,185)	$(1,409,064)
Net cash used in investing activities	(181,312)	(116,753)	(63,102)	(13,481,279)
Net cash provided by financing activies	1,343,918	1,355,978	1,029,988	15,048,938
Net change in cash	20,063	66,809	69,701	158,595

Cash, beginning of period	2,413	22,476	22,476	89,285
Cash, end of period	$22,476	$89,285	$92,177	$247,880

Cash flows used in operating activities. We have historically experienced cash deficits from operations as we continue to expand our business and seek to establish economies of scale. Our largest uses of cash for operating activities are for general and administrative expenses. Our primary source of cash flow from operating activities is cash receipts from customers. Our cash flow from operations will continue to be affected principally by the extent to which we grow our revenues and increase our headcount.

Net cash used in operating activities for the nine months ended September 30, 2012 of $1.4 million was primarily attributable to a net loss of $1.0 million excluding non-cash charges, an increase in accounts receivable of $1.7 million primarily due to revenue growth for the nine months ended September 30, 2012 and offset by an increase in accounts payable of $1.3 million.

Net cash used in operating activities for the year ended December 31, 2011 of $1.2 million was primarily attributable to a net loss of $1.2 million excluding non-cash charges, an increase in accounts receivable of $54,502 primarily due to revenue growth for the year ended December 31, 2011 and offset by an increase in accounts payable of $49,386.

Net cash used in operating activities for the year ended December 31, 2010 of $1.1 million was primarily attributable to a net loss of $1.4 million excluding non-cash charges, an increase in accounts receivable of $66,203 primarily due to revenue growth for the year ended December 31, 2010 and an increase in accounts payable of $375,207.

Net cash used in investing activities. Net cash used in investing activities for the year ended December 31, 2010 and 2011 and the nine months ended September 30, 2011 and 2012 was $181,312, $116,753, $63,102 and $13,481,279, respectively, in each case consisting primarily of purchases of capital equipment in all periods except the nine months ended September 30, 2012, when it consisted primarily of cash used for acquisitions.

Net cash provided by financing activities. Net cash provided by financing activities for the year ended December 31, 2011, was $1,355,978, which resulted primarily from the loans from Tekmark and Munro Capital. Net cash from financing activities in year ended December 31, 2010 was $1,343,918, which resulted primarily from third party and bank borrowings coupled with loans from stockholders. Net cash provided by financing activities for the nine months ended September 30, 2012 was $15,048,938, compared to $1,029,988 for the nine months ended September 30, 2011. This change was primarily the result of the proceeds from the MidMarket Capital Loans.

Rental Obligations.

In July 2010, we entered into an operating lease covering our primary office facility, in Boca Raton, Florida that has an original non-cancelable term of five years with a provision for early termination after three years. The lease contains renewal provisions and generally requires us to pay insurance, maintenance, and other operating expenses. The future minimum obligation during each year through fiscal 2014 and thereafter under the leases with non-cancelable terms in excess of one year is as follows:

Future Minimum Lease Payments
2012	$23,386
2013	24,088
2014	24,810
2015	14,723
Total	$87,007

Future Capital and Liquidity Requirements.

We require access to capital to fund our operations, including general working capital for operating expenses, purchases of property and equipment for our operation and other needs. A substantial portion of our working capital and liquidity requirements are for payroll expenses for our professional services business. We believe that our existing liquidity sources, proceeds from the sale of our discontinued operations and anticipated positive cash flows from operations, will satisfy our cash requirements for at least the next 12 months. We anticipate that our capital spending for the remainder of the year ending December 31, 2012 and for the year ended December 31, 2013 will be reasonably consistent with our capital spending for the year ended December 31, 2011. However, if we are not able to generate positive cash flows from operations or raise new debt, we may need to consider alternative financing sources and seek additional funds through public or private equity financings or from other sources to support our working capital requirements or for other purposes. There can be no assurance that additional financing will be available to us or that, if available, such financing will be available on terms favorable to us.

Capital expenditures

We had capital expenditures of $181,312 and $74,519 for the years ended December 31, 2010 and 2011, respectively, and $63,102 and $61,459 for the nine months ended September 30, 2011 and September 30, 2012, respectively. We expect our capital expenditures for the year ending December 31, 2012 to be approximately $100,000. These capital expenditures will be primarily utilized for equipment needed to generate revenue. along with office equipment.

Off-balance sheet arrangements

During the years ended December 31, 2010 and 2011, and the nine months ended September 30, 2012, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Contingencies

We are involved in claims and legal proceedings arising from the ordinary course of our business. For further description of material legal proceedings, see “Business—Legal proceedings.” We record a provision for a liability when we believe that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on our financial statements.

Critical accounting policies and estimates

The discussion and analysis of our financial condition and results of operations are based on our historical and pro forma consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make certain estimates and assumptions that affect the amounts reported therein and accompanying notes. On an ongoing basis, we evaluate these estimates and assumptions, including those related to recognition of revenue for costs and estimated earnings in excess of billings, the fair value of reporting units for goodwill impairment analysis, the assessment of impairment of intangibles and other long-lived assets, income taxes, accrued insurance claims, asset lives used in computing depreciation and amortization, allowance for doubtful accounts, stock-based compensation expense for performance-based stock awards and accruals for contingencies, including legal matters. These estimates and assumptions require the use of judgment as to the likelihood of various future outcomes and as a result, actual results could differ materially from these estimates.

We have identified the accounting policies below as critical to the accounting for our business operations and the understanding of our results of operations because they involve making significant judgments and estimates that are used in the preparation of our historical and pro forma consolidated financial statements. The impact of these policies affects our reported and expected financial results and are discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. We have discussed the development, selection and application of our critical accounting policies with the Audit Committee of our Board of Directors, and the Audit Committee has reviewed the disclosure relating to our critical accounting policies in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other significant accounting policies, primarily those with lower levels of uncertainty than those discussed below, are also important to understanding our historical and pro forma consolidated financial statements. The Notes to Consolidated Financial Statements in this prospectus contain additional information related to our accounting policies, including the critical accounting policies described herein, and should be read in conjunction with this discussion.

Emerging Growth Company.

As an emerging growth company, we are electing to “opt-in” to compliance with GAAP accounting pronouncements applicable to public companies. This election is irrevocable.

Revenue Recognition.

We recognize revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Our revenues related to specialty contracting services are generated from contracted services to design, installation and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities. Prior to commencement of services and depending on the length of the services to be provided, we secure the client’s acceptance of a written proposal. Generally, the services are provided over a period ranging between 2 to 14 days. If the Company anticipates that the services span over a month, we usually require a down payment from the customer, which help pay for the cabling and accessories and we will provide monthly progress billing, based on services rendered, or upon completion of the contracted services.

Our revenues related to telecommunications staffing services are generated from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by the clients. The contracts provide payment to us for our services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts. Our services provided under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to 4 months. If we anticipate that the services span over a month and depending on the contract terms, we provide either progress billing at least once a month or upon completion of the clients’ specifications. We recognize revenues of contracts based on direct labor hours and fixed-price contracts that do not overlap a calendar month based on services provided. We recognize revenues based on fixed-price contracts that overlap a calendar month using the percentage of completion method.

Allowances for Doubtful Accounts.

We maintain an allowance for doubtful accounts for estimated losses resulting from the failure of our customers to make required payments. Management analyzes the collectability of accounts receivable balances each period. This analysis considers the aging of account balances, historical bad debt experience, changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change, which could affect the level of our future provision for doubtful accounts. We recognize an increase in the allowance for doubtful accounts when it is probable that a receivable is not collectable and the loss can be reasonably estimated. Any increase in the allowance account has a corresponding negative effect on our results of operations. We believe that none of our significant customers were experiencing financial difficulties that would materially impact our trade accounts receivable or allowance for doubtful accounts as of November 16, 2012.

Goodwill and Intangible Assets.

As of December 31, 2010 and December 31, 2011, we had $0 and $636,736 of goodwill, respectively. In the year ended December 31, 2011 we recognized an impairment for the goodwill of $437,000 in connection with the acquisition of Tropical. We did not recognize any goodwill impairment during the year ended December 31, 2010.

We account for goodwill in accordance with Financial Accounting Standards Board (FASB) ASC Topic 350, Intangibles-Goodwill and Other (ASC Topic 350). Our reporting units and related indefinite-lived intangible assets are tested annually during the fourth fiscal quarter of each year in accordance with ASC Topic 350 in order to determine whether their carrying value exceeds their fair value. In addition, they are tested on an interim basis if an event occurs or circumstances change between annual tests that would more likely than not reduce their fair value below carrying value. If we determine the fair value of goodwill or other indefinite-lived intangible assets is less than their carrying value as a result of the tests, an impairment loss is recognized. Impairment losses, if any, are reflected in operating income or loss in the consolidated statements of operations during the period incurred.

In accordance with ASC Topic 360, Impairment or Disposal of Long-Lived Assets, we review finite-lived intangible assets for impairment whenever an event occurs or circumstances change which indicates that the carrying amount of such assets may not be fully recoverable. Recoverability is determined based on an estimate of undiscounted future cash flows resulting from the use of an asset and its eventual disposition. An impairment loss is measured by comparing the fair value of the asset to its carrying value. If we determine the fair value of an asset is less than the carrying value, an impairment loss is incurred. Impairment losses, if any, are reflected in operating income or loss in the consolidated statements of operations during the period incurred.

We use judgment in assessing if goodwill and intangible assets are impaired. Estimates of fair value are based on our projection of revenues, operating costs, and cash flows taking into consideration historical and anticipated future results, general economic and market conditions, as well as the impact of planned business or operational strategies. To measure fair value, we employ a combination of present value techniques which reflect market factors. Changes in our judgments and projections could result in significantly different estimates of fair value potentially resulting in additional impairments of goodwill and other intangible assets.

Our goodwill resides in multiple reporting units. The profitability of individual reporting units may suffer periodically from downturns in customer demand and other factors resulting from the cyclical nature of our business, the high level of competition existing within our industry, the concentration of our revenues from a limited number of customers, and the level of overall economic activity. During times of slowing economic conditions, our customers may reduce capital expenditures and defer or cancel pending projects. Individual reporting units may be relatively more impacted by these factors than us as a whole. As a result, demand for the services of one or more of our reporting units could decline resulting in an impairment of goodwill or intangible assets.

We performed our annual impairment test in the fourth quarter of each of years ended December 31, 2011 and 2010. The key valuation assumptions contributing to the fair value estimates of our reporting units were (a) a discount rate based on our best estimate of the weighted average cost of capital adjusted for risks associated with the reporting units; (b) terminal value based on terminal growth rates; and (c) seven expected years of cash flow before the terminal value for each annual test.

The discount rate reflects risks inherent within each reporting unit operating individually, which is greater than the risks inherent in us as a whole. The discount rate used in the analysis for the year ended December 31, 2011 decreased compared to the rate used in the year ended December 31, 2010 analysis as a result of reduced risk relative to industry conditions. We believe the assumptions used in the impairment analysis each year are reflective of the risks inherent in the business models of our reporting units and within our industry.

For years ended December 31, 2011 and 2010 none of the reporting units incurred operating losses which would impact our financial position in a material manner. Current operating results, including any losses, are evaluated by us in the assessment of goodwill and other intangible assets. The estimates and assumptions used in assessing the fair value of the reporting units and the valuation of the underlying assets and liabilities are inherently subject to significant uncertainties. Changes in judgments and estimates could result in a significantly different estimate of the fair value of the reporting units and could result in impairments of goodwill or intangible assets at additional reporting units. Additionally, adverse conditions in the economy and future volatility in the equity and credit markets could impact the valuation of our reporting units. We can provide no assurances that, if such conditions occur, they will not trigger impairments of goodwill and other intangible assets in future periods.

As a result of the year ended December 31, 2011 annual impairment analysis, we recognized an impairment for the goodwill of $437,000 in connection with the acquisition of Tropical. Certain of our business units also have other intangible assets including customer relationships, trade names, and non-compete intangibles. As of September 30, 2012, we believe that the carrying amounts of these intangible assets are recoverable. However, if adverse events were to occur or circumstances were to change indicating that the carrying amount of such assets may not be fully recoverable, the assets would be reviewed for impairment and the assets could be impaired.

Stock-Based Compensation.

Our stock based award programs are intended to attract, retain and reward employees, officers, directors and consultants, and to align stockholder and employee interests. We have granted stock based awards to individuals. Our policy going forward will be to issue awards under our new 2012 Employee Incentive Plan and Employee Stock Purchase Plan.

Compensation expense for stock-based awards is based on the fair value at the measurement date and is included in operating expenses. The fair value of stock option grants is estimated on the date of grant using the Black-Scholes option pricing model based on certain assumptions including: expected volatility based on the historical price of our stock over the expected life of the option, the risk free rate of return based on the United States treasury yield curve in effect at the time of the grant for the expected term of the option, the expected life based on the period of time the options are expected to be outstanding using historical data to estimate option exercise and employee termination; and dividend yield based on history and expectation of dividend payments. Stock options generally vest ratably over a three year period and are exercisable over a period up to ten years.

The fair value of restricted stock is estimated on the date of grant and is generally equal to the closing stock price on that date. Restricted stock vests ratably over a period of three years.

The total amount of stock based compensation expense ultimately is based on the number of awards that actually vest and fluctuates as a result of performance criteria, as well as the vesting period of all stock based awards. Accordingly, the amount of compensation expense recognized during any fiscal year may not be representative of future stock based compensation expense. In accordance with ASC Topic 718, Compensation – Stock Compensation (ASC Topic 718), compensation costs for performance based awards are recognized over the requisite service period if it is probable that the performance goal will be satisfied. We use our best judgment to determine probability of achieving the performance goals in each reporting period and recognize compensation costs based on the number of shares that are expected to vest.

Income Taxes.

We account for income taxes under the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. ASC Topic 740, Income Taxes (ASC Topic 740), prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on derecognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Under ASC Topic 740, companies may recognize a previously unrecognized tax benefit if the tax position is effectively (as opposed to “ultimately”) settled through examination, negotiation or litigation.

Contingencies and Litigation.

In the ordinary course of our business, we are involved in certain legal proceedings. ASC Topic 450, Contingencies (ASC Topic 450), requires that an estimated loss from a loss contingency should be accrued by a charge to income if it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. In determining whether a loss should be accrued, we evaluate, among other factors, the probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. If only a range of probable loss can be determined, we accrue for our best estimate within the range for the contingency. In those cases where none of the estimates within the range is better than another, we accrue for the amount representing the low end of the range in accordance with ASC Topic 450. As additional information becomes available, we reassess the potential liability related to our pending contingencies and litigation and revise our estimates. Revisions of our estimates of the potential liability could materially impact our results of operations. Additionally, if the final outcome of such litigation and contingencies differs adversely from that currently expected, it would result in a charge to earnings when determined.

Recently issued and adopted accounting standards

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU), No. 2011-05, “Presentation of Comprehensive Income.” This update requires companies to present reclassification adjustments included in other comprehensive income on the face of the consolidated financial statements and allows companies to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. It also eliminates the option for companies to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. This guidance is effective for fiscal periods beginning after December 15, 2011, with earlier adoption permitted. We retrospectively adopted this guidance to present the components of net income and the components of other comprehensive income in a single continuous statement of comprehensive income. Adoption of this ASU did not have a material effect on our financial position, results of operations or cash flows.

ASC Topic 855, Subsequent Events (ASC Topic 855), establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the date the financial statements are issued or available to be issued. ASC Topic 855 requires companies to reflect in their financial statements the effects of subsequent events that provide additional evidence about conditions at the balance sheet date. In February 2010, the FASB issued Accounting Standards Update No. 2010-09 – Subsequent Events (Topic 855) — Amendments to Certain Recognition and Disclosure Requirements (ASU 2010-09). ASU 2010-09 provides amendments which clarify that Securities and Exchange Commission filers are not required to disclose the date through which subsequent events have been evaluated. The adoption of this guidance had no impact on our consolidated financial statements.

In April 2010, the FASB issued Accounting Standards Update No. 2010-12, Income Taxes (Topic 740) – Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts (ASU 2010-12). ASU 2010-12 addresses changes in accounting for income taxes resulting from the recently issued Health Care and Education Reconciliation Act of 2010 and the Patient Protection and Affordable Care Act. The adoption of this guidance is not expected to have a material effect on our consolidated financial statements.

In December 2010, the FASB issued Accounting Standards Update No. 2010-29, Business Combinations (Topic 805) (ASU 2010-29). ASU 2010-29 is intended to address diversity in practice regarding pro forma revenue and earnings disclosure requirements for business combinations. ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments affect any public entity as defined by ASU 2010-29 that enters into business combinations that are material on an individual or aggregate basis. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period after December 15, 2010. The adoption of this guidance is not expected to have a material effect on our condensed consolidated financial statements.

In December 2010, the FASB issued Accounting Standards Update No. 2010-28, Intangibles - Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (ASU 2010-28). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The amendments in ASU 2010-28 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The adoption of this guidance is not expected to have a material effect on our condensed consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-09, Compensation-Retirement Benefits-Multiemployer Plans (Subtopic 715-80): Disclosures about an Employer’s Participation in a Multiemployer Plan. This update requires enhanced disclosures in the annual financial statements of employers that participate in multiemployer plans. Under the new guidance, employers are required to explain the general nature of multiemployer pension plans and their participation in the plans, including how the plans are different from single-employer plans. In addition, certain disclosures are required in tabular format for each multiemployer plan that is individually significant to an employer’s financial statements. The guidance also requires a description of the nature and effect of any significant changes affecting comparability of the employer’s total contributions from period to period. The ASU was adopted by us in December 2011 and retrospectively applied. There was no impact to our financial position, results of operations or cash flows as the changes related only to additional disclosures.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment. This update was intended to simplify how entities test goodwill for impairment. ASU 2011-08 permits an entity to first assess qualitative factors to determine whether it is “more-likely-than-not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in ASC 350. The “more-likely-than-not” threshold is defined as having a likelihood of more than 50%. ASU 2011-08 was effective for annual and interim goodwill impairment tests performed for reporting periods beginning after December 15, 2011. We do not expect the adoption of the provisions of ASU 2011-08 in 2012 to have an effect on our financial position, results of operations or cash flows.

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The update requires entities to disclose information about offsetting and related arrangements of financial instruments and derivative instruments. ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. We currently believe there will be no significant impact of adopting this standard on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

BUSINESS

Overview

We are a leading end-to-end solution provider of cloud and managed service based platforms, professional services, applications and infrastructure to both the telecommunications industry and corporate enterprises. Our cloud-based and managed services, and engineering, design, construction, project staffing, installation, maintenance and project staffing services support the build-out, maintenance, upgrade and operation of some of the most advanced fiber optic, Ethernet, copper, wireless and satellite networks.

We provide the following categories of offerings to our customers:

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Cloud and Managed Services.  Our cloud and managed services, which include both hardware solutions and professional services, enable corporate enterprises to integrate their applications and migrate various services into a web-hosted environment, as well as extend the ability of telecommunications and broadband service providers to provide cloud-based services.

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Applications and Infrastructure.  We provide an array of applications and services including unified communications, interactive voice response (IVR), call centers, as well as structured cabling and other field installations throughout North America and internationally.  We design, engineer, install and maintain various types of WiFi and wide-area networks, distributed antenna systems (DAS), and small cell distribution networks for incumbent local exchange carriers (ILECs), telecommunications original equipment manufacturers (OEMs), cable broadband multiple system operators (MSOs) and large end-users. Our services and applications support the deployment of new networks and technologies, as well as expand and maintain existing networks.  We also sell hardware for the leading OEMs that support voice, data and optical networks.

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Professional Services.  We provide staffing solutions to the service provider and enterprise market in support of all facets of the business including project management, implementation installation, network upgrades, rebuilds, maintenance and consulting services.  We leverage our industry-leading and proprietary international recruiting database, which includes more than 70,000 telecom professionals for the rapid deployment of our professional services.  On a weekly basis, we deploy hundreds of telecommunications professionals in support of network infrastructure deployments worldwide.  Our skilled recruiters assist telecommunications companies, cable broadband MSOs and enterprise clients throughout the project lifecycle of a network deployment.

Our Recent and Pending Acquisitions

We have grown significantly and expanded our service offerings and geographic reach through a series of strategic acquisitions.

Since January 1, 2011, we have completed the following acquisitions:

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ADEX Corporation.  In September 2012, we acquired ADEX Corporation, an Atlanta-based provider of engineering and installation services and staffing solutions and other services to the telecommunications industry.  ADEX’s managed solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

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T N S, Inc.  In September 2012, we also acquired T N S, Inc., a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures.  T N S extends our geographic reach to the Midwest area and our client reach to end-users such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

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Tropical Communications, Inc.  In August 2011, we acquired Tropical Communications, Inc., a Miami-based provider of structured cabling and DAS systems for commercial and governmental entities in the Southeast.

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Rives-Monteiro Engineering LLC and Rives-Monteiro Leasing, LLC.  In December 2011, we acquired a 49% stake in Rives-Monteiro Engineering LLC, a certified Women Business Enterprise (WBE) cable firm based in Tuscaloosa, Alabama that performs engineering services in the Southeastern United States and internationally, and 100% of Rives-Monteiro Leasing, LLC, an equipment provider for cable-engineering services firms.  We have an option to purchase the remaining 51% of Rives-Monteiro Engineering for a nominal sum at any time.

We have also entered into definitive agreements for the following acquisitions:

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Telco.  In November 2012, we executed a definitive agreement to acquire the Telco Professional Services and Handset Testing business divisions of Tekmark Global Solutions, LLC, a New Jersey limited liability company.  We plan to integrate this professional services and telecommunications staffing business into our ADEX subsidiary, in order to expand our project staffing business and our access to skilled labor.  We intend to use a portion of the proceeds from this offering to consummate this acquisition.

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IPC.  In November 2012, we executed a definitive agreement to acquire IPC, a New York based cloud and managed services business, with professional services and applications capabilities.  IPC serves both corporate enterprises and telecommunications service providers.  We believe that the acquisition of IPC will support our cloud and managed services aspect of our business as well as improve our systems integration and applications capabilities.  We intend to use a portion of the proceeds from this offering to consummate that acquisition.

Our Corporate History

We were incorporated in the State of Delaware in November 1999 under the name i-realtyauction.com, Inc. We changed our name to Genesis Realty Group, Inc. in August 2001 and began to focus on the acquisition, development and management of real property. We changed our name to Genesis Group Holdings, Inc. in August 2008. We were a development stage company with limited activities until our January 2010 acquisition of Digital Comm, a provider of specialty contracting services including engineering, construction, maintenance and installation services to telecommunications providers and others. As a result of the acquisition, the sole stockholder of Digital Comm became our largest stockholder at that time. We sold 60% of Digital Comm in September 2012 and retain a 40% interest in Digital Comm. We began filing periodic reports with the Securities and Exchange Commission in November 2000, but this is our initial public offering and we have not previously listed our shares on any national securities exchange. Our shares have been quoted on the OTCBB since March 2011. Our stockholders approved the change to our current name, InterCloud Systems, Inc., in November 2012.

Our Industry

Global internet traffic is expected to continue to grow rapidly, driven by factors such as the proliferation of mobile telecommunications devices and the increased adoption of cloud-based services. Corporate enterprises are increasingly adopting cloud-based services, which enable enterprises and other end users to store, access and manage data remotely and to take advantage of shared services.

Global internet traffic is expected to quadruple from 2011 to 2016 according to a 2012 white paper prepared by Cisco Systems, Inc. (Cisco). Global data traffic (including as a result of the use of smartphones, tables, laptops and other mobile telecommunications devices) is expected to increase 18 times from 2011 to 2016, according to the same report. Subscriptions to either free or paid cloud services are expected to continue to increase from 500 million consumers worldwide in 2012, to an estimated 625 million in 2013, and then double over the course of four years to reach 1.3 billion by 2017, according to the IHS iSuppli Mobile & Wireless Communications service report.

Source: IHS iSuppli Research, October 2012

Corporate enterprises are increasingly adopting cloud-based services to integrate applications, decrease capital and operational expense and create business agility by taking advantage of accelerated time to market dynamics. Spending on U.S. information technology-based cloud computing is expected to increase by more than 23 percent in 2012, according to the Telecommunications Industry Association 2012 ICT Market Review. Demand for cloud based services creates demand for both providing solutions to end-user corporate enterprises as well as augmenting the offerings of telecommunications service providers.

The rapid increase in data traffic, usage of wireless networks and evolution of services and technology are also driving telecommunications providers to undertake a number of initiatives to increase coverage, capacity and performance of their existing networks, including adding and upgrading cell sites nationwide.

To remain competitive and meet the rapidly growing demand for state-of-the-art mobile data services, telecommunications and cable companies rely on outsourcing to provide a wide range of network and infrastructure services, as well as project staffing services, to help build out and maintain their networks. OEMs supplying equipment to those telecommunications and cable service providers also frequently rely on outsourced solutions for project management and network deployment. Demand for these services is expected to grow rapidly. According to the Telecommunications Industry Association 2012 ICT Market Review, the wireless telecommunications and network infrastructure outsourcing market has grown 9.5% per year since 2004 and is expected to continue to grow at a 5.9% rate through 2014, becoming a $21.6 billion market in 2014.

Technological convergence of voice, video and data as well as competitive pressures are driving consolidation in the telecommunications industry and cable broadband marketplace. Because of the immense integration challenges, merging entities rely in part on specialty solutions providers to efficiently integrate different technologies and networks into a single network.

In building out and managing telecommunications networks, service providers and enterprise customers face many challenges, including difficulty locating, recruiting, hiring and retaining skilled labor, significant capital investment requirements and competitive pressures on operating margins. In response to these ongoing challenges, telecommunications providers and enterprise customers continue to seek and outsource solutions in order to reduce their investment in capital equipment, provide flexibility in workforce sizing and expand product offerings without large increases in incremental hiring. Outsourcing professional services allows telecommunications providers and enterprise customers to focus on those competencies they consider core to their business success.

Our Solution

We seek to become the single-source provider of choice of end-to-end outsourced cloud and managed services, network infrastructure and project staffing solutions, to corporate enterprises and telecommunications and broadband service providers. We believe that the strengths described below will enable us to continue to compete effectively and to take advantage of anticipated growth in our target markets.

Our Competitive Strengths

Single-Source Provider of End-to-End Network Infrastructure, Cloud and Managed Services and Project Staffing Needs, Applications and Infrastructure to Enterprise and Service Providers. We believe that our ability to address a wide range of end-to-end network solutions, infrastructure and project staffing needs for our clients is a key competitive advantage. Our ability to offer diverse technical capabilities (including design, engineering, construction, deployment, installation and integration services) allows customers to turn to a single source for these specific specialty services as well as to entrust us with the execution of entire turn-key solutions.

Established Customer Relationships With Leading Infrastructure Providers. We have established relationships with many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and others. We have over 30 master service agreements with service providers and OEMs. Our current customers include Ericsson Inc., Verizon Communications Inc., Alcatel-Lucent USA Inc., Century Link, Inc., AT&T Inc. and Hotwire Communications. Our relationships with our customers and existing master service agreements position us to continue to capture existing and emerging opportunities, both domestically and internationally. We believe the barriers are extremely high for new entrants to obtain master service agreements with service providers and OEMs unless there are established relationships and a proven ability to execute.

Proven Ability to Recruit, Manage and Retain High Quality Telecommunications Personnel. Our ability to recruit, manage and retain skilled labor is a critical advantage in an industry where a shortage of skilled labor is often a key limitation for our customers and competitors alike. We own and operate a proprietary, actively maintained database of more than 70,000 telecom personnel. We also employ highly skilled recruiters and utilize an electronic hiring process that we believe expedites deployment of personnel and reduces costs. Our staffing capabilities allow us to efficiently locate and engage skilled personnel for projects, helping ensure that we do not miss out on opportunities due to a lack of skilled labor. We believe that this access to a skilled labor pool gives us a competitive edge over our competitors as we continue to expand.

Strong Senior Management Team with Proven Ability to Execute. Our highly experienced management team has deep industry knowledge and a strong track record of successful execution in major corporations as well as startup ventures. Our senior management team brings an average of over 25 years of individual experience across a broad range of disciplines. We believe our senior management team is a key driver of our success and is well-positioned to execute our strategy.

Scalable and Capital Efficient Business Model. We typically hire workers to staff projects on a project-by-project basis and we believe this business model enables us to staff our business efficiently to meet changes in demand. Our operating expenses other than staffing are primarily fixed; we are generally able to deploy personnel to infrastructure projects in the United States and beyond with incremental increases in operating costs.

Our Growth Strategy

Under the leadership of our senior management team we intend to build out sales, marketing and operations groups to support our rapid growth while focusing on increasing operating margins. While organic growth will be a main focus in driving our business forward, acquisitions will play a strategic role in augmenting existing product and service lines and cross selling opportunities. We are pursuing several strategies, including:

Grow Revenues and Market Share through Selective Acquisitions. We plan to continue to acquire private companies that enhance our earnings and offer complementary services or expand our geographic reach. We believe this will help enable us accelerate growth in revenues, leverage our existing strengths, capture and retain more work in-house as a prime contractor for our clients, thereby contributing to our profitability. We also believe that increased scale will enable us to bid and take on larger contracts. We believe there are many potential acquisition candidates in the high growth and cloud computing space, the fragmented professional services markets, and applications and infrastructure arena.

Deepen Our Relationships With Our Existing Customer Base. Our customers include many leading wireless and wireline telecommunications providers, cable broadband MSOs, OEMs and enterprise customers. As we have expanded the breadth of our service offerings through both organic growth and selective acquisitions, we believe we have opportunities to expand revenues with our existing clients by marketing additional service offerings to them as well as by extending services to existing customers in new geographies.

Expand Our Relationships with New Service Providers. We plan to expand new relationships with smaller cable broadband providers, competitive local exchange carriers (CLECs), integrated communication providers (IC’s), competitive access providers (CAPs), network access point providers (NAPs) and integrated communications providers (ICPs). We believe that the business model for the expansion of these relationships, leveraging our core strength and array of service solutions, will support our business model for organic growth.

Increase Operating Margins by Leveraging Operating Efficiencies. We believe that by centralizing administrative functions, consolidating insurance coverages and eliminating redundancies across our newly acquired businesses, we will be positioned to offer more integrated end-to-end solutions and improve operating margins.

Our Services

We provide cloud and managed service based platforms, professional services, applications and infrastructure to both the telecommunications industry and corporate enterprises. Our cloud-based and managed services, and engineering, design, construction, installation, maintenance and project staffing services support the build-out, maintenance, upgrade and operation of some of the most advanced fiber optic, Ethernet, copper, wireless and satellite networks. Our breadth of services enables our customers to selectively augment existing services or to outsource entire projects or operational functions. We divide our service offerings into the following categories of services:

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Cloud and Managed Services.  We provide integrated cloud-based solutions that allow organizations around the globe to integrate their applications on various services into a web-hosted environment.  We combine engineering expertise with service and support to maintain and support telecommunications networks.  We provide hardware solutions and applications, as well as professional services, that work as a seamless extension of a telecommunications service provider or enterprise end user.

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Applications and Infrastructure.  We provide an array of applications and services including unified communications, voice recognition and call centers, as well as structured cabling, field installations and other infrastructure solutions.  Our design, engineering, installation and maintenance of various types of local and wide-area networks, DAS systems, and other broadband installation and maintenance services augment ILECs, telecommunications OEMs, cable broadband MSOs and large end-users.  Our services and applications support the deployment of new networks and technologies, as well as expand and maintain existing networks.  We also sell hardware and applications for the leading OEMs that support voice, data and optical networks.

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Applications.  We apply our expertise in networking, converged communications, security, data center solutions, and other technologies, utilizing our skills in consulting, integration and managed services to create customized solutions for our enterprise customers.  We provide applications  for managed data, converged services (single and multiple site); voice recognition, session initiation protocol (SIP trunking-Voice Over IP, streaming media, UC) collocation services and others.

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Wireless and wireline installation, commission, and integration.  We provide a full-range of solutions to OEMs, wireless carriers and enterprise customers throughout the United States including structured cabling, wiring and field installation of various types of local and wide-area networks and DAS systems and outside plant work.  Our technicians construct, install, maintain and integrate wireless communications and data networks for some of the largest cellular broadband and digital providers in the United States.  Our projects include services to Verizon and Ericsson in connection with 4G/LTE network deployments throughout the United States.

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Unified communications.  Our unified communications service addresses the growing demand for broadband-based unified communications and structured cabling.  Our services include switch conditioning, switch re-grooming, cable splicing and grounding audits.  Our premise wiring services include design, engineering, installation, integration, maintenance and repair of telecommunications networks for voice, video and data inside various corporate enterprises, as well as state and local government properties.  Additionally, we provide maintenance and installation of electric utility grids and water and sewer utilities.  We provide outside plant telecommunications services primarily under hourly and per unit basis contracts to local telephone companies.  We also provide these services to U.S. corporations, long distance telephone companies, electric utility companies, local municipalities and cable broadband MSOs.

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Disaster Recovery.  Our disaster recovery services provide emergency network restoration services and environmental remediation services to leading telecommunications carriers throughout the United States, including projects for Hurricane Sandy relief, Hurricane Katrina relief, Alabama Tornado relief and Southern California flood assistance.  Customers include AT&T, Verizon Wireless and Century Link/Quest.

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Professional Services.  As a result of our acquisition of ADEX, we have a proprietary international recruiting database of more than 70,000 telecom professionals, the majority of which are well-qualified engineering professionals and experienced project managers.  We believe that our skilled recruiters, combined with an entirely electronic staffing process, reduce our overall expenses for any project because of our efficient recruiting and deployment techniques.  On a weekly basis, we deploy hundreds of telecommunications professionals in support of network infrastructure deployments worldwide.

Customers

Our customers include many leading corporate enterprises, wireless and wireline telecommunications providers, cable broadband MSOs and OEMs and small independent phone companies. Our enterprise solutions are provided to small businesses and Fortune 500 companies. Our current service provider and OEM customers include leading telecommunications companies such as Ericsson, Verizon, Sprint Nextel Corporation, and AT&T.

Our top five customers, Southern Technology Solutions, Inc., Danella Construction, Infrasource Inc., and AT&T, accounted for approximately 94% of our total revenue in the year ended December 31, 2010. Our top two customers, Verizon Communications and Donella Construction, accounted for approximately 77% of our total revenue in the year ended December 31, 2011. Our top four customers, ABSS, Donella Construction, Verizon Communications and Ericsson, accounted for approximately 71% of our revenues for the nine months ended September 30, 2012. Ericsson, as an OEM provider for seven different carrier projects, represented approximately 10% of our revenue for the nine months ended September 30, 2012.

The substantial portion of our revenue is derived from work performed under multi-year master service agreements and multi-year service contracts. We are currently a party to over 30 Master Service Agreements (MSAs), generally having multiple agreements with each of our customers. MSAs are awarded primarily through a competitive bidding process based on the depth of our service offerings, experience and capacity. MSAs generally contain customer-specified service requirements, such as discrete pricing for individual tasks. To the extent that such contracts specify exclusivity, there are often a number of exceptions, including the ability of the customer to issue work orders valued above a specified dollar amount to other service providers, perform work with the customer’s own employees, and use other service providers. Our cloud-managed service offerings have multi-year agreements and provide the customers with service level commitments. This is one of the fastest growing portions of our business.

Suppliers and Vendors

We have agreements with major telecommunications vendors such as Ericsson. For a majority of the contract services we perform, our customers supply the necessary materials. We expect to continue to further develop these relationships and broaden our scope of work with each of our partners. In many cases we have had relationships with many of our partners for over a decade. This is a tribute to our commitment to excellence. It is our objective to selectively expand our partnerships moving forward in order to expand our service offerings.

Backlog

Our backlog consists of the uncompleted portion of services to be performed under job-specific contracts and the estimated value of future services that we expect to provide under MSAs and other long-term requirements contracts. Many of our contracts are multi-year agreements, and we include in our backlog the amount of services projected to be performed over the terms of the contracts based on our historical experience with customers and, more generally our experience in procurements of this type. Our customers are not contractually committed to procure specific volumes of services under a contract. Our estimates of a customer’s requirements during a particular future period may not prove to be accurate.

Our backlog totaled approximately $20 million at September 30, 2012. We expect to realize approximately 25% of the backlog in the quarter ending December 31, 2012 and the balance in the year ending December 31, 2013. A majority of our backlog was comprised of services to be performed under existing MSAs and long-term contracts, with the remainder based on the historical trends of our customers under various agreements and contracts.

Competition

The business of providing infrastructure and managed services to telecommunications companies and enterprise clients is highly fragmented and the business is characterized by a large number of participants, including several large companies as well as a significant number of small, privately held, local competitors.

Our current and potential larger competitors include Arrow Electronics, Inc., Black Box Corporation Dimension Data, Dycom Industries, Inc., Goodman Networks, Inc., MasTec, Inc., TeleTech Holdings, Inc., Unisys Corporation, Unitek Global Services, Inc. and Volt Information Sciences, Inc. A significant portion of our services revenue is currently derived from master service agreements and price is often an important factor in awarding such agreements. Accordingly, our competitors may underbid us if they elect to price their services aggressively to procure such business. Our competitors may also develop the expertise, experience and resources to provide services that are equal or superior in both price and quality to our services, and we may not be able to maintain or enhance our competitive position. The principal competitive factors for our services include geographic presence, breadth of service offerings, worker and general public safety, price, quality of service, and industry reputation. We believe that we compete favorably with our competitors on the basis of these factors.

Safety and Risk Management

We require our employees to participate in internal training and service programs from time to time relevant to their employment and to complete any training programs required by law. We review accidents and claims from our operations, examine trends and implement changes in procedures to address safety issues. Claims arising in our business generally include workers’ compensation claims, various general liability and damage claims, and claims related to vehicle accidents, including personal injury and property damage. We insure against the risk of loss arising from our operations up to certain deductible limits in substantially all of the states in which we operate. In addition, we retain risk of loss, up to certain limits, under our employee group health plan. We evaluate our insurance requirements on an ongoing basis to help ensure we maintain adequate levels of coverage.

We carefully monitor claims and actively participate with our insurers in determining claims estimates and adjustments. The estimated costs of claims are accrued as liabilities, and include estimates for claims incurred but not reported. Due to fluctuations in our loss experience from year to year, insurance accruals have varied and can affect the consistency of our operating margins. If we experience insurance claims in excess of our umbrella coverage limit, our business could be materially and adversely affected.

Employees

As of December 31, 2011, we had 59 full-time employees and one part-time employee. At that date, all of our employees were part of our specialty contracting services business. As of September 30, 2012, we had 405 full-time employees and one part-time employee. The substantial changes in our head count were primarily the result of our recent acquisitions.

In general, the number of our employees varies according to the level of our work in progress. We maintain a core of technical and managerial personnel to supervise all projects and add employees as needed to complete specific projects. Because we also provide project staffing, we are well-positioned to respond to changes in our staffing needs.

Properties

Our principal executive offices are located in Boca Raton, Florida. We have a five-year lease on our office premises, which commenced in August 2010. Our executive offices occupy approximately 1,000 square feet at 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431. We paid an annual base rent of $21,155 for the first year of our lease, and the rent escalates to $23,810 in the fifth year, together with additional annual rent of approximately $13,000. We also have offices in Houston, Texas; Los Angeles, California; Chicago, Illinois; Tampa, Florida; Tuscaloosa, Alabama; Alpharetta, Georgia; and Redbank, New Jersey.

Legal Proceedings

We are, and may from time to time become, a party to legal proceedings arising in the ordinary course of business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

In May 2012, a former employee filed suit in the United States District Court for the Southern District of Florida alleging entitlement for relief under the Fair Labor Standards Act, as amended, 29 U.S.C. §201 et. seq. We have asserted that the employee was an exempt managerial employee and not entitled to any relief under the Fair Labor Standards Act, but there can be no assurance that we will be successful in this assertion.

Environmental Matters

A portion of the work we perform is associated with the underground networks of our customers. As a result, we are potentially subject to material liabilities related to encountering underground objects which may cause the release of hazardous materials or substances. We are subject to federal, state and local environmental laws and regulations, including those regarding the removal and remediation of hazardous substances and waste. These laws and regulations can impose significant fines and criminal sanctions for violations. Costs associated with the discharge of hazardous substances may include clean-up costs and related damages or liabilities. These costs could be significant and could adversely affect our results of operations and cash flows.

Regulation

Our operations are subject to various federal, state, local and international laws and regulations, including licensing, permitting and inspection requirements applicable to electricians and engineers; building codes; permitting and inspection requirements applicable to construction projects; regulations relating to worker safety and environmental protection; telecommunication regulations affecting our fiber optic licensing business; labor and employment laws; and laws governing advertising.

We believe that we have all the licenses required to conduct our operations. Our failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses.

MANAGEMENT

 Executive Officers and Directors

The following sets forth information about our executive officers and directors as of November 19, 2012.

Name	Position	Age

Mark Munro	Chairman of the Board, Chief Executive Officer	50
Mark F. Durfee	Director	56
Charles K. Miller	Director	51
Neal L. Oristano	Director	56
Daniel J. Sullivan	Chief Financial Officer	54
Lawrence M. Sands	Senior Vice President, Corporate Secretary	53
Roger M. Ponder	Chief Operating Officer	60
Frank Jadevaia	President*	53

*          Mr. Jadevaia is expected to serve as our President upon the completion of this offering and the acquisition of IPC.
(1)        Member of Audit Committee, upon completion of this offering.
(2)        Member of Compensation Committee, upon completion of this offering.
(3)        Member of the Governance & Nominating Committee, upon completion of this offering.

The following is information about the experience and attributes of the members of our board of directors and senior executive officers as of the date of this prospectus. Together, the experience and attributes discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Mark Munro, Chief Executive Officer and Chairman of the Board

Mr. Munro has served as our Chief Executive Officer and as the Chairman of the Board since December 2011. Mr. Munro is also the Founder and President of Munro Capital Inc., a private equity investment firm, since 2005. Mr. Munro has been the Chief Executive Officer and owner of 1112 Third Ave Corp. since October 2000. He has also been an investor in private companies for the last seven years, including Vaultlogix, LLC and Environmental Remediation & Financial Services. Prior to forming Munro Capital, Mr. Munro founded, built and sold Eastern Telcom Inc., a telecommunication company, from 1990 to 1996. Mr. Munro has been directly involved in over 150 million dollars of private and public transactions as both an investor and entrepreneur. Mr. Munro has been a board member of Environmental Remediation & Financial Services since 2004 and sat on the board of Vaultlogix, LLC from March 2004 to February 2008. Mr. Munro also has experience as a former Chairman of the Board of BiznessOnline, a NASDAQ-listed company, from May 1999 to August 2002. Mr. Munro received his B.A. in economics from Connecticut College. Mr. Munro brings extensive business experience, including years as a successful entrepreneur and investor, to our Board of Directors and executive management team.

Mark F. Durfee, Director

Mr. Durfee has been a member of our Board of Directors since December 2012. Mr. Durfee has been a principal at Auerbach Acquisition Associates, II. L.P. since August 2007. Mr. Durfee also worked for Kinderhook Capital as a partner from January 1999 to December 2005 investing in over 40 middle market companies. He has been a director of Home Sweet Home Holdings, Inc. since January 2012. Mr. Durfee received his B.S. from the University of Wyoming in finance. Mr. Durfee brings over 25 years of experience as a private equity investor to our Board of Directors.

Charles K. Miller, Director

Mr. Miller has been a member of our Board of Directors since November 2012. He has been the Chief Financial Officer of Tekmark Global Solutions, LLC since September 1997. Mr. Miller received his B.S. in accounting and his M.B.A. from Rider University and is a Certified Public Accountant in New jersey. Mr. Miller brings over 30 years’ of financial experience to our Board of Directors.

Neal L. Oristano, Director

Mr. Oristano has been a member of our Board of Directors since December 2012. Mr. Oristano has been the Vice President - Service Provider Sales Segment at Cisco Systems since August 2011. Prior to that, he was the Senior Vice President - Service Provider Sales at Juniper Networks, Inc. from July 2004 to July 2011. Mr. Oristano received his B.S. from St. Johns University in marketing. Mr. Oristano brings 33 years of technology experience, including enterprise and service provider leadership, to our Board of Directors.

Daniel J. Sullivan, Chief Financial Officer

Mr. Sullivan has served as our Chief Financial Officer since December 2011 and as a member of our Board of Directors from 2011 to November 2012. Mr. Sullivan has been the Chief Financial Officer for Munro Capital Inc. since August 2010. Prior to that, he served as Chief Financial Officer for Vaultlogix LLC, an Internet vaulting company, from January 2003 to July 2010. Mr. Sullivan received his B.S. in accounting from the University of Massachusetts and his M.B.A. from Southern New Hampshire University (formerly New Hampshire College). Mr. Sullivan brings extensive experience in finance for both publicly traded and private companies to our executive management team.

Lawrence M. Sands, Senior Vice President and Corporate Secretary

Mr. Sands has served as our Senior Vice President since January 2010 and was appointed our Corporate Secretary in August 2010. From January 2009 to September 2010, Mr. Sands was a finance manager at Vista BMW in Coconut Creek, Florida. From March 2010 until September 2010, he was Vice President, Secretary and a director of Omni Ventures, Inc., a development stage company that planned to provide equity funding for commercial and recreational projects in the Mid-west and Western areas of the United States. Mr. Sands provided strategic merger and acquisition consulting services to Digital Comm, Inc. from June 2008 to January 2010. From January 2008 until December 2008, he was Chief Executive Officer of Paivis Corp., a public company engaged in long distance telecommunications. From September 2003 until April 2008, Mr. Sands was a finance manager at JM Lexus in Margate, Florida. Mr. Sands received a B.S. in technology and industrial arts from New York University and a J.D. from Whittier College, School of Law. Mr. Sands brings business and finance experience to our executive management team. Mr. Sands filed a personal bankruptcy petition in 2004 that was discharged in 2005.

Roger M. Ponder, Chief Operating Officer

Mr. Ponder has served as our Chief Operating Officer since November 2012. Mr. Ponder has been the President and Chief Executive Officer of Summit Broadband Holdings, LLC since August 2009. From January 2005 to August 2009 he was the President - Midwest/Kansas City Division of Time Warner Cable. Mr. Ponder was a member of the United Way Board of Trustees’ - Kansas City from January 2006 to January 2011. Mr. Ponder received his B.S. from Rollins College in Business Administration and Economics. Mr. Ponder brings extensive business development, strategic planning and operational experience to our executive management team.

Frank Jadevaia, President

Mr. Jadevaia is expected to serve as our President upon the completion of this offering and the acquisition of IPC. Mr. Jadevaia has been a Managing Partner at Integration Partners-NY Corporation since November 2005. Prior to that, he was Vice President of Sales for Nortel Networks Corporation from September 2001 to November 2006. Mr. Jadevaia received his B.S. from Bloomfield College in business. Mr. Jadevaia brings enterprise and service provider experience to our executive management team.

Board composition

Upon completion of this offering, our board of directors will consist of four members. We expect that our board of directors will determine that all of the members of our board of directors, except our chief executive officer, Mr. Munro, are “independent directors” as defined in applicable rules of the Securities and Exchange Commission, the NYSE MKT and NASDAQ. All directors will hold office until their successors have been elected. Officers are appointed and serve at the discretion of the board of directors. There are no family relationships among any of our directors or executive officers.

Staggered board

Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, which will be effective upon completion of this offering, our board of directors will be divided into three classes following the completion of this offering. The members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, a director in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. The classes will be composed as follows:

●	will be a Class I director, whose term will expire at the fiscal annual meeting of stockholders for the year ending December 31, 2013;

●	will be a Class II director, whose term will expire at the fiscal annual meeting of stockholders for the year ending December 31, 2014; and

●	Mark Munro and Charles K. Miller will be Class III directors, whose terms will expire at the fiscal annual meeting of stockholders for the year ending December 31, 2015.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Board committees

Our board of directors has established the committees described below and may establish others from time to time. The charters for each of our committees will be available on our website once our company is public.

Audit committee

Upon completion of this offering, our audit committee will be comprised of Charles K. Miller, and . Charles K. Miller is the chairperson of the committee. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the applicable rules of the Securities and Exchange Commission, the NYSE MKT and NASDAQ. Our board of directors has designated Charles K. Miller as an “audit committee financial expert,” as defined under the applicable rules of the Securities and Exchange Commission. The audit committee’s responsibilities will include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●
reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

●
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

●
periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our company, reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K);

●	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and

●	reviewing the audit committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement.

The audit committee will also have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation committee

Upon completion of this offering, our compensation committee will be comprised of Neal Oristano and . Neal Oristano is the chairperson of the committee. Our board of directors has determined that each member of the compensation committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of the NYSE MKT and NASDAQ, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The compensation committee’s responsibilities will include, among other things:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

●	annually evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;

●	annually reviewing and approving the compensation of our other executive officers;

●	annually reviewing our compensation, welfare, benefit and pension plans, and similar plans;

●	reviewing and making recommendations to the board of directors with respect to director compensation; and

●	reviewing for inclusion in our proxy statement the report of the compensation committee required by the Securities and Exchange Commission.

The compensation committee will also have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Governance and Nominating Committee

Upon completion of this offering, we will have a Governance and Nominating Committee, or nominating committee, comprised of and Mark Durfee, who will be the chairperson of the committee. Our board of directors has determined that each of the committee members is an independent director for nominating committee purposes as that term is defined in the applicable rules of the NYSE MKT and NASDAQ. The nominating committee’s responsibilities will include, among other things:

●	developing and recommending to the board of directors criteria for board of directors and committee membership;

●	identifying individuals qualified to become board of directors members;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board of directors’ committees;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

The Governance and Nominating Committee will also have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Director Compensation for Fiscal 2011

From January 2011 through December 2011, Mr. Gideon Taylor served as the sole member of our board of directors. Messrs. Billy Caudill, Munro and Sullivan were appointed to our board of directors in December 2011. None of our directors received any compensation for their services as directors during 2011. Messrs. Taylor, Caudill and Munro were each employed by us in the year ended December 31, 2011 and their compensation for that year is described below under “Executive Compensation.”

In November 2012, our board of directors approved a new compensation policy for members of the board who are not employed by us or any of our subsidiaries (“non-employee directors”). The policy will be effective January 1, 2013. The policy is described below under “Director Compensation.”

Limitation of Liability and Indemnification

As permitted by the Delaware General Corporation Law, we intend to adopt provisions in our certificate of incorporation and bylaws to be in effect at the completion of this offering that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the U.S. federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

●	we will indemnify our directors, officers and, at the discretion of our board of directors, certain employees and agents to the fullest extent permitted by the Delaware General Corporation Law; and

●	we will advance expenses, including attorneys’ fees, to our directors and to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

In connection with this offering, we will enter into indemnification agreements with each of our executive officers and directors. These agreements will provide that we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Prior to the completion of this offering, we expect to obtain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (Securities Act). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Code of Ethical Conduct

We have adopted a Financial Code of Ethics applicable to our chief executive officer, who is our principal executive officer, and our chief financial officer, who is our principal financial and accounting officer. We will provide a copy, without charge, to any person desiring a copy of the Financial Code of Ethics, by written request to, 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431. Before the completion of this offering, we intend to adopt a code of business conduct and ethics that applies to all of our employees, officers, and directors.

EXECUTIVE COMPENSATION

This section describes the material elements of compensation awarded to, earned by or paid to Mark Munro, our Chief Executive Officer, Billy B. Caudill, our former President, Lawrence M. Sands, our Senior Vice President and Corporate Secretary, and Gideon Taylor, our former Chief Executive Officer.  These individuals are referred to as the “named executive officers” in this prospectus.  The following table provides a summary of compensation paid for the year ended December 31, 2011 to the named executive officers:

Summary Compensation Table for Fiscal 2011

Name and Principal Position	Fiscal Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	All Other Compen-sation ($)	Total ($)
Mark Munro Chief Executive Officer(2)	2011	—	—	—	—	—	—	—
Billy B. Caudill Former President(3)	2011	200,000	—	800,000	—	—	—	1,000,000
Lawrence M. Sands Senior Vice President and Corporate Secretary(4)	2011	120,000	—	400,000	—	—	12,000	532,000
Gideon Taylor Former Chief Executive Officer(5)	2011	200,000	—	800,000	—	—	—	1,000,000
________________

(1)	The amounts reported in this column reflect the grant date fair value of awards of our Series A preferred stock in June 2011 to each of Messrs. Caudill, Sands and Taylor.

(2)	Mr. Munro was appointed our Chief Executive Officer effective December 30, 2011.

(3)
Mr. Caudill commenced employment with us in January 2010 and was appointed our President in December  2011. His employment with us terminated in September 2012.  Mr. Caudill’s annual salary for fiscal 2011 totaling $200,000 was paid in the form of approximately $30,000 in cash and the remainder in fully vested shares of our Series D preferred stock.

(4)	The amount reflected in the “All Other Compensation” column for Mr. Sands represents his car allowance for 2011.

(5)
Mr. Taylor served as our Chief Executive Officer from July 2009 until his resignation in December 2011.  Mr. Taylor received his annual salary totaling $200,000 for 2011 in the form of fully vested shares of our Series D preferred stock in lieu of cash.

Employment and Severance Agreements

In January 2010, we entered into a three-year employment agreement with Mr. Sands to serve as our Vice President. Unless earlier terminated, at the end of the initial term the agreement automatically renews for additional one year terms. Under the terms of the agreement, he is entitled to annual base compensation of $120,000 payable in cash; if we do not have sufficient cash flow to pay the compensation he is entitled to receive equity in lieu of the cash. He is also entitled to receive a bonus at the discretion of the Board of Directors, a $1,000 per month car allowance and to participate in any equity incentive plan we may adopt and to participate in employee benefits. As an incentive to commence employment with us, we issued him 4,000,000 shares of our common stock.

In September 2009, we entered into a five-year employment agreement with Mr. Taylor to serve as our Chief Executive Officer. Under the terms of the agreement, Mr. Taylor was entitled to annual compensation of $200,000 payable in cash; if we do not have sufficient cash flow to pay the compensation he is entitled to receive equity in lieu of the cash. He was also entitled to receive a bonus at the discretion of the Board of Directors. As an incentive to commence employment with us, we issued him 25,500,000 shares of our common stock. As noted above, Mr. Taylor’s employment with us terminated in December 2011.

In January 2010, we entered into a five-year employment agreement with Mr. Caudill to serve as our Chief Operating Officer. Under the terms of the agreement, Mr. Caudill was entitled to annual compensation of $200,000 payable in cash; if we do not have sufficient cash flow to pay the compensation he is entitled to receive equity in lieu of the cash. He was also entitled to receive an annual bonus equal to five percent of our EBITDA for the applicable fiscal year, such bonus to be paid in cash or stock at the discretion of the Board of Directors and a $1,000 per month car allowance. As an incentive to commence employment with us, we issued him 25,000,000 shares of our common stock. As noted above, Mr. Caudill’s employment with us terminated in September 2012.

Under each of these employment agreements, the executive would be entitled to severance if his employment is terminated by us without cause (as defined in the agreement) or by the executive following a material and substantial reduction in his authorities and responsibilities (and such resignation is approved by our board). The severance amount would be three months base salary if the termination occurred in the first year after the executive’s date of hire, one year’s base salary (or six months base salary in the case of Mr. Sands) if the termination occurred in the second year after the executive’s date of hire, and two year’s base salary (or one year’s base salary in the case of Mr. Sands) if the termination occurred more than two years after the executive’s date of hire.

In connection with this offering, we expect to enter into new employment agreements with each of our executive officers, including Messrs. Munro and Sands, in 2012.

We do not maintain any retirement plans, tax-qualified or nonqualified, for our executives or other employees.

Outstanding Equity Awards at December 31, 2011

None of our named executive officers held any outstanding option awards or any unvested stock awards as of December 31, 2011.

Director Compensation

From January 2011 through December 2011, Mr. Taylor served as the sole member of our board of directors. Messrs. Caudill, Munro and Daniel Sullivan, our Chief Financial Officer, were appointed to our board of directors in December 2011. None of our directors received any compensation for their services as directors during 2011. Messrs. Taylor, Caudill and Munro were each employed by us in the year ended December 31, 2011. Their compensation for that year is described above under “Executive Compensation.”

In November 2012, our board of directors approved a new compensation policy for members of the board who are not employed by us or any of our subsidiaries (“non-employee directors”). The policy will be effective January 1, 2013. Under the policy, each non-employee director continuing in office after an annual meeting of our stockholders will receive an award of restricted stock units, with the number of units to be determined by dividing $30,000 by the per-share closing price of our common stock on the grant date. A non-employee director who is appointed to the board after the date of the first annual meeting that follows January 1, 2013 (other than in connection with an annual meeting and who has not been employed by us or one of our subsidiaries in the preceding six months) will receive a grant of restricted stock units, with the number of units to be determined by dividing $30,000 by the per-share closing price of our common stock on the grant date and prorating that number based on the period of time that has elapsed since the last annual meeting. Each of these grants will vest on a quarterly basis through the date of the next annual meeting (or, if earlier, the first anniversary of the date of grant). A non-employee director who is appointed to the board prior to the date of the first annual meeting that occurs after January 1, 2013 will be eligible to receive an equity award as determined by the board of directors in its discretion.

In addition, our director compensation policy provides that a non-employee director who serves as Chairman of the Board will receive an annual cash retainer of $35,000. A non-employee director who serves on our Audit Committee will receive an annual cash retainer of $20,000, a non-employee director who serves on our Compensation Committee will receive an annual cash retainer of $10,000, and a non-employee director who serves on our Governance and Nominating Committee will receive an annual cash retainer of $10,000. Non-employee directors are also entitled to receive a fee of $1,500 for each meeting of the board or a board committee that they attend in person (with the director being entitled to one meeting fee if meetings of the board and a board committee are held on the same day). We also reimburse our non-employee directors for their reasonable travel expenses incident to attending meetings of the board or board committees.

Equity incentive plans

2012 Performance Incentive Plan

As of                         , 2012, our employees and directors held outstanding stock options for the purchase of up to shares of our common stock. Those options were granted under our 2012 Performance Incentive Plan (the “2012 Plan”). As of , 2012, those options had vested as to shares and the balance of the options were not vested. The exercise prices of those options ranged from $ per share to $ per share and each of those options had a maximum term of 10 years from the applicable date of grant.

The following summary of the 2012 Plan and the shares available under that plan is qualified in its entirety by the full text of the relevant plan document, which has been filed with the Securities and Exchange Commission as an exhibit to the Form S-1 Registration Statement of which this prospectus is a part and is available through the Securities and Exchange Commission’s internet site at http://www.sec.gov.

We adopted the 2012 Plan on November 16, 2012 to provide an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. Our stockholders approved the plan effective December      , 2012. Employees, officers, directors and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2012 Plan.

Our board of directors, or one or more committees appointed by the board or another committee (within delegated authority) to administer the 2012 Plan. The administrator of the plan has broad authority to:

●	select participants and determine the types of awards that they are to receive;

●
determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and establish the vesting conditions (if applicable) of such shares or awards;

●	cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

●	construe and interpret the terms of the 2012 Plan and any agreements relating to the Plan;

●	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consent;

●	subject to the other provisions of the 2012 Plan, make certain adjustments to an outstanding award and authorize the termination, conversion, substitution or succession of an award; and

●
allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check or electronic funds transfer, by the delivery of previously-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the administrator may authorize or any other form permitted by law.

A total of 2,000,000 shares of our common stock will be authorized for issuance with respect to awards granted under the 2012 Plan. The share limit will automatically increase on the first trading day in January of each year (commencing with January 2014) by an amount equal to lesser of (1) 4% of the total number of outstanding shares of our common stock on the last trading day in December in the prior year, (2) 2,000,000 shares, or (3) such lesser number as determined by our board of directors. Any shares subject to awards that are not paid, delivered or exercised before they expire or are canceled or terminated, fail to vest, as well as shares used to pay the purchase or exercise price of awards or related tax withholding obligations, will become available for other award grants under the 2012 Plan. As of the date of this prospectus, no awards have been granted under the 2012 Plan, and the full number of shares authorized under the 2012 Plan is available for award purposes.

Awards under the 2012 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units and other forms of awards including cash awards. The administrator may also grant awards under the plan that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code. Awards under the plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.

Nonqualified and incentive stock options may not be granted at prices below the fair market value of the common stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock, or 110% of fair market value of our common stock or incentive stock option grants to any 10% owner of our common stock, on the date of grant. These and other awards may also be issued solely or in part for services. Awards are generally paid in cash or shares of our common stock. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

As is customary in incentive plans of this nature, the number and type of shares available under the 2012 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. In no case (except due to an adjustment referred to above or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2012 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

Generally, and subject to limited exceptions set forth in the 2012 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination or other reorganization, or a sale of all or substantially all of its assets, all awards then-outstanding under the 2012 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2012 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Our board of directors may amend or terminate the 2012 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. The 2012 Plan is not exclusive – our board of directors and compensation committee may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

The plan will terminate on November 16, 2022. However, the plan administrator will retain its authority until all outstanding awards are exercised or terminated. The maximum term of options, stock appreciation rights and other rights to acquire common stock under the plan is ten years after the initial date of the award.

Employee Stock Purchase Plan

We adopted the Employee Stock Purchase Plan, or the Purchase Plan, on November 16, 2012 to provide an additional means to attract, motivate, retain and reward employees and other eligible persons by allowing them to purchase additional shares of our common stock. Our stockholders approved the plan effective December , 2012. The below summary of the Purchase Plan is what we expect the terms of offerings under the plan to be. However, our board of directors or a committee appointed by the board may provide, in advance of a particular offering and subject to the provisions of the plan and applicable law, different terms for that offering than those described below.

The Purchase Plan is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions.

Share Reserve. A total of 500,000 shares of our common stock will initially be available for issuance under the Purchase Plan. The share limit will automatically increase on the first trading day in January of each year (commencing with January 2014) by an amount equal to lesser of (1) 1% of the total number of outstanding shares of our common stock on the last trading day in December in the prior year, (2) 500,000 shares, or (3) such lesser number as determined by our board of directors.

Offering Periods. The Purchase Plan will operate as a series of offering periods. Offering periods will be of six months’ duration unless otherwise provided by the plan administrator, but in no event less than three months or longer than 27 months. The timing of the initial offering period under the plan will be established by the plan administrator.

Eligible Employees. Individuals scheduled to work more than 20 hours per week for more than five calendar months per year may join an offering period on the start date of that period. Employees may participate in only one offering period at a time.

Payroll Deductions; Purchase Price. A participant may contribute up to 15% of his or her cash earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. Unless otherwise provided in advance by the administrator, the purchase price per share will be equal to 85% of the fair market value per share on the start date of the offering period or, if lower, 85% of the fair market value per share on the semi-annual purchase date. The number of shares a participant may purchase under the Purchase Plan is subject to certain limits imposed by the plan and applicable tax laws.

Change in Control. If we are acquired by merger or sale of all or substantially all of our assets or more than 50% of our voting securities, then all outstanding purchase rights will automatically be exercised on or prior to the effective date of the acquisition, unless the plan administrator provides for the rights to be settled in cash or exchanged or substituted on the transaction. Unless otherwise provided in advance by the plan administrator, the purchase price will be equal to 85% of the market value per share on the start date of the offering period in which the acquisition occurs or, if lower, 85% of the fair market value per share on the purchase date.

Other Plan Provisions. No new offering periods will commence on or after , 2032. The board of directors may at any time amend, suspend or discontinue the Purchase Plan. However, certain amendments may require stockholder approval.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

A “related party transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, and which involves an amount exceeding $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “related party” includes any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors; any person who beneficially owns more than 5% of our common stock; any immediate family member of any of the foregoing; or any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Prior to the completion of this offering, our board of directors plans to adopt a written related party transactions policy. Pursuant to this policy, our directors and Governance and Nominating Committee will review all material facts of all related party transactions and either approve or disapprove entry into the related party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related party transaction, our directors and corporate governance committee shall take into account, among other factors, the following: (i) whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the related party’s interest in the transaction and (iii) whether the transaction would impair the independence of a non-employee director.

Related Party Transactions

The following transactions were entered into prior to our establishment of an audit committee or the adoption of the approval procedures described above.

Loans

On September 13, 2012, we entered into a loan agreement with Billy Caudill, who was a director and our president at the time. The terms of this loan agreement require Mr. Caudill to pay us $125,000 one year from the date of the September 2012 issuance of the loan. The loan is secured by 60% of the stock of Digital Comm Inc., which is owned by Billy Caudill pursuant to the purchase and sale agreement entered into by the Company and Billy Caudill on July 30, 2012.
On July 5, 2011, we entered into a definitive master funding agreement with Tekmark® Global Solutions, LLC and Munro Capital Inc. Pursuant to the agreement, we receive financing in the original principal amount of up to $2,000,000 from Tekmark and a line of credit in the original principal amount of up to $1,000,000 from Munro Capital.

In connection with the financing, we issued MMD Genesis LLC Series B Preferred Stock in the Company. Mark Munro is a principal in MMD Genesis LLC. The Preferred Series B will convert in the aggregate, at the option of the holders, to 20% of our issued and outstanding Common stock. Tekmark funding is secured by our accounts receivable. Funding by Tekmark has been in the form of payroll funding support for specific and approved customers of Digital Comm, Inc.

Series B Preferred Stock Financing

Between July, 2011 and September, 2012, we sold an aggregate of 365 shares of our Series B Preferred Stock at $1,000 per share for an aggregate purchase price of $365,000 to Forward Investment LLC, Mark Munro 1996 Charitable Remainder Trust and certain of our existing stockholders that qualified as “accredited investors” within the meaning of the Securities Act. Immediately prior to the consummation of the initial public offering of our common stock, the 365 shares of Series B Preferred Stock converted into 4,680,352 shares of common stock.

Certain of our affiliates participated in the Series B Preferred Stock financing. Forward Investment LLC, which owns more than 5% of our outstanding capital stock, purchased 130 shares for an aggregate purchase price of $130,000. Mark Munro 1996 Charitable Remainder Trust which owns more than 5% of our outstanding capital stock, purchased 100,000 shares for an aggregate purchase price of $100,000. Additionally, our Chief Executive Officer, Mark Munro, purchased 5 shares for an aggregate purchase price of $5,000 and Mark Durfee, a director, purchased 130 shares for an aggregate purchase price of $130,000.

Series C Preferred Stock Financing

Between January, 2012 and July, 2012, we sold an aggregate of 1,500 shares of our Series C Preferred Stock at $1,000 per share for an aggregate purchase price of $1,500,000. These sales were made to “accredited investors” within the meaning of the Securities Act. Immediately prior to the consummation of this offering, the 1,500 shares of Series C Preferred Stock converted into 4,387,830 shares of common stock.

Certain of our executive officers and directors participated in the Series C Preferred Stock financing. Our Chief Executive Officer, Mark Munro, purchased 100 shares for an aggregate purchase price of $100,000, our President, Frank Jadevaia, purchased 100 shares for an aggregate purchase price of $100,000 and Neal Oristano, a director, purchased 50 shares for an aggregate purchase price of $50,000.

Series E Preferred Stock Financing

Between September, 2011 and November, 2012, we sold an aggregate of 3,100 shares of our Series E Preferred Stock at $1,000 per share for an aggregate purchase price of $3,100,000. These sales were made to “accredited investors” within the meaning of the Securities Act.

Certain of our affiliates participated in the Series E Preferred Stock financing. Forward Investment LLC, which owns more than 5% of our outstanding capital stock, purchased 375 shares for an aggregate purchase price of $375,000. Additionally, our President, Frank Jadevaia, purchased 200 shares for an aggregate purchase price of $200,000, Mark Durfee, a director, purchased 375 shares for an aggregate purchase price of $375,000 and Charles K. Miller, a director, purchased 50 shares for an aggregate purchase price of $50,000.

Series H Preferred Stock Financing

On November 23, 2012, we sold an aggregate of 1,475 shares of our Series H Preferred Stock at $1,000 per share for an aggregate purchase price of $1,475,000. These sales were made to “accredited investors” within the meaning of the Securities Act. Frank Jadevaia, who will become our President upon the consummation of this offering, purchased 250 shares for an aggregate purchase price of $250,000.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 15, 2012 by:

●	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission , a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after, November 15, 2012. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

In the table below, percentage of ownership of our common stock prior to the offering is based on 16,641,273 shares of common stock outstanding as of November 15, 2012, after giving effect to the conversion of all of our outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock and after giving effect to a 125-to-1 reverse stock split. The number of shares outstanding excludes shares of common stock subject to options outstanding, shares of common stock reserved for issuance pursuant to our Performance Incentive Plan and shares of common stock issuable upon the exercise of the underwriter’s option to purchase additional shares of common stock. The number of shares outstanding also excludes shares of common stock issuable upon conversion of our Series H Preferred Stock. Our Series H Preferred Stock is outstanding as of the date of this prospectus, but was not outstanding as of November 15, 2012. Percentage ownership of our common stock after this offering also assumes the sale of all shares in this offering without giving effect to the underwriter's option to purchase additional shares.

Unless otherwise noted below, the address of the persons listed on the table is c/o Genesis Group Holdings, Inc., 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number Prior to this Offering	Percentage Prior to this Offering	Number After this Offering	Percentage After this Offering
Executive Officers and Directors
Mark Munro1	3,194,133	9.9%
Mark F. Durfee2	4,596,667	14.3%
Charles K. Miller3	201,004	*
Neal Oristano4	275,035	*
Daniel J. Sullivan	—	—
Lawrence B. Sands5	73,600	*
Roger Ponder	—	—
Frank Jadevaia6	685,332	2.1%

All named executive officers and directors as a group	9,025,781	28.0%
5% or More Stockholders
Forward Investment LLC7	4,596,677	14.3%
Mark Munro 1996 Charitable Remainder Trust8	1,885,169	5.9%
MidMarket Capital Partners, LLC9	3,703,629	11.5%
___________

* Less than 1.0%.

(1)
Includes voting rights from 3,194,133 shares of common stock shares attributable to conversion of 393 shares of Series B preferred stock held by Mr. Munro. Does not include shares attributable to shares held by the Mark Munro 1996 Charitable Remainder Trust separately set forth herein because Mark Munro does not have shared or sole voting or dispositive power over this irrevocable trust.

(2)	Includes voting rights from 4,596,677 shares of common stock shares attributable to conversion of 505 shares of Series B preferred stock held by Mr. Durfee.

(3)
Includes voting rights from 22,544 shares of common stock shares attributable to conversion of 50 shares of Series E preferred stock and voting rights from 11,272 common stock shares attributable to a Series E warrant and voting rights from 167,188 shares of common stock attributable to conversion of 25 shares of Series B Preferred Stock held by Mr. Miller.

(4)
Includes voting rights from 207,403 common stock shares attributable to conversion of 50 shares of Series C preferred stock and voting rights from 45,088 shares of common stock attributable to conversion of 50 shares of Series E Preferred Stock and 22,544 shares of common stock attributable to a warrant held by Mr. Oristano.

(5)	Includes voting rights from 40,000 shares of common stock attributable to conversion of 4,000 shares of Series A preferred stock held by Mr. Sands.

(6)
Includes voting rights from 14,806 common stock shares attributable to conversion of 100 shares of Series C preferred stock, voting rights from 180,351 common stock shares attributable to conversion of 200 shares of Series E preferred stock and voting rights from 90,175 common stock shares attributable to a Series E warrant held by Mr. Jadevaia.

(7)	Includes voting rights from 4,586,677 shares of common stock shares attributable to conversion of 505 shares of Series B preferred stock held by Forward Investment LLC.

(8)	Includes voting rights from 1,885,169 common stock shares attributable to conversion of 100 shares of Series B preferred stock held by Mark Munro 1996 Charitable Remainder Trust.

(9)	Includes voting rights from 3,703,629 common stock shares attributable a warrant held by MidMarket Capital Partners, LLC.

DESCRIPTION OF CAPITAL STOCK

General

Upon the closing of this offering, our amended and restated certificate of incorporation will authorize us to issue up to shares of common stock, par value $0.0001 per share, and shares of preferred stock, par value $0.0001, all of which preferred stock will be undesignated. All of our existing stock is, and the shares of common stock being offered by us in this offering will be, upon payment therefore, validly issued, fully paid and nonassessable.

As of November 29, 2012, we had issued and outstanding:

●	2,000,000 shares of our Series A Preferred Stock held by approximately three holders;

●	365 shares of our Series B Preferred Stock held by approximately five holders;

●	1,500 shares of our Series C Preferred Stock held by approximately 27 holders;

●	565.67 shares of our Series D Preferred Stock held by approximately two holders;

●	3,100 shares of our Series E Preferred Stock held by approximately 18 holders;

●	3,100 shares of our Series F Preferred Stock held by approximately two holders;

●
1,500 shares of our Series G Preferred Stock currently being held in escrow by us as collateral for our obligations under the ADEX Stock Purchase Agreement and which will be automatically cancelled if we perform our obligations under that agreement;

●	1,475 shares of our Series H Preferred Stock held by approximately eight holders; and

●
warrants to purchase 11.5% of our fully diluted shares of common stock at a weighted-average exercise price of $0.01 per share in connection with the Midmarket loan. The warrants are exercisable upon the earlier of December 16, 2012 and the date the Company files a registration statement on Form S-1 with respect to our common stock.

Upon the closing of this offering and based on shares of our common stock outstanding as of November 29, 2012, shares of our common stock will be outstanding, assuming (1) the conversion of all outstanding shares of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock into an aggregate of shares of our common stock immediately prior to the closing of this offering , (2) no exercise of options or warrants outstanding as of November 29, 2012, and (3) no exercise of the underwriter’s option to purchase additional shares of our common stock. The following information reflects the filing of our amended and restated certificate of incorporation and the conversion of all of our outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock into shares of our common stock, which will occur prior to completion of this offering. The following information excludes shares of our Series G Preferred Stock currently being held in escrow by us as collateral for our obligations under the ADEX Stock Purchase Agreement and which will be automatically cancelled if we perform our obligations under that agreement.

The discussion below describes the most important terms of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon completion of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the General Corporation Law of the State of Delaware (DGCL).

Common Stock

The holders of our common stock will be entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefore and (ii) in the event of liquidation, dissolution or winding-up of the company, to share ratably in the distribution of assets legally available therefore, after payment of debts and expenses. Holders of our common stock have no subscription, redemption or conversion rights. The holders of our common stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock that we may issue in the future. A vote of the holders of a majority of our common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions stated in our certificate of incorporation, to authorize the issuance of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. As of November 29, 2012, we have 4,150,000 shares of our Series F Preferred Stock and 1,475 shares of our Series H Preferred Stock outstanding .

Holders of our Series F Preferred Stock are entitled to receive cumulative dividends at the annual rate of 12% of the liquidation preference price per share of Series F Preferred Stock. For a twelve-month period beginning on the fourth day after the effective date of our Registration Statement on Form S-1 filed the Securities and Exchange Commission, each holder of our Series F Preferred Stock has the right to covert such shares into shares of our common stock. Each share of our Series F Preferred Stock is convertible into the number of shares of our common stock determined by dividing $1,000 by the conversion price (as determined above, as adjusted for stock splits, stock dividends, recapitalization and the like). The shares of our Series F Preferred Stock are redeemable by the at the option of the holders or us. Except as otherwise provided by law, the holders of our Series F Preferred Stock are not entitled to any voting rights, except that without the vote or written consent of holders of a majority of the outstanding shares of our Series F Preferred Stock, we cannot (i) authorize or create any shares of Series F Preferred Stock or authorize or create any class or series of stock ranking senior to the Series F as to liquidation rights; (ii) amend, alter or repeal our Certificate of Incorporation if such amendment, alteration or repeal would adversely change the powers, preferences or special rights of the Series F Preferred Stock; or (ii) voluntarily impose any restriction on the Series F Preferred Stock other than as required by applicable law. Holders of shares of our common stock issued upon conversion of our Series F Preferred Stock may be entitled to demand that we file a registration statement under the Securities Act, as amended, covering the resale of all or any part of such holders’ shares or may also be entitled to require us to include such shares in any registration statement (other than on Form S-4 or Form S-8) under the Securities Act.

Holders of our Series H Preferred Stock are entitled to receive cumulative dividends at the annual rate of 10% per month to a maximum of 150% of the stated value per share of the Series H Preferred Stock. For a one-year period beginning 90 days after issuance, each holder of our Series H Preferred Stock has the right to covert such shares into shares of our common stock. Each share of our Series H Preferred Stock is convertible into the number of shares of our common stock equal to 4.49% of our company at the time of conversion on a fully diluted basis (i.e. after giving effect to all securities and assuming conversion and exercise of all securities). Subject to certain conditions, shares of our Series H Preferred Stock are redeemable by the at the option of the holders beginning on the 181st day following the issuance of the Series H Preferred Stock. Subject to certain conditions, we may extend such a redemption date. Each share of our Series H Preferred Stock entitles the holder to one vote for each share of our common stock into which their shares of Series H Preferred Stock could be converted. Shares of our Series H Preferred Stock are entitled to vote, together as a single class with holders of our common stock and any other series of preferred stock then outstanding, with respect to any question or matter upon which holders of shares of our common stock have the right to vote. Shares of our Series H Preferred Stock shall also be entitled to vote as a separate class with respect to certain matters.

We expect to partially redeem certain shares of our outstanding shares of our Series F Preferred Stock prior to the consummation of this offering. We expect to redeem all of the outstanding shares of our Series H Preferred Stock after the consummation of this offering.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock.

Election of directors

Upon completion of this offering, our amended and restated bylaws will provide that our directors will be elected by a plurality of the votes cast in the election of directors. In plurality voting, the nominees for available directorships who receive the highest number of affirmative votes cast are elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. It will not be necessary for a nominee to receive the affirmative vote of a majority of the total votes cast for and against such nominee in the election to be elected as a director.

Provisions of our certificate of incorporation and bylaws and Delaware anti-takeover law

We are governed by the DGCL. Upon completion of this offering, our amended and restated certificate of incorporation and amended and restated bylaws will contain provisions that could make the acquisition of the company by means of a tender offer, a proxy contest or otherwise more difficult.

Classified board

Our board of directors has approved an amendment to our certificate of incorporation to provide for a classified board of directors, pursuant to which the board of directors will be divided into three classes whose members will serve three-year staggered terms. Our certificate of incorporation also will prohibit cumulative voting by stockholders in connection with the election of directors, which would otherwise allow less than a majority of the shares held by our stockholders to elect director candidates.

No written consent of stockholders

Upon the completion of this offering, our amended and restated certificate of incorporation and amended and restated bylaws will provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Advance notice procedures

Upon the completion of this offering, our amended and restated bylaws will provide that our chief executive officer, chairperson of the board of directors or a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated bylaws will also limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Our amended and restated bylaws will also establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of the stockholders. This notice procedure will provide that only persons who are nominated by, or at the direction of our board of directors or by a stockholder who has given timely written notice to the secretary of our company prior to the meeting at which directors are to be elected, will be eligible for election as directors. The procedure also requires that, in order to raise matters at an annual or special meeting, those matters must be raised before the meeting pursuant to the notice of meeting the company delivers or by, or at the direction of, our board of directors or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the secretary of the company of his, her or its intention to raise those matters at the annual meeting. If our chairperson or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

Blank check preferred stock

Our certificate of incorporation currently provides for 50,000,000 authorized shares of preferred stock. The existence of authorized but unissued preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interest of us and our stockholders, our board of directors could cause preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation of officer and director liability and indemnification arrangements

Upon completion of this offering, our amended and restated certificate of incorporation and our amended and restated bylaws will limit the liability of our officers and directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

●	any breach of their duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

These provisions of our amended and restated certificate of incorporation and amended and restated bylaws will have no effect on any non-monetary remedies that may be available to us or our stockholders, nor will it relieve us or our officers or directors from compliance with federal or state securities laws.  The amended and restated bylaws also will generally provide that we will indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him or her in connection with such proceeding.  An officer or director will not be entitled to indemnification by us if:

●	the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests; or

●	with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his or her conduct was unlawful.

In addition to the indemnification to be provided for in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with certain of our executive officers and all of our directors. Each indemnification agreement provides that we will indemnify such executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against an executive officer or a director, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

The overall effect of the foregoing provisions and indemnification agreements may be to deter a future offer to buy our company. Stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 203 of the Delaware General Corporation Law

Upon completion of this offering, we will be subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●
at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Choice of Forum

Our amended and restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer.

Listing

We intend to apply to have our common stock quoted on the NYSE MKT or NASDAQ under the symbol “ICLD.”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock, and we cannot assure you that a liquid trading market for our common stock will develop or be sustained after this offering. Future sales of substantial numbers of shares of our common stock, including shares issued upon exercise of options, in the public market after this offering, or the anticipation of those sales, could adversely affect market prices of our common stock prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

Upon completion of this offering, we will have          outstanding shares of common stock.

All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The shares of common stock to be outstanding after this offering will be deemed “restricted securities,” as that term is defined under Rule 144, and will be subject to the 180-day lock-up period, which may be extended in specified circumstances described below. Within 180 days of the date of this prospectus, all of these shares will qualify for resale under Rule 144, excluding any shares held by affiliates.

Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 or 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 under the Securities Act, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the NYSE MKT or NASDAQ, as the case may be, during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general and subject to the terms of the lock-up agreements, under Rule 701 of the Securities Act, most of our employees, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement are eligible to resell those shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with the holding period or certain other restrictions contained in Rule 144.

Lock-Up Agreements

We, our directors and executive officers, and certain of our stockholders and holders of options to purchase our stock, have agreed, subject to certain limited exceptions, not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock for a period of 180 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of                                                               . This consent may be given at any time without public notice. We have entered into a similar agreement with the representative of the underwriters, except that we may be permitted to issue shares of our common stock for acquisition purposes. There are currently no agreements between the representative and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 180-day period.

Equity Plans

We intend to file a registration statement on Form S-8 under the Securities Act covering all of the shares of our common stock subject to outstanding awards or reserved for issuance under our 2012 Performance Incentive Plan and shares of our common stock reserved for issuance under our Employee Stock Purchase Plan. We expect to file this registration statement as soon as practicable after this offering. However, sales of shares registered on Form S-8 that are held by our affiliates will be subject to volume limitations, manner of sale, notice and public information requirements of Rule 144 and all sales of shares registered on Form S-8 will not be eligible for resale until expiration of the lock-up agreements to which they are subject.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES FOR

NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences relating to the ownership and disposition of our common stock by non-U.S. holders (as defined below) who purchase our common stock in this offering and hold such common stock as capital assets (generally for investment).  This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations promulgated thereunder, judicial decisions and rulings and pronouncements of the U.S. Internal Revenue Service, or the IRS, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation.  This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income or estate tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships or entities treated as such for U.S. federal income tax purposes and their partners, dealers in securities, brokers, certain former U.S. citizens or long-term residents or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment).  This discussion does not address the state, local or foreign tax or U.S. federal non-income or estate tax consequences relating to the ownership and disposition of our common stock.  You are urged to consult your own tax advisor regarding the U.S. federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that for U.S. federal income tax purposes is not:

●	an individual who is a citizen or resident of the United States;

●
corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes;

●	an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

●
a trust (a) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all its substantial decisions or (b) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

An individual may be treated as a resident of the United States, among other ways, if present in the United States on at least 31 days in a calendar year and for an aggregate of at least 183 days during the three-year period ending in that calendar year (counting for such purposes all the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, we urge you to consult your own tax advisor.

Dividends

We do not anticipate paying dividends on our common stock in the foreseeable future. See “Dividend policy.” If we make a distribution of cash or property, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock.

Dividends paid by us to a non-U.S. holder, to the extent treated as dividends for U.S. federal income tax purposes, generally will be subject to U.S. federal withholding tax at a 30% rate, unless (i) an applicable income tax treaty reduces or eliminates such tax, and a non-U.S. holder provides us with an IRS Form W 8BEN (or successor form) properly certifying its entitlement to the benefit of such treaty or (ii) the dividends are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, where a tax treaty so provides, the dividends are attributable to a U.S. permanent establishment of such non-U.S. holder, and the non-U.S. holder provides us with an IRS Form W-8ECI (or successor form). In the latter case, a non-U.S. holder generally will be subject to U.S. federal income tax with respect to such dividends in the same manner as a U.S. person, unless otherwise provided in an applicable income tax treaty. Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax on its after-tax effectively connected dividend income at a rate of 30% (or at a reduced rate under an applicable income tax treaty). If a non-U.S. holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition

Generally, a non-U.S. holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange or other disposition of our common stock unless (i) such non-U.S. holder is an individual present in the U.S. for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other conditions are met, (ii) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States and, where a tax treaty so provides, the gain is attributable to a U.S. permanent establishment of such non-U.S. holder or (iii) we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock and either (a) our common stock has ceased to be traded on an “established securities market” prior to the beginning of the calendar year in which the sale, exchange or other disposition occurs or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock. We believe that we are not a U.S. real property holding corporation, and we do not anticipate becoming a U.S. real property holding corporation.

A non-U.S. holder described in (i) above will be required to pay a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, which tax may be offset by U.S. source capital losses. A non-U.S. holder described in (ii) above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in (ii) may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of his or her death generally will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at the then applicable rate) may apply to certain payments made to a non-U.S. holder on or with respect to our common stock, unless the non-U.S. holder certifies as to its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption and certain other conditions are satisfied. Pursuant to applicable income tax treaties or other agreements, the IRS may also make these information reports available to tax authorities in the non-U.S. holder’s country of residence. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will generally be allowed as a refund or a credit against such non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS and other applicable requirements are satisfied

Recently Enacted Legislation Affecting Taxation of our Common Stock Held by or Through Foreign Entities

Legislation enacted in 2010 generally will impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under administrative guidance and proposed U.S. Treasury regulations, the obligation to withhold would apply to dividends paid on our common stock on or after January 1, 2014, and to the gross proceeds from the sale or other disposition of our common stock on or after January 1, 2017. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and foreign tax consequences of acquiring, holding and disposing of our common stock, including the consequences of any proposed change in applicable law.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                                , 2013, we have agreed to sell to the underwriter named below (the “underwriter”) and the underwriter has agreed to purchase, at the public offering price less underwriting discounts and commissions set forth on the cover page of this prospectus, the numbers of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares

Total

The underwriting agreement provides that the obligations of the underwriter to purchase the common stock offered by this prospectus is subject to certain conditions. The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares of common stock described below. The obligations of the underwriter may also be terminated upon the occurrence of certain stated events.

We have granted to the underwriter a 30-day option to purchase from us up to additional shares of common stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. If the underwriter exercises all or part of this option, the underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

The underwriter has advised us that it proposes to offer the common stock initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $ per share. After the initial public offering, the underwriter may change the public offering price and concession and discount to broker/dealers. Sales of shares of common stock made outside of the United States may be made by affiliates of the underwriter.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without exercise of option to purchase additional shares	With exercise of option to purchase additional shares	Without exercise of option to purchase additional shares	With exercise of option to purchase additional shares
Underwriting Discounts and Commissions	$	$	$	$
Expenses	$	$	$	$

The underwriter has informed us that it does not expect sales to accounts over which the underwriter has discretionary authority to exceed 5% of the shares being offered.  The underwriter will not confirm sales to any accounts over which it exercises discretionary authority without first receiving a written consent from those accounts.

We have agreed, subject to certain exceptions, that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of                                                        for a period of 180 days after the date of this prospectus.

Subject to certain exceptions, our officers, directors and certain existing stockholders have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our shares of common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of                                                      for a period of 180 days after the date of this prospectus.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus, the information on the underwriter’s website or our website and any information contained in any other website maintained by an underwriter or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as an underwriter, and should not be relied upon by investors.

Until the distribution of our shares of common stock offered hereby is completed, Securities and Exchange Commission rules may limit the underwriter from bidding for and purchasing our shares of common stock.

In connection with the offering the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●
Overallotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares overallotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any covered short position by either exercising its overallotment option and/or purchasing shares in the open market.

●
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the overallotment option. A naked short position occurs if the underwriter sells more shares than could be covered by the overallotment option. This position can only be closed out by buying shares in the open market.  A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●
Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

                                                          or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. No underwriter has provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Prior to this offering, our common stock traded on the over-the-counter market.  The initial public offering price will be determined by negotiations between us and the underwriter.  In determining the initial public offering price, we and the underwriter expect to consider a number of factors including:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by the underwriter and us.

Neither we nor the underwriter can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.

We intend to apply to list our common stock on the NYSE MKT or NASDAQ under the symbol “ICLD”, subject to satisfaction of applicable listing requirements.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C.
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed on for us by our counsel, O’Melveny & Myers LLP, San Francisco, California.  Certain legal matters in connection with this offering will be passed upon for the underwriter by                                               .

EXPERTS

The historical and pro forma consolidated financial statements as of December 31, 2010 and December 31, 2011 and for each of the years in the two-year period ended December 31, 2011 are included herein and in the registration statement in reliance on the report of Sherb & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to the registration of the common stock offered for sale with this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the common stock we are offering by this prospectus and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information on the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov. You may also request copies of these filings, at no cost, by telephone at (561) 988-1988 or by mail to: Genesis Group Holdings, Inc., 2500 N. Military Trail, Suite 275, Boca Raton, Florida 33431, Attention: Lawrence Sands; www.genesisgroupholdingsinc.com.

We are become subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, file periodic reports and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered accounting firm.

INDEX TO FINANCIAL STATEMENTS

Genesis Group Holdings, Inc.	PAGE

Report of Independent Registered Public Accounting Firm	F-2
Consolidated balance sheets as of December 31, 2011 and December 31, 2010	F-3
Consolidated statements of operations for the years ended December 31, 2011 and December 31, 2010	F-4
Consolidated statements of changes in stockholders’ equity for the years ended December 31, 2011 and December 31, 2010	F-5
Consolidated statements of cash flows for the years ended December 31, 2011 and December 31, 2010	F-7
Notes to audited consolidated financial statements as of December 31, 2010 and December 31, 2011 and for the years ended December 31, 2011 and December 31, 2010	F-8

Unaudited consolidated balance sheet as of September 30, 2012	F-27
Unaudited consolidated statements of operations for the nine months ended September 30, 2012 and September 30, 2011	F-28
Unaudited consolidated statements of cash flows for the nine months ended September 30, 2012 and September 30, 2011	F-29
Notes to unaudited consolidated financial statements as of September 30, 2012 and for the nine months ended September 30, 2012 and September 30, 2011	F-30

ADEX Corporation and subdsidiary and it's affiliated company

T N S, Inc.

Telco Professional Services and Handset Testing Divisions

Integration Partners - NY Corporation

Genesis Group Holdings, Inc. Pro Forma Financial Information

Unaudited pro forma consolidated balance sheets as of September 30, 2012	F-117
Unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012	F-118
Notes to pro forma consolidated financial statements as of December 31, 2011 and for the year ended December 31, 2011 and unaudited pro forma consolidated financial statements as of September 30, 2012 and for the nine months ended September 30, 2012
F-120

7900 Glades Road, Suite 540 Boca Raton., FT, 33434 Tel: 561.886.4200 Fax: 561.886.3330 infoesherbcpa.cona Offices in New York and Florida
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Genesis Group Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Genesis Group Holdings, Inc. and Subsidiaries as of December 31, 2011 and 2010, respectively, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2011 and 2010, respectively. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2011 and 2010, respectively, and the results of their operations and cash flows for the years ended December 31, 2011, and 2010, respectively, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has suffered losses from operations, and has an accumulated deficit and net cash used in operations of $1,172,416 for the year ended December 31, 2011. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are described in Note 14 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP

Boca Raton, FL
April 10, 2012

GENESIS GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2011	2010
Assets

Current Assets
Cash and cash equivalents	$89,285	$22,476
Accounts receivable	347,607	148,811
Inventory	10,992	13,235
Deferred loan costs	53,848	-
Other current assets	8,701	-
Total Current Assets	510,433	184,522

Property & equipment, net	338,759	237,935

Intangible assets	636,736	-

Deposits	304,084	7,926

Total Assets	$1,790,012	$430,383

Liabilities and Stockholders' Deficiency

Current liabilities
Accounts payable	$563,449	$294,689
Bank debt, current portion	114,358	64,105
Accrued expenses	227,854	151,497
Notes payable, related parties	5,364	348,471
Notes payable, other, current portion	876,522	509,268
Total Current Liabilities	1,787,547	1,368,030

Other Liabilities:
Bank debt, net of current portion	698,289	229,542
Notes payable, related parties, net of current	110,293	-
Notes payable, other, net of current portion	825,761	-
Derivative liability	1,143	459,897
Total Other Liabilities	1,635,486	689,439

Redeemable Series B, convertible preferred stock,
$0.0001 par value, authorized 60,000 shares, 15 shares issued	15,000	-

Stockholders' Deficiency:
Preferred stock, $.0001 par value, 50,000,000 authorized;
Series A, convertible preferred stock, $0.0001 par value,
authorized 20,000,000 shares, 2,000,000 issued and outstanding	200	-
Series C, convertible preferred stock, 10% cumulative,
annual dividend $1,000 stated value, authorized
1,500 shares, no shares issued and outstanding	-	-
Series D, convertible preferred stock, 10% cumulative,
annual dividend $1,000 stated value, authorized
1,000 shares, 366 shares issued and outstanding	366	-
Common stock, $.0001 par value, 500,000,000 shares
authorized; 158,737,602 and 105,973,976 shares issued and	15,873	10,597
outstanding
Additional paid-in-capital	7,850,944	581,800
Accumulated deficit	(9,620,926)	(2,219,483)
Total Genesis Holdings, Inc. stockholders' deficiency	(1,753,543)	(1,627,086)
Non-controlling interest	105,522	-
Total Stockholders' Deficiency	(1,648,021)	(1,627,086)

Total Liabilities and Stockholders' Deficiency	$1,790,012	$430,383

See notes to consolidated financial statements.

GENESIS GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED
	DECEMBER 31,
	2011	2010

Revenues	$2,812,210	$952,839

OPERATING EXPENSES
Cost of revenues earned	1,851,018	1,002,781
Depreciation and amortization	39,229	26,191
Salaries and wages (including stock compensation of $5,001,000
and $872,000)	5,853,600	1,574,374
General and administrative	1,251,102	600,509
TOTAL OPERATING EXPENSES	8,994,949	3,203,855

LOSS FROM OPERATIONS	(6,182,739)	(2,251,016)

OTHER (INCOME) EXPENSES
Unrealized gain on fair value of derivative	(458,754)	(376,788)
Interest expense	1,240,457	267,368
Goodwill impairment	437,000	-
TOTAL OTHER (INCOME) EXPENSE	1,218,703	(109,420)

NET LOSS	$(7,401,442)	$(2,141,596)

LOSS PER COMMON SHARE
Basic and fully diluted	$(0.06)	$(0.02)

Weighted average number of common shares
outstanding-basic and diluted	125,408,014	136,148,976

See notes to consolidated financial statements.

GENESIS GROUP HOLDINGS, INC.
Consolidated Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 2010 and 2011

			Preferred Stock
	Common Stock		Series A Convertible		Series B Convertible		Series C Convertible		Series D Convertible		Additional Paid-in	Accumulated	Stock Subscription	Non-Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Interest	Total

Balance December31, 2009	159,591,438	$15,959	-	$-	-	$-	-	$-	-	$-	$4,811,041	$(77,887)	$(4,800,000	$-	$(50,887)

Recapitalization from acquisition of Digital Comm, Inc.	1,499,062	150									(325,608)				(325,458)

Issuance of shares to former management and debt holders	3,183,476	318	-	-							(318)	-	-		-

Issuance of shares to officer pursuant to employment contract	4,000,000	400									799,600				800,000

Issuance of shares to officer in settlement of unpaid salary	1,200,000	120									71,880				72,000

Cancellation of shares relating to
proposed acquisition of STS	(60,000,000)	(6,000)									(4,794,000)		4,800,000		-

Cancellation of shares	(3,500,000)	(350)									350				-

Computed debt discount on warrant issuance to UTA											455,540				455,540

Derivative liability from warrant issuance											(836,685)				(836,685)

Contributed capital by officers from
waiver of salaries											400,000				400,000

Net loss												(2,141,596)			(2,141,596)

Balance December 31, 2010	105,973,976	$10,597	-	$-	-	$-	-	$-	-	$-	$581,800	$(2,219,483)	$-	$-	$(1,627,086)

See notes to consolidated financial statements.

GENESIS GROUP HOLDINGS, INC.
Consolidated Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 2010 and 2011

			Preferred Stock
	Common Stock		Series A Convertible		Series B Convertible		Series C Convertible		Series D Convertible		Additional Paid-in	Accumulated	Stock Subscription	Non-Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Interest	Total

Issuance of shares to UTA pursuant to loan modifications (792,439 shares unissued)	2,074,523	$207	-	$-	-	$-	-	$-	-	$-	$242,495	$-	$-	$-	$242,701

Computed debt discount on warrant issuance to UTA from 2nd modification											301,876				301,876

Issuances from sale of shares	3,408,888	341	-	-							54,659	-	-		55,000

Issuance of shares for consulting services	3,000,000	300	-	-							349,700	-	-		350,000

Issuances of shares pursuant to loans	6,000,000	600	-	-							372,826	-	-		373,426

Issuance of shares to employees	2,000,000	200	-	-							255,800	-	-		256,000

Issuance of shares to officers	8,500,000	850	2,000,000	200							3,503,950	-	-		3,505,000

Recognition of officers stock compensation
from 2010 issuance	-	-	-	-							800,000	-	-		800,000

Issuances of shares from conversion of notes payable	14,673,215	1,467	-	-							122,531	-	-		123,998

Issuance of shares for pending acquisition	2,107,000	211	-	-							290,555	-			290,766

Issuance of shares for Tropical acquisition	1,000,000	100	-	-							116,175	-	-		116,275

Issuance of shares for Rives Monteiro acquisition	7,500,000	750	-	-							28,321	-	-	105,522	134,593

Issuances of shares in settlement of note payable	2,500,000	250	-	-							24,750	-	-		25,000

Issuance of shares from conversion of note payable to officer									366	366	405,506				405,872

Contributed capital by officers from											400,000				400,000
waiver of salaries

Net income (loss)												(7,401,442)			(7,401,442)

Balance December 31, 2011	158,737,602	$15,873	2,000,000	$200	-	$-	-	$-	366	$366	$7,850,944	$(9,620,926)	$-	$105,522	$(1,648,021)

See notes to consolidated financial statements.

GENESIS GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW

	FOR THE YEARS ENDED
	DECEMBER 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(7,401,442)	$(2,141,596)
Adjustments to reconcile net loss to net cash
used in operations:
Depreciation	39,229	26,191
Amortization of debt discount	319,408	189,808
Amortization of loan costs	592,008	-
Stock compensation for services	5,311,000	872,000
Decrease in fair value of derivative liability	(458,754)	(376,788)
Goodwill impairment	437,000	-
Changes in assets and liabilities:
Increase in accounts receivable	(54,502)	(66,203)
Decrease in inventory and other	(5,749)	(21,162)
Increase in accounts payable and accrued expenses	49,386	375,207
Total adjustments	6,229,026	999,053

NET CASH USED IN OPERATING ACTIVITIES	(1,172,416)	(1,142,543)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(74,519)	(181,312)
Cash received in acquisition	57,766	-
Purchase of non-controlling interest	(100,000)	-
NET CASH USED IN INVESTING ACTIVITIES	(116,753)	(181,312)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	55,000	-
Proceeds from sale of preferred stock	15,000	-
Repayments of notes and loans payable	(341,150)	-
Proceeds from bank loans	136,168	293,647
Proceeds from third party borrowings	1,445,010	775,000
Proceeds from related party borrowings	45,950	275,271
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,355,978	1,343,918

NET INCREASE IN CASH	66,809	20,063

CASH - beginning of year	22,476	2,413

CASH - end of year	$89,285	$22,476

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for interest	$348,925	$97,293
Taxes paid	$-	$-

Noncash investing and financing activities:

Common stock issued for loan modification	$242,702	$-
Common stock issued for consulting services	$350,000	$-
Common stock issued on debt conversion	$522,424	$-
Preferred stock issued on debt conversion	$405,872	$-
Recognition of derivative liability from warrant issuance	$-	$836,685
Contribution of capital from waiver of officer salaries	$400,000	$400,000
Shares Issued (cancelled/consummated) for pending acquisitions	$-	$(4,800,000)
Shares issued/(cancelled) for services relating to pending acquisition	$-	$(350)

See Notes to Consolidated Financial Statements.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

Genesis Group Holdings, Inc. (formerly known as Genesis Realty Group, Inc.) (“Genesis” or “the Company”) was incorporated on November 22, 1999 under the laws of the State of Delaware.  Prior to December 31, 2009 the Company was a development stage company and had limited activity. The Company’s initial activities were been devoted to developing a business plan, structuring and positioning itself to take advantage of available opportunities and raising capital for future operations and administrative functions.

On August 1, 2008 the Company authorized and approved a 1-for-20 reverse share split of the common stock of the Corporation.  The Company also authorized an increase in the number of shares of stock to 500,000,000 shares of common stock and created a new class of stock entitled blank check preferred stock at par value of $.0001 for 50,000,000 authorized shares.

The 1-for-20 reverse stock split has been applied to the financial statements retroactively.

On January 14, 2010, Genesis Group Holdings, Inc. (“Genesis” and “the Company”) acquired all the outstanding shares of Digital Comm, Inc. (“Digital”), a Florida Corporation, in exchange for 50,000,000 shares of Genesis. Digital was originally formed on September 13, 2006 and, on January 14, 2010 was reorganized as a wholly owned subsidiary of Genesis. Digital is a provider of specialty contracting services, primarily in the installation of fiber optic telephone cable. These services are provided throughout the United States and include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

For financial accounting purposes, the Merger was treated as a recapitalization of Genesis Group Holdings, Inc. with the former stockholders of Genesis Group Holdings, Inc. retaining approximately 20% of the outstanding stock. This transaction has been accounted for as a reverse acquisition and accordingly the transaction has been treated as a recapitalization of Digital Comm, Inc., with Digital Comm, Inc. as the accounting acquirer. The historical financial statements are a continuation of the financial statements of the accounting acquirer, and any difference of the capital structure of the merged entity as compared to the accounting acquirer’s historical capital structure is due to the recapitalization of the acquired entity.

On August 22, 2011, the Company acquired 100% interest in Tropical Communications, Inc. (“Tropical”), a Florida corporation, based in Miami, Florida. Tropical is a State licensed Low Voltage and Underground contractor and provides services to construct, install, optimize and maintain structured cabling for commercial and governmental entities in the South Florida area. The purchase price for Tropical was1,000,000 shares of common stock in the Company valued at $.09  per share, an earn-out provision for additional shares of stock in the Company based on a formula tied to future earnings of Tropical,  and an employment agreement.

On December 29, 2011, pursuant to a Stock Purchase Agreement the Company acquired a 49% interest in Rives Monteiro Engineering LLC (“RM Engineering”), an engineering firm and certified Women’s Business Enterprise with offices in Houston, Texas and Tuscaloosa, Alabama. The Company also acquired 100% of Rives Monteiro Leasing LLC (“RM Leasing”) an equipment provider for the cable engineering services. RM Engineering and RM Leasing have been in business since 1998, performing cable engineering services in the Southeastern United States with additional services performed internationally.

The total purchase price for the RM Engineering and RM Leasing companies was $337,500 paid with $100,000 in cash, a six month promissory note in the amount of $200,000 and, 7,500,000 shares of common stock in the Company valued at $.005 per share. As a result of the acquisition of RM Leasing, the Company acquired, subject to existing bank liens, certain vehicles, machinery and equipment as well as existing business opportunities.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS (continued)

Additional compensation will be paid in form of an earn-out as well as cashless exercise warrants with an exercise price of $0.30 per share for up to 500,000 additional shares, for each $500,000 in net income generated by the Company during the twenty-four months following closing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary in order to prepare the financial statements have been included.

PRINCIPLES OF CONSOLIDATION AND ACCOUNTING FOR INVESTMENT IN AFFILIATE COMPANY

The consolidated financial statements include the accounts of Genesis and its wholly owned subsidiaries Digital, Tropical, RM Leasing, and RM Engineering, an entity under common control which is consolidated in accordance with FASB guidance related to variable interest entities. All significant inter-company accounts and transactions have been eliminated in consolidation. The Company has an option to purchase the remaining ownership of RM Engineering for a de minimus amount.

We consolidate all variable-interest entities (VIEs) where we are the primary beneficiary. For VIEs, we assess whether we are the primary beneficiary as prescribed by the accounting guidance on the consolidation of VIEs. The primary beneficiary of a VIE is the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the entity. We consolidated RM Engineering because of our option to purchase the remaining 51% ownership of RM Engineering for a de minimus amount.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period.  Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

BUSINESS COMBINATIONS AND GOODWILL

The Company accounts for business combinations under the provisions of ASC 805-10, Business Combinations (ASC 805-10), which requires that the purchase method of accounting be used for all business combinations. ASC 805-10 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES –(continued)

REVENUE RECOGNITION

The Company recognizes revenues under the percentage of completion method of accounting using the cost-to-cost measures. Revenues from contracts using the cost-to-cost measures of completion are recognized based on the ratio of contract costs incurred to date to total estimated contract costs.

Application of the percentage of completion method of accounting requires the use of estimates of costs to be incurred for the performance of the contract. This estimation process is based upon the knowledge and experience of the Company’s project managers and financial personnel. Factors that the Company considers in estimating the work to be completed and ultimate contract recovery include the availability and productivity of labor, the nature and complexity of the work to be performed, the effect of change orders, the availability of materials, the effect of any delays in performance and the recoverability of any claims. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined. At the time a loss on a contract becomes known, the amount of the estimated loss expected to be incurred is accrued.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period they become known. Management analyzes the collectability of accounts receivable balances each period. This review considers the aging of account balances, historical bad debt experience, and changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change, which could affect the level of the Company’s provision for doubtful accounts. Allowance for doubtful accounts was $1,444 and $0 at December 31, 2011 and 2010, respectively.

ADVERTISING

The Company’s policy for reporting advertising expenditures is to expense them as they are incurred. Advertising expense has not been material to date.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Useful lives are: 3-7 years for vehicles; 5–7 years for equipment and machinery; 5 years for small tools: and 5 years for furniture, fixtures, computer equipment. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

COMMON STOCK PURCHASE WARRANTS

The Company accounts for the issuance of common stock purchase warrants issued in connection with capital financing transactions in accordance with professional standards for "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

The Company assessed the classification of its derivative financial instruments as of December 31, 2011 and 2010, which consist of common stock purchase warrants, and determined that such derivatives are accounted for in accordance with professional standards.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES- (continued)

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. In June 2006, the FASB issued ASC Topic 740, Income Taxes (“ASC Topic 740”)   (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 ), which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. In May 2007, the FASB issued an amendment of ASC Topic 740 to provide guidance that a Company may recognize a previously unrecognized tax benefit if the tax position is effectively (as opposed to “ultimately”) settled through examination, negotiation, or litigation.

STOCK-BASED COMPENSATION

The Company grants stock options, and time-based and performance-based restricted share units to certain employees and officers. The fair value of stock option grants is estimated on the date of grant using the Black-Scholes option pricing model based on certain assumptions. The fair value of restricted share units is estimated on the date of grant and is generally equal to the closing stock price on the date of grant. In accordance with ASC Topic 718.  Stock Compensation, compensation costs for performance-based awards are recognized by the Company over the requisite service period if it is probable that the performance goal will be satisfied. The Company uses its best judgment to determine probability of achieving the performance goals at each reporting period and recognizes compensation costs based on the estimate of the shares that are expected to vest.

NET LOSS PER SHARE

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.  Since the Company has incurred net losses for all periods,  basic loss per share and diluted loss per share are the same. ASC Topic 260, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“ASC Topic 260”), addresses whether unvested share-based payment awards with rights to receive dividends or dividend equivalents should be considered as participating securities for the purposes of applying the two-class method of calculating earnings (loss) per share.  Unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings (loss) per share.  The Company adopted this standard in the first quarter of the year ended December 31, 2010 and the adoption did not change the Company’s earnings (loss) per share calculation for any prior period presented.

We excluded 25,515,250 and 20,952,381 shares of our common stock issuable upon exercise of warrants and 152,764,354 and -0- shares attributable to convertible preferred stock as of December 31, 2011 and 2010, respectively, as their effect was anti-dilutive.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES- (continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”), defines fair value, establishes a measurement framework and expands disclosure requirements. The Company adopted ASC Topic 820 for financial assets and liabilities on the first day of the year ended December 31, 2009 and adopted non-recurring measurements for non-financial assets and liabilities on the first day of the year ended December 31, 2010. The adoption of ASC Topic 820 did not have an impact on the Company’s financial statements.  ASC Topic 820 requires that assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories: (1) Level 1 - Quoted market prices in active markets for identical assets or liabilities; (2) Level 2 - Observable market based inputs or unobservable inputs that are corroborated by market data; and (3) Level 3 - Unobservable inputs not corroborated by market data which require the reporting entity’s own assumptions. The Company’s financial instruments consist primarily of cash and equivalents, restricted cash, accounts receivable, income taxes receivable and payable, accounts payable and accrued expenses, and long-term debt. The carrying amounts of these instruments approximate their fair value due to the short maturity of these items.

The fair value of our financial instruments at December 31, 2011 and 2010 are as follows:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2010:
Warrant Derivatives	$—	$—	$459,897

December 31, 2011:
Warrant Derivatives	$—	$—	$1,143

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASU No. 2010-06 to ASC 820 which required new disclosures and clarified existing disclosures about fair value measurement. Specifically, this update amends ASC 820 to now require: (a) a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and to describe the reasons for the transfers; and (b) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements. In addition, this update clarifies the requirements of the following existing disclosures: (a) for purposes of reporting fair value measurement for each class of assets and liabilities, a reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities; and (b) a reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. This update became effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which became effective for interim and reporting periods beginning after December 15, 2010. The adoption of this standard modification did not have an impact on the Company's consolidated financial condition, results of operations or cash flows, and there were no material impacts to the Company's financial statement disclosures.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES- (continued)

ASC Topic 855, Subsequent Events (“ASC Topic 855”), establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the date the financial statements are issued or available to be issued. ASC Topic 855 requires companies to reflect in their financial statements the effects of subsequent events that provide additional evidence about conditions at the balance sheet date. In February 2010, the FASB issued Accounting Standards Update No. 2010-09 – Subsequent Events (Topic 855) — Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 provides amendments which clarify that SEC filers are not required to disclose the date through which subsequent events have been evaluated. The adoption of this guidance had no impact on the Company’s consolidated financial statements.

 In April 2010, the FASB issued Accounting Standards Update No. 2010-12, Income Taxes (Topic 740) – Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts (“ASU 2010-12”). ASU 2010-12 addresses changes in accounting for income taxes resulting from the recently issued Health Care and Education Reconciliation Act of 2010 and the Patient Protection and Affordable Care Act. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.

In December 2010, the FASB issued Accounting Standards Update No. 2010-29, Business Combinations (Topic 805) (“ASU 2010-29”).  ASU 2010-29 is intended to address diversity in practice regarding pro-forma revenue and earnings disclosure requirements for business combinations.  ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  The amendments also expand the supplemental pro-forma disclosures to include a description of the nature and amount of material, non-recurring pro-forma adjustments directly attributable to the business combination included in the reported pro-forma revenue and earnings.  The amendments affect any public entity as defined by ASU 2010-29 that enters into business combinations that are material on an individual or aggregate basis.  ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period after December 15, 2010.  The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-09, Compensation-Retirement Benefits-Multiemployer Plans (Subtopic 715-80): Disclosures about an Employer's Participation in a Multiemployer Plan “ASC 2011-09”. This update requires enhanced disclosures in the annual financial statements of employers that participate in multiemployer plans. Under the new guidance, employers are required to explain the general nature of multiemployer pension plans and their participation in the plans, including how the plans are different from single-employer plans. In addition, certain disclosures are required in tabular format for each multiemployer plan that is individually significant to an employer's financial statements. The guidance also requires a description of the nature and effect of any significant changes affecting comparability of the employer's total contributions from period to period. The ASU was adopted by the Company in December 2011 and retrospectively applied. There was no impact to the Company's financial position, results of operations or cash flows as the changes related only to additional disclosures.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment “ASU No. 2011-08”. This update was intended to simplify how entities test goodwill for impairment. ASU 2011-08 permits an entity to first assess qualitative factors to determine whether it is "more-likely-than-not" that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in ASC 350. The "more-likely-than-not" threshold is defined as having a likelihood of more than 50%. ASU 2011-08 was effective for annual and interim goodwill impairment tests performed for reporting periods beginning after December 15, 2011. The Company does not expect the adoption of the provisions of ASU 2011-08 in 2012 to have an effect on the Company's financial position, results of operations or cash flows.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES- (continued)

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities “ASU No. 2011-11”. The update requires entities to disclose information about offsetting and related arrangements of financial instruments and derivative instruments. ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company currently believes there will be no significant impact of adopting this standard on its consolidated financial statements.

3.	ACQUISITIONS

Acquisition of Tropical Communications, Inc.

On August 22, 2011, the Company acquired substantially all of the assets and assumed certain liabilities of Tropical Communications, Inc. (“Tropical”), a company that is a State licensed Low Voltage and Underground contractor providing services to construct, install, optimize and maintain structured cabling for commercial and governmental entities in the South Florida area for a total purchase price of 1,000,000 shares of common stock valued at $0.09 per share, or $90,000. The acquisition expands the Company’s cable installation presence in the southeastern United States. The results of Tropical were included in the consolidated results of the Company effective August 1, 2011. During 2011, Tropical contributed revenue of approximately $450,000 and an operating loss of approximately $191,000 including depreciation and amortization. The allocation of the acquisition cost for Tropical resulted in a loss from impairment of goodwill of $437,000 reflected in the statement of operations for the year ended December 31, 2011.

Acquisition of Rives Monteiro Engineering LLC

On December 29, 2011, the Company acquired a 49% stake in Rives Monteiro Engineering LLC. (“RME”), an engineering firm and certified woman owned business with offices in Houston, Texas and Tuscaloosa, Alabama for a total purchase price valued at approximately $324,000.The Company has an option to purchase the remaining 51% of RME for a de minimis sum of money. Accordingly, RME is an entity under common control which is consolidated in accordance with FASB guidance related to variable interest entities.

Acquisition of Rives Monteiro Leasing LLC

On December 29, 2011, the Company acquired substantially all of the assets and assumed certain liabilities of Rives Monteiro Leasing LLC (“RM Leasing”) an equipment provider for the cable-engineering services of RM Engineering for a total purchase price of approximately $13,000.

The final purchase prices for the above 2011 acquisitions were calculated as follows:

	Tropical	RM Engineering	RM Leasing
Cash	$-0-	$86,807	$13,193
Promissory Notes	-0-	200,000	-0-
Common Stock	90,000	37,500	-0-
Total Purchase Price	$90,000	$324,307	$13,193

The final purchase prices were allocated to the assets acquired and liabilities assumed as follows:

	Tropical	RM Engineering	RM Leasing
Intangible asset	$-0-	$636,736	$-0-

Unaudited pro forma results of operations data as if the Company, Tropical, RME and RML had occurred as of January 1, 2010 are as follows:
(in thousands, except per share information)

Year Ended December 31, 2010:
	Genesis	Tropical	RME	RML	Total
Revenue	$953,000	$1,128,000	$2,576,000	$50,000	$4,707,000
Income (Loss) from Operations	$(2,211,000)	$(32,000)	$77,000	$(5,000)	$(2,171,000)
Net Income (Loss)	$(2,128,000)	$(55,000)	$75,000	$(7,000)	$(2,115,000)
Income (Loss) per share basic and diluted	$(0.02)	$(0.00)	$0.00	$(0.00)	$(0.01)

Year Ended December 31, 2011:
	Genesis	Tropical	RME	RML	Total
Revenue	$2,443,000	$1,296,000	$2,576,000	$50,000	$6,365,000
Income (Loss) from Operations	$(6,869,000)	$(57,000)	$77,000	$(5,000)	$(6,854,000)
Net Income (Loss)	$(7,260,000)	$(85,000)	$75,000	$(7,000)	$(7,277,000)
Income (Loss) per share basic and diluted	$(0,06)	$(0.00)	$0.00	$(0.00)	$(0.05)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at January 1, 2010 and is not intended to be a projection of future results.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4	PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31,
	2011	2010
Vehicles	$605,247	$95,568
Computers and Office Equipment	91,098	24,367
Equipment	440,241	146,253
Small Tools	20,504	14,183
Total	1,157,090	280,371
Less accumulated depreciation	(818,331)	(42,436)

Property and equipment, net	$338,759	$237,935

Depreciation expense for the years ended December 31, 2011 and 2010 was $39,229 and $26,191, respectively.

4. INTANGIBLE ASSETS

In connection with the acquisition of Rives-Monteiro Engineering, the Company evaluated the purchase price paid and assets and liabilities assumed.  Based on the purchase price paid and assets and liabilities assumed, the Company recognized $531,214 of intangible assets.  As of December 31, 2011, the Company has determined that there is no impairment of the intangible asset.

5.	BANK DEBT

Bank debt consists of the following:

	December 31,
	2011	2010
Two installment notes, payable monthly principle and interest of $621.24 and $533.25, interest 9.05% and 0% secured by vehicles, maturing June 2015 and July 2016	$51,569	$27,396

Three Lines of credit, payable monthly principle and interest, interest ranging from 5.5% to 8.05%, guaranteed personally by principal shareholders, maturing July 2012, June 2015 and February 2020	761,078	266,251
	812,647	293,647
Less: Current portion of debt	(114,358)	(64,105)

Long term portion of bank debt	$698,289	$229,542

Future maturities of long-term bank debt are as follows:

Year ending December 31,
2012	$114,358
2013	211,842
2014	57,272
2015	56,857
Thereafter	372,318
Total	$812,647

6.	NOTES PAYABLE – OTHER

Notes payable, other consist of the following:

	December 31,
	2011	2010
Note payable, UTA refer to Note 7	$516,522	$509,268

Promissory notes, 6% interest, maturing two years unsecured (described further below)	825,761	-0-

8% convertible promissory notes, unsecured, maturing November 2011 (paid January 2012)	112,500	-0-

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	NOTES PAYABLE – OTHER –(continued)

Promissory note, due on demand, non interest due June 2011, with 1,000,000 common shares equity component	8,000	-0-

Promissory note, unsecured, non-interest due July 2011, with 2,000,000 common shares equity component	39,500	-0-

Acquisition promissory note to former shareholders of RM Engineering & Leasing, unsecured, non-interest, due March 2012 and June 2012	200,000	-0-
	1,702,283	509,268
Less: Current portion of debt	(876,522)	(509,268)

Long term portion of notes payable, other	$825,761	$220,000

Future annual payments are as follows:
Year ending December 31,
2012	$876,522
2013	825,761
2014	-0-
2015	-0-
Thereafter	-0-
Total	$1,702,283

On July 5, 2011, the Company entered into a definitive master funding agreement (“Master Agreement”) with Tekmark® Global Solutions, LLC (“Tekmark”) and Munro Capital Inc. (“Munro Capital”). Pursuant to the parties’ Master Agreement, the Company is receiving financing in the original principal amount of up to $2,000,000 from Tekmark and a line of credit in the original principal amount of up to $1,000,000 from Munro Capital.  Both financings covered are pursuant to Promissory Notes with two year terms, interest at 1% per month. Tekmark funding is secured by the Company’s accounts receivable. Funding by Tekmark will be in the form of payroll funding support for specific and approved customers of Digital. As of December 31, 2011 the balances owed to Tekmark and Munro Capital was $497,381 and $328,380, respectively, or $825,761 in total.

7.	NOTE PAYABLE - UTA

On August 6, 2010, UTA Capital LLC provided a working capital loan to Genesis Group Holdings, Inc., the parent company of Digital, with Digital also as an additional borrower. The loan is evidenced by a Note and Warrant Purchase Agreement between Digital and Genesis and UTA Capital, LLC dated August 6, 2010. The Agreement calls for two senior bridge notes in the amount of $1 million each, for an aggregate principal amount of $2 million. The notes are each one year amortized term notes bearing interest at 10% per annum.  The Company received an initial draw from the first $1 million note of $960,000 net of fees on August 6, 2010, which was recorded as an investment contribution by the Company in Digital.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	NOTE PAYABLE – UTA-(continued)

Additionally, the parent company issued to UTA Capital, LLC warrants to purchase up to 20,952,381 shares of common stock of the Company exercisable at $0.15 per share which provide for a cashless exercise. Pursuant to generally accepted accounting standards, the relative fair value of the warrant was calculated using the Black-Scholes Option Valuation Model. This amount, totaling approximately $455,540, has been recorded as a debt discount and charged to interest expense over the life of the promissory note.

On February 14, 2011, the Company and lender UTA Capital LLC, entered into First Loan Extension and Modification Agreements in connection with their existing note payable with a balance of $775,000 at December 31, 2010. The Modification Agreement provided for an extension of the original maturity date of the note from August 6, 2011 to September 30, 2011. In exchange for consenting to the 1st Modification Agreement the lender was granted 1,282,084 shares of the Company’s common stock. Additionally as additional consideration for the Company’s failure to satisfy a certain 1st amendment covenant, the lender was granted 500,000 shares of the Company’s common stock. As of December 31, 2011 these two additional grants of shares have not been issued however, reflected on the accompanying financial statements as if issued.

On June 25, 2011, the Company and lender UTA Capital LLC, entered into Second Loan Extension and Modification Agreements (“Modification Agreement”). The Modification Agreement provided for:

a)	An extension of the original maturity date of the note from August 6, 2011 to July 30, 2012,
b)	A continuation in interest rate of 10% per annum for the remainder of the loan,
c)	After the Initial Period, all monthly cash receipts from purchase orders financed pursuant to the Master Agreement entered on June 30, 2011 between the Company and Tekmark beginning August 2011, after reduction for payroll expenses and fees paid to Tekmark relating to the Tekmark financing, will be distributed at the end of each month in the following order of priority:
i.	On August 31, 2011 and September 30, 2011, first $50,000 to the Company and $35,000 to UTA as a reduction of principal, and of any remaining balance 40% to the Company and 60% to UTA as a reduction of principal.
ii.	On October 31, 2011 and November 30, 2011, and on the last day of each following month, first $50,000 to the Company and $50,000 to UTA as a reduction of principal, and of any remaining balance 50% to the Company and 50% to UTA as a reduction of principal.

As of October 3, 2011, the Company has not achieved in excess of $50,000 in monthly profit and therefore, has not been obligated to pay down any principal to UTA as described above, other than interest payments.

d)	Commencing in January 2012, at each month end in which the Company has consolidated gross revenues of $500,000 or more, the Company shall pay UTA as a reduction of principal, the greater of $50,000 or 10% of the gross consolidated revenues.

The 2nd Modification Agreement also provided for certain repayments of the loan in the event the Company secures additional equity and/or financing.  In exchange for consenting to the 2nd Modification Agreement, the lender was issued 292,439 shares of the Company’s common stock; and a continuing provision of additional shares to be issued to the lender to maintain ownership of 1% of the Company’s total outstanding shares until the loan is repaid. The additional shares of common stock have not been issued as of  December 31, 2011 however, they were recorded and valued at the fair market price on their date of  the loan modification as deferred loan cost and will be charged to loan cost expense over the remaining period of the loan.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	NOTE PAYABLE – UTA-(continued)

The 2nd Modification Agreement also provided for certain repayments of the loan in the event the Company secures additional equity and/or financing. Additionally, in exchange for consenting to the Modification Agreement, the lender was issued 1,282,094 shares of the Company’s common stock; and a continuing provision of additional shares to be issued to the lender to maintain ownership of 1% of the Company’s total outstanding shares until the loan is repaid. The additional shares of common stock were recorded and valued at the fair market price on their date of issue as deferred loan cost and will be charged to loan cost expense over the remaining period of the loan.

In January 2012, the Company and lender UTA Capital LLC, entered into Third Loan Extension and Modification Agreements (“Modification Agreement”) in connection with their existing note payable with a balance of $775,000 at December 31, 2011. The Modification Agreement provided for:

a)	An extension of the original maturity date of the note from August 6, 2011 to January 31, 2013,
b)	A continuation in interest rate of 10% per annum for the remainder of the loan,
c)
Commencing in January 2012, at each month end in which the Company has consolidated gross revenues of $800,000 or more, the Company shall pay UTA as a reduction of principal 5% of the gross consolidated revenues of the Company.

d)
A termination of the loan repayment requirements resulting from the Tekmark financing pursuant to the Second Loan Extension, as described above, as it pertains to Tekmark financing on business with Verizon Wireless or Verizon Communications.

The 3rd Modification Agreement also provided for certain repayments of the loan in the event the Company secures additional equity and/or financing. In exchange for consenting to the 3rd Modification Agreement the lender was issued 292,439 shares of the Company’s common stock, a $25,000 principal payment and, an increase in the original warrant purchasing 20,952,381 to 25,515,250 shares of common stock in the Company exercisable at $0.15 per share.

8.	DUE TO RELATED PARTY

This account is comprised of the following loans from related parties:

	December 31,
	2011	2010

Principal shareholders of the Company, unsecured, non-interest
bearing, due on demand	$1,635	$348,471

3rd Party promissory note with company under common ownership by officer and former owner of Tropical, 9.75% interest, monthly payments of interest only of $1,007, unsecured and
personally guaranteed by officer, due November 2016	110,294	-0-

Officer and former owners of RM Leasing, unsecured,
non-interest bearing, due on demand	3,728	-0-
	115,657	348,471
Less: current portion of debt	(5,364)	(348,471)

Long term portion of notes payable, related parties	110,293	$-0-

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	DERIVATIVE LIABILITY

The Company analyzed the Note and Purchase Warrant Agreement referred to in Note 6 based on the provisions of ASC 815-15 and determined that the conversion option of the loan agreement qualifies as an embedded derivative.

The fair value upon inception of the embedded derivative was determined to be $836,685 and was recorded as an embedded derivative liability. The embedded derivative is revalued at the end of each reporting period and any resulting gain or loss is recognized as a current period charge to the statement of operations. Upon issuance, the fair value was calculated using the Black-Scholes option pricing model with the following factors, assumptions, and methodologies:

	Year Ended December 31,
	2011	2010

Fair value of Company’s common stock	$0.0055	$0.10
Volatility (closing prices of 3-4 comparable public companies)	56.78%	60.20%
Exercise price	$0.15	$0.15
Estimated life	5 years	5 years
Risk free interest rate (based on 1-year treasury rate)	.15%	.15%

The Company accounts for the embedded conversion features included in its common stock as well as the related warrants as derivative liabilities. The aggregate fair value of derivative liabilities as of December 31, 2011 and December 31, 2010 amounted to $1,143 and $459,897, respectively. The decrease of $458,754 in the fair value of the derivative liability between their respective date of issuance and December 31, 2010 is included in other income.

10.	INCOME TAXES

We account for income taxes under ASC 740, “Expenses – Income Taxes”. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The table below summarizes the reconciliation of our income tax provision (benefit) computed at the statutory U.S. Federal rate and the actual tax provision:

	Years Ended December 31,
	2011	2010
Income tax benefit at Federal statutory rate	(34%)	(34%)
State income taxes, net of Federal benefit	(4.6%)	(4.6%)
Permanent differences	27.6%	8.9%
Benefit of loss not realized	11%	29.7%
Tax provision	-	-

We have a net operating loss (“NOL”) carry forward for U.S. income tax purposes at December 31, 2011 expiring through the year 2031. Management estimates the NOL as of December 31, 2011 to be approximately $3,827,000. The utilization of our NOL’s may be limited because of a possible change in ownership as defined under Section 382 of Internal Revenue Code.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Included in the deferred tax asset is the aforementioned NOL. The realization of the deferred tax assets is dependent on future taxable income. As such, we do not believe the benefit is more likely than not to be realized and we recognize a full valuation allowance for those deferred tax assets. Our deferred tax assets as of December 31, 2011 and 2010 are as follows:

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	INCOME TAXES –(continued)

	Years Ended December 31,
	2011	2010
Deferred tax assets from NOL carry forwards	$1,301,000	$466,000
Total deferred tax asset	1,301,000	466,000
Valuation allowance	(1,301,000)	(466,000)
Deferred tax asset, net of allowance	$-0	$-0

No provisions for income taxes have been made because the Company has a current year loss and has sustained cumulative losses since the commencement of operations. As of December 31, 2011 and 2010, the Company had net operating loss carryforwards (“NOL’s”) of $2,948,000 and $1,219,000, respectively, which will be available to reduce future taxable income and expense through 2030, subject to limitations pursuant to IRC Section 382 in the event of a more than fifty percent change of ownership.

At December 31, 2011 and 2010, a full valuation allowance has been provided as realization of the deferred tax benefit is not likely. The valuation allowance increased approximately $835,000 in 2011 and $433,000 in 2010.

11.	CONCENTRATIONS OF CREDIT RISK

The Company is subject to concentrations of credit risk relating primarily to its cash and equivalents due to deposits in financial institutions which exceed the amount insured by the Federal Deposit Insurance Corporation, and trade accounts receivable. The Company grants credit under normal payment terms, generally without collateral, to its customers. These customers primarily consist of telephone companies, cable television multiple system operators and electric and gas utilities. With respect to a portion of the services provided to these customers, the Company has certain statutory lien rights which may in certain circumstances enhance the Company’s collection efforts. Adverse changes in overall business and economic factors may impact the Company’s customers and increase credit risks. These risks may be heightened as a result of the current economic developments and market volatility. In the past, some of the Company’s customers have experienced significant financial difficulties and likewise, some may experience financial difficulties in the future. These difficulties expose the Company to increased risks related to the collectability of amounts due for services performed. The Company believes that none of its significant customers were experiencing financial difficulties that would impact the collectability of the Company’s trade accounts receivable as of December 31, 2011 and 2010.

For the years ended December 31, 2011 and 2010, concentrations of significant customers were as follows:

	Accounts Receivable	Revenues
2011
Danella Construction Corp. of FL, Inc.	4%	17%
Alpha Technologies Services	8%	1%
Verizon	48%	56%
Hotwire Communications	5%	4%
Miami-Dade County ETSD	1%	5%
Miami Dade County Public Schools	28%	4%

2010
Danella Construction Corp. of FL, Inc.	24%	19%
AT&T	33%	10%
Advanced Communications USA, LLC	15%	2%
Michel's Corporation	13%	2%
Southern Technologies, Inc.	10%	47%

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	COMMITMENTS AND CONTINGENCIES

Rental

In July 2010, the Company entered into a rental operating lease covering its primary office facility, including corporate, in Boca Raton, Florida that has an original non-cancelable term of 5 years with a provision for early termination after 3 years. The lease contains renewal provisions and generally requires the Company to pay insurance, maintenance, and other operating expenses. The future minimum obligation during each year through the year ending December 31, 2015 and thereafter under the leases with non-cancelable terms in excess of one year is as follows:

Future Minimum Lease Payments
2012	$23,386
2013	24,088
2014	24,810
2015	14,723
Total	$87,007

Employment Agreement

In September 2009, the Company entered into a five year employment agreement with Mr. Gideon Taylor to serve as the Company’s Chief Executive Officer and a member of its Board of Directors.  The terms of the agreement provides for automatic one year renewals after the initial term and annual compensation of $200,000 payable in cash; or if the Company does not have sufficient cash flow to pay the compensation he is entitled to receive equity in lieu of the cash.   For the years ended December 31, 2011 and 2010 Mr. Taylor was not paid his annual salary totaling $200,000 and instead chose to waive receiving it. The company recorded this forgiveness as contributed capital and is reflected in the accompanying financial statements as additional paid-in capital.

In January 2010, the Company entered into a five year employment agreement with Mr. Billy D. Caudill to serve as the Digital Comm Inc. President/Chief Operating Officer. The terms of the agreement provides for automatic one year renewals after the initial term and annual compensation of $200,000 payable in cash; or if the Company does not have sufficient cash flow to pay the compensation he is entitled to receive equity in lieu of the cash. For the years ended December 31, 2011 and 2010 Mr. Caudill was not paid his annual salary totaling $200,000 and instead chose to waive receiving it. The Company has reimbursed Mr. Caudill for his expenses incurred during 2011.

In January 2010, the Company entered into a three year employment agreement with Mr. Lawrence Sands to serve as its Vice President. The terms of the agreement provides for automatic one year renewals after the initial term and annual compensation of $120,000 payable in cash.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	COMMITMENTS AND CONTINGENCIES-(continued)

In August 2010, Mr. Sands became our Corporate Secretary and was issued 5,200,000 shares of the Company's common stock that had been due to Mr. Sands, as compensation, both pursuant to the terms of his employment agreement and accrued salary. This issuance included 4,000,000 shares of the Company’s common stock valued at fair market value of the per share price totaling $800,000 as an incentive bonus at the time he entered into the agreement and an additional 1,200,000 shares of common stock issued in satisfaction of accrued but unpaid compensation totaling $72,000 due Mr. Sands under the terms of the agreement from the date of the agreement through August 2010. In connection with the incentive bonus shares, $1,600,000 was deferred and will be charged as stock compensation expense over the remaining term of the employment contract.

13.	STOCKHOLDERS’ EQUITY

Common Stock:

On August 30, 2010, Mr. Sands was issued 5,200,000 shares of the Company’s common stock that had been due to Mr. Sands, as compensation, both pursuant to the terms of his employment agreement and accrued salary. This issuance included 4,000,000 shares of the Company’s common stock valued at fair market value of the per share price totaling $800,000 as an incentive bonus at the time he entered into the agreement and an additional 1,200,000 shares of common stock issued in satisfaction of $72,000 of accrued but unpaid compensation due Mr. Sands under the terms of the agreement from the date of the agreement through August 2010.

On February 14, 2011, in exchange for consenting to the Modification Agreement the lender, UTA Capital LLC, the Company issued 1,282,094 shares of the Company’s common stock valued at the fair market price of $0.12 per share and recorded as deferred loan cost and amortized as interest expense over the remaining term of the loan.

On February 22, 2011, the Company issued 2,000,000 to consultant Birbragher Ins Trust in exchange for consulting services relating to corporate matters valued at the fair market price of $0.12 per share reflected in the accompanying financial statements as stock compensation expense.

On February 28, 2011, the Company sold 138,888 shares of common stock to a third party for $25,000. The shares were issued on June 20, 2011.

On May 16, 2011, and June 20, 2011 the Company issued 4,000,000 shares of the Company’s common stock valued at the fair market price of $0.06 per share in connection with loan provisions of a third party borrowing, recorded as loan cost expense.

On June 3, 2011, the Company authorized the issuance of 2,000,000 shares and 8,500,000 shares of the Company’s common stock valued at the fair market price of $0.13 per share to 42 wireless division employees and three of the Company’s principal officers, respectively, as bonus compensation shares and recorded in the accompanying financial statements as stock compensation expense.

On June 3, 2011, the Company issued 2,000,000 shares of the Company’s common stock valued at the fair market price of $0.06 per share in connection with loan provisions of a third party borrowing, recorded as loan cost expense.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	STOCKHOLDERS’ EQUITY (continued)

On July 5, 2011, the Company sold 3,270,000 shares of the Company’s common stock to lender Tekmark for $30,000 as an equity investment.

On July 26, 2011, the Company issued 1,000,000 to Interactive Business Alliance in exchange for consulting services relating to public relations valued at the fair market price of $0.11 per share.

On August 11 and August 25, 2011, the Company issued 683,116 shares of common stock for $32,500 in debt conversion to a third party lender.

On August 12, 2011, the Company issued a total of 2,107,000 shares of common stock to three stockholders/ owners of Premier Cable Designs, Inc., an engineering company that the Company proposes to acquire. The shares are held in deposit and valued at the fair market price of $0.06 per share.

On September 30, 2011, in connection with the acquisition of Tropical Communications, Inc, the Company issued 1,000,000 shares to the former owner valued at the fair market price of $0.09 per share.

On December 21, 2011, in connection with the acquisition of Rives Monteiro Engineering and Leasing, the Company issued 7,500,000 shares to two former owners valued at the fair market price of $0.005 per share.

On December 30, 2011, the Company issued 2,500,000 shares of common stock for $25,000 in debt conversion to a third party lender.

On various dates in November and December 2011, the Company issued an aggregate of 13,990,099 shares of common stock for $67,500 in debt conversion to a third party lender.

Preferred Stock:

On June 1, 2011, the Company designated 20,000,000 of its 50,000,000 authorized preferred shares as Series A, stated at its par value of $0.0001 per share. The stock has no dividend rights and is convertible into shares of common stock of the Company at a conversion ratio of ten shares of common for every one share of preferred. The stock is non-redeemable and entitles the holder to voting rights at a ratio of ten votes for every one share of preferred. On November 1, 2011 the company’s Board of Directors authorized the issuance of 20,000,000 shares of the Series A preferred to three of the Company’s principal officers valued at the fair market value of $0.01 per share and recorded in the accompanying financials statements as stock compensation expense.

On June 28, 2011, the Company designated 60,000 of its 50,000,000 authorized preferred shares as Series B, stated at its par value of $0.0001per share. The stock has no dividend rights and is convertible into such number of shares of common stock of the Company equal to 0.00134% of the Company’s total common stock outstanding on a fully diluted basis. The stock is non-redeemable, except at the holder option at a specified liquidation price of $1.00 per share; and entitles the holder to one vote for each common to be received on an as if converted basis. In June  2011, the Company sold and received subscriptions for the sale of 15,000 shares of Series B preferred stock at $1.00 per share to three individuals and a trust. One of the individuals and the trust is a related party as the current chief executive officer of the Company. As a result of the stock redemption at the holder’s option, the 15,000 shares issued are reflected as a liability in the accompanying balance sheet as of December 31, 2011.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	STOCKHOLDERS’ EQUITY (continued)

On December 23, 2011, the Company designated 1,500 shares of the authorized preferred stock as Series C Preferred Stock. The Certificate of Incorporation was amended and a Certificate of Designation, Preferences Rights and Other Rights of Series C Preferred Stock of Genesis Group Holdings, Inc. was filed with the State of Delaware on January 6, 2012.  Series C Preferred shares have a stated value of $1,000.00 per share, and receive cumulative dividends at a rate of 10% per annum paid quarterly. Series C Preferred shareholders have a two year option to convert their Series C shares to Common Stock at a rate of 0.025% per share of the issued and outstanding Common Stock at the time of the conversion. On January 6, 2012, the Company raised $500,000 in capital from the sale of Series C Preferred Stock to several investors.

On December 31, 2011, the Company designated 1,000 shares of its authorized preferred shares as Series D with a stated value of $1,000 per share. The stock entitles holders to receive cumulative dividends at the annual rate of 10% of the stated value per share, payable in cash or stock quarterly beginning March 31, 2012. The stock is non-voting, non-redeemable and is convertible at any time the market capitalization of the Company's Common Stock exceeds $15 million or the shares of Common Stock are trading at a per share price in excess of $.35 a share for a 10-day trading period. The number of shares of Common Stock shall be calculated by dividing the face value of the Series D shares by the closing price of the Common Stock on the last business date preceding written notice by the Company to the holders of its Series D shares of the Company's decision to convert. On December 31, 2011, the Company’s Board of Directors authorized the issuance of 366 shares of Series D preferred stock to one of the Company’s former principal officers in settlement of a note payable due the officer aggregating $405,872 including unpaid interest.

14.	GOING CONCERN

The Company has suffered losses from operations that may raise doubt about the Company's ability to continue as a going concern. As of December 31, 2011, the Company has both negative working capital and continued net losses. The Company may raise capital through the sale of its equity securities, through debt securities, or through borrowings from principals and/or financial institutions. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There can be no assurance that additional financing which is necessary for the Company to continue its business will be available to the Company on acceptable terms, or at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 11, 2012, which is the date the financial statements were issued, and has concluded that no such events or transactions took place which would require disclosure herein, except for the following disclosures:

Equity

On January 6, 2012, the Company raised $500,000 in capital from the sale of 1,500 shares of Series C preferred stock to several investors. The proceeds of the Series C were used in part to retire certain outstanding convertible debt held by Asher Enterprises, Inc. as well as general working capital for the Company and its operating subsidiaries.

In January 2012, the Company issued 5,000,000 shares of common stock as compensation to an officer of the Company.

In January 2012, the Company issued 5,000,000 shares of common stock in debt conversion to a third party lender.

GENESIS GROUP HOLDINGS, INC.
FINANCIAL STATEMENTS
September 30, 2012

GENESIS GROUP HOLDINGS, INC.
 CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$247,880	$89,285
Accounts receivable, net of allowance for doubtful accounts of $104,852 and $4,852	7,451,678	347,607
Inventory	58,796	10,992
Deferred loan costs	1,823,465	53,848
Other current assets	197,734	8,701
Total Current Assets	9,779,553	510,433

Property & equipment, net	173,657	338,759

Goodwill and other intangible assets, net	15,731,611	636,736

Note receivable from related party	125,000	-

Investment in Digital Comm	83,333	-

Deposits	284,522	304,084

Total Assets	$26,177,676	$1,790,012

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities
Accounts payable	$1,250,170	$563,449
Bank debt, current portion	347,045	114,358
Accrued expenses	1,157,876	227,855
Notes payable, related parties	3,728	5,364
Notes payable, acquisition	2,099,154	-
Notes payable, other, current portion	1,464,500	876,522
Total Current Liabilities	6,322,473	1,787,548

Other Liabilities:
Bank debt, net of current portion	144,749	698,289
Notes payable, related parties, net of current	105,694	110,293
Notes payable, other, net of current portion	12,350,000	825,761
Derivative liability	361,881	1,143
Total Other Liabilities	12,962,324	1,635,486

Common stock with $.10 put option, 5,000,000 and none shares issued and outstanding	500,000	-

Redeemable Series A, convertible preferred stock, $.0001 par value, 20,000,000 authorized, 2,000,000 and 2,000,000 issued and outstanding	200,000	200,000
Redeemable Series B, convertible preferred stock,
$0.0001 par value, authorized 60,000 shares, 365 and 15 shares issued and outstanding	384,063	15,000
Redeemable Series C, convertible preferred stock, 10% cumulative annual dividend, $1,000 stated value, authorized 1,500 shares 1,500 and -0- shares issued and outstanding	1,500,000	-
Redeemable Series F, convertible preferred stock,
$0.0001 par value, authorized 60,000 shares, 4,150 and -0- shares issued and outstanding	4,150,000	-
Redeemable Series G, convertible preferred stock,
$0.0001 par value, 3,500 and -0- shares issued and outstanding	-	-
	6,734,063	215,000
Stockholders' Equity (Deficiency):
Preferred stock, $.0001 par value, 50,000,000 authorized;
Series D, convertible preferred stock, $0.0001 par value ,10% cumulative, annual dividend$1,000 stated value, authorized
1,000 shares, 565.67 and 365.67 shares issued and outstanding,	566	366
Series E, convertible preferred stock,,$0.0001 par value, 10% cumulative, annual dividend$1,000 stated value, authorized
50,000 shares, 3,781 and -0- shares issued and outstanding	4	-
Common stock, $.0001 par value, 500,000,000 shares
authorized; 217,836,627 and 158,737,602 shares issued and
outstanding (792,439 shares unissued at 9-30-2012 and 12-31-2011)	21,783	15,873
Additional paid-in-capital	13,664,000	7,651,143
Accumulated deficit	(13,599,948)	(9,620,926)
Total Genesis Group Holdings, Inc. stockholders equity (deficiency)	86,405	(1,953,544)
Non-controlling interest	72,411	105,522
Total Stockholders' Equity (Deficiency)	158,816	(1,848,022)

Total Liabilities and Stockholders' Equity (Deficiency)	$26,177,676	$1,790,012

See accompanying notes to unaudited consolidated financial statements.

GENESIS GROUP HOLDINGS, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenues	$2,950,728	$651,299	$5,874,314	$2,703,830
Cost of revenues earned	1,729,683	330,569	3,582,824	1,513,058
Gross profit	1,221,045	320,730	2,291,490	1,190,772

OPERATING EXPENSES
Depreciation and amortization	41,434	14,916	80,644	28,066
Salaries and wages	740,872	607,591	1,495,353	1,018,073
Stock compensation	223,998	-	603,998	930,000
General and administrative	692,175	138,431	1,473,192	1,081,274
TOTAL OPERATING EXPENSES	1,698,479	760,938	3,653,187	3,057,412

LOSS FROM OPERATIONS	(477,434)	(440,208)	(1,361,697)	(1,866,642)

OTHER INCOME (EXPENSES)
Unrealized gain (loss) on fair value of derivative	(360,868)	2,158,137	(360,738)	(494,557)
Loss from disposal of subsidiary	(880,393)	-	(880,393)	-
Gain from disposal of capital equipment	-	-	21,981	-
Interest expense	(776,674)	(320,705)	(1,370,738)	(1,097,762)
TOTAL OTHER INCOME (EXPENSE)	(2,017,975)	1,837,432	(2,589,888)	(1,592,319)

Income (loss) before gain in non-controlling interest	(2,495,409)	1,397,224	(3,951,585)	(3,458,961)

Non-controlling interest	16,163	-	33,111	-

NET INCOME ( LOSS)	$(2,479,246)	$1,397,224	$(3,918,474)	$(3,458,961)

INCOME (LOSS) PER COMMON SHARE
Basic and fully diluted	$(0.01)	$0.01	$(0.02)	$(0.03)
Weighted average number of common shares
outstanding-basic and diluted	196,429,934	132,358,358	180,312,957	118,663,137

See accompanying notes to unaudited consolidated financial statements.

GENESIS GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(unaudited)

	For the nine months ended
CASH FLOWS FROM OPERATING ACTIVITIES:	September 30
	2012	2011
Net loss	$(3,918,474)		$(3,458,961)
Adjustments to reconcile net loss to net cash
used in operations:
Depreciation and amortization	80,644		28,066
Amortization of debt discount	273,801		537,591
Amortization of loan costs	63,848		568,931
Stock compensation for services	603,998		930,000
Change in fair value of derivative liability	360,738		494,557
Sale of equipment	20,981		-
Write off of prior subsidiary	1,587,919		-
Undistributed earnings from non-controlled subsidiary	(33,111)		-
Changes in assets and liabilities:
Increase in accounts receivable	(1,731,076)		(243,517)
Increase in inventory and other	(15,288)		(106,605)
Increase in deposits	(31,473)		-
Increase in accounts payable and accrued expenses	1,328,429		352,753
Total adjustments	2,509,410		2,561,776
NET CASH USED IN OPERATING ACTIVITIES	(1,409,064)		(897,185)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(61,459)		(63,102)
Cash received in acquisition	99,774		-
Cash paid for acquisitions	(13,519,594)		-
NET CASH USED IN INVESTING ACTIVITIES	(13,481,279)		(63,102)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-		283,496
Proceeds from sale of preferred stock	4,800,000		-
Costs of issuance of preferred stock	(129,121)		-
Increase in deferred loan costs	(10,000)		-
Increase in prepaid loan costs	(1,838,788)		-
Proceeds from bank borrowings	150,000		123,000
Repayments of notes and loans payable	(1,619,741)		(96,628)
Proceeds from third party borrowings	14,161,649		697,703
Increase in related party receivable	(125,000)		-
Repayments of acquisition note payable	(279,514)		-
Proceeds from related party borrowings	-		22,417
Distribution to subsidiary member	(60,547)		-
NET CASH PROVIDED BY FINANCING ACTIVITIES	15,048,938		1,029,988
NET INCREASE IN CASH	158,595		69,701

CASH - beginning of period	89,285		22,476

CASH - end of period	$247,880		$92,177

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$581,229		$108,938
Taxes paid	$-		$-

Noncash investing and financing activities:

Common stock issued for loan modification	$-		$153,722
Common stock issued on debt conversion	$84,829		$-
Common stock issued for acquisition	$77,500	$
Redeemable preferred stock issued for acquisition	$4,150,000		$-
Promissory notes issued for acquisition	$2,378,668		$-
Preferred stock issued on debt conversion	$781,140	$

Assets and liabilities acquired
Accounts receivable	$5,969,040	$-
Other current assets	$224,069	$-
Property & equipment, net	$90,072	$-
Deposits	$(45,472)	$-
Accounts payable	$464,610	$-
Accrued expenses	$761,925	$-

See accompanying notes to unaudited consolidated financial statements.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.  ACCOUNTING POLICIES

Basis of Presentation

Genesis Group Holdings, Inc., (formerly known as Genesis Realty Group, Inc.) and i-RealtyAuction.com, Inc.) (“we”, “us”, “our”, “Genesis” or “the Company”, which, unless the context otherwise indicates, includes the Company and its consolidated subsidiaries) was incorporated on November 22, 1999 under the laws of the State of Delaware.  The Company is a provider of specialty contracting services, primarily in the installation of fiber optic telephone cable. These services are provided throughout the United States and include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

On September 17, 2012, the Company acquired 100% of the outstanding capital stock of TNS, Inc. (“TNS”), an Illinois corporations based in Des Plaines, Illinois.  TNS is a provider of structured cabling and distributed antenna systems primarily in the Chicago, Illinois area.  The purchase price for TNS was $4,927,500 paid with $700,000 in cash, 5,000,000 shares of common stock and 4,150 shares of Series F Preferred Stock.  The Company granted the TNS sellers the right to put the shares of common stock to the Company for $0.10 per share beginning March 17, 2014, and continuing for sixty days thereafter.  Additional consideration will also be paid in the event certain operating results are achieved by TNS.  The holders of the Series F Preferred Stock can demand that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, with the redemption to occur within twenty days of such request. The holders may also request an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2014.  In the event that certain operating results are achieved or not achieved by TNS, additional shares of Series F Preferred Stock may be issued or issued shares of Series F Preferred Stock may be cancelled based on an agreed upon formula.

On September 17, 2012, the Company  acquired all the outstanding capital stock of ADEX Corporation, a New York corporation, and ADEXCOMM Corporation, a New York Corporation (“ADEXCOMM”) and all outstanding membership interests of ADEX Puerto Rico LLC, a Puerto Rican limited liability company (“ADX Puerto RICO”), and together with ADEX and ADEXCOMM, collectively,  the ADEX Entities. The ADEX Entities are collectively an international service organization that provides turnkey services and project staffing solutions exclusively to the telecommunication industry.  ADEX assists telecommunications companies throughout the project life cycle of any network deployment.  The purchase price for the ADEX Entities was $15,198,262, which was paid with $12,819,594 in cash, a note in the amount of $1,046,000, and an amount of cash equal to the net working capital of the ADEX Entities as of the closing date, $1,332,668.  This payment was secured by the issuance of 1,500 shares of Series G Preferred Stock.  As additional consideration the Company agreed to pay the ADEX sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for the twelve months beginning October 1, 2012, (the “Forward EBITDA”).  If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0.  The Company also agreed to pay the ADEX sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243.  In connection with these obligations, the Company issued 2,000 shares of Series G Preferred Stock, which are held in escrow.  These shares are redeemable in the event the company defaults on its obligation to make the required payments.  These shares of Series G Preferred are automatically cancelled if payments are made in cash by the Company.

On September 13, 2012, Genesis sold 60% of the outstanding shares of the common stock of Digital Comm Inc., to Billy Caudill, a former director of the company,  in exchange for the issuance to Genesis by Billy Caudill of a non-recourse promissory note in the aggregate principal amount of $125,000 dated September 13, 2012 pursuant to a Purchase and Sale Agreement dated July 30, 2012.  The note is secured by the purchased shares.  Digital Comm Inc. was a wholly owned subsidiary which was acquired on January 14, 2010.

Principles of Consolidation and Accounting for Investments in Affiliate Company

The consolidated financial statements include the results of Genesis and its wholly owned subsidiaries, and RM Engineering, an entity under common control, which was acquired on December 29, 2011, which is consolidated in accordance with FASB guidance related to variable interest entities.  All intercompany accounts and transactions have been eliminated in consolidation.  The Company has the option to purchase the remaining ownership of RM Engineering for a de minimis amount.

We consolidate all variable interest entities (“VIEs”) where we are the primary beneficiary.  For VIEs, we assess whether we are the primary beneficiary as prescribed by the accounting guidance on the consolidation of VIEs. The primary beneficiary of a VIE is the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the entity.  We consolidated RM Engineering because of our option to purchase the remaining 51% ownership of RM Engineering for a de minimis amount.

The financial statements reflect all adjustments, consisting of only normal recurring accruals which are, in the opinion of management, necessary for a fair presentation of such statements. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). However, the financial statements do not include all of the financial information and footnotes required by GAAP for complete financial statements. Additionally, the results of operations for the three and nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the entire year. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2011 included in the Company’s 2011 Annual Report on Form 10-K, filed with the SEC on April 16, 2012.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period.  Accordingly, actual results could differ from those estimates.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. ACCOUNTING POLICIES (continued)

Segment Information

The Company operates in one reportable segment as a specialty contractor, providing engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others. All of the Company’s operating segments have been aggregated into one reporting segment due to their similar economic characteristics, products and production methods, and distribution methods.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the amount paid to acquire subsidiaries over the estimated fair value of the net assets acquired.  Goodwill and intangibles with indefinite useful lives are not amortized but are subject to an annual impairment test.  The company will test goodwill and non-amortized intangibles using a two-step process. Under the first test, the Company determines the fair value of ech reporting unit to which goodwill has been assigned and then compares the fair value to the unit’s carrying value, including goodwill.  If the fair value exceeds the carrying value, no impairment loss is recognized.  If the carrying value exceeds the fair value, the goodwill of the reporting unit is considered potentially impaired and the second step is performed to measure the impairment loss. Under the second step, the company calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets, including any unrecognized intangible assets, of the reporting unit from the fair value of the unit as determined in the first step.    The company then compares the implied fair value of goodwill to the carrying value of goodwill.  If the implied fair value of goodwill is less than the carrying value of goodwill, the company recognizes an impairment loss equal to the difference.

The Company is in the process of having a valuation performed of the goodwill and other intangible assets acquired in order to determine the proper allocation between goodwill and recognized intangible assets.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to design, installation, and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities.  Prior to commencement of services and depending on the length of the services to be provided, the Company secures the client’s acceptance of a written proposal.  Generally, the services are provided over a period ranging between 2 days to 14 days.  If the Company anticipates that the services span over a month, the Company usually requires a down payment from the customer, which help pay for the cabling and accessories and it will provide a monthly progress billing, based on services rendered, or upon completion of the contracted services.

Fair Value

The Company applies a three-level valuation hierarchy for valuation hierarchy for fair value measurements.  The categorization of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the measurement of fair value.  Level 1 inputs to the valuation methodology utilize unadjusted quoted market prices in active markets for identical assets and liabilities.  Level 2 inputs to the valuation methodology are other observable inputs, including quoted market prices for similar assets and liabilities, quoted prices for identical and similar assets and liabilities in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data.  Level 3 inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of the inputs that market participants would use in pricing the asset or liability at the measurement date, including assumptions about risk.  The company utilizes fair value measurements in determining the carrying value of its investment and derivative liabilities.

For purposed of determining the carrying value of its investments, the Company used a Level 3 input. For purposes of determining the derivative liability, the company used Level 3 inputs

Recently Issued Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (“FASB”) issued guidance on testing goodwill for impairment. The new guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the currently prescribed two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit (if any). If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required.

The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012

2. ACQUISITIONS AND DISPOSALS

Disposal of Digital Comm, Inc. Subsidiary

On September 13, 2012, the Company sold 60% of the outstanding shares of the common stock of Digital Comm Inc., to Billy Caudill, a former director of the company,  in exchange for the issuance to the company by Billy Caudill of a non-recourse promissory note in the aggregate principal amount of $125,000 dated September 13, 2012 pursuant to a Purchase and Sale Agreement dated July 30, 2012.  The note is secured by the purchased shares.

Acquisition of TNS, Inc.

On September 17, 2012, the Company acquired 100% of the outstanding capital stock of TNS, Inc. (“TNS”), an Illinois corporations based in Des Plaines, Illinois.  TNS is a provider of structured cabling and distributed antenna systems primarily in the Chicago, Illinois area.  The purchase price for TNS was $4,927,500 paid with $700,000 in cash, 5,000,000 shares of common stock and 4,150 shares of Series F Preferred Stock.  The Company granted the TNS sellers the right to put the shares of common stock to the Company for $0.10 per share beginning March 17, 2014, and continuing for sixty days thereafter.  Additional consideration will also be paid in the event certain operating results are achieved by TNS.  The holders of the Series F Preferred Stock can demand that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, with the redemption to occur within twenty days of such request. The holders may also request an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2014.  In the event that certain operating results are achieved or not achieved by TNS, additional shares of Series F Preferred Stock may be issued or issued shares of Series F Preferred Stock may be cancelled based on an agreed upon formula.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Acquisition of ADEX Entities

On September 17, 2012, the Company acquired all the outstanding capital stock of ADEX Corporation, a New York corporation, and ADEXCOMM Corporation, a New York Corporation (“ADEXCOMM”) and all outstanding membership interests of ADEX Puerto Rico LLC, a Puerto Rican limited liability company (“ADX Puerto RICO”), and together with ADEX and ADEXCOMM, collectively, the ADEX Entities. The ADEX Entities are collectively an international service organization that provides turnkey services and project staffing solutions exclusively to the telecommunication industry. ADEX assists telecommunications companies throughout the project life cycle of any network deployment. The purchase price for the ADEX Entities was $15,198,262, which was paid with $12,819,594 in cash, a note in the amount of $1,046,000, and an amount of cash equal to the net working capital of the ADEX Entities as of the closing date, $1,332,668. This payment was secured by the issuance of 1,500 shares of Series G Preferred Stock. As additional consideration the Company agreed to pay the ADEX sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for the twelve months beginning October 1, 2012, (the “Forward EBITDA”). If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0. The company also agreed to pay the ADEX sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243. In connection with these obligations, the Company issued 2,000 shares of Series G Preferred Stock, which are held in escrow. These shares are redeemable in the event the Company defaults on its obligation to make the required payments. These shares of Series G Preferred are automatically cancelled if payments are made in cash by the Company.

The final purchase prices for the above acquisitions were calculated as follows:

	TNS	ADEX
Cash	$700,000	$12,819,594
Promissory Notes	-	2,378,668
Common Stock	77,500	-
Redeemable Preferred Stock	4,150,000	-

Total Purchase Price	$4,927,500	$15,198,262

The final purchase prices were allocated to the assets acquired and liabilities assumed as follows:

	TNS	ADEX
Goodwill and other intangible assets, primarily customer list	$4,730,231	$10,284,144

Goodwill and other intangibles of Unaudited profroma results of operations as if the Company had acquired TNS and ADEX as of January 1, 2011 and had disposed of Digital as of January 1, 2011 are as follows:

Quarter Ended September 30, 2011
	Genesis	TNS	ADEX	Digital	Total
Revenue	$651,299	$937,401	$10,525,019	$(402,870)	$11,710,849
Income (loss) from operations	$(440,208)	$(137,377)	$597,374	$170,739	$190,528
Net income (loss)	$1,397,244	$(137,377)	$550,762	$204,450	$2,015,079
Income (loss) per share basic and diluted	$0.010	$(0.001)	$0.004	$0.001	$0.014

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Quarter Ended September 30, 2012
	Genesis	TNS	ADEX	Digital	Total
Revenue	$1,477,097	$518,628	$8,456,661	$(555,998)	$9,910,240
Income (loss) from operations	$(666,920)	$(142,349)	$(875,991)	$223,850	$(1,05,010)
Net income (loss)	$(1,788,299)	$(142,349)	$(954,857)	$288,983	$(2,596,522)
Income (loss) per share basic and diluted	$(0.008)	$(0.001)	$(0.004)	$0.001	$(0.012)

Nine Months Ended September 30, 2011
	Genesis	TNS	ADEX	Digital	Total
Revenue	$2,703,830	$2,965,518	$26,251,950	$(1,691,956)	$30,229,342
Income (loss) from operations	$(1,866,641)	$171,477	$864,997	$487,294	$(337,573)
Net income (loss)	$(3,458,960)	$171,477	$851,544	$748,256	$(1,687,683)
Income (loss) per share basic and diluted	$(0.028)	$0.001	$0.007	$0.006	$(0.013)

Nine Months Ended September 30, 2012
	Genesis	TNS	ADEX	Digital	Total
Revenue	$4,400,863	$1,958,941	$23,755,587	$(1,691,956)	$28,436,217
Income (loss) from operations	$(1,551,183)	$(137,377)	$(596,488)	$487,294	$(1,709,801)
Net income (loss)	$(3,227,567)	$(137,377)	$(579,219)	$748,256	$(3,213,943)
Income (loss) per share basic and diluted	$(0.017)	$-	$(0.003)	$0.004	$(0.016)

3.  PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	September 30,	December 31,
	2012	2011
Vehicles	$506,038	$605,247
Computers and Office Equipment	322,397	91,098
Equipment	794,972	440,241
Small Tools	-	20,504
Total	1,623,407	1,157,090

Less accumulated depreciation	(1,449,750)	(818,331)

Property and equipment, net	$173,657	$338,759

Depreciation expense for the three months ended September 30, 2012 was $41,434, as compared to $14,916 in the same period of 2011. Depreciation for the nine months ended September 30, 2012 was $80,644 as compared to $28,066 for the same period in 2011.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

4. BANK DEBT

Bank debt consists of the following:

	September 30, 2012	December 31, 2011
Two installment notes payable, payable monthly principal and interest of $621.24 and $533.24, interest at 9.05% and 0% secured by vehicle, maturing June 2015 and July 2016	$25,063	$51,569
Three Lines of credit, payable monthly principal and interest, with interest ranging 5.5% to 8.05%, guaranteed personally by principal shareholders, maturing July 2012, June 2015 and February 2020	466,731	761,078
	491,794	812,647
Less: Current portion of debt	(347,045)	(114,358)
Long term portion of bank debt	$144,749	$698,289

5.  NOTES PAYABLE – OTHER

Notes payable, other consist of the following:

September 30, 2012		December 31, 2011
Note payable, UTA refer to Note 6	$-	$516,522
Note payable, Mid-Market Capital, refer to Note 6	13,000,000
Promissory note, 6% interest, due June 2013 unsecured (described further below)	-	825,761
8% convertible promissory notes, unsecured, maturing November 2011, paid January 2012 through May 2012	-0-	112,500
Convertible promissory notes, unsecured, maturing in December 2012	50,000	-
Acquisition promissory note to former shareholders of RM Engineering & Leasing, unsecured, non-interest, matured in March 2012 and June 2012	200,000	200,000
Convertible promissory notes, unsecured, maturing in December 2012	25,000	-
Promissory notes, unsecured, maturing in October 2012	530,000	-
Promissory notes due on demand, due June 2011
non- interest bearing with 1,000,000 share equity component	-0-	8,000
Promissory note, unsecured, non-interest bearing due July 2011,
with 2,000,000 common shares equity component	9,500	39,500

	13,814,500	1,702,283

Less: Current portion of debt	(1,464,500)	(876,522)

Long term portion of notes payable, other	$12,350,000	$825,761

On July 5, 2011, the Company entered into a definitive master funding agreement (“Master Agreement”) with Tekmark® Global Solutions, LLC (“Tekmark”) and MMD Genesis LLC. (“MMD Genesis”). Pursuant to the parties’ Master Agreement, the Company received financing in the original principal amount of up to $2,000,000 from Tekmark and a line of credit in the original principal amount of up to $1,000,000 from MMD Genesis.  Both financings were effected pursuant to Promissory Notes with two year terms, interest at 1% per month. Tekmark funding is secured by the Company’s accounts receivable. Funding by Tekmark was in the form of payroll funding support for specific and approved customers of the Company. On September 30, 2012, the remaining balance of $658,380 due to MMD Genesis, along with accrued interest of $122,760 was converted into 781 shares of our Series E Preferred Stock.  As of September 30, 2012 and December 31, 2011, the balances owed Tekmark and MMD Genesis was $0 and $497,381, and $0 and $328,380 respectively.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

5.	NOTE PAYABLE - UTA

On August 6, 2010, UTA Capital LLC provided a working capital loan to the Company with Digital also as an additional borrower. The loan was evidenced by a Note and Warrant Purchase Agreement between Digital and Genesis and UTA Capital, LLC dated August 6, 2010. The Agreement called for two senior bridge notes in the amount of $1 million each, for an aggregate principal amount of $2 million.  The Company received an initial draw from the first $1 million note of $960,000 net of fees.

Additionally, the Company issued to UTA Capital, LLC warrants to purchase 20,952,381 shares of common stock at a price of $0.15 per share which allow for cashless exercise. Pursuant to generally accepted accounting standards, the relative fair value of the warrant was calculated using the Black-Scholes Option Valuation Model. This amount, totaling approximately $455,540, had been recorded as a debt discount and charged to interest expense over the life of the promissory note.

On September 17, 2012 the Company repaid remaining principal of $750,000 plus accrued interest to UTA Capital.  On September 16, 2012 the Company also entered into a Stock Purchase Agreement with UTA whereby the Company issued to UTA 24,940,263 shares of Genesis common stock on September 17, 2012 as consideration for UTA to retire and cancel a warrant dated August 6, 2010. In connection with the Stock Purchase Agreement, if it is subsequently determined that the shares issued to UTA did not represent 11.1% of the issued and outstanding shares of capital stock of the Company on a fully diluted basis as of September 17, 2012, the Company agrees to issue to UTA such additional shares of Genesis common stock required for the sum of the shares issued to UTA to equal 11.1% of the issued and outstanding capital stock of the Company on a fully diluted basis as of September 17, 2012.

5.  NOTE PAYABLE – MIDMARKET CAPITAL

On September 17, 2012, Genesis entered into a Loan and Security Agreement with the lender referred to therein, (“the “Lenders”) MidMarket Capital Partners, LLC as agent for the Lenders (the “Agent”) and certain subsidiaries of Genesis as Guarantors (the “Loan Agreement”). Pursuant to the Loan Agreement, the Lenders provided Genesis with senior secured first lien term loans in an aggregate amount of $13,000,000 (the “Term Loans”).  A portion of the proceeds of the Term Loans were used to finance the acquisitions of ADEX, ADEX Puerto Rico, ADEXCOMM and TNS, to repay certain outstanding indebtedness, (including all indebtedness owed to  UTA Capital, LLC) and to pay fees, costs and other expenses related thereto.  The remainder of the Term Loan may be used by Genesis to finance certain other acquisitions (“Potential Acquisitions”) and for working capital and long-term financing needs.

The Term Loans mature September 17, 2017, provided that if the Company fails to raise by March 14, 2014, at least $30,000,000 in connection with a public offering of voting equity securities of Genesis, the Term Loans shall mature on June 17, 2014. If no Potential Acquisition is completed within ninety days of September 17, 2012, the Company is required to repay $750,000 of the Term Loan.

Interest on the Term Loan accrues at a rate of 12% per annum.

Subject to certain exceptions, all obligations of Genesis under the Term Loans are unconditionally guaranteed by each of Genesis’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries (the “Guarantors”) pursuant to the terms of a Guaranty and Suretyship Agreement dated as of September 17, 2012, by Rives-Monterio Leasing, LLC and Tropical Communications, Inc., both wholly owned subsidiaries of Genesis,  in favor of the Agent (the “Guaranty”), as supplemented by an Assumption and Joinder Agreement date as of September 17, 2012 by and among Genesis, ADEX, TNS and the Agent (the “Joinder”). Pursuant to the terms of the Loan Agreement, the Guaranty (as supplemented by the Joinder) and a Pledge Agreement dated as of September 17, 2012 by Genesis in favor of the Agent, the obligation of Genesis and the Guarantors in respect of the Term Loans are secured by a first priority security interest in substantially all of the assets of Genesis and the Guarantors, subject to certain customary exception.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The Term Loans are subject to certain representations and warranties, affirmative covenants, negative covenants, financial covenants and conditions. The Term Loans also contain events of default including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the Term Loans, the failure to comply with certain covenants and agreements specified in the Loan Agreement and other loan documents entered into in connection therewith for a period of time after notice has been provided, the acceleration of certain other indebtedness resulting from the failure to pay principal on such other indebtedness, certain events of insolvency and the occurrence of any event, development or condition which has had or could reasonably be expected to have a material adverse effect.  If any event a default occurs, the principal premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the Term Loans may become due and payable immediately.

Pursuant to the Term Loan Agreement, Genesis issued warrants to the Lenders (the “Warrants”), which entitle the Lenders to purchase a number of shares of common stock equal to 10% of the fully diluted shares of Genesis common stock on the date on which the Warrants first become exercisable, which is the earlier of December 16, 2012 and the date Genesis files a registration statement on Form S-1 with respect to its common stock. The Warrants have an exercise price of $.01 per share, subject to adjustment as set forth in the Warrants, and will expire on March 16, 2013.

6.  NOTE PAYABLE - RELATED PARTY

This account is comprised of the following loans from related parties:

	September 30, 2012	December 31, 2011
Principal shareholders of the Company, unsecured
Non-interest bearing, due on demand	$-	$1,635

3rd Party promissory note with company under common
Ownership by officer and former owner of Tropical.
6.75% interest, monthly payments of interest only of
$1,007, unsecured and personally guaranteed by
Officer, due November 2016	105,694	110,294

Officer and former owner of RM Leasing, unsecured
Non-interest bearing, due on demand	3,728	3,728

	109,422	115,657

Less: Current portion of debt	(3,728)	(5,364)

Long term portion of notes payable, other	$105,694	$110,293

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

7.  DERIVATIVE LIABILITY

The Company analyzed the Note and Purchase Warrant Agreement referred to in Note 6  based on the provisions of ASC 815-15 and determined that the conversion option of the loan agreement qualifies as an embedded derivative.

The fair value upon inception of the embedded derivatives are calculated using the Black-Scholes option pricing model and recorded as embedded derivative liabilities. The embedded derivatives are revalued at the end of each reporting period and any resulting gain or loss is recognized as a current period charge to the statement of operations.

The Company accounts for the embedded conversion features included in its warrants as derivative liabilities. The aggregate fair value of derivative liabilities as of September 30, 2012 and December 31, 2011 amounted to $361,881 and $1,143, respectively. The increase of $360,738 in the fair value of the derivative liability between the respective periods is included in other expense. The Company used a common stock price of $.0197, with a risk free interest rate of 1%, and using comparables, a 57% common stock volatility to determine the fair value of the derivative liability as of September 30, 2012.

8.  INCOME TAXES

No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations.  As of September 30, 2012 and December 31, 2011 the Company had net operating loss carry forwards (“NOL’s”) of approximately $6,734,000 and $3,827,000, which will be available to reduce future taxable income and expense through 2031, subject to limitations pursuant to IRC Section 382 in the event of a more than fifty percent change of ownership.

9. COMMON STOCK

On August 8, 2012, the Company issued 2,000,000 shares of the Company’s common stock in exchange for consulting services relating to public relations valued at the fair market price of $0.012 per share for a value of $24,000.

On August 29, 2012, the Company issued 24,940,263 shares of the Company’s common stock to UTA Capital in exchange for UTA Capital exercising common stock warrants with a cashless exercise.  The common stock was valued at the fair market price of $0.016 per share. The total value of the shares issued was $399,044.

On September 17, 2012, the Company issued 5,000,000 shares of the Company’s common stock with a fair market price of $0.0155 per share in connection with the acquisition of TNS, Inc.  The common stock was issued to the principals of TNS, Inc. The total value of the stock issued was $77,500.

10.  PREFERRED STOCK

In July 2012, the Company issued to various investors 350 shares of Series C Preferred Stock in exchange for $350,000.

In August 2012, the Company issued to various investors 50 shares of Series B Redeemable Preferred Stock in Exchange for $50,000.

In September 2012, the Company issued to various investors 3,000 shares of Series E Preferred Stock in exchange for $3,000,000. The Series E Preferred Stock was issued with warrants to purchase 4.99% of the fully diluted issued and outstanding common stock.

In September 2012, the Company issued to various investors 781 shares of Series E Preferred Stock in exchange for certain lenders converting principal and accrued interest on notes payable of $781,140.

As of September 30, 2012, the accrued preferred dividend was $71,034.  As of September 30, 2011 the accrued dividend was $0.

GENESIS GROUP HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

11.  STOCK COMPENSATION

For the three month period ending September 30, 2012, the Company incurred $223,998 in stock compensation expense compared to $0 in 2011 from the issuance of 5,200,000 in shares of its common stock in 2010 that had been due to one of the Company’s officers, as compensation, both pursuant to the terms of his employment agreement and accrued salary plus the issuance of 10,500,000 bonus compensation shares to employees and officers and the issuance of 5,000,000 shares of common stock to one of the Company’s officers as compensation pursuant to the terms of his employment agreement, along with the issuance of 2,000,000 shares of common stock to a consultant in the third quarter of 2012. For the nine month period ended September 30 2012, the Company incurred $603,998 in stock compensation expense as compared to $930,000 in the same period of 2011.

12.  RISKS AND UNCERTAINTIES

The Company is subject to risk and uncertainty common to start-up companies including, but not limited to, successful development, promotion, and sale of services, and expansion of market coverage.

As reflected in the accompanying financial statements, the Company has incurred significant losses from operations and negative operating cash flows, which have been financed primarily by proceeds from stock and debt issuance. As a result the Company had accumulated deficits of $13,599,948 and $9,620,926 at September 30, 2012 and December 31, 2011 respectively.

Management plans to continue raising additional working capital and funds for the continued development of its contracts for services through public sale of the Company's common stock, debt securities or borrowing from financial institutions.  Management is also attempting to expand the number of job contracts which could increase cash flow during early stages of sales growth. No assurance can be given that the Company will successfully expand its number of third party jobs or that sufficient capital can be raised to support those contracts.

13.   SUBSEQUENT EVENTS

During October 2012, the Company agreed to issue 1,175 shares of Series H Preferred Stock to various investors in exchange for $1,175,000.

ADEX CORPORATION
FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT
For the year ended December 31, 2011 and 2010

Independent Auditor's Report

To the Stockholders’ of
Adex Corporation and subsidiary and its affiliated company

We have audited the accompanying consolidated and combined balance sheets of Adex Corporation and subsidiary and its affiliated company (the “Company”) as of December 31, 2011 and 2011, and the related consolidated and combined statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Institution's internal control over financial reporting. Accordingly, we express no such opinion An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

Boca Raton, FL
December 4, 2012

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
CONSOLIDATED AND COMBINED BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

	December 31,
ASSETS	2011	2010
Current Assets:
Cash	$64,004	$171,782
Accounts receivable, net of allowance for bad debt	7,861,650	5,581,274
Due from related party	3,715,445	3,652,373
Loan receivable - stockholders	201,561	140,062
Prepaid expenses and other current assets	339,197	29,499
Total current assets	12,181,857	9,574,990

Property and equipment, net of accumulated depreciation	50,859	62,697

Other assets	74,060	76,010

Total assets	$12,306,776	$9,713,697

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Note payable - Bank	$6,685,000	$5,650,000
Accounts payable and accrued expenses	994,261	921,818
Income tax payable	42,600	19,456
Deferred income taxes	57,700	36,700
Total current liabilities	7,779,561	6,575,491

Stockholders' Equity
Common stock	2,000	11,608
Additional paid in capital	778,869	778,869
Retained earnings	3,746,346	2,295,246

Total stockholders' equity	4,527,215	3,085,723

Total liabilities and stockholders’ equity	$12,306,776	$9,713,697

See notes to consolidated and combined financial statements.

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	For the Years Ended
	December 31,
	2011	2010

Revenues	$37,160,836	$25,184,126

Cost of revenues:
Direct labor	26,784,592	17,911,631
Payroll taxes	1,460,927	1,098,803
Vehicle & tools	1,970,024	1,358,278
	30,215,543	20,368,712

Gross Profit	6,945,293	4,815,414

Selling, general and adminstrative expenses	5,339,264	4,651,286

Income before taxes and other	1,606,029	164,128

Other expenses	92,690	72,067

Income before taxes	1,513,339	92,061

Income taxes	71,847	15,885

Net income	$1,441,492	$76,176

See notes to consolidated and combined financial statements.

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

					Total
	Common Stock		Additional	Retained	Stockholders'
	Shares	Amount	Paid in capital	Earnings	Equity

Balance, January 1, 2010	11,608	$11,608	$778,869	$3,728,136	$4,518,613
Additional paid in capital	-	-	-	-	-
Distributions to stockholders	-	-	-	(1,509,066)	(1,509,066)
Net income	-	-	-	76,176	76,176
Balance, December 31, 2010	11,608	11,608	778,869	2,295,246	3,085,723

Dissolution of Integrated Telecom Ltd.	(9,608)	(9,608)	-	9,608	-
Net income	-	-	-	1,441,492	1,441,492
Balance, December 31, 2011	2,000	$2,000	$778,869	$3,746,346	$4,527,215

See notes to consolidated and combined financial statements.

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	For the Years ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$1,441,492	$76,176
Adjustments to reconcile net income from operations to net cash used in operating activities:
Depreciation	27,250	31,231
Bad debt recovery	-	(23,546)
Deferred taxes	21,000	(2,000)
Changes in operating assets and liabilities:
Accounts receivable	(2,280,378)	(1,646,086)
Prepaid expenses & other current assets	(309,698)	189,215
Other assets	1,950	-
Accounts payable and accrued expenses	72,445	(106,555)
Income tax payable	23,144	(32,969)
Net cash used in operating activities	(1,002,795)	(1,514,534)

Cash flows from investing activities
Purchase of property and equipment	(15,412)	(4,455)

Cash flows from financing activities:
Increase (decrease) in due from related party	(63,072)	(36,659)
Proceeds from notes payable	1,035,000	3,000,000
Increase (decrease) in loans receivable - stockholders	(61,499)	16,454
Distributions to stockholders	-	(1,509,066)
Net cash provided by financing activities	910,429	1,470,729

Net decrease in cash	(107,778)	(48,260)

Cash, beginning of year	171,782	220,042

Cash, end of year	$64,004	$171,782

Supplemental disclosures of cash flow information:
Cash paid for interest	$116,310	$85,471
Cash paid for income taxes	$27,703	$50,854

See notes to consolidated and combined financial statements.

ADEX CORPORATION AND SUBSIDIARY AND ITS AFFILIATED COMPANY
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE A -              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

ADEX Corporation and Subsidiary and its Affiliated Company (collectively, the "Company") provide temporary employment services of technical employees to the telecommunications industry worldwide. The majority of the Company's customers are Fortune 500 companies.

Principles of Consolidation and Combination

The consolidated and combined financial statements include the accounts of ADEX Corporation (“ADEX”), a New York corporation and its wholly owned subsidiary, ADEX LLC (“ADEX LLC”) a Georgia limited liability company, and its affiliated company ADEX Puerto Rico, LLC (“ADEX P.R.”) a Puerto Rican limited liability company, which is related by common ownership.  All material intercompany transactions have been eliminated in the consolidated and combined financial statements.  Collectively, and hereafter, ADEX, ADEX LLC and ADEX P.R. are referred to as the “Company” or “ADEX Corporation”, unless specific reference is made to an individual entity. Related to the Company are other entities that are related through mutual and common ownership and have conducted business transactions with the Company. Such an entity is ADEX Medical Staffing, LLC (“ADEX Medical”). The natures of transactions between related entities are that of business nature for the benefit of the Company or the related entity.

Cash and Cash Equivalents

The Company holds no instruments that would qualify as cash equivalents under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 230, in the statement of cash flows.

Concentration of Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions.  At December 31, 2011, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank.  From December 31, 2011 through December 31, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balances of the account and the ownership capacity of the funds under the Dodd-Frank Act.

NOTE A -              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Risks (Continued)

At December 31, 2011, the Company did not have any interest-bearing accounts. The Company provides services to customers throughout the United States and abroad. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral.  The Company conducts a major portion of its business with three customers, each of whom accounts for more than 10 percent of total revenue.  For the year ended December 31, 2011, revenue from six major customers amounted to 83% of net revenue.  For the year ended December 31, 2010 revenue from four customers represented 77% of net revenue.

Total accounts receivable from four customers at December 31, 2011 amounted to 80% of the accounts receivable balance. At December 31, 2010, accounts receivable from four customers amounted to 77% of the accounts receivable balance.

Allowance for Doubtful Accounts

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected based on a review of delinquent accounts receivable, as well as historical collection experience. Management periodically reviews and may adjust its assumptions for factors expected to affect collectability.  Based on management’s assumptions, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts.  Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. As of December 31, 2011 and 2010, the company had an allowance for doubtful accounts of $100,000.

Property and Equipment

Property and equipment are stated at cost.  Maintenance and repair costs are charged to expense as incurred.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Total depreciation expense amounted to $27,250 for the year ended December 31, 2011 and $31,231 for the year ended December 31, 2010.

	December,31,
	2011	2010
Equipment	$430,572	$415,160
Furniture and Fixtures	277,223	277,223
Total	707,795	692,383
Less: accumulated depreciation	(656,936)	(629,686)
Property and equipment, net	$50,859	$62,697
.
Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include amounts paid by the Company with a useful life of less than a year and are then amortized over the life of the payment.  These amounts are primarily prepaid insurance which is paid for a year and then the amount is amortized over the period.  Prepaid expenses and other current assets were $339,197 and $29,499 as of December 31, 2011 and 2010, respectively.

Advertising and Promotion Costs

All costs associated with advertising and promotion are expensed in the period incurred and included in selling, general and administrative expenses. Total advertising and promotion costs amounted to $14,254 and $1,485 for the years ended December 31, 2011 and 2010, respectively.

NOTE A -              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

ADEX has elected to be taxed as Subchapter S corporations under the provisions of the Internal Revenue Code and for state tax purposes.  Under those provisions, the corporation generally does not pay corporate income taxes on its taxable income.  Instead, the stockholders report their proportionate share of the corporation’s taxable income or loss on their personal income tax returns.

ADEX LLC is a single member limited liability company for tax purposes and files its tax return on a combined basis with ADEX.

Effective January 2011, ADEX P.R. is taxed as a partnership for federal income tax purposes.

Accordingly, the accompanying consolidated and combined financial statements only provide for income taxes imposed by individual states and local governments that do not recognize the S corporation election.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients. The contracts provide payment to the Company for its services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts. The services provided by the Company under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to 4 months. If the Company anticipates that the services span over a month and depending on the contract terms, the Company provides either progress billing at least once a month or upon completion of the clients’ specifications.

The Company recognizes revenues of contracts based on direct labor hours and fixed-price contracts that do not overlap a calendar month based on services provided. The Company recognizes revenues based on fixed-price contracts that overlap a calendar month using the percentage of completion method. The aggregate amount of unbilled work-in-progress recognized by the Company as revenues is insignificant at December 31, 2011 and 2010.

The Company does not provide refunds to its customers.

Use of Estimates

The preparation of consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated and combined financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Accounts Payable and Accrued Expenses

The Company’s accounts payables and accrued expenses as of December 31, 2011 and 2010 consist primarily of trade payables and accrued compensation.

NOTE B -               LOANS RECEIVABLE – STOCKHOLDERS

This amount represents an advance to the stockholders of ADEX.  The amounts are due on demand and accrue interest at a per annum rate of 4%.

NOTE C -               NOTE PAYABLE - BANK

The Company has a $7,000,000 revolving credit line with a bank that is shared with a related entity, ADEX Medical.  The line is collateralized by a perfected first lien position on all of the assets of both the company and ADEX Medical, and is personally guaranteed by the owners of ADEX and ADEX Medical.  Outstanding borrowings bear interest at the bank’s only reference rate plus 0.25%.  At December 31, 2011, the interest rate was 3.5%.  As of December 31, 2011, the total outstanding line of credit amounted to $6,685,000.

The line matured on May 1, 2012 and the maturity date was extended to July 1, 2012.  As of November 25, 2012, the line had been repaid in full.

NOTE D -               INCOME TAXES

Income taxes include state and city current and deferred income taxes. Deferred taxes arise primarily from accounts receivable timing differences, and result principally from the tax returns of ADEX using the cash basis, while the accompanying balance sheet is presented on the accrual basis.

The provision for income taxes for the year ended December 31, 2011 consisted of the following:

Current taxes	$50,847
Deferred taxes	21,000

Total	$71,847

NOTE E -               LEASE COMMITMENTS

ADEX leases various office spaces under cancelable operating leases which expire over various periods through 2014.  Total rent expense for the years ended December 31, 2011 and 2010 amounted to $154,654 and $190,519, respectively.

The lease for the Company’s Georgia location has a thirty-six month term that expires on April 30, 2014. The total minimum rent for the noncancelable portion (ten months) of the lease amounts to $84,420. Pursuant to the lease agreement, ADEX has an option to cancel the lease during its lease term.  The option to cancel may be exercised on April 30, 2013 and would require a cancellation fee amounting to four months of the then due base rent, $35,836.

The lease for the Company’s Florida location has a twenty-five month term that expired on April 30, 2012. This lease was not renewed and the company relocated to a facility leased by a related party, ADEX Medical Staffing, LLC.

The lease for the Company’s Illinois location has a twenty-six month term that expires on July 31, 2012. The total minimum rent for the remaining noncancelable portion (one month) of the lease amounts to $989. The lease was renewed through July 31, 2014.

NOTE E -               LEASE COMMITMENTS (CONTINUED)

The Company advanced $3,715,445 and $3,652,373 as of December 31, 2011 and December 31, 2010 respectively to ADEX Medical Staffing, LLC which is owned by two stockholders of the Company.  This amount is due on demand, is unsecured and bears no interest.

NOTE F -               RELATED-PARTY TRANSACTIONS

The Company advanced $3,715,445 and $3,652,373 as of December 31, 2011 and 2010 respectively to ADEX Medical Staffing, LLC which is owned by two stockholders of the Company.  This amount is due on demand, is unsecured and bears no interest.

During the year ended December 31, 2011, the Company incurred $39,804 of legal and professional services provided by an entity that is owned by a stockholder of the Company.

NOTE G -               SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through November 19, 2012, which is the date the financial statements were available to be issued.

On September 17, 2012, Genesis Group Holdings, Inc. (“Genesis”) entered into a Stock Purchase Agreement (the “ADEX Agreement”) and Genesis acquired all the outstanding capital stock of the Company. The ADEX Agreement was made and entered into by and among Genesis, the Company, and the Company’s shareholders.

Under the terms of the ADEX Agreement, Genesis acquired all of the outstanding capital stock of the Company in exchange for the following consideration paid or issued by Genesis at the closing: (i) cash of $12,819,594, (ii) a note in the amount of $1,046,000 and (iii) a note equal to the net working capital of the Company at the closing date of $1,332,668. The notes are due within sixty days of September 17, 2012.This note is secured by the issuance of 1,500 shares of Genesis Redeemable Series G Preferred Stock with a stated value of $1,500,000.

As additional consideration Genesis  agreed to pay the Company’s shareholders an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the Company for the twelve months beginning October 1, 2012, (the “Forward EBITDA”). If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0. Genesis also agreed to pay the Company’s shareholders an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243. In connection with these obligations, Genesis issued 2,000 shares of Redeemable Series G Preferred Stock, which are held in escrow. These shares are redeemable in the event Genesis defaults on its obligation to make the required payments. These shares of Series G Preferred are automatically cancelled if payments are made in cash by Genesis.

ADEX CORPORATION

UNAUDITED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
For the nine-months ended September 30, 2012 and 2011

ADEX CORPORATION & AFFILIATES
UNAUDITED CONSOLIDATED AND COMBINED BALANCE SHEETS
(Unaudited)

September 30,
ASSETS	2012

Current Assets:
Cash	$84,020
Accounts receivable, net of allowance for bad debt	6,259,838
Prepaid expenses and other current assets	157,041
Total current assets	6,500,899

Property and equipment, net of accumulated depreciation	57,864

Other Assets	51,286

Total assets	$6,610,049

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,042,236
Due to genesis corporation	2,063,488
Income tax payable	3,785
Total current liabilities	3,109,509

Stockholders' Equity:
Coomon stock	2,000
Additional paid in capital	778,869
Retained earnings	2,719,671
Total stockholders' equity	3,500,540

Total liabilities and stockholders’ equity	$6,610,049

See notes to unaudited financial statements.

ADEX CORPORATION & AFFILIATES
UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2012	2011

Revenues	$23,755,587	$26,251,950

Cost of revenues:
Direct labor	15,231,768	17,935,228
Payroll taxes	1,122,244	1,023,767
Vehicle & tools	3,059,722	2,506,170
	19,413,734	21,465,165

Gross Profit	4,341,853	4,786,785

Selling, general and administrative expenses	4,938,341	3,921,788

Income (loss) before taxes and other expenses	(596,488)	864,997

Other (expense) and income	(40,431)	2,297

(Loss) income before taxes	(636,919)	867,294

Income taxes	(57,700)	15,750

Net (loss) income	$(579,219)	$851,544

See notes to unaudited financial statements.

ADEX CORPORATION & AFFILIATES
UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2012	2011

Cash flows from operating activities:
Net (loss) income	$(579,219)	$851,544
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	17,985	20,438
Deferred taxes	(57,700)	15,750
Changes in operating assets and liabilities:
Accounts receivable	1,601,812	(1,162,976)
Prepaid expenses and other current assets	182,156	(149,926)
Other assets	22,774	69,884
Accounts payable and accrued expenses	47,975	(11,519)
Income tax payable	(38,815)	-
Net cash provided by (used in) operating activities	1,196,968	(366,805)

Cash flows from investing activities
Purchase of property and equipment	(24,990)	(50,412)

Cash flows from financing activities:
Decrease (increase) in due from affiliates	3,715,445	230,837
Proceeds from notes payable	-	185,000
Repayment of notes payable	(6,685,000)	-
Proceeds Genesis Corporation	2,063,488	-
Decrease (increase) in loans receivable - stockholders	201,561	(53,775)
Liquidation of ADEX LLC to stockholders	(2,942)	-
Distributions to stockholders	(444,514)	-
Net cash (used in) provided by financing activities	(1,151,962)	362,062

Net increase (decrease) in cash	20,016	(55,155)

Cash, beginning of period	64,004	171,782

Cash, end of period	$84,020	$116,627

Supplemental disclosures of cash flow information:
Cash paid for interest	$48,223	$80,385
Cash paid for income taxes	$-	$-

See notes to unaudited financial statements.

ADEX CORPORATION & AFFILIATES
UNAUDITED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

NOTE 1 -       ORGANIZATION AND DESCRIPTION OF BUSINESS

ADEX Corporation and Subsidiary and its Affiliated Company (collectively, the "Company") provide temporary employment services of technical employees to the telecommunications industry worldwide.

On September 17, 2012, the Genesis Group Holdings, Inc. (“Genesis”) acquired all the outstanding capital stock of the Company,  (the “ADEX Acquisition”) along with all the outstanding membership interests of ADEX Puerto Rico LLC in exchange for the following consideration paid or issued by Genesis at the closing; $12,819,594 in cash, a note in the amount of $1,046,000, and an amount of cash equal to the net working capital of the Company entities as of the closing date, of $1,332,668.  This payment was secured by the issuance of 1,500 shares of Series G Preferred Stock. The notes were due within sixty days of September 17, 2012 and were paid in full.

As additional consideration Genesis agreed to pay the Company’s shareholders an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the Company  for the twelve months beginning October 1, 2012, (the “Forward EBITDA”).  If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0.  Genesis also agreed to pay the Company’s shareholders an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243.  In connection with these obligations, Genesis issued 2,000 shares of Series G Preferred Stock, which are held in escrow.  These shares are redeemable in the event Genesis defaults on its obligation to make the required payments.  These shares of Series G Preferred are automatically cancelled if payments are made in cash by Genesis.

Principles of Consolidation and Combination

The consolidated and combined financial statements include the accounts of ADEX Corporation (“ADEX”), a New York corporation and its wholly owned subsidiary, ADEX LLC (“ADEX LLC”) a Georgia limited liability company, and its affiliated company ADEX Puerto Rico, LLC (“ADEX P.R.”) a Puerto Rican limited liability company, which is related by common ownership.  All material intercompany transactions have been eliminated in the consolidated and combined financial statements.  Collectively, and hereafter, ADEX, ADEX  LLC and ADEX P.R. are referred to as the “Company” or “ADEX Corporation”, unless specific reference is made to an individual entity. Related to the Company are other entities that are related through mutual and common ownership and have conducted business transactions with the Company. Such an entity is ADEX Medical Staffing, LLC (“ADEX Medical”). The natures of transactions between related entities are that of business nature for the benefit of the Company or  the related entity.

The unaudited financial statements have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to those rules and regulations, but management believes that the disclosures are adequate to make the information presented not misleading. The financial statements and notes included herein should be read in conjunction with the annual financial statements and notes for the years ended December 31, 2011 and 2010 included in this accompanying report.  In the opinion of management, all adjustments, consisting of normal, recurring adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results of operations for the nine-month periods ended September 30, 2012 and 2011 are not necessarily indicative of the results expected for the year ending December 31, 2012, or that have been achieved for the year ended December 31, 2011, respectively.

NOTE 2 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The accounts receivable may be secured by mechanic’s lien.  The Company did not have to ascertain its rights under mechanic’s liens during the nine-month period ended September 30, 2012 and 2011. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on the review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. Management believes that an allowance for doubtful accounts of $100,000 at September 30, 2012 is adequate.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions.  At September 30, 2012, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank.  From December 31, 2011 through September 30, 2012, all noninterest-bearing transaction accounts are fully insured, regardless of the balances of the account and the ownership capacity of the funds under the Dodd-Frank Act.

At September 30, 2012, the Company did not have any interest-bearing accounts.

Total accounts receivable from five customers at September 30, 2012 represented 82% of the accounts receivable balance.

Four of the Company’s customers accounted for 71% of its revenues during the nine-month period ended September 30, 2012 and six of the Company’s customers accounted for 83% of its revenues for the nine month period ended September 30, 2011.

Property and Equipment

Property and equipment are stated at cost.  Maintenance and repair costs are charged to expense as incurred.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from five to seven years.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include amounts paid by the Company with a useful life of less than a year and are then amortized over the life of the payment.  These amounts are primarily prepaid insurance which is paid for a year and then the amount is amortized over the period.  Prepaid expenses and other current assets were $157,041 as of September 30, 2012.

Advertising and Promotion Costs

All costs associated with advertising and promotion are expensed in the period incurred. Total advertising and promotion costs amounted to $13,062 and $7,151 for the nine months ended September 30, 2012 and 2011, respectively.

Income Taxes

The Company has elected to be taxed as Subchapter S corporations under the provisions of the Internal Revenue Code and for state tax purposes.  Under those provisions, the corporation generally does not pay corporate income taxes on its taxable income.  Instead, the stockholders report their proportionate share of the corporation’s taxable income or loss on their personal income tax returns.

ADEX LLC is a single member limited liability company for tax purposes and files its tax return on a combined basis with ADEX.

Effective January 2011, ADEX P.R. is taxed as a partnership for federal income tax purposes.

Accordingly, the accompanying consolidated and combined financial statements only provide for income taxes imposed by individual states and local governments that do not recognize the S corporation election.

The Company’s election to be taxed under section 1362 m of the Internal Revenue Code was automatically revoked upon the acquisition of all of the Company’s outstanding shares by Genesis Group Holdings, Inc., a (C) Corporation, on September 17, 2012.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to provide technical engineering and management solutions to large voice and data communications providers, as specified by their clients. The contracts provide payment to the Company for its services may be based on either 1) direct labor hours at fixed hourly rates or 2) fixed-price contracts. The services provided by the Company under the contracts are generally provided within a month. Occasionally, the services may be provided over a period of up to 4 months. If the Company anticipates that the services span over a month and depending on the contract terms, the Company provides either progress billing at least once a month or upon completion of the clients’ specifications.

The Company recognizes revenues of contracts based on direct labor hours and fixed-price contracts that do not overlap a calendar month based on services provided. The Company recognizes revenues based on fixed-price contracts that overlap a calendar month using the percentage of completion method. The aggregate amount of unbilled work-in-progress recognized by the Company as revenues is insignificant at September 30, 2012 and December 31, 2011.

The Company does not provide refunds to its customers.

Geographic Concentration

The Company provides the services throughout the continental United States and Latin America.

NOTE 3 -      PROPERTY AND EQUIPMENT

Property and Equipment are recorded at cost and are depreciated on a straight line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

The carrying values of property and equipment and accumulated depreciation and their estimated useful lives consist of the following at:

September 30,
2012
Equipment	$455,562
Furniture and Fixtures	277,223
Total	732,785
Less: accumulated depreciation	(674,921
Property and equipment, net	$57,864

Total depreciation expense was $17,985 and $20,438 for the nine months ended September 30, 2012 and 2011.

NOTE 4 -      ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of September 30, 2012 consist of trade payables and accrued compensation.

NOTE 5 -      RELATED-PARTY TRANSACTIONS

At December 31, 2011, the Company advanced $3,715,445 to ADEX Medical Staffing, LLC which is owned by two stockholders of the Company.  This amount is due on demand and bears no interest. As of September 30, 2012, this amount had been repaid.

NOTE 6 -      SUBSEQUENT EVENTS

Management has evaluated, for potential recognition and disclosure, events subsequent to the date of the consolidated and combined balance sheet through November 19, 2012, the date the consolidated and combined financial statements were available to be issued.

On September 17, 2012, Genesis Group Holdings, Inc. (“Genesis”) entered into a stock purchase agreement (the “ADEX Agreement”) and Genesis acquired all the outstanding capital stock of the Company. The ADEX Agreement was made and entered into by and among Genesis, the Company, and the Company’s shareholders.

Under the terms of ADEX Agreement, Genesis acquired all of the outstanding capital stock of the Company in exchange for the following consideration paid or issued by Genesis at the closing: (i) cash of $12,819,594, (ii) a note in the amount of $1,046,000 and (iii) a note equal to the net working capital of the Company at the closing date of $1,332,668. The notes are due within sixty days of September 17, 2012. This note is secured by the issuance of 1,500 shares of Genesis Redeemable Series G Preferred Stock with a stated value of $1,500,000.

As additional consideration Genesis agreed to pay the Company’s shareholders an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the Company for twelve months beginning October 1, 2012, (the “Forward EBITDA”). If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than #3,431,243, the Multiplier shall be adjusted to 1.0. Genesis also agreed to pay the Company’s shareholders an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243. In connection with these obligations Genesis issued 2,000 share of Redeemable Series G Preferred Stock, which are held in escrow. These shares are redeemable in the event Genesis defaults on its obligation to make the required payments. These shares of Series G Preferred are automatically cancelled if payments are made in cash by Genesis.

TNS, INC.

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT
For the year ended December 31, 2011

805 Third Avenue New York, NY 10022 Tel: 212-838-5100 Fax: 212-838-2676 www.sherbcpa.com Offices in New York and Florida
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Members of TNS, Inc.
Des Plaines, Illinois

We have audited the accompanying balance sheets of TNS, Inc. as of December 31, 2010 and December 31, 2011 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TNS, Inc. as of December 31, 2010 and December 31, 2011, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants New York, New York November 14, 2012

TNS, INC.
BALANCE SHEETS

	December 31,
ASSETS	2011	2010
Current Assets:
Cash	$2,020	$-
Accounts receivable, net of allowance for bad debt	701,610	731,501
Total current assets	703,630	731,501

Property and equipment, net of accumulated depreciation	21,517	29,740
Total assets	$725,147	$761,241

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$366,824	$251,727
Accrued compensation	27,155	26,994
Total current liabilities	393,979	278,721

Stockholders' equity
Common stock, no par value, 5,000 shares authorized, 1,000 issued and outstanding	1,000	1,000
Retained earnings	330,168	481,520
Total stockholders’ equity	331,168	482,520

Total liabilities and stockholders’ equity	$725,147	$761,241

See notes to financial statements.

TNS, INC.
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2011	2010

Revenues	$4,097,049	$4,622,641
Cost of revenues	2,493,261	2,695,600
Gross Profit	1,603,788	1,927,041

Operating expenses:
Salaries and wages	1,187,654	1,238,285
General and administrative	135,286	128,154
	1,322,940	1,366,439

Net income	$280,848	$560,602

See notes to financial statements.

TNS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
From January 1, 2010 to December 31, 2011

				Total
	Common Stock		Retained	Stockholders'
	Shares	Amount	Earnings	Equity

Balance, January 1, 2010	1,000	$1,000	$408,634	$409,634

Distributions to stockholders	-	-	(487,716)	(487,716)
Net income	-	-	560,602	560,602
Balance, December 31, 2010	1,000	1,000	481,520	482,520

Distributions to stockholders	-	-	(432,200)	(432,200)
Net income	-	-	280,848	280,848
Balance, December 31, 2011	1,000	$1,000	$330,168	$331,168

See notes to financial statements.

TNS, INC.
STATEMENTS OF CASH FLOWS

	For the Years ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$280,848	$560,602
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation	8,222	8,499
Changes in operating assets and liabilities:
Accounts receivable	29,890	90,425
Accrued compensation	161	(30,283)
Accounts payable and accrued expenses	127,071	(110,960)
Net cash provided by operating activities	446,192	518,283

Cash flows from investing activities
Purchase of property and equipment	-	(31,033)

Cash flows from financing activities:
Distributions to stockholders	(432,200)	(487,716)
Overdraft liability	(11,972)	466
Net cash used in financing activities	(444,172)	(487,250)

Net increase in cash	2,020	-

Cash, beginning of year	-	-

Cash, end of year	$2,020	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to financial statements.

TNS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

TNS, Inc., (or the "Company") was incorporated in July 2002 in Illinois. The Company was an (S) Corporation through September 17, 2012, which is the date of acquisition of all its outstanding shares by Genesis Group Holdings, Inc., a (C) Corporation.  After September 17, 2012, the Company is a (C) Corporation.

The Company provides design, installation, and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities. The Company provides the services throughout the continental United States, primarily in the greater Chicago area.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The accounts receivable may be secured by mechanic’s lien.  The Company did not have to ascertain its rights under mechanic’s liens during the years ended December 31, 2011 and 2010. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on the review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. Management believes that an allowance for doubtful accounts is not necessary at December 31, 2011 and 2010, respectively.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

The Company's accounts receivable are due from small and mid-size United States commercial and governmental entities.  One of the Company’s customers accounted for 47% of its accounts receivables at December 31, 2011.  Two of the Company’s customers collectively accounted for 58% of its accounts receivable at December 31, 2010.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to design, installation, and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities.  Prior to commencement of services and depending on the length of the services to be provided, the Company secures the client’s acceptance of a written proposal.  Generally, the services are provided over a period ranging between 2 days to 14 days.  If the Company anticipates that the services span over a month, the Company usually requires a down payment from the customer, which help pay for the cabling and accessories and it will provide a monthly progress billing, based on services rendered, or upon completion of the contracted services.

The Company does not provide refunds to its customers.

The Company does not provide separately-priced extended warranties on its products and services.

Warranty Costs

The Company provides product warranties for specific material and labor.  At each measurement date, the Company determines the accrual for estimated future warranty costs in the period in which the associated revenue is recognized based on historical experience, expectation of future conditions, and the extent of backup concurrent supplier warranties in place.

The Company warrants that its products will be free from certain defects in material and workmanship at the time of delivery and typically for a period of one to three years, depending upon the specific product or services or the customer proposal.  The Company obtains back-up concurrent warranties for major components parts from its suppliers.

Management believes that a reserve for warranty is not necessary at December 31, 2011 and 2010.

Product Concentration

The Company generates its revenues from the design, installation, and repair services of structured data and voice cabling systems.

Geographic Concentration

The Company provides the services throughout the continental United States, primarily in the greater Chicago area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of accounts receivable, accounts payable and accrued expenses, and overdraft liability approximate their fair value due to the short maturity of these items.

Customer Concentration

One of the Company’s customers accounted for 54% of its revenues during 2011. Two of the Company’s customers collectively accounted for 59% and 11%, respectively, of its revenues during 2010.

Advertising

The Company expenses advertising costs as incurred. The Company did not incur advertising expenses during 2011 and 2010.

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income.  Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.  The Company’s election to be taxed under section 1362m of the Internal Revenue Code was automatically revoked upon the acquisition of all of the Company’s outstanding shares by Genesis Group Holdings, Inc., a (C) Corporation, on September 17, 2012.

Segment Reporting

The Company generates revenues from one source, design, installation, and repair services of structured data and voice cabling systems. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Company.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

NOTE 3: PROPERTY AND EQUIPMENT

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

The carrying values of property and equipment and accumulated depreciation and their estimated useful lives consist of the following at :

	December 31,		Estimated
	2011	2010	Useful Lives
Automotive Equipment	$72,313	$72,313	5 years
Computer Equipment	1,033	1,033	3 years
	73,346	73,346
Accumulated depreciation	(51,829)	(43,606)
Property and Equimpement, net	$21,517	$29,740

	Years Ended December 31,
	2011	2010

Depreciation expense	$8,222	$8,499

NOTE 4: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2011 and 2010, respectively, consist of trade payables.

NOTE 5:  STOCKHOLDERS’ EQUITY

The Company paid dividends to its stockholders amounting to $432,200 and $487,716 during 2011 and 2010, respectively.

NOTE 6: SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through November 14, 2012, which is the date the financial statements were available to be issued.

On September 17, 2012, Genesis Group Holdings, Inc. (“Genesis”) entered into a Stock Purchase Agreement (the “TNS Agreement”) and acquired all the outstanding capital stock of the Company. The TNS Agreement was made and entered into by and among Genesis, the Company, and the Company’s shareholders.

Under the terms of the TNS Agreement, Genesis acquired all of the outstanding capital stock of the Company in exchange for the following consideration paid or issued by Genesis at the closing: (i) cash of $700,000, (ii) 4,150 shares of Genesis’ Series F Preferred Stock and (iii) 5,000,000 shares of Genesis’ common stock.

The terms of the Series F Preferred Stock are as follows:

●
On a liquidation or deemed liquidation of Genesis, the Series F Preferred is entitled, after payment to any shares of capital stock with liquidation rights senior to the Series F Preferred, to receive a payment of $1,000 per share (the “Series F Preference Amount”), prior to any payment to common stock or other securities ranking junior to the Series F Preferred and on a pari passu basis with any capital stock that is pari passu with the Series F Preferred as to liquidation preference. The Series F Preferred is entitled to cumulative dividends at a rate of 12% of the Series F Preference Amount per annum, accruing quarterly in arrears beginning September 30, 2012.

●
The shares of Series F Preferred may be redeemed at any time by Genesis by giving notice to the holders. In addition, the holders thereof may demand that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, which the redemption to occur within 20 days after a request. The holders, may also request that an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2014. All shares of Series F are redeemable at a price per share equal to the Series F Preference Amount.

●
Except with respect to (i) the creation of classes of stock with senior liquidation rights or the Series F Preferred, (ii) amendments to the terms of the Series F Preferred or restrictions imposed on the Series F Preferred or (iii) as otherwise required by law, the Series F Preferred does not have voting rights. Shares of Series F Preferred are convertible into shares of common stock following the effectiveness of a registration statement by Genesis on Form S-1 with respect to its common stock. Each share of Series F Preferred would be convertible into a number of shares of common stock equal to the quotient obtained by dividing the Series F Preference Amount by the trading price of the common stock at the time of conversion.

The Company’s shareholders have the right to cash-settle the shares of common stock of Genesis issued at the closing for $0.10 per share, beginning 18 months after the closing and continuing for 60 days thereafter.

 In the event that the adjusted Earnings before income tax, depreciation, and amortization (‘EBITDA”) of the Company for the 12 month period ending September 30, 2013 is greater or less than $1,250,000, Genesis agreed to issue, or cancel, as appropriate, shares of Series F Preferred Stock based on an agreed-upon formula.

In addition, Genesis agreed that, if its completes an underwritten public offering on Form S-1, it will issue to the Company’s shareholders an aggregate number of shares of its common stock equal to (i) $200,000 divided by (ii) the offering price per share of its common stock in this underwritten public offering.

Finally, as additional consideration, Genesis agreed to pay the Company’s shareholders an amount equal to 20% of the Company’s adjusted EBITDA in excess of $1,275,000 for each of the three 12-month periods immediately following the closing date.

TNS, INC.

UNAUDITED FINANCIAL STATEMENTS
For the nine-month periods ended September 30, 2012 and 2011

TNS, INC.
BALANCE SHEET
(Unaudited)

September 30,
ASSETS	2012

Current Assets:
Cash	$5,679
Accounts receivable, net of allowance for bad debt	452,294
Total current assets	457,973

Property and equipment, net of accumulated depreciation	16,759
Total assets	$474,732

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$219,588
Accrued compensation	12,206
Total current liabilities	231,794

Stockholders' equity
Common stock, no par value, 5,000 shares authorized, 1,000 issued and outstanding	1,000
Retained earnings	241,938
Total stockholders’ equity	242,938

Total liabilities and stockholders’ equity	$474,732

See notes to unaudited financial statements.

TNS, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Month Period Ended
	September 30,
	2012	2011

Revenues	$1,958,941	$2,965,518
Cost of revenues	1,120,676	$1,773,335
Gross Profit	838,265	1,192,183

Operating expenses:
Salaries and wages	619,603	943,159
General and administrative	126,392	77,547
	745,995	1,020,706
Net income	$92,270	$171,477

See notes to unaudited financial statements.

TNS, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Month Period Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net income	$92,270	$171,477
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	4,758	6,421
Changes in operating assets and liabilities:
Accounts receivable	249,316	1,652
Accrued compensation	(14,949)	7,078
Accounts payable and accrued expenses	(147,236)	191,768
Net cash provided by operating activities	184,159	378,396

Cash flows from financing activities:
Distributions to stockholders	(180,500)	(312,200)
Proceeds from advance from stockholder	50,000	-
Repayment of advance from stockholder	(50,000)	-
Overdraft liability	-	(11,972)
Net cash used in financing activities	(180,500)	(324,172)

Net increase in cash	3,659	54,224
Cash, beginning of period	2,020	-

Cash, end of period	$5,679	$54,224

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to unaudited financial statements.

TNS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

TNS, Inc., or the Company was incorporated in July 2002 in Illinois.  The Company was an (S) Corporation through September 17, 2012, which is the date of acquisition of all its outstanding shares by Genesis Group Holdings, Inc., a (C) Corporation.  After September 17, 2012, The Company is a (C) Corporation.

The Company provides design, installation, and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities. The Company provides the services throughout the continental United States, primarily in the greater Chicago area.

On September 17, 2012, Genesis Group Holdings, Inc. (“Genesis”) entered into a Stock Purchase Agreement (the “TNS Agreement”) to acquire all the outstanding capital stock of the Company. The TNS Agreement was made and entered into by and among Genesis, the Company, and the Company’s shareholders.

Under the terms of the TNS Agreement, Genesis acquired all of the outstanding capital stock of the Company in exchange for the following consideration paid or issued by Genesis at the closing: (i) cash of $700,000, (ii) 4,150 shares of Genesis’ Series F Preferred Stock and (iii) 5,000,000 shares of Genesis’ common stock.

The terms of the Series F Preferred Stock are as follows:

●
On a liquidation or deemed liquidation of Genesis, the Series F Preferred is entitled, after payment to any shares of capital stock with liquidation rights senior to the Series F Preferred, to receive a payment of $1,000 per share (the “Series F Preference Amount”), prior to any payment to common stock or other securities ranking junior to the Series F Preferred and on a pari passu basis with any capital stock that is pari passu with the Series F Preferred as to liquidation preference. The Series F Preferred is entitled to cumulative dividends at a rate of 12% of the Series F Preference Amount per annum, accruing quarterly in arrears beginning September 30, 2012.

●
The shares of Series F Preferred may be redeemed at any time by Genesis by giving notice to the holders. In addition, the holders thereof may demand that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, which the redemption to occur within 20 days after a request. The holders, may also request that an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2014. All shares of Series F are redeemable at a price per share equal to the Series F Preference Amount.

●
Except with respect to (i) the creation of classes of stock with senior liquidation rights or the Series F Preferred, (ii) amendments to the terms of the Series F Preferred or restrictions imposed on the Series F Preferred or (iii) as otherwise required by law, the Series F Preferred does not have voting rights. Shares of Series F Preferred are convertible into shares of common stock following the effectiveness of a registration statement by Genesis on Form S-1 with respect to its common stock. Each share of Series F Preferred would be convertible into a number of shares of common stock equal to the quotient obtained by dividing the Series F Preference Amount by the trading price of the common stock at the time of conversion.

The Company’s shareholders have the right to cash-settle the shares of common stock of Genesis issued at the closing for $0.10 per share, beginning 18 months after the closing and continuing for 60 days thereafter.

In the event that the adjusted Earnings before income tax, depreciation, and amortization ("EBITDA”) of the Company for the 12 month period ending September 30, 2013 is greater or less than $1,250,000, Genesis agreed to issue, or cancel, as appropriate, shares of Series F Preferred Stock based on an agreed-upon formula.

In addition, Genesis agreed that, if its completes an underwritten public offering on Form S-1, it will issue to the Company’s shareholders an aggregate number of shares of its common stock equal to (i) $200,000 divided by (ii) the offering price per share of its common stock in this underwritten public offering.

Finally, as additional consideration, Genesis agreed to pay the Company’s shareholders an amount equal to 20% of the Company’s adjusted EBITDA in excess of $1,275,000 for each of the three 12-month periods immediately following the closing date.

The unaudited financial statements have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to those rules and regulations, but management believes that the disclosures are adequate to make the information presented not misleading. The financial statements and notes included herein should be read in conjunction with the annual financial statements and notes for the years ended December 31, 2011 and 2010 included in this accompanying report.  In the opinion of management, all adjustments, consisting of normal, recurring adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results of operations for the nine-month periods ended September 30, 2012 and 2011 are not necessarily indicative of the results expected for the year ending December 31, 2012, or that have been achieved for the year ended December 31, 2011, respectively.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The accounts receivable may be secured by mechanic’s lien.  The Company did not have to ascertain its rights under mechanic’s liens during the nine-month period ended September 30, 2012 and 2011. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on the review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. Management believes that an allowance for doubtful accounts is not necessary at September 30, 2012.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

The Company's accounts receivable are due from small and mid-size United States commercial and governmental entities.  Four of the Company’s customers accounted for 68% of its accounts receivables at September 30, 2012.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services to design, installation, and repair services of structured data and voice cabling systems to small and mid-size commercial and governmental entities.  Prior to commencement of services and depending on the length of the services to be provided, the Company secures the client’s acceptance of a written proposal.  Generally, the services are provided over a period ranging between 2 days to 14 days.  If the Company anticipates that the services span over a month, the Company usually requires a down payment from the customer, which help pay for the cabling and accessories and it will provide a monthly progress billing, based on services rendered, or upon completion of the contracted services.

The Company does not provide refunds to its customers.

The Company does not provide separately-priced extended warranties on its products and services.

Warranty Costs

The Company provides product warranties for specific material and labor.  At each measurement date, the Company determines the accrual for estimated future warranty costs in the period in which the associated revenue is recognized based on historical experience, expectation of future conditions, and the extent of backup concurrent supplier warranties in place.

The Company warrants that its products will be free from certain defects in material and workmanship at the time of delivery and typically for a period of one to three years, depending upon the specific product or services or the customer proposal.  The Company obtains back-up concurrent warranties for major components parts from its suppliers.

Management believes that a reserve for warranty is not necessary at September 30, 2012.

Product Concentration

The Company generates its revenues from the design, installation, and repair services of structured data and voice cabling systems.

Geographic Concentration

The Company provides the services throughout the continental United States, primarily in the greater Chicago area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, ("ASC 820"). ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of accounts receivable, accounts payable and accrued expenses, and overdraft liability approximate their fair value due to the short maturity of these items.

Customer Concentration

Four of the Company’s customers accounted for 72% of its revenues during the nine-month period ended September 30, 2012. Two of the Company’s customers accounted for 55% of its revenues during the nine-month period ended September 30, 2011.

Advertising

The Company expenses advertising costs as incurred. The Company did not incur advertising expenses during the nine-month period ended September 30, 2012 and 2011.

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362 m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income.  Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.  The Company’s election to be taxed under section 1362 m of the Internal Revenue Code was automatically revoked upon the acquisition of all of the Company’s outstanding shares by Genesis Group Holdings, Inc., a (C) Corporation, on September 17, 2012.

Segment Reporting

The Company generates revenues from one source, design, installation, and repair services of structured data and voice cabling systems. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Company.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

NOTE 3: PROPERTY AND EQUIPMENT

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

The carrying values of property and equipment and accumulated depreciation and their estimated useful lives consist of the following at:

	September 30,	December 31,	Estimated
	2012	2011	Useful Lives
Automotive Equipment	$72,313	$72,313	5 years
Computer Equipment	1,033	1,033	3 years
	73,346	73,346
Accumulated depreciation	(56,587)	(51,829)
Property and Equimpement, net	$16,759	$21,517

The Company recorded a depreciation expense associated with its property and equipment of $4,758 and $6,421 during the nine-month period ended September 30, 2012 and 2011, respectively.

NOTE 4: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of September 30, 2012 and December 31, 2011, respectively, consist of trade payables.

NOTE 5:  RELATED PARTY TRANSACTIONS

During the nine-month period ended September 30, 2012, one of the Company’s stockholders advanced $50,000 to the Company.  The advance did no bear interest, was unsecured and was payable on demand.  The Company repaid the advance of $50,000 during the nine-month period ended September 30, 2012.

NOTE 6:  STOCKHOLDERS’ EQUITY

The Company paid dividends to its stockholders amounting to $180,500 and $312,200 during the nine-month period ended September 30, 2012 and 2011, respectively.

NOTE 7: SUBSEQUENT EVENTS

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through November 14, 2012, which is the date the financial statements were available to be issued.

TELCO PROFESSIONAL SERVICES AND HANDSET TESTING

FINANCIAL STATEMENTS
For the year ended December 31, 2011 and 2010

Independent Auditor's Report

To the Stockholders’ of
Telco Professional Services and Handset Testing Divisions

We have audited the accompanying divisional balance sheets of Telco Professional Services and Handset Testing Divisions (the “Divisions”) as of December 31, 2011 and 2011, and the related divisional statements of operations, changes in divisional net assets, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these divisional financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the divisional financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Institution's internal control over financial reporting. Accordingly, we express no such opinion An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the divisional financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall divisional financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the divisional financial statements referred to above present fairly, in all material respects, the financial position of the Divisions as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

Boca Raton, FL
November 26, 2012

Telco Professional Services and Handset Testing Divisions
DIVISIONAL BALANCE SHEETS

	December 31,
DIVISIONAL ASSETS	2011	2010
Current Divisional Assets:
Accounts receivable, net of allowance for bad debt	$4,366,229	$4,046,218
Total current divisional assets	4,366,229	4,046,218

Total divisional assets	$4,366,229	$4,046,218

DIVISIONAL LIABILITIES AND DIVISIONAL NET ASSETS

Current Divisional Liabilities:
Accrued compensation	$295,947	$372,849
Total current divisional liabilities	295,947	372,849

Divisional Net Assets	4,070,282	$3,673,369

Total divisional liabilities and divisional net assets	$4,366,229	$4,046,218

See notes to divisional financial statements.

Telco Professional Services and Handset Testing Divisions
DIVISIONAL STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2011	2010

Revenues	$16,833,939	$14,176,709
Cost of revenues	11,691,936	9,083,565
Gross profit	5,142,003	5,093,144

Operating expenses:
Salaries and wages	1,103,613	1,032,683
General and administrative	133,474	237,223
	1,237,087	1,269,906

Net income	$3,904,916	$3,823,238

See notes to divisional financial statements.

Telco Professional Services and Handset Testing Divisions
STATEMENT OF CHANGES IN DIVISIONAL NET ASSETS

Balance, January 1, 2010	$2,782,748

Net divisional transfers	(2,932,617)
Net income	3,823,238
Balance, December 31, 2010	3,673,369

Net divisional transfers	(3,508,003)
Net income	3,904,916
Balance, December 31, 2011	$4,070,282

See notes to divisional financial statements.

Telco Professional Services and Handset Testing Divisions
DIVISIONAL STATEMENTS OF CASH FLOWS

	For the Years ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$3,904,916	$3,823,238
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(320,011)	(813,537)
Accrued compensation	(76,902)	(77,084)
Net cash provided by operating activities	3,508,003	2,932,617

Cash flows from financing activities:
Net divisional transfers	(3,508,003)	(2,932,617)

Net increase in cash	-	-

Cash, beginning of year	-	-

Cash, end of year	$-	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to divisional financial statements.

TELCO PROFESSIONAL SERVICES AND HANDSET TESTING
NOTES TO DIVISIONAL FINANCIAL STATEMENTS

Note A - Nature Of Business

Telco Professional Services and Handset Testing ( the “Divisions”) are divisions of Tekmark Global Solutions, LLC (“Tekmark”).  The Divisions are located in Edison, New Jersey and commenced operation in 2000.  The Divisions provide a complete array of technical skills across all platforms and development areas in the form of information technology and telephony-related consulting services.  The Divisions provide personnel to telecommunications service providers and original equipment manufacturers to perform these technical skills.  The Divisions primary focus is in developing and integrating information systems, protecting client networks, improving technology and business processes and assisting their customers in evolving to the next generation of communications technology.

Note B - Summary Of Significant Accounting Policies

Basis of Presentation

The Divisions are not separate legal entities from Tekmark and do not maintain separate financial records.  The Divisions do not maintain separate bank accounts because cash management is centralized at the Tekmark level.  Additionally, Tekmark may incur certain expenses on behalf of the Divisions.  Included in the accompanying divisional statements of operations are those expenses incurred by Tekmark which are directly traceable to the Divisions and are essential to the Divisions’ revenue producing activities. Tekmark allocates to the Divisions certain of their overhead, selling, general and administrative expenses and services. Divisions' management is unable to determine the market value of the overhead, selling, general and administrative expenses and services. Furthermore, the Divisions' management is unable to determine what the value, or cost, of these required operational expenses and services would have been for years ended December 31, 2011 and 2010, had the divisions operated as a standalone entity.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Included in these estimates are estimates of the collectability of its accounts receivable.

Revenue recognition

The Divisions recognize revenue when persuasive evidence of an arrangement exists, the price is fixed and determinable, services have been performed by its workforce and when collectability is reasonably assured.  The majority of the Divisions service arrangements are recognized based upon hours worked multiplied by contractual hourly billing rates.

For certain customers, the Divisions provide services over a specified period, for which revenues are recognized ratably over the service period.

Concentration of credit risk

The Divisions' accounts receivable are primarily due from large telecommunications service providers and original equipment manufacturers.  Three of the Divisions’ customers accounted for 87% of its accounts receivables at December 31, 2011.  Two of the Divisions’ customers accounted for 46% of its accounts receivable at December 31, 2010.

Two of the Divisions’ customers accounted for 76% of its revenues during 2011. Two of the Divisions’ customers accounted for 64% of its revenues during 2010.

Product Concentration

The Divisions generate its revenues providing information technology and telephony-related consulting services and personnel.

Geographic Concentration

The Divisions provide their services throughout the continental United States.

Fair Value of Financial Instruments

The Divisions account, for assets and liabilities measured at fair value on a recurring basis, if any, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"). ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Divisions do not have Level 1, 2, or 3 financial assets or liabilities.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of accounts receivable and accrued compensation approximate their fair value due to the short maturity of these items.

Segment Reporting

The Divisions generate revenues from one source, revenues providing information technology and telephony-related consulting services and personnel. The Divisions’ chief operating decision-maker evaluates the performance of the Divisions based upon revenues and expenses by functional areas as disclosed in the Divisions’ statements of operations.

Income taxes

Tekmark was formed as a limited liability company, and as such, U.S. federal and domestic state income taxes are the direct responsibility of Tekmark’s members.  The Divisions are not separate taxable legal entities for income tax purposes.  Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.

Accrued Compensation

Accrued compensation include amounts due to employees and consultants of the Divisions for compensation. The amount of accrued compensation was $295,947 and $372,849 as of December 31, 2011 and 2010, respectively.

Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Divisions.

NOTE C-ACCOUNTS RECEIVABLE

Accounts receivable primarily represents invoices that are due in the ordinary course of providing a service, net of an allowance for bad debt. Included in accounts receivable are accruals for unbilled receivables representing services performed and revenues recognized but not yet billed by the Divisions to the customer. Unbilled receivables, included in accounts receivable as of December 31, 2011 were insignificant.

Accounts receivable are recorded at the invoiced amount and are non-interest bearing. At each reporting period the Divisions evaluate, on a specific basis, the economic condition of its customers and their ability and intent to pay their debt. If such evaluation shows that it is probable that a customer will not settle its full obligation, a reserve against accounts receivable is recorded for the non-recoverable amount. The Divisions also maintain a general bad debt reserve based on the aging of its customers’ receivables and historical trends. Management believes that an allowance for bad debt is not necessary at December 31, 2011 and 2010.

NOTE D - EMPLOYEE BENEFIT PLANS

Tekmark has a retirement savings plan for its employees under Section 401(k) of the Internal Revenue Code.  Employees who are eligible, as defined, are able to contribute up to 15% of their earnings to the plan up to the maximum amount permitted by law. Tekmark is not required to, nor does it provide matching contributions on behalf of the Divisions’ employees.

NOTE E - DIVISIONAL NET ASSETS

Net divisional transfers between the Divisions and Tekmark amounted to approximately $3.5 million and $2.9 million during 2011 and 2010, respectively.

NOTE F - SUBSEQUENT EVENTS

The Divisions have evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through November 26, 2012, which is the date the financial statements were available to be issued.

On November 13, 2012, Genesis Group Holdings, Inc. (“Genesis”) entered into an Asset Purchase Agreement (the “TPS Agreement”) and acquired certain assets and assumed certain liabilities of the Divisions. The TPS Agreement was made and entered into by and among Genesis, the Divisions, and Tekmark member owners.

Under the terms of the TPS Agreement, Genesis acquired all certain assets and assumed certain liabilities of the Divisions in exchange for the following consideration to be paid or issued by Genesis at the closing: (i) cash of five times trailing twelve months EBITDA, (ii) .5 times Trailing Twelve Months EBITDA to be paid in of Genesis’ Common Stock and (iii) Genesis and Tekmark shall within sixty days of Closing adjust the initial closing payment such that it equals the true Trailing Twelve Months EBITDA after accounting for any additional liabilities or adjustments.

Genesis also agreed to pay 1 times the forward EBITDA calculated as the twelve month period commencing on the day of the first calendar month after the closing date.

In addition, the Purchase Price shall also be increased by the Excess Net Working Capital at Closing. In summary, this shall be defined as: Current Assets (less cash) and including Accounts Receivable, minus Current Liabilities, minus the total payroll expenses plus applicable fringe benefits, and fixed operating costs for the 60 days prior to Closing.

At Tekmark’s discretion, some of the original cash payment can be taken as Genesis stock with a put provision to Genesis for the original cash value of same.

Finally, as additional consideration, Genesis agreed to pay Tekmark an amount equal to 2 times growth of the of the Divisions’ adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.

TELCO PROFESSIONAL SERVICES AND HANDSET TESTING
UNAUDITED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
For the nine-months ended September 30, 2012 and 2011

Telco Professional Services and Handset Testing Divisions
DIVISIONAL BALANCE SHEET
(Unaudited)

September 30,
DIVISIONAL ASSETS	2012

Current Divisional Assets:
Accounts receivable, net of allowance for bad debt	$3,785,467
Total current divisional assets	3,785,467

Total divisional assets	$3,785,467

DIVISIONAL LIABILITIES AND DIVISIONAL NET ASSETS

Current Divisional Liabilities:
Accrued compensation	$567,825
Total current divisional liabilities	567,825

Divisional Net Assets	3,217,642

Total divisional liabilities and divisional net assets	$3,785,467

See notes to unaudited divisional financial statements.

Telco Professional Services and Handset Testing Divisions
DIVISIONAL STATEMENTS OF OPERATIONS
(Unaudited)

	For the nine months ended
	September 30,
	2012	2011

Revenues	$13,233,630	$12,178,335
Cost of revenues	9,637,135	8,494,435
Gross profit	3,596,495	3,683,900

Operating expenses:
Salaries and wages	672,665	833,721
General and administrative	88,334	91,515
	760,999	925,236

Net income	$2,835,496	$2,758,664

See notes to unaudited divisional financial statements.

Telco Professional Services and Handset Testing Divisions
DIVISIONAL STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine months ended
	September 30,
	2012	2011

Cash flows from operating activities:
Net income	$2,835,496	$2,758,664
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	580,762	110,971
Accrued compensation	271,878	225,694
Net cash provided by operating activities	3,688,136	3,095,329

Cash flows from financing activities:
Net divisional transfers	(3,688,136)	(3,095,329)

Net increase in cash	-	-
Cash, beginning of period	-	-

Cash, end of period	$-	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to unaudited divisional financial statements.

TELCO PROFESSIONAL SERVICES AND HANDSET TESTING
NOTES TO UNAUDITED DIVISIONAL FINANCIAL STATEMENTS

Note A - Nature Of Business

Telco Professional Services and Handset Testing (the “Divisions”) are divisions of Tekmark Global Solutions, LLC (“Tekmark”). The Divisions are located in Edison, New Jersey and commenced operation in 2000.  The Divisions provide a complete array of technical skills across all platforms and development areas in the form of information technology and telephony-related consulting services. The Divisions provide personnel to telecommunications service providers and original equipment manufacturers to perform these technical skills.  The Divisions primary focus is in developing and integrating information systems, protecting client networks, improving technology and business processes and assisting their customers in evolving to the next generation of communications technology.

The unaudited divisional financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). However, the financial statements do not include all of the financial information and footnotes required by GAAP for complete financial statements Additionally, the results of operation for the three and nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the entire year. These unaudited condensed consolidated financial statements should be read in conjuction with the Divisions' audited financial statements for the years ended December 31, 2011 and December 31, 2010.

Note B - Summary Of Significant Accounting Policies

Basis of Presentation

The Divisions are not separate legal entities from Tekmark and do not maintain separate financial records.  The Divisions do not maintain separate bank accounts because cash management is centralized at the Tekmark level.  Additionally, Tekmark may incur certain expenses on behalf of the Divisions.  Included in the accompanying divisional statement of operations are those expenses incurred by Tekmark which are directly traceable to the Divisions and are essential to the Divisions’ revenue producing activities. Tekmark allocates to the Divisions certain of their overhead, selling, general and administrative expenses and services. Divisions management is unable to determine the market value of the overhead, selling, general and administrative expenses and services. Furthermore, Divisions management is unable to determine what the value, or cost, of these required operational expenses and services would have been for nine months ended September 30, 2012 and 2011, had the Divisions operated as a standalone entity.

The unaudited financial statements have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to those rules and regulations, but management believes that the disclosures are adequate to make the information presented not misleading. The financial statements and notes included herein should be read in conjunction with the annual financial statements and notes for the years ended December 31, 2011 and 2010 included in this accompanying report.  In the opinion of management, all adjustments, consisting of normal, recurring adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results of operations for the nine-month periods ended September 30, 2012 and 2011 are not necessarily indicative of the results expected for the year ending December 31, 2012, or that have been achieved for the year ended December 31, 2011, respectively.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Included in these estimates are estimates of the collectability of its accounts receivable.

Revenue recognition

The Divisions recognize revenue when persuasive evidence of an arrangement exists, the price is fixed and determinable, services have been performed by its workforce and when collectability is reasonably assured.  The majority of the Divisions’ service arrangements are recognized based upon hours worked multiplied by contractual hourly billing rates.

For certain customers, the Divisions provide services over a specified period, for which revenues are recognized ratably over the service period.

Concentration of credit risk

The Divisions' accounts receivable are primarily due from large telecommunications service providers and original equipment manufacturers.  Three of the Divisions’ customers accounted for 74% of its accounts receivables at September 30, 2012.

Two of the Divisions’ customers accounted for 69% of its revenues during the nine-month period ended September 30, 2012. Two of the Divisions’ customers accounted for 74% of its revenues during the nine-month period ended September 30, 2011.

Product Concentration

The Divisions generate its revenues providing information technology and telephony-related consulting services and personnel.

Geographic Concentration

The Divisions provide their services throughout the continental United States.

Fair Value of Financial Instruments

The Divisions account, for assets and liabilities measured at fair value on a recurring basis, if any, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Divisions do not have Level 1, 2, or 3 financial assets or liabilities.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of accounts receivable and accrued compensation approximate their fair value due to the short maturity of these items.

Segment Reporting

The Divisions generate revenues from one source, revenues providing information technology and telephony-related consulting services and personnel. The Divisions’ chief operating decision-maker evaluates the performance of the Divisions based upon revenues and expenses by functional areas as disclosed in the Divisions’ statements of operations.

Income taxes

Tekmark was formed as a limited liability company, and as such, U.S. federal and domestic state income taxes are the direct responsibility of the Tekmark members.  The Divisions are not separate taxable legal entities for income tax purposes.  Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.

Accrued Compensation

Accrued compensation includes amount due to employees and consultants of the Divisions’ for compensation due to employees.  The amount of accrued compensation was $567,825 as of September 30, 2012.

Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Divisions.

NOTE C-ACCOUNTS RECEIVABLE:

Accounts receivable primarily represents invoices that are due in the ordinary course of providing a service, net of an allowance for bad debt. Included in accounts receivable are accruals for unbilled receivables representing services performed and revenues recognized but not yet billed by the Divisions’ to their customer. Unbilled receivables, included in accounts receivable as of September 30, 2012 were insignificant.

Accounts receivable are recorded at the invoiced amount and are non-interest bearing. At each reporting period the Divisions evaluates, on a specific basis, the economic condition of its customers and their ability and intent to pay their debt. If such evaluation shows that it is probable that a customer will not settle its full obligation, a reserve against aaccounts receivable is recorded for the non-recoverable amount. The Divisions also maintains a general bad debt reserve based on the aging of its customers’ receivables and historical trends. Management believes that an allowance for bad debt is not necessary at September 30, 2012.

NOTE D - EMPLOYEE BENEFIT PLANS

Tekmark has a retirement savings plan for its employees under Section 401(k) of the Internal Revenue Code.  Employees who are eligible, as defined, are able to contribute up to 15% of their earnings to the plan up to the maximum amount permitted by law. Tekmark is not required to, nor does it provide matching contributions on behalf of the Divisions’ employees.

NOTE E - DIVISIONAL NET ASSETS

Net divisional transfers between the Divisions and the Company amounted to approximately $3.7 million and $3.1 million during the nine-month ended September 30, 2012 and 2011, respectively.

NOTE F - SUBSEQUENT EVENTS

The Divisions have evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through November 26, 2012, which is the date the financial statements were available to be issued.

On November 13, 2012, Genesis Group Holdings, Inc. (“Genesis”) entered into an Asset Purchase Agreement (the “TPS Agreement”) and acquired certain assets and assumed certain liabilities of the Divisions. The TPS Agreement was made and entered into by and among Genesis, the Divisions, and Tekmark member owners.

Under the terms of the TPS Agreement, Genesis acquired certain assets and assumed certain liabilities of the Divisions in exchange for the following consideration to be paid or issued by Genesis at the closing: (i) cash of five times trailing twelve months EBITDA, (ii) .5 times Trailing Twelve Months EBITDA to be paid in of Genesis’ Common Stock and (iii) Genesis and Tekmark shall within sixty days of Closing adjust the initial closing payment such that it equals the true Trailing Twelve Months EBITDA after accounting for any additional liabilities or adjustments.

Genesis also agreed to pay 1 times the forward EBITDA calculated as the twelve month period commencing on the day of the first calendar month after the closing date.

In addition, the Purchase Price shall also be increased by the Excess Net Working Capital at Closing. In summary, this shall be defined as: Current Assets (less cash) and including Accounts Receivable, minus Current Liabilities, minus the total payroll expenses plus applicable fringe benefits, and fixed operating costs for the 60 days prior to Closing.

At Tekmark’s discretion, some of the original cash payment can be taken as Genesis stock with a put provision to Genesis for the original cash value of same.

Finally, as additional consideration, Genesis agreed to pay Tekmark an amount equal to 2 times growth of the of the Divisions’ adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.

INTEGRATION PARTNERS-NY CORPORATION

Integration Partners Corporation – New York

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR'S REPORT
For the years ended December 31, 2011 and 2010

Independent Auditor's Report

To the Stockholders’ of
Integration Partners – NY Corporation

We have audited the accompanying balance sheets of Integration Partners – NY Corporation (the “Company”) as of December 31, 2011 and 2011, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Institution's internal control over financial reporting. Accordingly, we express no such opinion An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

Boca Raton, FL
November 30, 2012

INTEGRATION PARTNERS-NY CORPORATION
BALANCE SHEETS

	December 31,
ASSETS	2011	2010
Current Assets:
Cash	$795,725	$62,220
Accounts receivable, net of allowance for bad debt	5,973,809	1,038,242
Other receivable - related party	169,341	182,597
Inventory	277,079	202,682
Total current assets	7,215,954	1,485,741

Property and equipment, net of accumulated depreciation	9,345	14,201
Other assets	8,700	8,700
Total assets	$7,233,999	$1,508,642

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$5,388,285	$928,053
Accrued compensation	396,531	126,570
Deferred revenue	462,785	384,392
Total liabilities	6,247,601	1,439,015

Stockholders' Equity
Common stock; $0.0001 par value; 200,000 shares authorized; 200,000 shares issued and outstanding	20	20
Retained earnings	986,378	69,607
Total stockholders’ equity	986,398	69,627

Total liabilities and stockholders’ equity	$7,233,999	$1,508,642

See notes to financial statements.

INTEGRATION PARTNERS-NY CORPORATION
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2011	2010

Revenues	$23,831,299	$8,203,759
Cost of revenues	18,310,438	6,322,628
Gross profit	5,520,861	1,881,130

Selling, general and administrative expenses	3,456,130	1,697,518

Interest income	149	201

Net income	$2,064,880	$183,814

See notes to financial statements.

INTEGRATION PARTNERS-NY CORPORATION
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
From January 1, 2010 to December 31, 2011

				Total
	Common Stock		Retained	Stockholders'
	Shares	Amount	Earnings	Equity

Balance, January 1, 2010	200,000	$20	$759,430	$759,450

Distributions to stockholders	-	-	(873,637)	(873,637)
Net income	-	-	183,814	183,814
Balance, December 31, 2010	200,000	20	69,607	69,627

Distributions to stockholders	-	-	(1,148,109)	(1,148,109)
Net loss	-	-	2,064,880	2,064,880
Balance, December 31, 2011	200,000	$20	$986,378	$986,398

See notes to financial statements.

INTEGRATION PARTNERS-NY CORPORATION
STATEMENTS OF CASH FLOWS

	For the Years ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$2,064,880	$183,814
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation	8,216	29,262
Changes in operating assets and liabilities:
Accounts receivable	(4,935,567)	(38,447)
Other receivable - related party	13,256	(97,241)
Inventory	(74,397)	(202,682)
Other assets	-	4,300
Accounts payable and accrued expenses	4,460,232	191,842
Accrued compensation	269,961	126,570
Deferred revenue	78,393	325,317
Net cash provided by operating activities	1,884,974	522,735

Cash flows from investing activities:
Purchase of property and equipment	(3,360)	(43,463)

Cash flows from financing activities:
Distributions to stockholders	(1,148,109)	(873,637)

Net increase (decrease) in cash	733,505	(394,365)

Cash, beginning of year	62,220	456,585

Cash, end of year	$795,725	$62,220

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$6,370	$1,643

See notes to financial statements.

INTEGRATED PARTNERS - NY CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

Integration Partners Corporation – NY, or the Company, was incorporated in January 2009 in New Jersey.

The Company specializes in the design, installation, and maintenance of voice, video, and data networking infrastructure in the commercial, higher education, and governmental markets.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company has no cash equivalents as of December 31, 2011 and 2010.

Accounts Receivable

Accounts receivable primarily represents invoices that are due in the ordinary course of providing a service, net of an allowance for doubtful accounts. Included in accounts receivable are accruals for unbilled receivables representing equipment delivered or installed at customer locations, services performed and revenues recognized but not yet billed by the Company to the customer.

Accounts receivable are recorded at the invoiced amount and are non-interest bearing. At each reporting period the Divisions evaluate, on a specific basis, the economic condition of its customers and their ability and intent to pay their debt. If such evaluation shows that it is probable that a customer will not settle its full obligation, a reserve against accounts receivable is recorded for the non-recoverable amount. The Company also maintains a general bad debt reserve based on the aging of its customers’ receivables and historical trends. Management believes that an allowance for doubtful accounts is not necessary at December 31, 2011 and 2010.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000 as of December 31, 2011. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

One of the Company’s customers accounted for 43% of its accounts receivable at December 31, 2011 and four of the Company’s customers accounted for 76% of its accounts receivable at December 31, 2010.

Customer Concentration

Two of the Company’s customers accounted for 28% of its revenues during the year ended December 31, 2011. Three of the Company’s customers accounted for 55% of its revenues during the year ended December 31, 2010.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue (“ASC605-10-S99”), is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services for design, implementation, and maintenance services of for voice, video, and data networking infrastructure to higher education organizations, governmental agencies, and commercial customers.

Prior to commencement of services, and depending on the length of the services to be provided, the Company obtains a written agreement or executed proposal. Generally, the services are provided over a period ranging between 2 days to 14 days.

Revenues related to the resale of hardware and software are recognized upon delivery to the customers.

Revenues related to maintenance and customer support are recognized over the relative terms of the service agreements. For all service revenues, the Company determines whether it is acting as principal or agent, in accordance with ASC topic 605-45, “Revenue Recognition—Principal Agent Considerations." (”ASC 605-45") For the sale of third-party maintenance and customer support in which the Company is acting as agent, the revenue is recognized on a net basis and deferred over the relative terms of the service agreements.

The Company does not provide refunds to its customers.

The Company provides separately-priced maintenance agreements on its products and services.

Warranty Costs

The Company provides product warranties for specific products and services.  At each measurement date, the Company determines the accrual for estimated future warranty costs in the period in which the associated revenue is recognized based on historical experience, expectation of future conditions, and the extent of backup concurrent supplier warranties in place.

The Company warrants that its products will be free from certain defects in material and workmanship at the time of delivery and typically for a period of one to three years, depending upon the specific product or services or the customer proposal.  The Company obtains back-up concurrent warranties for major components parts from its suppliers.

Management believes that a reserve for warranty is not necessary at December 31, 2011 and 2010.

Inventory

The Company purchases inventory for immediate resale to customers and records it at actual cost until sold. Inventory as of December 31, 2011 and 2010 totaled $277,079 and $202,682 respectively. Inventory consisted of networking equipment.

Product Concentration

The Company generates its revenues from design, implementation, and maintenance services for voice, video, and data networking infrastructure.

Geographic Concentration

The Company provides its services throughout the continental United States, primarily in the Northeastern area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued expenses, and accrued compensation approximate their fair value due to the short maturity of these items.

Advertising

The Company expenses advertising costs as incurred. Advertising expense amounted to $6,000 and $16,631 during 2011 and 2010, respectively.

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income.  Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.

Segment Reporting

The Company generates revenues from one source, from design, installation, and maintenance services for voice, video, and data networking infrastructure. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Company.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Property and equipment consist of the following at:

	December 31,		Estimated
	2011	2010	Useful Lives
Computer equipment	$46,823	$43,463	3-5 years
Accumulated depreciation	(37,478)	(29,262)
	$9,345	$14,201

	Years ended December 31,
	2011	2010
Depreciation expense	$8,216	$29,262

NOTE 3: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of December 31, 2011 and 2010, respectively, primarily consist of trade payables. Included in accounts payable and accrued expenses is sales tax payable of $28,951 and $39,780 as of December 31, 2011 and 2010, respectively. Management believes they are appropriately collecting sales tax in the jurisdictions that require such collection for the goods and services the Company provides.

NOTE 4: STOCKHOLDERS’ EQUITY

Common Stock

The Company has 200,000 shares of $0.0001 par value Common Stock authorized. As of December 31, 2011 and 2010, respectively, there were 200,000 shares of Common Stock issued and outstanding.

The Company paid distributions to its shareholders of $1,148,109 and $873,637 during 2011 and 2010, respectively.

NOTE 5: RELATED PARTY TRANSACTIONS

As of December 31, 2011 and 2010, the Company had advanced $169,341 and $182,597, respectively, to a related party by means of common ownership with the Company.  These advances are due on demand and bear no interest.

The same related party has provided general and administrative supporting services to the Company. There is no contractual obligation between the related party and the Company for these services or any related compensation. During the 2011 and 2010 the Company recorded selling, general, and administrative expenses of $118,418 and $0, respectively, relating to these services.

NOTE 6: SUBSEQUENT EVENTS

On November 20, 2012, Genesis Group Holdings, Inc. (“Genesis”) entered into a Stock Purchase Agreement (the “IPC Agreement”) to acquire all the outstanding stock of the Company. The IPC Agreement was made and entered into by and among Genesis, the Company, and the Company’s shareholders.

Under the terms of the IPC Agreement, Genesis acquired all the capital stock of the Company in exchange for the following consideration to be paid or issued by Genesis at the closing: (i) cash of five and two tenths (5.2X) times trailing twelve months EBITDA, and (ii) two tenths of one percent (.2X) times Trailing Twelve Months EBITDA to be paid in Genesis Common Stock.

Genesis also agreed to pay six tenths of one percent (.6X) times the forward EBITDA calculated as the twelve month period commencing on the first day of the first calendar month after the closing date.

As additional consideration, Genesis agreed to pay the Company’s shareholders an amount equal to two (2X)  times growth of the of the Company’s adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.

The Genesis common stock issued to the shareholders will be priced according to the offering price of the Company's common stock offered in the Company's registered public offering pursuant to an effective Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

Any of the Company’s shareholders can elect to take Genesis stock instead of cash at closing.  The amount can be up to one (1X) EBITDA.

Also, seven percent (7%) of the total consideration shall be placed in escrow for nine months to account for any contingent liabilities, bad debts or breaches of any representations and warranties and covenants in the IPC Agreement.

Subsequent to the closing of the IPC Agreement, the Company’s status as a company taxed under Section 1362m of the Internal Revenue Code is expected to cease.

Integration Partners Corporation – New York

FINANCIAL STATEMENTS
For the nine months ended September 30, 2012 and 2011

INTEGRATION PARTNERS-NY CORPORATION
BALANCE SHEETS
(unaudited)

September 30,
ASSETS	2012
Current Assets:
Cash	$737,325
Accounts receivable, net of allowance for bad debt	2,675,063
Inventory	1,120,178
Total current assets	4,532,566

Property and equipment, net of accumulated depreciation	37,656

Other assets	8,700

Total assets	$4,578,922

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$2,554,726
Accrued compensation	396,531
Deferred revenue	599,739
Due to related party	1,104,071
Total current liabilities	4,655,067

Stockholders' Equity
Common stock; no par value; 200,000 shares authorized; 150 shares issued and outstanding	20
Retained earnings	(76,165)
Total stockholders’ equity	(76,145)

Total liabilities and stockholders’ equity	$4,578,922

See notes to unaudited financial statements.

INTEGRATION PARTNERS-NY CORPORATION
STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30,
	2012	2011

Revenues	$17,021,158	$15,878,948
Cost of revenues	13,151,831	12,086,287
Gross profit	3,869,327	3,792,681

Selling, general and administrative expense	2,729,284	2,246,565

Interest income	-	42,955
Net income	$1,140,043	$1,589,071

See notes to unaudited  financial statements.

INTEGRATION PARTNERS-NY CORPORATION
STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net income	$1,140,043	$1,589,071
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation	11,609	6,162
Gain on disposition of equipment
Changes in operating assets and liabilities:
Accounts receivable	3,298,747	(2,836,700)
Inventory	(843,099)	202,682
Other receivable - related party	169,341	152,208
Accounts payable and accrued expenses	(2,833,560)	1,046,464
Deferred revenue	136,954	131,668
Due to related party	1,104,071	569,449
Net cash provided by operating activities	2,184,106	861,004

Cash flows from investing activities:
Purchase of property and equipment	(39,920)	(8,666)

Cash flows from financing activities:
Distributions to stockholders	(2,202,586)	(802,934)

Net (decrease) increase in cash	(58,400)	49,404

Cash, beginning of period	795,725	62,220

Cash, end of period	$737,325	$111,624

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to unaudited financial statements.

INTEGRATION PARTNERS-NY CORPORATION
NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2012
(unaudited)

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

Integration Partners corporation - NY  or the Company, was incorporated in January 2009 in New Jersey.

The Company specializes in the design, installation, and maintenance of voice, video, and data networking infrastructure in the commercial, higher education, and governmental markets.

Basis of Presentation

The unaudited financial statements have been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to those rules and regulations, but management believes that the disclosures are adequate to make the information presented not misleading. The financial statements and notes included herein should be read in conjunction with the annual financial statements and notes for the years ended December 31, 2011 and 2010 included in this accompanying report.  In the opinion of management, all adjustments, consisting of normal, recurring adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results of operations for the nine-month periods ended September 30, 2012 and 2011 are not necessarily indicative of the results expexted for the year ending December 31, 2012, or that have been achieved for the year ended December 31, 2011, respectively.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on this review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. Management believes that an allowance for doubtful accounts is not necessary at September 30, 2012.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents accounts are held at financial institutions and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000, as of September 30, 2012. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits.

The Company's accounts receivable are due from customers, generally located within the United States.  One of the Company’s customers accounted for 14% of its accounts receivable at September 30, 2012.

Customer Concentration

Three of the Company’s customers accounted for 31% of its revenues during the nine-month period ended September 30, 2012. Two of the Company’s customers accounted for 30% of its revenues during the nine month period ended September 30, 2011.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10-S99, Revenue Recognition-Overall-SEC Materials. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

The Company’s revenues are generated from contracted services for design, implementation, and maintenance services of for voice, video, and data networking infrastructure to higher education organizations, governmental agencies, and commercial customers.

Prior to commencement of services, and depending on the length of the services to be provided, the Company obtains a written agreement or executed proposal. Generally, the services are provided over a period ranging between 2 days to 14 days.

Revenues related to the resale of hardware and software are recognized upon delivery to the customers.

Revenues related to maintenance and customer support are recognized over the relative terms of the service agreements. For all service revenues, the Company determines whether it is acting as principal or agent, in accordance with ASC topic 605-45, “Revenue Recognition—Principal Agent Considerations.” (“ASC 605-45”) For the sale of third-party maintenance and customer support in which the Company is acting as agent, the revenue is recognized on a net basis and deferred over the relative terms of the service agreements.

The Company does not provide refunds to its customers.

The Company provides separately-priced maintenance agreements on its products and services.

Warranty Costs

The Company provides product warranties for specific products and services.  At each measurement date, the Company determines the accrual for estimated future warranty costs in the period in which the associated revenue is recognized based on historical experience, expectation of future conditions, and the extent of backup concurrent supplier warranties in place.

The Company warrants that its products will be free from certain defects in material and workmanship at the time of delivery and typically for a period of one to three years, depending upon the specific product or services or the customer proposal.  The Company obtains back-up concurrent warranties for major components parts from its suppliers.

Management believes that a reserve for warranty is not necessary at September 30, 2012.

Inventory

The Company purchases inventory for immediate resale to customers and records it at actual cost until sold. Inventory as of September 30, 2012 totaled $1,120,178. Inventory consisted of networking equipment.

Product Concentration

The Company generates its revenues from design, implementation, and maintenance services for voice, video, and data networking infrastructure.

Geographic Concentration

The Company provides its services throughout the continental United States, primarily in the Northeastern area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued expenses, and accrued compensation approximate their fair value due to the short maturity of these items.

Advertising

The Company expenses advertising costs as incurred. Advertising expense amounted to $6,000 during the nine month periods ended September 30, 2012 and 2011, respectively.

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income.  Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.

Segment Reporting

The Company generates revenues from one source, from design, installation, and maintenance services for voice, video, and data networking infrastructure. The Company's chief operating decision-maker evaluates the performance of the Company based upon revenues and expenses by functional areas as disclosed in the Company's statements of operations.

Recent Accounting Pronouncements

Recent accounting pronouncements have been issued but deemed by management to be outside the scope of relevance to the Company.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

Property and equipment consist of the following at:

	September 30,	Estimated
	2012	Useful Lives
Computer equipment	$86,745	3-5 years
Accumulated depreciation	(49,087)
	37,656

	Nine-month periods ended
	September 30,
	2012	2011

Depreciation expense	$11,609	$6,162

NOTE 3: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of September 30, 2012 and December 31, 2011, respectively, primarily consist of trade payables. Included in accounts payable and accrued expenses is sales tax payable of 31,899 and $28,951 as of September 30, 2012 and December 31, 2011, respectively. Management believes they are appropriately collecting sales tax in the jurisdictions that require such collection for the goods and services the Company provides.

NOTE 4: STOCKHOLDERS’ EQUITY

Common Stock

The Company has 200,000 shares of $0.0001 par value Common Stock authorized. As of September 30, 2012, there were 200,000 shares of Common Stock issued and outstanding.

The Company paid distributions to its shareholders of $2,202,586 and $802,934 during the nine-month periods ended September 30, 2012 and 2011, respectively.

NOTE 5: RELATED PARTY TRANSACTIONS

As of September 30, 2012, the Company had an obligation to repay advances to a related party by means of common ownership with the Company of $1,104,071.

NOTE 6: SUBSEQUENT EVENTS

On November 20, 2012, Genesis Group Holdings, Inc. (“Genesis”) entered into a Stock Purchase Agreement (the “IPC Agreement”) to acquire all the outstanding stock of the Company. The IPC Agreement was made and entered into by and among Genesis, the Company, and the Company’s shareholders.

Under the terms of the IPC Agreement, Genesis acquired all the capital stock of the Company in exchange for the following consideration to be paid or issued by Genesis at the closing: (i) cash of five and two tenths (5.2X) times trailing twelve months EBITDA, and (ii) two tenths of one percent (.2X) times Trailing Twelve Months EBITDA to be paid in Genesis Common Stock.
.
Genesis also agreed to pay six tenths of one percent (.6X) times the forward EBITDA calculated as the twelve month period commencing on the first day of the first calendar month after the closing date.

As additional consideration, Genesis agreed to pay the Company’s shareholders an amount equal to two (2X)  times growth of the of the Company’s adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.

The Genesis common stock issued to the shareholders will be priced according to Genesis S-1 Registration or public offering.

Any of the Company’s shareholders can elect to take Genesis stock instead of cash at closing.  The amount can be up to one (1X) EBITDA.

Also, seven percent (7%) of the total consideration shall be placed in escrow for nine months to account for any contingent liabilities, bad debts or breaches of any representations and warranties and covenants in the IPC Agreement.

Subsequent to the closing of the IPC Agreement, the Company’s status as a company taxed under Section 1362m of the Internal Revenue Code is expected to cease.

Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial information is provided for informational purposes only. The unaudited pro forma consolidated financial information is based on and should be read in conjunction with the (i) historical consolidated financial statements of Genesis Group Holdings, Inc.( the “Company”) included in its Annual Report on Form 10-K for the year ended December 31, 2011 and included in this filing; (ii) the historical consolidated financial statements of the Company for the nine months ended September 30, 2012 included in its Form 10-Q and included in this filing; (iii) the audited financial statements of ADEX Corporation ("ADEX"), TNS, Inc. (“TNS”), Integrated Partners Corporation – New York (“IPC”) and Telco Professional Services and Handset Testing Division (“TPS”) as of and for the years ended December 31, 2011 and 2010, respectively, which are included in Exhibit 99.2 to this Form S-1; and (iv) the unaudited interim financial statements of ADEX, TNS, IPC and TPS for the nine months ended September 30, 2012 which are also included in Exhibit 99.2 to this Form S-1.

The unaudited pro forma consolidated balance sheet as of September 30, 2012, and the unaudited pro forma conolidated statements of operations for the year ended December 31, 2011 and nine-months ended September 30, 2012, are presented herein. The unaudited pro forma consolidated balance sheet gives effect to the transactions completed after September 30, 2012 as if they had been completed on September 30, 2012, and consolidates the unaudited consolidated balance sheet of the Company and the assets and liabilities acquired from all the entities. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and nine months ended September 30, 2012 give effect to the acquisitions and disposals as if they had occurred on January 1, 2011.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisitions, are factually supportable and are expected to have a continuing impact on the consolidated results. The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes to the unaudited consolidated financial statements, and is not necessarily indicative of the consolidated results of operations or financial condition had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma consolidated financial information does not purport to project the future results of operations or financial position of the consolidated company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this Form S-1. Actual results may differ from the amounts reflected in the unaudited pro forma consolidated financial statements, and the differences may be material.

Genesis Group Holdings, Inc.
Unaudited Proforma Consolidated Balance Sheet
September 30, 2012

		Telco Professional
	Genesis Group	Services and Hanset Testing	IPC	Proforma Adjustments	Proforma Adjustments
	Holdings, Inc.	Divisions (1)	Systems, Inc.	Offering	Acquisitions		Consolidated

Assets
Current assets
Cash	$247,880	$-	$737,325	$35,200,000	$(35,361,734	)(a)	$823,471
Accounts receivable	7,451,678	3,785,467	2,673,063	-	-		13,912,208
Inventory	58,796	-	1,120,178	-	-		1,178,974
Deferred loan costs	1,823,465	-	-	-	-		1,823,465
Other current assets	197,734	-	-	-	-		197,734
Total current assets	9,779,553	3,785,467	4,532,566	35,200,000	(35,361,734)		20,529,419

Property, plant & equipment, net	173,657	-	37,656	-	-		211,313
Investments	83,333	-	-	-	-		83,333
Notes receivable-related party	125,000	-	-	-	-		125,000
Goodwill and other intangibles assets, net	15,731,611	-	-	-	35,519,216	(c)	51,250,827
Other assets	284,522	-	8,700	-	-		293,222
Total assets	$26,177,676	$3,785,467	$4,578,922	$35,200,000	$157,482		$69,899,547

Liabilities and stockholders deficit
Current liabilities
Accounts payable	$1,250,170	$-	$2,554,726	$-	$-		$3,804,876
Bank debt, current portion	347,045	-	-	-	-		347,045
Accrued expenses	1,157,876	567,825	396,531	-	-		2,122,212
Deferred Revenue	-	-	599,739	-	-		599,739
Due to related party			1,107,071
Notes payable, related parties, current portion	3,728	-	-	-	-		3,728
Notes payable, acquisition	2,099,154	-	-	-	2,590,592	(d)	4,689,746
Notes payable, other current portion	1,464,500	-	-	-	-		1,464,500
Total current liabilities	6,322,473	567,825	4,655,007	-	2,590,592		14,135,957

Other liabilities
Bank debt, net of current portion	144,749	-	-	-	-		144,749
Notes payable, related parties, net of current portion	105,694	-	-	-	-		105,694
Notes payable, other, net of current portion	12,350,000	-	-	-	-		12,350,000
Derivative liability	361,881	-	-				361,881
Total other liabilities	12,962,324	-	-	-	-		12,962,324

Common stock with $0.10 put option, 5,000,000 shares issued and outstanding	500,000	-	-	-	-		500,000
Redeemable Series A Preferred Stock	200,000	-	-	-	-		200,000
Redeemable Series B Preferred Stock	384,063	-	-	-	-		384,063
Redeemable Series C Preferred Stock	1,500,000	-	-	-	-		1,500,000
Redeemable Series F Preferred Stock	4,150,000	-	-	-	-		4,150,000
	6,734,063	-	-	-	-		6,734,063

Stockholders deficit
Series D Preferred Stock	566	-	-	-	-		566
Series E Preferred Stock	4	-	-		-		4
Common stock	21,783	-	20	800		(e)	22,603
Additional paid in capital	13,664,000	-	-	35,199,200	2,143,894	(f)	51,007,094
Divisional net assets		3,217,642	-	-	(3,217,642	)(b)	-
Retained earnings	(13,599,948)		(76,165)	-	(1,359,362	)(b)	(15,035,475)
Total stockholders deficit	86,405	3,217,642	(76,145)	35,200,000	(2,433,110)		35,994,792
Non-controlling interest	72,411	-	-	-	-		72,411
Total stockholders deficiency	158,816	3,217,642	(76,145)	35,200,000	(2,433,110)		36,067,203
Total liabilities and stockholders deficit	$26,177,676	$3,785,467	$4,578,922	$35,200,000	$157,482		$69,899,547

(1) Telco Professional Services, or Telco Professional Services and Handset Testing, is a division of Telemark.

	Telco Professional	IPC
Proforma adjustments acquisitions:	Services	Systems, Inc.	Total
(a) Represents the cash paid at closing of the acquisition net of the cash balances not acquired	$19,957,790	$15,403,944	$35,361,734
(b) Represents elimination of the assets, liabilities, and equity that were not acquired in the transaction	$3,217,642	$1,359,362	$4,577,004
(c) To reflect the estimated fair value of identifiable intangible assets and goodwill acquired in the acquisition	$19,549,141	$15,970,075	$35,519,216
(d) To reflect the issuance of acquisition notes to sellers	$813,214	$1,777,378	$2,590,592
(e) To reflect the stock issued as consideration in the acquisition			-
	$1,995,779	148,115	2,143,894

Proforma adjustments offering:

To reflect the issuance of 8,000,000 shares of common stock generating net proceeds of $35,200,000

Genesis Group Holdings, Inc.
Unaudited Proforma Consolidated Statements of Operations
For the year ended December 31, 2011

							Telco Professional			Proforma		Proforma
	Genesis	Digital	Tropical	RME	RML	Adex	Services (1)	IPC	TNS	Adjustments		Combined
Revenue	2,812,210	(2,443,441)	785,181	2,565,801	49,986	37,160,836	16,833,939	28,831,299	4,097,049	-		85,692,860

Cost of Revenues	1,851,018	(1,776,685)	398,719	1,516,627	2,400	30,215,543	11,691,936	18,310,438	2,493,261	-		64,703,257

Gross margin	961,192	(666,756)	386,462	1,049,174	47,586	6,945,293	5,142,003	5,520,861	1,603,788	-		20,989,603

Operating expenses
Depreciation	39,229	(26,000)	5,624	-	-	-	-	-	-	10,341,594	(g)	10,360,447
Salaries and wages	852,600	(524,531)	336,964	241,156	-	-	1,103,613	2,423,383	1,187,654	(2,523,931	)(k)	3,096,908
Stock compensation	5,001,000	-			-	-	-	-		-		5,001,000
General and administrative	1,251,102	(572,100)	134,647	606,145	27,473	5,339,264	133,474	1,032,747	135,286	(19,000	)(h)	8,069,038

Total operating expenses	7,143,931	(1,122,631)	477,235	847,301	27,473	5,339,264	1,237,087	3,456,130	1,322,940	7,798,663		26,529,393

Income (loss) from operations	(6,182,739)	455,875	(90,773)	201,873	20,113	1,606,029	3,904,916	2,064,731	280,848	(7,798,663)		(5,537,790)

Other income (expenses)
unrealized gain (loss) on fair value of derivative	458,754				-	-	-	-	-	-		458,754
Interest expense	(1,240,457)	157,383	(21,215)	(91,779)	-	-	-	-	-	(24,058	)(i)	(1,220,126)
Interest income				184		-		149	-			33
Other income (expenses)			707	-	(1,528)	(92,690)			-			(93,511)
Goodwill impairment	(437,000)				-	-	-	-	-	-		(437,000)
Gain (loss) from disposal of capital equipment	-	-	-	-	-	-	-	-	-	-		-

Total other income (expense)	(1,218,703)	157,383	(20,508)	(91,595)	(1,528)	(92,690)	-	149	-	(24,058)		(1,291,550)

Gain in non-controlling interest	-	-	-	-	-	-	-	-	-	-		-

Net income (loss from conntinuing operations	(7,401,442)	613,258	(111,281)	110,278	18,585	1,513,339	3,904,916	2,064,880	280,848	(7,822,721)		(6,829,340)

Loss from discontinued operations	-	-										-

Income Tax						71,847						71,847

NET LOSS	(7,401,442)	613,258	(111,281)	110,278	18,585	1,441,492	3,904,916	2,064,880	280,848	(7,822,721)		(6,901,187)

Basic and fully diluted	(5.13)											(3.35)

Weighted average number of common shares (A)	1,442,504		126,420	60,000		-	399,156	29,623	-	-		2,057,703
outstanding-basic and diluted		(i)	(i)	(i)	(i)	(i)	(i)	(i)	(i)	(i)		(i)

EBITDA												9,823,657

Proforma adjustments:		Tropical	RME	RML	ADEX, Corp.	Telco Professional Services (1)	IPC Systems, Inc.	TNS, Inc.	Total

(g)	Represents the amortization expense related to the fair value of identifiable finite-life intangible assets acquired in the transactions, as if they had been completed on January 1, 2011	$-	$127,347	$-	$2,056,829	$3,909,828	$3,301,544	$946,046	10,341,594
(h)	To eliminate transactions expenses	$-	$-	$-	$-	$-	$-	$19,000	19,000
(i)	Represents the interest expenses associated with the acquisition notes payable, as if they had been issued on January 1, 2011	$-	$-	$-	$24,058	$-	$-	$-	24,058
(j)	To reflect the issuance of common stock on the date of the acquisitions	126,420	60,000		-	399,156	29,623	-	615,199
(k)	To reflect lower salaries for former owners	$-	$-	$-	$1,027,763	$-	$450,000	$1,046,168	2,523,931

(A)	Adjusted for the proposed 125-to-1 reverse stock split.

Genesis Group Holdings, Inc.
Unaudited Proforma Consolidated Statements of Operations
For the nine month period ended September 30, 2012

				Telco
				Professional			Proforma		Proforma
	Genesis	Digital	Adex	Services (1)	IPC	TNS	Adjustments		Combined
Revenue	5,874,314	(1,691,956)	22,365,754	13,233,630	17,158,112	1,876,731	-		58,816,585

Cost of Revenues	3,582,824	(1,561,287)	18,321,021	9,637,135	11,485,896	1,108,590	-		42,574,179

Gross margin	2,291,490	(130,669)	4,044,733	3,596,495	5,672,216	768,141	-		16,242,406
					0.67
Operating expenses
Depreciation	80,644	(52,525)	-	-	-	1,327	7,660,685	(g)	7,690,131
Salaries and wages	1,495,353	(226,766)		672,665	1,171,131	312,736	(1,896,354	)(k)	1,528,765
Stock compensation	603,998		-	-	-		-		603,998
General and administrative	1,473,192	(345,922)	4,777,323	88,334	291,156	92,795	(613,090	)(h)	5,763,788

Total operating expenses	3,653,187	(625,213)	4,777,323	760,999	1,462,287	406,858	5,151,241		15,586,682

Income (loss) from operations	(1,361,697)	494,544	(732,590)	2,835,496	4,209,929	361,283	(5,151,241)		655,724

Other income (expenses)
unrealized gain (loss) on fair value of derivative	(360,738)		-	-	-	-	-		(360,738)
Interest expense	(1,370,738)	256,758		-	-	-	24,058	(i)	(1,089,922)
Interest income					-				-
Other income (expenses)			(40,431)		211,732				171,301
Loss from disposal of subsidiary	(880,393)		-	-	-	-	-		(880,393)
Gain (loss) from disposal of capital equipment	21,981	4,204	-	-	-	-	-		26,185

Total other income (expense)	(2,589,888)	260,962	(40,431)	-	211,732	-	24,058		(2,133,567)

Gain in non-controlling interest	33,111	-	-	-	-	-	-		33,111

Net income (loss) from continuing operations	(3,918,474)	755,506	(773,021)	2,835,496	4,421,661	361,283	(5,127,183)		(1,444,732)

Loss from discontinued operations	-	-							-

NET LOSS	$(3,918,474)	$755,506	$(773,021)	$2,835,496	$4,421,661	$361,283	$(5,127,183)		$(1,444,732)

LOSS PER COMMON SHARE

Basic and fully diluted	$(2.72)								$(0.08)

Weighted average number of common shares (A)	1,442,504		-	399,156	29,623				18,889,573
outstanding-basic and diluted		(j)	(j)	(j)	(j)	(j)	(j)

EBITDA									8,949,853

				Telco Professional	IPC
Proforma adjustments:		TNS, Inc.	ADEX, Corp.	Services (1)	Systems, Inc.	Total

(g)	Represents the amortization expense related to the fair value of identifiable
	finite-life intangible assets acquired in the transactions, as if they had been completed	$709,535	$1,542,622	$2,932,371	$2,476,158	7,660,685
	on January 1, 2011
(h)	To eliminate transactions expenses	$39,765	$573,325	$-	$-	613,090
(i)	Represents the interest expenses associated with the acquisition notes payable, as if they had been issued on January 1, 2011	$-	$24,058	$-	$-	24,058
(j)	To reflect the issuance of common stock on the date of the acquisitions	-	-	399,156	29,623	428,779
(k)	To eliminate salaries for former owners and related company	$541,143	$1,017,711	$-	$337,500	1,896,354

(A)	Adjusted for the proposed 125-to-1 reverse stock split.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1 - Basis of Presentation

The unaudited pro forma combined consolidated balance sheet as of September 30, 2012, and the unaudited pro forma combined statements of operations for the year ended December 31, 2011 and nine months ended September 30, 2012, are presented herein. The unaudited pro forma combined balance sheet at September 30, 2012 includes the pro forma information of all of the Company’s transactions after September 30, 2012, as if they had occurred on September 30, 2012.The unaudited pro forma combined statement of operations for the year ended December 31, 2011 includes the pro forma information of all of the Company’s transactions between January 1, 2011 to December 31, 2011, as if the transactions had occurred on January 1, 2011.  The unaudited pro forma combined statement of operations for the nine-month period ended September 30, 2012 includes the pro forma information of all of the Company’s transactions between January 1, 2012 to September 30, 2012 as if they had occurred January 1, 2012.

The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited combined financial statements, and is not necessarily indicative of the combined results of operations or financial condition had the acquisitions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not reflect any cost savings or integration costs. The unaudited pro forma combined financial information does not purport to project the future results of operations or financial position of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this Registration Statement on Form S-1. Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

Note 2 - Transactions and Purchase Consideration

2011 Transactions

Acquisition of Tropical Communications, Inc.

On August 22, 2011, the Company acquired substantially all of the assets and assumed certain liabilities of Tropical Communications, Inc. (“Tropical”), a company that is a State licensed Low Voltage and Underground contractor providing services to construct, install, optimize and maintain structured cabling for commercial and governmental entities in the South Florida area for a total purchase price of 1,000,000 shares valued at $0.09 per share. The acquisition expands the Company’s cable installation presence in the southeastern United States. The results of Tropical were included in the consolidated results of the Company effective August 1, 2011. The allocation of the acquisition cost for Tropical resulted in a loss from impairment of goodwill of $437,000 reflected in the statement of operations for the year ended December 31, 2012.

Acquisition of Rives Monteiro Engineering LLC

On December 29, 2011, the Company acquired a 49% stake in Rives Monteiro Engineering LLC. (“RME”), an engineering firm and certified woman owned business with offices in Houston, Texas and Tuscaloosa, Alabama for a total purchase price valued at approximately $324,000.The Company has an option to purchase the remaining 51% of RME for a de minimis sum of money. Accordingly, RME is an entity under common control which is consolidated in accordance with FASB guidance related to variable interest entities

Acquisition of Rives Monteiro Leasing LLC

On December 29, 2011, the Company acquired substantially all of the assets and assumed certain liabilities of Rives Monteiro Leasing LLC (“RM Leasing”) an equipment provider for the cable-engineering services of RM Engineering for a total purchase price of approximately $13,000.

The final purchase prices for the above 2011 acquisitions were calculated as follows:

	Tropical	RM Engineering	RM Leasing
Cash	$-0-	$86,807	$13,193
Promissory Notes	-0-	200,000	-0-
Common Stock	90,000	37,500	-0-
Total Purchase Price	$90,000	$324,307	$13,193

The final purchase prices were allocated to the assets acquired and liabilities assumed as follows:

	Tropical	RM Engineering	RM Leasing
Intangible asset	$-0-	$636,736	$-0-

Transactions during the quarter ended September 2012

Disposal of Digital Comm, Inc. Subsidiary

On September 13, 2012, the company sold 60% of the outstanding shares of the common stock of Digital Comm Inc., to Billy Caudill, a former director of the company, in exchange for the issuance to the company by Billy Caudill of a non-recourse promissory note in the aggregate principal amount of $125,000 dated September 13, 2012 pursuant to a Purchase and Sale Agreement dated July 30, 2012. The note is secured by the purchased shares.

Acquisition of TNS, Inc.

On September 17, 2012, the Company acquired 100% of the outstanding capital stock of TNS, Inc. (“TNS”), an Illinois corporations based in Des Plaines, Illinois. TNS is a provider of structured cabling and distributed antenna systems primarily in the Chicago, Illinois area. The purchase price for TNS was $4,927,500 paid with $700,000 in cash, 5,000,000 shares of common stock and 4,150 shares of Series F Preferred Stock. The Company granted the TNS sellers the right to put the shares of common stock to the Company for $.10 per share beginning March 17, 2014, and continuing for sixty days thereafter. Additional consideration will also be paid in the event certain operating results are achieved by TNS. The holders of the Series F Preferred Stock can demand that an aggregate of 3,000 shares of Series F Preferred be redeemed beginning on November 27, 2012, with the redemption to occur within twenty days of such request. The holders may also request an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2013 and an additional 575 shares of Series F Preferred be redeemed beginning on September 17, 2014. In the event that certain operating results are achieved or not achieved by TNS, additional shares of Series F Preferred Stock may be issued or issued shares of Series F Preferred Stock may be cancelled based on an agreed upon formula.

Acquisition of ADEX Entities

On September 17, 2012, the Company acquired all the outstanding capital stock of ADEX Corporation, a New York corporation, and ADEXCOMM Corporation, a New York Corporation (“ADEXCOMM”) and all outstanding membership interests of ADEX Puerto Rico LLC, a Puerto Rican limited liability company (“ADX Puerto RICO”), and together with ADEX and ADEXCOMM, the ADEX Entities. The ADEX Entities are an international service organization that provides turnkey services and project staffing solutions exclusively to the telecommunication industry. ADEX assists telecommunications companies throughout the project life cycle of any network deployment. The purchase price for the ADEX Entities was approximately $15,198,262, which was paid with $12,819,594 in cash, a note in the amount of $1,046,000, and an amount of cash equal to the net working capital of the ADEX Entities as of the closing date, $1,332,668. This payment was secured by the issuance of 1,500 shares of Series G Preferred Stock. As additional consideration the Company agreed to pay the ADEX sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for the twelve months beginning October 1, 2012, (the “Forward EBITDA”). If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0. The company also agreed to pay the ADEX sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243. In connection with these obligations, the Company issued 2,000 shares of Series G Preferred Stock, which are held in escrow. These shares are redeemable in the event the Company defaults on its obligation to make the required payments. These shares of Series G Preferred are automatically cancelled if payments are made in cash by the Company.

The final purchase prices for the above acquisitions were calculated as follows:

	TNS	ADEX
Cash	$700,000	$12,819,594
Promissory Notes	-	2,378,668
Common Stock	77,500	-
Redeemable Preferred Stock	4,150,000	-
Total Purchase Price	$4,927,500	$15,198,262

The final purchase prices were allocated to the assets acquired and liabilities assumed as follows:

	TNS	ADEX
Goodwill and other intangible assets, primarily customer list	$4,730,231	$10,284,144

Transactions after September 30, 2012

Acquisition of Telco Professional Services and Handset Testing

On November 19, 2012, the Company entered into an Asset Purchase Agreement (the “TPS Agreement”) and acquired certain assets and assumed certain liabilities of the Telco Professional Services and Handset Testing, (the “Divisions”), divisions of Tekmark LLC (“Tekmark”). The TPS Agreement was made and entered into by and among the Company, the Divisions, and Tekmark member owners.

Under the terms of the TPS Agreement, the Company acquired certain assets and assumed certain liabilities of the Divisions in exchange for the following consideration to be paid or issued by the Company at the closing: (i) cash of five times trailing twelve months EBITDA, (ii) 0.5 times Trailing Twelve Months EBITDA to be paid in of the Company’s Common Stock and (iii) the Company and Tekmark shall within sixty days of Closing adjust the initial closing payment such that it equals the true Trailing Twelve Months EBITDA after accounting for any additional liabilities or adjustments.

The Company also agreed to pay 1 times the forward EBITDA calculated as the twelve month period commencing on the day of the first calendar month after the closing date.

In addition, the Purchase Price shall also be increased by the Excess Net Working Capital at Closing. In summary, this shall be defined as: Current Assets (less cash) and including Accounts Receivable, minus Current Liabilities, minus the total payroll expenses plus applicable fringe benefits, and fixed operating costs for the 60 days prior to Closing.

At Tekmark’s discretion, some of the original cash payment can be taken in common stock of the Company,  with a put provision to the Company for the original cash value of same.

Finally, as additional consideration, the Company agreed to pay Tekmark an amount equal to 2 times growth of the of the Division’s adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.

Acquisition of Integrated Partners Corporation – New York

On November 19, 2012, the Company entered into a Stock Purchase Agreement (the “IPC Agreement”) with Integrated Partners Corporation – New York (“IPC”) and acquired all the outstanding stock of the Company. The IPC Agreement was made and entered into by and among the Company, IPC, and the IPC’s shareholders.

Under the terms of the IPC Agreement, the Company acquired all the capital stock of the IPC in exchange for the following consideration to be paid or issued by the Company at the closing: (i) cash of five and two tenths (5.2X) times trailing twelve months EBITDA, and (ii) two tenths of one percent (0.2) times Trailing Twelve Months EBITDA to be paid in of the Company’s Common Stock.

The Company also agreed to pay six tenths of one percent (0.6) times the forward EBITDA calculated as the twelve month period commencing on the first day of the first calendar month after the closing date.

As additional consideration, the Company agreed to pay the IPC’s shareholders an amount equal to two times growth of IPC’s adjusted EBITDA in excess of the calculation used for the initial cash payment  for each of the two 12-month periods immediately following the closing date.

The Company’s common stock issued to the IPC shareholders will be priced according to the Company’s S-1 Registration or public offering.

Any of the IPC shareholders can elect to take common stock of the Company instead of cash at closing.  The amount can be up to one times EBITDA.

Also, seven percent (7%) of the total consideration shall be placed in escrow for nine months to account for any contingent liabilities, bad debts or breaches of any representations and warranties and covenants in the IPC Agreement.

The acquisitions have been accounted for as business combinations and the Company valued all assets and liabilities acquired at their estimated fair values on the date of acquisition. Accordingly, the assets and liabilities of the acquired entities were recorded at their estimated fair values at the date of the acquisition.

	IPC	TPS
Cash	$15,403,944	$19,957,790
Promissory Notes	1,777,378	813,214
Common Stock	148,115	1,995,779

Total Purchase Price	$17,329,437	$22,766,783

The final purchase prices were allocated to the assets acquired and liabilities assumed as follows:

	IPC	TPS
Goodwill and other intangible assets, primarily customer list	$15,970,075	$19,549,141

Shares

InterCloud Systems, Inc.

Common Stock

PROSPECTUS

, 2013

Until                                   , 2013 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions, in connection with our initial public offering.  All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the FINRA filing fee:

Amount Paid or to be Paid
Securities and Exchange Commission registration fee		$5,456
FINRA filing fee		6,500
Initial NYSE MKT or NASDAQ listing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses (including road show)		*
Total	$	*
________

* To be provided by amendment.

Item 14.	Indemnification of Directors and Officers

InterCloud Systems, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

We expect that the certificate of incorporation adopted by us prior to the consummation of this offering (the “Charter”) will provide that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or other distributions pursuant to Section 172 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Charter will provide that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

We also expect our Charter will further provide that any repeal or modification of such article by our stockholders or an amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

We expect that our amended and restated bylaws adopted by us prior to the consummation of this offering (the “Bylaws”) will provide that we will indemnify each of our directors and officers, certain employees and agents, to the fullest extent permitted by the DGCL as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We expect the Bylaws will further provide for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

In addition, we expect the Bylaws will provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Charter or Bylaws, agreement, vote of stockholders or otherwise. Furthermore, our Bylaws will authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the DGCL or the Bylaws.

In connection with the sale of the common stock being registered hereby, we intend to enter into indemnification agreements with each of our directors and our executive officers. These agreements will provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the Charter and Bylaws.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of the common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.

During the past three years, we have issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act. All of the below-referenced securities were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act are deemed restricted securities for purposes of the Securities Act.

On July 2, 2009, we sold 25,500,000 shares of our common stock to Mr. Gideon Taylor in exchange for $100 in a private sale.

On August 7, 2009, we issued 50,000,000 shares of our common stock to Mr. Billy Caudill in exchange for all of the issued and outstanding stock of Digital Comm in a reverse merger which closed in January 2010.

On August 7, 2009, we also issued an aggregate of 60,000,000 shares of our common stock to three individuals in anticipation of the closing of a transaction which never occurred. These shares were cancelled and returned to the status of authorized but unissued shares of our common stock in July 2010.

On September 3, 2009, we issued an aggregate of 8,500,000 shares of our common stock valued at $680,000 to two entities as a finder’s fee under the terms of the stock purchase agreement with Mr. Taylor. We are presently in the process of cancelling 3,500,000 of these shares which were issued to one entity. The remaining 5,000,000 shares were valued at $400,000.

On August 30, 2010, we issued 5,200,000 shares of our common stock that had been due to Lawrence Sands an executive officer, as compensation, both pursuant to the terms of his employment agreement dated as of January, 2010 and accrued salary. This issuance included 4,000,000 shares of our common stock valued at $2,400,000 which were issued as an incentive for entering into an employment agreement with us and 1,200,000 shares issued in satisfaction of accrued but unpaid 2010 salary.

On February 14, 2011, in exchange for the lender, UTA Capital LLC, consenting to the Modification Agreement, the Company issued 1,282,084 shares of the Company’s common stock valued at the fair market price of $0.12 per share.

On February 22, 2011, the Company issued 2,000,000 shares of common stock to consultant Birbragher Ins Trust in exchange for consulting services relating to corporate matters valued at the fair market price of $0.12 per share.

On February 28, 2011, the Company sold 138,888 shares of common stock to a third party for $25,000. The shares were issued on June 20, 2011.

On May 16, 2011, and June 20, 2011, the Company issued 4,000,000 shares of the Company’s common stock valued at the fair market price of $0.06 per share to a third party lender in connection with loan provisions of a third party borrowing.

On June 3, 2011 the Company’s Board of Directors authorized the issuance of 2,000,000 restricted shares and 8,500,000 restricted shares of the Company’s common stock valued at the fair market price of $0.06 per share to 42 wireless division employees and three of the company’s principal officers, respectively, as bonus compensation shares.

On June 3, 2011, the Company issued 2,000,000 shares of the Company’s common stock valued at the fair market price of $0.06 per share to a third party lender in connection with loan provisions of a third party borrowing.

On July 5, 2011, the Company sold 3,270,000 shares of the company’s common stock to lender Tekmark for $30,000 as an equity investment.

On July 26, 2011, the Company issued 1,000,000 shares of the Company’s common stock to Interactive Business Alliance in exchange for consulting services relating to public relations valued at the fair market price of $0.11 per share.

On August 11, 2011, and August 25, 2011, the Company issued 683,116 shares of common stock for $32,500 in debt conversion to a third party lender.

On August 12, 2011, the Company issued 2,107,000 shares of common stock valued at the fair market value price of $0.06 per share to three principals in connection with the pending acquisition of Premier Cable Designs, Inc. The shares were issued as an advance payment pending the closing and recorded as a deposit in the accompanying financial statements.

On September 30, 2011, the Company issued 1,000,000 shares of common stock valued at the fair market value price of $0.09 per share to one principal in connection with the acquisition of Tropical Communications, Inc.

On January 6, 2012, in exchange for consenting to forgive his salary for 2011, the Company issued 5,000,000 shares at a fair market price of $.006 to a director of the Company. The shares were recorded as stock compensation in the year ending December 31, 2011.

On January 17, 2012, the Company issued 5,000,000 shares of the Company’s common stock valued at the fair market price of $0.00369 per share in connection with loan provisions of a third party borrowing, recorded as loan cost expense.

On January 12, 2012, the Company issued to a director of the Company, 200 shares of Series D Preferred Stock in exchange for the director foregoing his 2011 compensation. The amount was recorded as compensation expense in the year ending December 31, 2011.

From January 3, 2012, to January 14, 2012, the Company issued to various investors 450 shares of Series C Preferred Stock in exchange for $450,000.

On January 10, 2012, the Company issued to an executive of the Company 100 shares of Series B Preferred Stock in exchange for $100,000.

From February 17, 2012, to February 28, 2012, the Company issued to various investors 250 shares of Series C Preferred Stock in exchange for $250,000.

From March 2, 2012, to March 19, 2012, the Company issued to various investors 100 shares of Series C Preferred Stock in exchange for $100,000.

From March 12, 2012, to March 14, 2012, the Company issued to various investors 200 shares of Series B Preferred Stock in exchange for $200,000.

On April 27, 2012, the Company issued to various investors 250 shares of Series C Preferred Stock in exchange for $250,000.

On April 17, 2012, the Company issued 3,571,429 shares of the Company’s common stock valued at the fair market price of $0.0045 per share in connection with loan provisions of a third party borrowing, recorded as loan cost expense.

On May 8, 2012, the Company issued 6,818,102 shares of the Company’s common stock valued at the fair market price of $0.0044 per share in connection with loan provisions of a third party borrowing, recorded as loan cost expense.

From May 23, 2012, to June 19, 2012, the Company issued to various investors 100 shares of Series C Preferred Stock in exchange for $100,000.

On June 14, 2012, the Company issued 6,769,231 shares of the Company’s common stock valued at the fair market price of $0.003 per share in connection with the loan provisions of a third party borrowing, recorded as loan cost expense.

From July 19, 2012, to July 31, 2012, the Company issued to various investors 350 shares of Series C Preferred Stock in exchange for $350,000.

On August 8, 2012, the Company issued 2,000,000 shares of the Company’s common stock in exchange for consulting services relating to public relations valued at the fair market price of $0.012 per share.

On August 29, 2012, the Company issued 24,940,263 shares of the Company’s common stock to UTA Capital in exchange for UTA Capital exercising common stock warrants with an exercise price of $0.15. The common stock was valued at the fair market price of $0.016 per share.

On August 31, 2012, the Company issued to various investors 50 shares of Series B Preferred Stock in exchange for $50,000.

On September 17, 2012, the Company issued to various investors 3,500 shares of Series G Preferred Stock in exchange for $2,225,000.

On September 17, 2012, the Company issued 5,000,000 shares of the Company’s common stock with a fair market price of $0.0155 per share in connection with the acquisition of T N S, Inc. The common stock was issued to the principals of T N S, Inc.

On September 17, 2012, the Company issued to various investors 3,000 shares of Series E Preferred Stock in exchange for $3,000.000.

From September 17, 2012, to September 30, 2012, the Company issued to various investors 781 shares of Series E Preferred Stock in exchange for certain lenders converting principal and accrued interest on notes payable of $781,139.

On September 17, 2012, the Company issued warrants to purchase shares of our common stock in connection with the Midmarket loan. As amended on November 13, 2012, these warrants give the holder the right to acquire 11.5% of our fully diluted shares of common stock at a weighted-average exercise price of $0.01 per share. The warrants are exercisable upon the earlier of December 16, 2012 and the date the Company files a registration statement on Form S-1 with respect to our common stock.

On September 18, 2012, the Company issued to various investors 2,225 shares of Series E Preferred Stock in exchange for $2,225,000.

On October 5, 2012, the Company issued to various investors 4,150 shares of Series F Preferred Stock pursuant to the terms of a stock purchase agreement between the Company and T N S, Inc.

On November 23, 2012, the Company issued to various investors 1,475 shares of Series H Preferred Stock in exchange for $1,475,000.

There were no underwriters employed in connection with any of the transactions described in this Item 15.

Item 16.	Exhibits.

(a)           See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b)           No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida on December 3, 2012.

GENESIS GROUP HOLDINGS, INC.

By:	/s/ Mark Munro
Name:	Mark Munro
Title:	Chief Executive Officer and
Chairman of the Board

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned directors and officers of Genesis Group Holdings, Inc. (the “Company”), hereby severally constitute and appoint Mark Munro and Lawrence Sands, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.  This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature		Date

/s/ Mark Munro	Chief Executive Officer and Chairman of the Board of Directors	December 3, 2012
Mark Munro	(Principal Executive Officer)

/s/ Daniel Sullivan	Chief Financial Officer	December 3, 2012
Daniel Sullivan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Durfee	Director	December 3, 2012
Mark Durfee

/s/ Charles K. Miller	Director	December 3, 2012
Charles K. Miller

/s/ Neal L. Oristano	Director	December 3, 2012
Neal L. Oristano

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
2.1***	Stock Purchase Agreement, dated as of January 14, 2010, between Digital Comm, Inc. and Genesis Group Holdings, Inc.
2.2***†	Stock Purchase Agreement, dated as of November 15, 2011, between Margarida Monteiro, Carlos Monteiro and Genesis Group Holdings, Inc.
2.3***	Amendment to Stock Purchase Agreement, dated as of December 14, 2011, between Margarida Monteiro, Carlos Monteiro and Genesis Group Holdings, Inc.
2.4***†	Stock Purchase Agreement, dated as of August 15, 2011, between William DeVierno and Genesis Group Holdings, Inc.
2.5***†	Stock Purchase Agreement, dated as of September 17, 2012, between T N S, Inc., Joel Raven and Michael Roeske and Genesis Group Holdings, Inc.
2.6***†
Equity Purchase Agreement, dated as of September 17, 2012, between ADEX Corporation, ADEXCOMM Corporation, ADEX Puerto Rico, LLC, Peter Leibowitz, Gary McGuire, Marc Freedman and Justin Leibowitz and Genesis Group Holdings, Inc.

2.7***†	Asset Purchase Agreement, dated as of November 19, 2012, between Tekmark Global Solutions, LLC and Genesis Group Holdings, Inc.
2.8***†	Stock Purchase Agreement dated as of November 20, 2012, by and among Integration Partners-NY Corporation, Bart Graf, David Nahabedian, and Frank Jadevaia and Genesis Group Holdings, Inc.
3.1***
Certificate of Incorporation of the Company, as amended by the Certificate of Amendment dated August 16, 2001 and the Certificate of Amendment dated September 4, 2008,  filed in the office of the Secretary of State of the State of Delaware on September 3, 2008, as currently in effect

3.2***	Series A Certificate of Designation filed with the Delaware Secretary of State on July 11, 2011
3.3***	Series B Certificate of Designation filed with the Delaware Secretary of State on June 28, 2011
3.4***	Series C Certificate of Designation filed with the Delaware Secretary of State on January 10, 2012
3.5***	Series D Certificate of Designation filed with the Delaware Secretary of State on March 5, 2012
3.6***	Series E Certificate of Designation filed with the Delaware Secretary of State on September 18, 2012
3.7***	Series F Certificate of Designation filed with the Delaware Secretary of State on September 17, 2012
3.8***	Series G Certificate of Designation filed with the Delaware Secretary of State on September 17, 2012
3.9***	Amendment No. 1 to Series B Certificate of Designation filed with the Delaware Secretary of State on October 23, 2012
3.10***	Series H Certificate of Designation filed with the Delaware Secretary of State on November 16, 2012
3.11*	Form of Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of this offering
3.12***	Amended and Restated Bylaws of Genesis Group Holdings, Inc., dated as of November 16, 2012, as currently in effect
4.1*	Specimen Stock Certificate
4.2***	Promissory Note, dated September 17, 2012, between Wellington Shields & Co. LLP and Genesis Group Holdings, Inc.
5.1*	Opinion of O’Melveny & Myers LLP

10.1*	2012 Performance Incentive Plan
10.2*	Form of Option Agreement and Grant Notices under the 2012 Performance Incentive Plan
10.3***	Form of Indemnification Agreement with Executive Officers and Directors
10.4***	Director Compensation Policy
10.5*	Employee Stock Purchase Plan
10.6***	Executive Employment Agreement, dated as of September 1, 2009, between Gideon Taylor and Genesis Group Holdings, Inc.
10.7***	Executive Employment Agreement, dated as of January 16, 2010, between Billy Caudill and Genesis Group Holdings, Inc.
10.8***	Executive Employment Agreement, dated as of January 18, 2010, between Lawrence Sands and Genesis Group Holdings, Inc.
10.9***	Amendment to Executive Employment Agreement, dated November 29, 2010, between Billy Caudill and Genesis Group Holdings, Inc.
10.10***	Amendment to Executive Employment Agreement, dated November 29, 2010, between Gideon Taylor and Genesis Group Holdings, Inc.
10.11***	Purchase and Sale Agreement, dated as of July 30, 2012, between Genesis Group Holdings, Inc. and Billy Caudill
10.12***	Stock Purchase Agreement, dated as of September 6, 2012, between Genesis Group Holdings, Inc. and UTA Capital, LLC
10.13***	Promissory Note, dated as of September 13, 2012, issued by Billy Caudill to Genesis Group Holdings, Inc.
10.14***
Loan and Security Agreement, dated as of September 17, 2012, between Genesis Group Holdings, Inc., Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as agent

10.15***	Guaranty and Suretyship Agreement, dated as of September 17, 2012, between Rives-Monteiro Leasing, LLC and Tropical Communications, Inc. in favor of MidMarket Capital Partners, LLC, as agent
10.16***	Assumption and Joinder Agreement, dated as of September 17, 2012, between Genesis Group Holdings, Inc., ADEX Corporation, T N S, Inc. and MidMarket Capital Partners, LLC, as agent
10.17***	Pledge Agreement, dated as of September 17, 2012, by Genesis Group Holdings, Inc. in favor of MidMarket Capital Partners, LLC, as agent
10.18***	Form of Warrant, dated September 17, 2012
10.19***	Promissory Note, dated as of September 17, 2012, issued by Genesis Group Holdings, Inc. in connection with the acquisition of ADEX Corporation
10.20***	Form of Subscription Agreement for Series E Preferred Stock
10.21***	Form of Common Stock Purchase Warrant
10.22***	Letter Agreement with Gideon Taylor dated November 1, 2012
10.23***	Letter Agreement with Billy Caudill dated November 6, 2012
10.24***†
First Amendment to Loan and Security Agreement, dated as of November 13, 2012, between Genesis Group Holdings, Inc., Rives-Monteiro Leasing, LLC, Tropical Communications, Inc., the lenders party thereto and MidMarket Capital Partners, LLC, as agent

10.25***	First Amendment to Form of Warrant, dated November 13, 2012
10.26***	Form of Subscription Agreement for Series H Preferred Stock
21.1***	List of Subsidiaries
23.1***	Consent of Sherb & Co., LLP
23.2*	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page)
_____________
*	To be filed by amendment.

***	Filed herewith.

†
Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.